                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-49129
PROSPECTUS SUPPLEMENT
(to Prospectus dated May 26, 1999)

                           $829,965,000 (APPROXIMATE)

                      LB COMMERCIAL MORTGAGE TRUST 1999-C2

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-C2

    We, Structured Asset Securities Corporation, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified in the table below. These certificates are the only certificates offered pursuant to this prospectus supplement. This prospectus supplement supplements our prospectus dated May 26, 1999, which accompanies this prospectus supplement. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association, such as NASDAQ.

    The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans that have an "initial mortgage pool balance" of approximately $892,435,594 and that otherwise have the characteristics described in this prospectus supplement and the accompanying prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of those mortgage loans.
                             ---------------------

    YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-23 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 28 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.
                              -------------------

                       INITIAL AGGREGATE       % OF
                       PRINCIPAL BALANCE     INITIAL                                                           EXPECTED RATINGS
  OFFERED CERTIFI-        OR NOTIONAL        MORTGAGE     PASS-THROUGH      ASSUMED FINAL                       (MOODY'S/DCR)
        CATES              AMOUNT(1)       POOL BALANCE     RATE(3)      DISTRIBUTION DATE(5)    CUSIP NO.           (6)
Class A-1............    $255,000,000         28.6%        7.10500%          July 2008           501773 DF9      Aaa/AAA
Class A-2............    $450,024,000         50.4%        7.32500%        September 2009        501773 DG7      Aaa/AAA
Class B..............    $37,928,000           4.2%        7.42500%         October 2009         501773 DH5       Aa2/AA
Class C..............    $37,929,000           4.3%        7.47000%         October 2009         501773 DJ1        A2/A
Class D..............    $13,386,000           1.5%        7.47000%         October 2009         501773 DK8       A3/A-
Class E..............    $23,427,000           2.6%        7.47000%         October 2009         501773 DL6      Baa2/BBB
Class F..............    $12,271,000           1.4%        7.47000%         October 2009         501773 DM4     Baa3/BBB-
Class X..............  $892,435,593(2)         N/A        0.92765%(4)      February 2020         501773 DN2      Aaa/AAA

(FOOTNOTES TO TABLE ON NEXT PAGE)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Lehman Brothers Inc., the "underwriter", will purchase the offered certificates from us, subject to the satisfaction of certain conditions. The underwriter is offering the offered certificates when, as and if delivered to and accepted by it, subject to prior sale and subject to its right to reject orders in whole or in part. The underwriter currently intends to sell the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement. Our proceeds from the sale of the offered certificates will equal approximately 104.8% of the initial aggregate principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. We expect to deliver the offered certificates in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about October 14, 1999, against payment for those certificates in immediately available funds.

                                LEHMAN BROTHERS

         The date of this prospectus supplement is September 29, 1999.

FOOTNOTES TO THE TABLE ON THE COVER OF THIS PROSPECTUS SUPPLEMENT:

(1) The actual initial aggregate principal balance or notional amount of any class of offered certificates may be larger or smaller than the aggregate principal balance or notional amount, as the case may be, shown in the table on the cover of this prospectus supplement, depending on the actual size of the initial mortgage pool balance. The initial mortgage pool balance may be as much as 5% larger or smaller than the amount set forth on the cover of this prospectus supplement.

(2) The class "X" certificates will not have principal balances and will not entitle their holders to any distributions of principal. The class "X" certificates will accrue interest on their respective notional amounts that, in total, equal the aggregate principal balances outstanding from time to time of those classes of series "1999-C2" certificates that do have principal balances.

(3) In addition to distributions of interest, the holders of one or more classes of the offered certificates may be entitled to receive a portion of any prepayment premiums and/or yield maintenance charges received from time to time on the pooled mortgage loans. See "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

(4) The pass-through rate shown in the table on the cover page for the class "X" certificates is the approximate rate applicable for distributions to be made in November 1999. The pass-through rate for that class is variable as described under "Description of the Offered
    Certificates--Distributions--Calculations of Pass-Through Rates" in this prospectus supplement.

(5) The table on the cover shows the month and year in which the assumed final distribution date for each class of offered certificates occurs. The "assumed final distribution date" is discussed under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this prospectus supplement. The "rated final distribution date", which is also discussed under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this prospectus supplement, occurs in October 2032.

(6) By Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co. See "Ratings" in this prospectus supplement.

                         ------------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
             PROSPECTUS SUPPLEMENT
Important Notice about the Information
  Contained in this Prospectus
  Supplement, the Accompanying
  Prospectus and the Related
  Registration Statement..............     S-3
Forward-Looking Statements............     S-3
Summary of Prospectus Supplement......     S-4
Risk Factors..........................    S-23
Description of the Mortgage Pool......    S-40
Servicing of the Mortgage Loans.......    S-66
Description of the Offered
  Certificates........................    S-90
Yield and Maturity Considerations.....   S-117
Use of Proceeds.......................   S-124
Federal Income Tax Consequences.......   S-124
Certain ERISA Considerations..........   S-128
Legal Investment......................   S-131
Method of Distribution................   S-132
Legal Matters.........................   S-133
Ratings...............................   S-133
ANNEX A-1--Certain Characteristics of
  the Mortgage Loans..................   A-1-1
ANNEX A-2--Certain Monetary Terms of
  the Mortgage Loans..................   A-2-1
ANNEX A-3--Certain Information
  Regarding Reserves..................   A-3-1
ANNEX B--Term Sheet...................     B-1
ANNEX C-1--Price/Yield Tables.........   C-1-1
ANNEX C-2--Decrement Tables...........   C-2-1
ANNEX D--Form of Delinquent Loan
  Status Report.......................     D-1
ANNEX E--Form of Historical Loan
  Modification Report.................     E-1
ANNEX F--Form of Historical
  Liquidation Report..................     F-1
ANNEX G--Form of REO Status Report....     G-1

ANNEX H--Form of Servicer Watch
  List................................     H-1
                                          PAGE
                                        --------
ANNEX I--Form of Operating Statement
  Analysis Report.....................     I-1
ANNEX J--Form of NOI Adjustment
  Worksheet...........................     J-1
ANNEX K--Form of Comparative Financial
  Status Report.......................     K-1

              PROSPECTUS
Prospectus Supplement.................       6
Additional Information................       6
Incorporation of Certain Documents by
  Reference...........................       7
Summary of Terms......................       8
Risk Factors..........................      28
Description of the Securities.........      35
Yield and Prepayment Considerations...      44
Security for the Bonds and
  Certificates........................      48
Servicing of Mortgage Loans...........      56
Enhancement...........................      61
Description of Insurance on the
  Mortgage Loans......................      63
Certain Legal Aspects of Mortgage
  Loans...............................      65
The Indenture.........................      79
The Trust Agreement...................      84
The Issuer............................      90
Use of Proceeds.......................      91
Limitations on Issuance of Bearer
  Securities..........................      92
Federal Income Tax Considerations.....      92
State and Local Tax Considerations....     108
ERISA Considerations..................     109
Legal Investment......................     113
Plan of Distribution..................     115
Legal Matters.........................     116
Glossary..............................     117

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

    Information about the offered certificates is contained in two separate documents, each of which provides summary information in the front part thereof and more detailed information in the text that follows: (a) this prospectus supplement, which describes the specific terms of the offered certificates; and
(b) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates. You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

    In addition, we have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

    You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                           FORWARD-LOOKING STATEMENTS

    This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Such risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                          OVERVIEW OF THE TRANSACTION

    The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 1999-C2 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

           SERIES 1999-C2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
----------------------------------------------------------------------------------
                                           INITIAL       APPROX.
                                          AGGREGATE       % OF
                                          PRINCIPAL      INITIAL
                                          BALANCE OR    MORTGAGE       APPROX.
                                           NOTIONAL       POOL      INITIAL CREDIT
      CLASS(1)           RATINGS (2)      AMOUNT (3)     BALANCE     SUPPORT (4)
---------------------  ---------------   ------------   ---------   --------------
Offered certificates
A-1                        Aaa/AAA       $255,000,000      28.6%         21.00%
A-2                        Aaa/AAA       $450,024,000      50.4%         21.00%
B                          Aa2/AA        $ 37,928,000       4.2%         16.75%
C                           A2/A         $ 37,929,000       4.3%         12.50%
D                           A3/A-        $ 13,386,000       1.5%         11.00%
E                         Baa2/BBB       $ 23,427,000       2.6%          8.38%
F                         Baa3/BBB-      $ 12,271,000       1.4%          7.00%
X                          Aaa/AAA       $892,435,593(7)     N/A           N/A
Non-offered certificates(9)
G                           (10)         $ 11,155,000       1.2%          (10)
H                           (10)         $ 17,849,000       2.0%          (10)
J                           (10)         $  4,462,000       0.5%          (10)
K                           (10)         $  7,586,000       0.9%          (10)
L                           (10)         $  9,816,000       1.1%          (10)
M                           (10)         $  2,678,000       0.3%          (10)
N                           (10)         $  2,230,000       0.2%          (10)
P                           (10)         $  6,694,593       0.8%          (10)

           SERIES 199  SERIES 1999-C2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
---------------------  --------------------------------------------------------

                                                        WEIGHTED
                        PASS-THROUGH      INITIAL       AVERAGE
                            RATE        PASS-THROUGH      LIFE       PRINCIPAL
      CLASS(1)         DESCRIPTION(5)     RATE(5)      (YEARS)(6)    WINDOW(6)
---------------------  --------------   ------------   ----------   -----------
Offered certificates
A-1                        Fixed          7.10500%      5.610       11/99-07/08
A-2                        Fixed          7.32500%      9.528       07/08-09/09
B                          Fixed          7.42500%      9.957       09/09-10/09
C                          Fixed          7.47000%      10.022      10/09-10/09
D                          Fixed          7.47000%      10.022      10/09-10/09
E                          Fixed          7.47000%      10.022      10/09-10/09
F                          Fixed          7.47000%      10.022      10/09-10/09
X                      Variable IO(8)     0.92765%       N/A            N/A
Non-offered certifica
G                          Fixed          6.72000%       (10)          (10)
H                          Fixed          6.72000%       (10)          (10)
J                          Fixed          6.72000%       (10)          (10)
K                          Fixed          6.72000%       (10)          (10)
L                          Fixed          6.72000%       (10)          (10)
M                          Fixed          6.72000%       (10)          (10)
N                          Fixed          6.72000%       (10)          (10)
P                          Fixed          6.72000%       (10)          (10)

------------------------------

(1) The respective classes of certificates identified in the table above entitle their holders to varying degrees of seniority for purposes of--

    - receiving distributions of interest and, if and when applicable, payments of principal; and

    - bearing the effects of losses and other shortfalls on the pooled mortgage loans, as well as default-related and other unanticipated expenses of the related commercial mortgage trust.

          The class "A-1", "A-2" and "X" certificates are the most senior. The remaining classes of certificates identified in the table above are listed from top to bottom in descending order of seniority.

(2) Ratings shown are those of Moody's Investors Service and Duff & Phelps Rating Co., respectively.

(3) The actual initial aggregate principal balance or notional amount of any class of certificates identified in the table above may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented on the cover of this prospectus supplement.

(4) Represents the initial aggregate principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series "1999-C2" certificates that are subordinate to the indicated class.

(5) The "pass-through rate" for any class of certificates identified in the table above is the annual rate at which that class of certificates will accrue interest from time to time.

(6) Calculated based on the assumptions that each borrower timely makes all payments on its pooled mortgage loan, that each pooled mortgage loan with an anticipated repayment date (as described under "--The Pooled Mortgage Loans and the Underlying Real Properties" below) is paid in full on that date, and that no pooled mortgage loan is otherwise prepaid prior to its stated maturity. Further based on the other "Modeling Assumptions" described under "Yield and Maturity Considerations" in this prospectus supplement.

(7) Initial aggregate notional amount. The aggregate notional amount of the class "X" certificates will equal the aggregate principal balance of the other classes of certificates identified in the table above outstanding from time to time. The aggregate notional amount of the class "X" certificates will be used solely to calculate the accrual of interest with respect to those certificates. The class "X" certificates will not have principal balances and will not entitle their holders to distributions of principal.

(8) The pass-through rate for the class "X" certificates will equal the weighted average of the class "X" strip rates for each of the other classes of certificates identified in the table above. With respect to each of those other classes identified in the table above, the class "X" strip rate will equal the excess, if any, of (i) a weighted average coupon derived from net interest rates on the pooled mortgage loans, over (ii) the pass-through rate on that other class of certificates identified in the table above.

(9) The non-offered certificates of the "1999-C2" series will also include the following classes of certificates which are not shown above: "R-I", "R-II" and "R-III". These other non-offered certificates do not have principal balances, notional amounts or pass-through rates. They do not provide any material credit support for the offered certificates.

(10) Not presented.

                         ------------------------------

    The series "1999-C2" certificates will evidence the entire beneficial ownership of a common law trust designated as the LB Commercial Mortgage Trust 1999-C2. The assets of the trust will consist primarily of a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement and the accompanying prospectus. Whenever we refer in this prospectus supplement to the "trust" and the "mortgage pool", we mean the LB Commercial Mortgage Trust 1999-C2 and the pool of mortgage loans included therein.

    The governing document for purposes of establishing the trust and issuing the series "1999-C2" certificates will be a pooling and servicing agreement to be dated as of October 1, 1999. Whenever we refer in this prospectus supplement to the "pooling and servicing agreement", we mean that pooling and servicing agreement. The pooling and servicing agreement will also govern the servicing and administration of the pooled mortgage loans and the other assets of the trust. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the series "1999-C2" certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. The parties to the pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. Whenever we refer in this prospectus supplement to the "trustee", the "fiscal agent", the "master servicer" or the "special servicer", we mean the person or entity acting in that capacity under the pooling and servicing agreement.

    We are not the originator of the mortgage loans that are to be included in the trust. We will acquire those mortgage loans from two separate parties, which we refer to in this prospectus supplement as the "mortgage loan sellers". Each of the mortgage loan sellers is affiliated with us. Each of the mortgage loans to be included in the trust was originated by--

    - the related mortgage loan seller.

    - an affiliate of the related mortgage loan seller, or

    - a correspondent in the related mortgage loan seller's conduit lending program.

    The balance of this summary provides additional summary information regarding the offered certificates, the mortgage loans that will back them and the transactions contemplated by this "--Overview of the Transaction" section.

                                RELEVANT PARTIES

"WE" AND "US"........................  Our name is Structured Asset Securities Corporation. We are a special purpose Delaware corporation. Our principal office is located at 200 Vesey Street, New York, New York 10285.
                                       Our telephone number is (212) 526-7000. See "--The Issuer"
                                       in the accompanying prospectus.

TRUSTEE..............................  LaSalle Bank National Association, a nationally chartered bank. See "Description of the Certificates--The Trustee" in this prospectus supplement.

FISCAL AGENT.........................  ABN AMRO Bank N.V., a Netherlands banking corporation. See
                                       "Description of the Certificates--The Fiscal Agent" in this prospectus supplement.

MASTER SERVICER......................  First Union National Bank, a national banking association.
                                       See "Servicing of the Mortgage Loans--The Master Servicer
                                       and the Special Servicer--The Master Servicer" in this
                                       prospectus supplement.

SPECIAL SERVICER.....................  ORIX Real Estate Capital Markets, LLC, a Delaware limited liability company. See "Servicing of the Mortgage Loans--The
                                       Master Servicer and the Special Servicer--The Special
                                       Servicer" in this prospectus supplement.

CONTROLLING CLASS OF
  CERTIFICATEHOLDERS.................  The holders of certificates representing a majority interest in a designated "controlling class" of the series "1999-C2"
                                       certificates will have the right, subject to certain
                                       conditions described in this prospectus supplement, to
                                       replace the special servicer and, further, to select a
                                       representative that has certain approval rights with respect to actions of the special servicer and that may advise the special servicer on various servicing matters. Unless there are significant losses on the mortgage pool, that
                                       controlling class of series "1999-C2" certificates will be a class of non-offered certificates. See "Servicing of the
                                       Mortgage Loans--Termination of the Special Servicer" and
                                       "--The Controlling Class Representative" in this prospectus supplement.

UNDERWRITER..........................  Lehman Brothers Inc., a Delaware corporation. The underwriter is our affiliate and an affiliate of both
                                       mortgage loan sellers. See "Method of Distribution" in this prospectus supplement.

                                    RELEVANT DATES AND PERIODS

CUT-OFF DATE.........................  October 1, 1999. All payments of interest and/or principal received on the pooled mortgage loans after the "cut-off
                                       date," other than those payments due on or before the
                                       "cut-off date," belong to the trust.

ISSUE DATE...........................  On or about October 14, 1999. The issue date is the date on which the offered certificates will initially be issued.

DISTRIBUTION DATE....................  The 15th day of each month or, if that 15th day is not a business day, the next succeeding business day. The first
                                       distribution date will be in November 1999. The distribution date is the date each month on which distributions are to be made on the series "1999-C2" certificates.

RECORD DATE..........................  With respect to any distribution date, the last business day of the calendar month immediately preceding the month in
                                       which that distribution date occurs. The record date is
                                       relevant for establishing which series "1999-C2"
                                       certificateholders are entitled to receive distributions on the related distribution date.

COLLECTION PERIOD....................  Amounts available for distribution on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the pooled mortgage
                                       loans during the related collection period. Each collection period--

                                       - will relate to a particular distribution date,

                                       - will be approximately one month long,

                                       - will begin when the prior collection period ends or, in
                                       the case of the first collection period, will begin on
                                         October 2, 1999, and

                                       - will end during the month of, but prior to, the related
                                       distribution date.

INTEREST ACCRUAL PERIOD..............  The interest accrual period for any distribution date will be the calendar month preceding the month in which that
                                       distribution date occurs. The amount of interest payable
                                       with respect to the interest-bearing certificates of the
                                       "1999-C2" series on any distribution date will depend on the amount of unpaid interest accrued through the end of the
                                       related interest accrual period.

RATED FINAL DISTRIBUTION DATE........  The distribution date in October 2032. As discussed in this prospectus supplement, the ratings assigned to the offered certificates will represent the likelihood of timely receipt by the holders of all interest to which they are entitled on each distribution date and, except in the case of the class
                                       "X" certificates, the ultimate receipt by the holders of all principal to which they are entitled by the rated final
                                       distribution date.

ASSUMED FINAL DISTRIBUTION
  DATE...............................  With respect to any class of offered certificates, the distribution date on which the holders of those certificates would be expected to receive their last distribution based upon--

                                       - the assumption that each borrower timely makes all
                                       payments on its pooled mortgage loan;

                                       - the assumption that each pooled mortgage loan with an
                                         anticipated repayment date is paid in full on that date;

                                       - the assumption that no borrower otherwise prepays its
                                       pooled mortgage loan prior to stated maturity; and

                                       - the other "Modeling Assumptions" set forth under "Yield
                                       and Maturity Considerations" in this prospectus supplement.

                                       The assumed final distribution date for each class of
                                       offered certificates is the distribution date in the
                                       calendar month and year set forth below for that class.

                                                                                    MONTH AND YEAR OF
                                                                                      ASSUMED FINAL
                                       CLASS                                        DISTRIBUTION DATE
                                       -----                                        -----------------
                                       A-1........................................  July 2008
                                       A-2........................................  September 2009
                                       B..........................................  October 2009
                                       C..........................................  October 2009
                                       D..........................................  October 2009
                                       E..........................................  October 2009
                                       F..........................................  October 2009
                                       X..........................................  February 2020

                        DESCRIPTION OF THE CERTIFICATES

REGISTRATION AND
  DENOMINATIONS......................  We expect to deliver the offered certificates in book-entry form in original denominations of:

                                       - in the case of the class "X" certificates, $250,000
                                       initial notional amount and in any whole dollar denomination in excess thereof; and

                                       - in the case of the other offered certificates, $10,000
                                       initial principal amount and in any whole dollar
                                         denomination in excess thereof.

                                       Each class of offered certificates will be represented by
                                       one or more Certificates registered in the name of Cede &
                                       Co., as nominee of The Depository Trust Company. As a
                                       result, you will not receive a fully registered physical
                                       certificate representing your interest in any offered
                                       certificate, except under the limited circumstances
                                       described in this prospectus supplement and in the
                                       accompanying prospectus. See "Description of the Offered
                                       Certificates--Registration and Denominations" in this
                                       prospectus supplement and "Description of the
                                       Securities--Book-Entry Registration" in the accompanying
                                       prospectus.

SENIORITY............................  The following chart sets forth the relative seniority of the respective classes of the series "1999-C2" certificates for purposes of--

                                       - receiving distributions of interest and, if and when
                                       applicable, distributions of principal, and

                                       - bearing the effects of losses and other shortfalls on the pooled mortgage loans, as well as default-related and
                                         otherwise unanticipated expenses of the trust.

                                       In general, each identified class of series "1999-C2"
                                       certificates will, for the above-specified purposes, be
                                       subordinate to each other class of series "1999-C2"
                                       certificates, if any, listed above it in the following
                                       chart. Accordingly, the class "A-1", "A-2" and "X"
                                       Certificates are the most senior classes of series "1999-C2"
                                       certificates.

                                                         SUMMARY SENIORITY CHART

                                                               MOST SENIOR

                                                                  [LOGO]

                                                             MOST SUBORDINATE

                                       THE ONLY FORM OF CREDIT SUPPORT FOR ANY CLASS OF OFFERED
                                       CERTIFICATES WILL BE THE ABOVE-REFERENCED SUBORDINATION OF
                                       THE OTHER CLASSES OF CERTIFICATES TO WHICH IT IS SENIOR,
                                       INCLUDING ALL OF THE NON-OFFERED CERTIFICATES OF THE
                                       "1999-C2" SERIES.

                                       See "Description of the Offered Certificates--General",
                                       "--Seniority", "--Distributions" and "--Allocation of
                                       Realized Losses and Certain Other Shortfalls and Expenses"
                                       in this prospectus supplement.

DISTRIBUTIONS

A. GENERAL...........................  Distributions of interest and principal will generally be made to the holders of the various classes of the series
                                       "1999-C2" certificates entitled thereto, sequentially based upon their relative seniority as depicted in the Summary
                                       Seniority Chart above. See "Description of the Offered
                                       Certificates--Seniority" and "--Distributions--Priority of
                                       Payments" in this prospectus supplement.

B. DISTRIBUTIONS OF INTEREST.........  Each class of the series "1999-C2" certificates (other than the class "R-I", "R-II" and "R-III" certificates) will bear interest. In the case of each of these interest-bearing
                                       classes, that interest will accrue during each interest
                                       accrual period based upon--

                                       - the pass-through rate for the particular class for the
                                       related distribution date,

                                       - the aggregate principal balance or notional amount, as the case may be, of the particular class outstanding immediately prior to the related distribution date, and

                                       - the assumption that each year consists of twelve 30-day
                                         months.

                                       The timing of a prepayment on a pooled mortgage loan may
                                       result in the collection of less than a full month's
                                       interest on that mortgage loan during the collection period of prepayment. As and to the extent described in this
                                       prospectus supplement, those shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective classes of interest-bearing
                                       certificates of the "1999-C2" series, in reverse order of
                                       their seniority as depicted in the Summary Seniority Chart above. Any allocations of those shortfalls among the holders of the class "A-1", "A-2" and "X" certificates will be made on a PRO RATA basis in accordance with their respective
                                       interest entitlements.

                                       On each distribution date, subject to available funds and
                                       the payment priorities described in this prospectus
                                       supplement, you will be entitled to receive your
                                       proportionate share of all unpaid distributable interest
                                       accrued in respect of your class of offered certificates
                                       through the end of the related interest accrual period.

                                       See "Description of the Offered
                                       Certificates--Distributions--Calculations of Interest",
                                       "--Distributions--Priority of Payments" and "--Allocation of
                                       Realized Losses and Certain Other Shortfalls and Expenses"
                                       in this prospectus supplement.

C. DISTRIBUTIONS OF PRINCIPAL........  The holders of the respective classes of the series
                                       "1999-C2" certificates with principal balances will, subject to available funds and the payment priorities described
                                       above, be entitled to receive an aggregate amount of
                                       principal over time equal to those principal balances.
                                       However, the trustee will make the distributions of
                                       principal in a specified sequential order such that--

                                       - No distributions of principal will be made to the holders of any class of non-offered certificates of the "1999-C2"
                                         series until the aggregate principal balance of each class of offered certificates is reduced to zero.

                                       - No distributions of principal will be made to the holders of the class "B", "C", "D", "E" or "F" certificates until, in the case of each of those classes, the aggregate
                                         principal balance of each more senior class of offered
                                         certificates is reduced to zero.

                                       - No distributions of principal will be made to the holders of the class "A-2" certificates until either:

                                       (i) the aggregate principal balance of the class "A-1"
                                           certificates is reduced to zero; or

                                       (ii) because of losses on the pooled mortgage loans and/or default-related or other unanticipated expenses of the
                                            trust, the aggregate principal balance of the class
                                            "B", "C", "D", "E", "F", "G", "H", "J", "K", "L", "M",
                                            "N" and "P" certificates has been reduced to zero.

                                       Under the circumstances described in clause (ii) above, any distributions of principal on the class "A-1" and "A-2"
                                        certificates will be made on a PRO RATA basis in accordance with their respective principal balances.

                                       With respect to each distribution date, the aggregate
                                       distributions of principal to be made on the respective
                                       classes of the series "1999-C2" certificates with principal balances will be a function of--

                                       - the amount of all scheduled payments of principal due or deemed due on the pooled mortgage loans during the related collection period that are either received as of the end
                                         of that collection period or advanced by the master
                                         servicer, and

                                       - the amount of any prepayments and other unscheduled
                                       collections of previously unadvanced principal in respect of the pooled mortgage loans that are received during the
                                         related collection period.

                                       The class "X" certificates will not have principal balances and will not entitle their holders to distributions of
                                       principal.

                                       See "Description of the Offered Certificates--Calculation of
                                       the Principal Distribution Amount" and
                                       "--Distributions--Priority of Payments" in this prospectus supplement.

D. DISTRIBUTIONS OF PREPAYMENT
  PREMIUMS AND YIELD MAINTENANCE
  CHARGES............................  Any prepayment premium and/or yield maintenance charge collected in respect of a pooled mortgage loan will be
                                       distributed, in the proportions described in this prospectus supplement, to the holders of the class "X" certificates
                                       and/or to the holders of any other class or classes of
                                       series "1999-C2" certificates senior to the class "H"
                                       certificates that may be entitled to receive a portion of
                                       the related prepayment of principal. See "Description of the
                                       Offered Certificates--Distributions of Prepayment Premiums
                                       and Yield Maintenance Charges" in this prospectus
                                       supplement.

REDUCTION OF CERTIFICATE PRINCIPAL
  BALANCES IN CONNECTION WITH LOSSES
  AND CERTAIN OTHER SHORTFALLS AND
  EXPENSES...........................  Losses on the pooled mortgage loans, together with default-related and other unanticipated expenses of the
                                       trust, may cause the aggregate principal balance of the
                                       mortgage pool, net of advances of principal, to be less than the aggregate principal balance of the series "1999-C2"
                                       certificates. If and to the extent that those losses and
                                       expenses cause such a deficit to exist following the
                                       distributions made on the series "1999-C2" certificates on any distribution date, then the aggregate principal balances of those classes of certificates of that series with
                                       principal balances will be successively reduced, in the
                                       reverse order of their seniority as depicted in the Summary
                                       Seniority Chart above, until the subject deficit is
                                       eliminated. If and to the extent necessary, any such
                                       reductions to the principal balances of the class "A-1" and
                                       "A-2" certificates will be on a PRO RATA basis in accordance with their respective principal balances. See "Description of the Offered Certificates--Allocation of Realized Losses
                                       and Certain Other Shortfalls and Expenses" and "Servicing of
                                       the Mortgage Loans--Servicing and Other Compensation and
                                       Payment of Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT
  SERVICE PAYMENTS...................  Except as described below, the master servicer will be required to make advances, for distribution to the series
                                       "1999-C2" certificateholders, in the amount of any
                                       delinquent monthly payments, other than balloon payments, of principal and interest due on the pooled mortgage loans, in each case net of related master servicing fees and workout fees. If the master servicer fails to make any such advance that it is required to make, the trustee will, to the extent it is aware of the failure, be required to make that
                                       advance. The fiscal agent will be required to make any such advance that the trustee fails to make. None of the master servicer, the trustee or the fiscal agent, however, will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related pooled mortgage loan. As and to the extent described in this prospectus supplement, any party
                                       that makes an advance will be entitled to recover that
                                       advance with interest thereon.

                                       If certain adverse events or circumstances, which we
                                       describe in greater detail later in this prospectus
                                       supplement, occur or exist with respect to a pooled mortgage loan or the underlying real property, the special servicer will be obligated to obtain a new appraisal of that
                                       property. The special servicer will then compare (i) 90% of the new appraised value to (ii) the principal balance of,
                                       and certain other amounts due under, that mortgage loan. If the amount described in clause (i) of the preceding sentence is less than the amount described in clause (ii) of the
                                       preceding sentence then the amount of any delinquent monthly debt service payment otherwise required to be advanced on
                                       the subject mortgage loan will be reduced generally in the same proportion that--

                                       - the difference between the amounts described in clauses
                                       (i) and (ii) of the preceding sentence, bears to

                                       - the principal balance of the subject mortgage loan, net of related advances of principal.

                                       Due to the payment priorities, this will generally reduce
                                       the funds available to pay interest on the most subordinate class of series "1999-C2" certificates then outstanding.

                                       See "Description of the Offered Certificates--P&I Advances"
                                       and "--Appraisal Reductions" in this prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS........  On each Distribution Date, the following reports will be available to you and will contain the information described under "Description of the Offered Certificates--Reports to
                                       Certificateholders; Certain Available Information" in this prospectus supplement:

                                       - Delinquent Loan Status Report

                                       - Historical Loan Modification Report

                                       - Historical Loss Estimate Report

                                       - REO Status Report

                                       - Watch List Report

                                       - Loan Payoff Notification Report

                                       - Comparative Financial Status Report

                                       - Operating Statement Analysis

                                       Upon reasonable prior notice, you will be permitted to
                                       review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the underlying real properties,
                                       including loan documents, borrower operating statements,
                                       rent rolls and property inspection reports. See "Description of the Offered Certificates--Reports to Certificateholders;
                                       Certain Available Information" in this prospectus
                                       supplement.

OPTIONAL TERMINATION.................  A limited number of specified parties to the transaction may terminate the trust when the aggregate principal balance of the mortgage pool, net of advances of principal, is less
                                       than approximately 1.0% of the initial mortgage pool
                                       balance. See "Description of the Offered
                                       Certificates--Termination" in this prospectus supplement.

                   THE POOLED MORTGAGE LOANS AND THE UNDERLYING REAL PROPERTIES

THE MORTGAGE POOL....................  The assets of the trust will primarily consist of the pooled mortgage loans. Each mortgage loan to be included in the
                                       trust constitutes the obligation of a borrower to repay a
                                       specified sum with interest. Each mortgage loan to be
                                       included in the trust will be secured by a first priority
                                       lien, subject to a limited number of permitted encumbrances which we will describe later in this prospectus supplement, on the fee and/or leasehold interest of the related borrower in one or more commercial or multifamily residential
                                       properties.

                                       For more detailed information on the mortgage loans to be
                                       included in the trust, see the following sections in this
                                       prospectus supplement:

                                       - "Description of the Mortgage Pool"

                                       - "Risk Factors--Risks Related to the Pooled Mortgage Loans"

                                       - Annex A-1--Certain Characteristics of the Mortgage Loans

                                       - Annex A-2--Certain Monetary Terms of the Mortgage Loans

                                       - Annex A-3--Certain Information Regarding Reserves

                                       Set forth below is certain statistical information regarding the mortgage loans to be included in the trust and the
                                       underlying real properties. In reviewing such information, as well as the statistical information regarding those
                                       mortgage loans and properties contained elsewhere in this
                                       prospectus supplement, you should be aware that--

                                       - All numerical information provided with respect to the
                                       mortgage loans to be included in the trust is provided on an approximate basis.

                                       - All weighted average information provided with respect to the mortgage loans to be included in the trust reflects the weighting of those mortgage loans by their cut-off date
                                         principal balances. With respect to any mortgage loan in
                                         or to be included in the trust, the "cut-off date
                                         principal balance" for that mortgage loan will equal its
                                         unpaid principal balance as of the cut-off date, after
                                         application of all payments of principal due in respect of that mortgage loan on or before that date, whether or not
                                         those payments have been received.

                                       - When information with respect to the underlying real
                                       properties is expressed as a percentage of the initial
                                         mortgage pool balance, those percentages are based upon
                                         the cut-off date principal balances of the related
                                         mortgage loans to be included in the trust.

                                       - In certain cases involving a mortgage loan to be included in the trust that is secured by multiple real properties
                                         located in more than one state, a portion of that mortgage loan has been allocated to each of those properties.

                                       - Statistical information regarding the mortgage pool may
                                       change prior to the date of issuance of the offered
                                         certificates due to changes in the composition of the
                                         mortgage pool prior to that date.

A. GENERAL CHARACTERISTICS...........  The mortgage pool will have the following general characteristics as of the cut-off date:

                                         Initial Mortgage Pool Balance(1).............  $892,435,594
                                         Number of Mortgage Loans.....................           134
                                         Number of Underlying Real Properties.........           151

                                         Maximum Cut-off Date Principal Balance.......  $146,500,000
                                         Minimum Cut-off Date Principal Balance.......  $    483,307
                                         Average Cut-off Date Principal Balance.......  $  6,659,967

                                         Maximum Mortgage Interest Rate...............         9.080%
                                         Minimum Mortgage Interest Rate...............         7.060%
                                         Weighted Average Mortgage Interest Rate......         8.012%

                                         Maximum Original Term to Maturity or
                                           Anticipated Repayment Date.................           245

                                         Minimum Original Term to Maturity or
                                           Anticipated Repayment Date.................            60

                                         Weighted Average Original Term to Maturity or
                                           Anticipated Repayment Date.................           113

                                         Maximum Remaining Term to Maturity or
                                           Anticipated Repayment Date.................           244

                                         Minimum Remaining Term to Maturity or
                                           Anticipated Repayment Date.................            55

                                         Weighted Average Remaining Term to Maturity
                                           or
                                           Anticipated Repayment Date.................           111

                                         Maximum Cut-off Date Debt Service
                                           Coverage Ratio(2)..........................          2.26x

                                         Minimum Cut-off Date Debt Service
                                           Coverage Ratio.............................          1.20x

                                         Weighted Average Cut-off Date Debt Service
                                           Coverage Ratio.............................          1.53x

                                         Maximum Cut-off Date Loan-to-Value
                                           Ratio(3)...................................         80.43%

                                         Minimum Cut-off Date Loan-to-Value
                                           Ratio......................................         43.09%

                                         Weighted Average Cut-off Date
                                           Loan-to-Value Ratio........................         63.13%

                                       ------------------------
                                       (1) The "initial mortgage pool balance" is equal to the
                                       aggregate cut-off date principal balance of the mortgage
                                           pool and is subject to a permitted variance of plus or
                                           minus 5%.

                                       (2) The "cut-off date debt service coverage ratio" or
                                       "cut-off date DSCR" for any mortgage loan that is to be
                                           included in the trust is equal to the Net Cash Flow (as
                                           such term is defined in this prospectus supplement under
                                           "Description of the Mortgage Pool--Mortgage Pool
                                           Characteristics") generated by the related underlying
                                           real property, divided by the product of 12 times the
                                           monthly debt service payment due in respect of that
                                           mortgage loan on the cut-off date or, if it is currently
                                           in an interest-only period, on the first due date after
                                           the commencement of amortization. CUT-OFF DATE DEBT
                                           SERVICE COVERAGE RATIOS HAVE NOT BEEN CALCULATED AND ARE
                                           NOT PRESENTED FOR MORTGAGE LOANS SECURED BY PROPERTIES
                                           THAT ARE SUBJECT TO CREDIT TENANT LEASES.

                                       (3) The "cut-off date loan-to-value ratio" or "cut-off date
                                       LTV ratio" for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided
                                           by the estimated value of the related underlying real
                                           property--

                                       - as set forth in the most recent third-party appraisal
                                       available to us, or

                                       - in the case of the mortgage loan identified in this
                                       prospectus supplement as the Century City Loan (see
                                         "--Significant Mortgage' Loans" below), based on the
                                         related borrower's purchase price for the related
                                         underlying real property.

                                       CUT-OFF DATE LOAN-TO-VALUE RATIOS HAVE NOT BEEN CALCULATED
                                       AND ARE NOT PRESENTED FOR MORTGAGE LOANS SECURED BY
                                           PROPERTIES THAT ARE SUBJECT TO CREDIT TENANT LEASES.

B. STATE CONCENTRATION...............  The table below shows the number of, and the percentage of the initial mortgage pool balance secured by, underlying
                                       real properties located in the indicated states:

                                                                                                 % OF
                                                                              NUMBER OF    INITIAL MORTGAGE
                                       STATE                                  PROPERTIES     POOL BALANCE
                                       -----                                  ----------   ----------------

                                       California...........................    31               46.15%

                                       New York.............................    12                4.36%

                                       Texas................................    11                4.21%

                                       Washington...........................    3                 4.01%

                                       Maryland.............................    9                 3.86%

                                       Florida..............................    7                 3.64%

                                       The remaining underlying real properties are located throughout 22 other states and the District of Columbia. No more than 3.63% of the
                                       Initial Pool Balance is secured by Mortgaged Properties located in any such other jurisdiction.

C. PROPERTY TYPES....................  The table below shows the number of, and the percentage of the initial mortgage pool balance secured by, underlying
                                       real properties operated for each indicated purpose:

                                                                THE MORTGAGE POOL
                                                                                                 % OF
                                                                              NUMBER OF    INITIAL MORTGAGE
                                                   PROPERTY TYPE              PROPERTIES     POOL BALANCE
                                       -------------------------------------  ----------   ----------------
                                       Retail...............................       42           35.83%
                                         Anchored Retail....................       21           27.92%
                                         Unanchored Retail..................       21            7.91%

                                       Office...............................       31           30.14%

                                       Multifamily..........................       36           17.54%
                                         Multifamily Rental.................       20           10.41%
                                         Senior Housing.....................        3            3.81%
                                         Manufactured Housing Community.....       13            3.32%

                                       Hospitality..........................        8            6.50%
                                         Limited Service....................        6            3.47%
                                         Full Service.......................        2            3.03%
                                       Industrial/Warehouse.................       20            6.52%
                                       Credit Tenant Leases(1)..............       12            2.69%
                                       Assisted Living......................        1            0.44%
                                       Self Storage.........................        1            0.33%

                           -----------------------------------------------------

                              (1) Properties subject to credit tenant leases,
                                 regardless of property type.

SIGNIFICANT MORTGAGE LOANS...........  The mortgage pool will include two mortgage loans with cut-off date principal balances that are, in each case, in excess of $100,000,000.
A. SUNAMERICA LOAN...................  Set forth below is certain loan and property information in respect of the mortgage loan identified in this prospectus supplement as the "SunAmerica Loan". See "Description of the
                                       Mortgage Pool--Significant Mortgage Loans--SunAmerica Loan"
                                       in this prospectus supplement.

                                       Cut-off Date Principal       $146,500,000
                                         Balance..................
                                       Current Mortgage Interest    7.935%
                                         Rate.....................
                                       Maturity Date..............  10/1/29
                                       Anticipated Repayment        10/1/09
                                         Date.....................
                                       Original Amortization        360 mos.
                                         Term.....................
                                       Sponsor....................  Equity Office Properties
                                                                    Trust/JMB Realty Corp.
                                       Major Tenants..............  SunAmerica Life Insurance
                                                                    Company, Kaye Scholer
                                                                    Fierman Hays & Handler,
                                                                    Bear Stearns Securities Corp.,
                                                                    O'Melveny & Myers and
                                                                    Katten, Muchin & Zavis
                                       Property Type..............  Office
                                       Property Size (net rentable
                                         area)....................  774,274 sq. ft.
                                       Property Location..........  Los Angeles, California

                                       Property Valuation.........  $340,000,000
                                       Cut-off Date LTV Ratio.....  43.09%
                                       Cut-off Date DSCR..........  2.26x
                                       Lockbox....................  Springing

                                       The underlying real property for the SunAmerica Loan also
                                       secures a mortgage loan in the amount of $63,500,000 that is not included in the mortgage pool. This other loan will be serviced and administered by the master servicer and the
                                       special servicer under the pooling and servicing agreement.
                                       Pursuant to a co-lender and servicing agreement and the
                                       related loan documents, no payments of principal may be made on this other loan until the principal balance of the
                                       SunAmerica Loan is paid in full. As and to the extent
                                       described in this prospectus supplement, the other loan is subordinate to the SunAmerica Loan in the event of
                                       foreclosure. The holder of the other loan may not
                                       independently exercise remedies following a default. The
                                       other loan has been deposited into a separate securitization trust, with respect to which investment grade rated
                                       pass-through certificates have been issued and privately
                                       placed.
B. CENTURY CITY LOAN.................  Set forth below is certain loan and property information in respect of the mortgage loan identified in this prospectus supplement as the "Century City Loan". See "Description of the Mortgage Pool--Significant Mortgage Loans--Century City
                                       Loan" in this prospectus supplement.

                                       Cut-off Date Principal Balance....  $128,000,000
                                       Current Mortgage Interest Rate....  7.580%
                                       Maturity Date.....................  7/1/30
                                       Anticipated Repayment date........  7/1/08
                                       Original Amortization Term........  360 mos. (1)
                                       Sponsor...........................  Urban Shopping Centers
                                                                           Inc.
                                       Anchor Tenants....................  Bloomingdale's and
                                                                           Macy's
                                       Property Type.....................  Anchored Retail
                                       Property Size (net rentable         784,002 sq. ft.
                                         area)...........................
                                       Property Location.................  Los Angeles, California
                                       Property Valuation................  $271,200,000
                                       Cut-off Date LTV Ratio............  47.20%
                                       Cut-off Date DSCR.................  1.72x
                                       Lockbox...........................  Springing

                           ---------------------------------------------------

                           (1) Interest-only through and including June 2000.

                                       The underlying real property for the Century City Loan also secures a mortgage loan in the amount of $32,000,000 that is not included in the mortgage pool. This other loan will be serviced and administered by the master servicer and the
                                       special servicer under the pooling and servicing agreement.
                                       Pursuant to a co-lender agreement and the related loan
                                       documents, no payments of principal may be made on this
                                       other loan until the principal balance of the Century City
                                       Loan is paid in full. As and to the extent described in this prospectus supplement, the other loan is subordinate to the
                                       Century City Loan in the event of foreclosure. The holder of the other loan may not

                                       independently exercise remedies following a default. The
                                       other loan has been deposited into a separate securitization trust, with respect to which investment grade rated
                                       pass-through certificates have been issued and privately
                                       placed.

CREDIT TENANT LEASES.................  Twelve of the mortgage loans to be included in the trust are secured by underlying real properties that are subject to a net lease obligation of a tenant having the characteristics described below that occupies substantially all of the
                                       property. We refer to that type of lease as a "credit tenant lease". The tenant under a credit tenant lease, its direct or indirect parent or a guarantor of that tenant's
                                       obligations under the lease has a public senior unsecured
                                       long-term debt or similar rating of at least "BBB-" (or the equivalent) from at least one nationally recognized
                                       statistical rating organization. See "Risk Factors--Risks
                                       Related to the Pooled Mortgage Loans--Dependence on Credit
                                       Tenant Leases Has Special Risks" and "Description of the
                                       Mortgage Pool--Credit Lease Loans" in this prospectus
                                       supplement.

PAYMENT TERMS........................  Each mortgage loan to be included in the trust currently accrues interest at the annual rate set forth with respect to that loan on Annex A-1 to this prospectus supplement.
                                       Except as described below with respect to mortgage loans
                                       that have anticipated repayment dates, that annual rate is, in the absence of default, fixed for the entire term of that mortgage loan.

                                       Each mortgage loan to be included in the trust provides for scheduled payments of principal and/or interest to be due on a particular day each month. The due date for substantially all the mortgage loans to be included in the trust is the
                                       first day of each month. We refer to those scheduled
                                       payments of principal and/or interest in this prospectus
                                       supplement as "monthly debt service payments".

                                       One hundred twenty-four of the mortgage loans to be included in the trust, representing 67.49% of the initial mortgage
                                       pool balance, are "balloon loans" that, in each case,
                                       provide for an amortization schedule that is generally
                                       significantly longer than its remaining term to stated
                                       maturity. A balloon loan will require a substantial payment of principal on its maturity date, if it is not prepaid
                                       prior to maturity.

                                       Two of the mortgage loans to be included in the trust,
                                       representing 30.76% of the initial mortgage pool balance,
                                       are "ARD loans" that, in each case, provide material
                                       incentives to the related borrower to repay its mortgage
                                       loan in full by a specified date, which we refer to as the
                                       "anticipated repayment date". These incentives, which in
                                       each case begin effective as of the related anticipated
                                       repayment date, include:

                                       -  The accrual of interest in excess of that accrued at the initial mortgage interest rate. That additional interest
                                          will be deferred until payment in full of all other
                                          amounts due under the ARD loan, including the entire
                                          principal balance thereof. In general, that additional
                                          interest will be compounded.

                                       -  The application of certain excess cash flow from the
                                       related underlying real property to pay principal. That
                                          payment of principal will be in addition to the principal
                                          portion of the monthly debt service payment.

                                       The remaining eight mortgage loans to be included in the
                                       trust, representing 1.75% of the initial mortgage pool
                                       balance, are "fully

                                       amortizing loans", that, in each case, have an amortization schedule that amortizes the mortgage loan in full or
                                       substantially in full by its stated maturity date.

DELINQUENCY STATUS...................  None of the mortgage loans that will be included in the trust was more than 30 days delinquent in respect of any
                                       monthly debt service payment as of its cut-off date or at
                                       any time during the 12-month period preceding that date.

PREPAYMENT TERMS.....................  The prepayment restrictions for each of the mortgage loans to be included in the trust are more fully described on
                                       Annex A-1 to this prospectus supplement. Set forth below is information regarding the remaining voluntary prepayment
                                       lockout periods for those mortgage loans:

                                       Maximum Remaining Lockout Period: 244 mos.
                                       Minimum Remaining Lockout Period: 26 mos.
                                       Weighted Average Remaining Lockout Period: 109 mos.

                                       One hundred thirty-three of the mortgage loans to be
                                       included in the trust, representing 99.70% of the initial
                                       mortgage pool balance, permit the related borrower, no
                                       earlier than the second anniversary of the issue date, to
                                       obtain a release of the related underlying real property
                                       (or, where applicable, one or more of the related underlying real properties) from the lien of the related mortgage by
                                       delivering U.S. Treasury obligations as substitute
                                       collateral.

                                LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES......  The pooling and servicing agreement will require the trustee or an agent appointed by the trustee to make elections to
                                       treat designated portions of the trust assets as three
                                       separate "real estate mortgage investment conduits",
                                       commonly referred to as "REMICs". The lowest-tier REMIC will hold, among other things, the pooled mortgage loans, as well as any underlying real properties that may have been
                                       acquired by the trust following a borrower default, but will exclude collections of certain additional interest accrued
                                       (and deferred as to payment) in respect of each pooled
                                       mortgage loan with an anticipated repayment date that
                                       remains outstanding after that date. Those collections of
                                       additional interest will collectively constitute a grantor trust for federal income tax purposes. The offered
                                       certificates will evidence "regular interests" in a REMIC.

                                       As a result of the foregoing, the offered certificates will be treated as newly issued debt instruments for federal
                                       income tax purposes. You will have to report income on your certificates in accordance with the accrual method of
                                       accounting even if you are otherwise a cash method taxpayer.

                                       The class "E", "F" and "X" certificates will, the class "D"
                                       certificates may, and the other classes of offered
                                       certificates will not, be issued with more than a DE MINIMIS amount of original issue discount. If you own a certificate issued with original issue discount, you may be required to report original issue discount income before receiving a
                                       corresponding amount of cash. For tax information reporting purposes, the trustee or an agent appointed by the trustee will compute the accrual of discount and premium on the
                                       offered certificates based on the assumption that each
                                       pooled mortgage loan

                                       with an anticipated repayment date will be paid in full on that date and on the further assumption that no borrower
                                       will otherwise prepay its pooled mortgage loan prior to
                                       stated maturity.

                                       It is anticipated that any prepayment premium or yield
                                       maintenance charge allocable to a class of offered
                                       certificates will be ordinary income to the holders of that class as those amounts become due to the trust. See
                                       "Description of the Offered Certificates--
                                       Distributions--Distributions of Prepayment Premiums and
                                       Yield Maintenance Charges" in this prospectus supplement.

                                       For a more detailed discussion of the federal income tax
                                       aspects of investing in the offered certificates, see
                                       "Federal Income Tax Consequences" in this prospectus
                                       supplement and "Federal Income Tax Considerations" in the
                                       accompanying prospectus.

ERISA CONSIDERATIONS.................  It is anticipated that certain employee benefit plans and other retirement arrangements subject to Title I of the
                                       Employee Retirement Income Security Act, commonly referred to as "ERISA", or section 4975 of the Internal Revenue Code of 1986 will be able to invest in the class "A-1", "A-2" and
                                       "X" certificates, without giving rise to a prohibited
                                       transaction. This is based upon an individual prohibited
                                       transaction exemption granted to the underwriter by the U.S.
                                       Department of Labor. However, investments in the other
                                       offered certificates by, on behalf of or with assets of
                                       those entities, will be restricted as described under
                                       "Certain ERISA Considerations" in this prospectus
                                       supplement.

                                       If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or
                                       section 4975 of the Internal Revenue Code of 1986, you
                                       should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or
                                       section 4975 of the Internal Revenue Code of 1986. If you
                                       are using funds of an insurance company general account to purchase any offered certificates, you should consider the availability of Prohibited Transaction Class Exemption
                                       95-60. See "Certain ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the accompanying
                                       prospectus.

LEGAL INVESTMENT.....................  The following classes of offered certificates, upon initial issuance, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                                       1984, as amended, commonly referred to as "SMMEA":

                                       -  class "A-1",
                                       -  class "A-2",
                                       -  class "B" and
                                       -  class "X"

                                       The other offered certificates, upon initial issuance, will not constitute "mortgage related securities" within the
                                       meaning of SMMEA. You should consult your own legal advisors to determine whether and to what extent the offered
                                       certificates constitute legal investments for you. See
                                       "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTAIN YIELD CONSIDERATIONS.........  The yield to maturity on any offered certificate will be affected by the rate and timing of prepayments and other
                                       collections of principal on

                                       or in respect of the pooled mortgage loans. In the case of offered certificates purchased at a discount, a slower than anticipated rate of prepayments could result in a lower than anticipated yield. In the case of class "X" certificates or any other offered certificates purchased at a premium, a
                                       faster than anticipated rate of prepayments could result in a lower than anticipated yield. If you are contemplating the purchase of a class "X" certificate, you should be aware
                                       that the yield to maturity on the class "X" certificates
                                       will be highly sensitive to the rate and timing of principal prepayments and other liquidations of pooled mortgage loans and that an extremely rapid rate of prepayments and/or other liquidations in respect of the pooled mortgage loans could result in a complete or partial loss of your initial
                                       investment. See "Yield and Maturity Considerations" in this prospectus supplement and "Yield and Prepayment
                                       Considerations" in the accompanying prospectus.

RATINGS..............................  It is a condition to the issuance of the respective classes of the offered certificates that they receive the credit
                                       ratings indicated in the table on the cover of this
                                       prospectus supplement.

                                       The ratings of the offered certificates address the timely payment of interest and, except in the case of the class "X"
                                       certificates, the ultimate payment of principal on or before the rated final distribution date. Those ratings do not,
                                       however, address--

                                       -  the tax attributes of the offered certificates or of the trust,

                                       -  the likelihood or frequency of voluntary or involuntary principal prepayments on the pooled mortgage loans,

                                       -  the degree to which prepayments on the pooled mortgage
                                       loans might differ from those originally anticipated,

                                       -  the likelihood that prepayment premiums or yield
                                       maintenance charges will be received with respect to the
                                          pooled mortgage loans, or

                                       -  the likelihood that any pooled mortgage loan with an
                                       anticipated repayment date will remain outstanding past such date and will thereafter accrue any interest at a rate in
                                          excess of its current mortgage interest rate.

                                       A security rating is not a recommendation to buy, sell or
                                       hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                       For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus
                                       supplement and "Risk Factors--Limited Nature of Rating" in the accompanying prospectus.

                                  RISK FACTORS

    You should consider the following factors (as well as the factors set forth under "Risk Factors" in the accompanying prospectus) in deciding whether to purchase the offered certificates of any class.

RISKS RELATED TO THE OFFERED CERTIFICATES

    THE OFFERED CERTIFICATES ARE SUPPORTED BY LIMITED ASSETS. If the assets of the trust are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency. See "Risk Factors--Limited Assets" in the accompanying prospectus.

    RISKS ASSOCIATED WITH LIQUIDITY AND MARKET VALUE. There is currently no secondary market for the offered certificates. The underwriter has informed us that it currently intends to make a secondary market in the offered certificates. However, it is under no obligation to do so, and there can be no assurance that a secondary market for the offered certificates will develop. Even if a secondary market does develop for the offered certificates, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of the offered certificates. We do not intend to list the offered certificates on any securities exchange. Lack of liquidity could result in a significant reduction in the market value of your certificates. In addition, the market value of your certificates at any time may be affected by many factors, including then prevailing interest rates and the then perceived riskiness of commercial mortgage-backed securities relative to other investments. See "Risk Factors--Limited Liquidity" in the accompanying prospectus.

    UNCERTAIN YIELDS TO MATURITY.  The yield on your certificates will depend on
(a) the price you paid for those certificates and (b) the rate, timing and amount of distributions on those certificates. The rate, timing and amount of distributions on your certificates will, in turn, depend on:

    - the pass-through rate(s) for your certificates;

    - the rate and timing of payments and other collections of principal on the pooled mortgage loans;

    - the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans;

    - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series "1999-C2" certificates; and

    - the collection and distribution of prepayment premiums and yield maintenance charges with respect to the pooled mortgage loans.

    Except to the extent that any of your certificates have a fixed pass-through rate, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your certificates. See "Description of the Mortgage Pool", "Description of the Offered Certificates--Distributions" and "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Yield and Prepayment Considerations" in the accompanying prospectus.

    RISKS RELATED TO THE RATE OF PREPAYMENT. If you purchase your certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges, even if available and distributable in respect of your certificates, may not be sufficient to offset fully any loss in yield on your certificates.

    The investment performance of your certificates may vary materially and adversely from your expectations due to the rate of prepayments and other unscheduled collections of principal on the pooled mortgage loans being faster or slower than you anticipated. Accordingly, the actual yield to you may not be equal to the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. See "Yield and Maturity Considerations" in this prospectus supplement.

    If you purchase class "X" certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments and losses on the pooled mortgage loans. Prior to investing in the class "X" certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the pooled mortgage loans could result in your failure to recoup fully your initial investment.

    RISKS ASSOCIATED WITH BORROWER DEFAULTS; DELINQUENCIES AND DEFAULTS BY BORROWERS MAY DELAY PAYMENTS TO YOU. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect the amount of distributions on your certificates, the yield to maturity of your certificates, the rate of principal payments on your certificates and the weighted average life of your certificates. Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your certificates for the current month. Although any of these shortfalls may be made up on future distribution dates, no interest would accrue on them. Thus, any of these shortfalls would adversely affect the yield to maturity of your certificates.

    If you calculate the anticipated yield to maturity for your certificates based on an assumed rate of default and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and if the additional losses result in a reduction of the distributions on or the aggregate principal balance or notional amount of your certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan in the trust that results in a reduction of the distributions on or the aggregate principal balance or notional amount of your certificates will also affect the actual yield to maturity of your certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the negative effect on your yield to maturity.

    Even if losses on the pooled mortgage loans do not result in a reduction of the distributions on or the aggregate principal balance or notional amount of your certificates, those losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

    POTENTIAL CONFLICTS OF INTEREST. The special servicer will have considerable latitude in determining whether to liquidate or modify defaulted mortgage loans in the trust. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In certain circumstances, the existing special servicer may be replaced by the holder or holders of certificates representing a majority interest in the controlling class of the series "1999-C2" certificates. Subject to significant losses on the mortgage pool, that controlling class will be a class of non-offered certificates of the "1999-C2" series. Accordingly, the interests of the holders of that controlling class may be in conflict with your interests. The master servicer, the special servicer or any of their respective affiliates may acquire series "1999-C2" certificates. Each of the master servicer and the special servicer is obligated to perform its respective servicing duties in accordance with the terms of the pooling and servicing agreement, including the servicing standard described in this prospectus supplement. As, or when acting in accordance with the instructions of, a holder of non-offered certificates of the "1999-C2" series, however, each of the master servicer and special servicer could have interests when dealing with defaulted mortgage loans or otherwise performing its duties under the pooling and servicing agreement that may be in conflict with your interests.

    In addition, each of the master servicer and the special servicer services and will, in the future, service existing and new loans for third parties, including portfolios of loans similar to the pooled mortgage loans, in the ordinary course of its business. The properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the underlying real properties securing the pooled mortgage loans. Despite the obligation of each of the master servicer and special servicer to perform its respective servicing obligations in accordance with the terms of the pooling and servicing agreement, including the servicing standard described in this prospectus supplement, those other servicing and property management obligations may pose inherent conflicts for the master servicer or the special servicer.

    CERTAIN RIGHTS TO PAYMENT THAT ARE SENIOR TO DISTRIBUTIONS ON THE CERTIFICATES. The master servicer, the special servicer, the trustee and the fiscal agent are each entitled to receive out of payments on or proceeds of specific mortgage loans in the trust or, in some cases, out of general collections on the mortgage pool, certain payments or reimbursements for or in respect of compensation, advances with interest thereon and indemnities, prior to distributions on the series "1999-C2" certificates. In particular, advances are intended to provide liquidity not credit support, and the advancing party is entitled to receive interest on its advances to offset its cost of funds.

    RISKS ASSOCIATED WITH ERISA. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to section 4975(c) of the Internal Revenue Code of 1986 are complex. Accordingly, if you are using the assets of such plans or arrangements to acquire offered certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of 1986 of the acquisition, ownership and disposition of offered certificates. In particular, the purchase or holding of the class "B", "C", "D", "E" and "F" certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, those certificates are not appropriate investments for any such plan or arrangement, unless the purchase and continued holding of the particular certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and section 4975 of the Internal Revenue Code of 1986 under Sections I and III of Prohibited Transaction Class Exemption 95-60. Sections I and III of Prohibited Transaction Class Exemption 95-60 provide an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "Certain ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus.

    RISKS RELATED TO THE YEAR 2000.

    General. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection of payments on the pooled mortgage loans, the servicing of the pooled mortgage loans and the distributions on your certificates are highly dependent upon computer systems of the master servicer, the special servicer, the trustee, the fiscal agent, the borrowers and other third parties. The master servicer, the special servicer, the fiscal agent and the trustee are currently modifying their computer systems and applications and expect that they will be year 2000 ready by December 31, 1999. They are also assessing the year 2000 readiness of key vendors and subcontractors to determine whether key processes and business activity will be interrupted. If the master servicer, the special servicer, the trustee or any of their respective key vendors and subcontractors do not have by the year 2000 computerized systems which are able to correctly interpret data involving dates, the ability of that party to service the pooled mortgage loans, in the case of the master servicer and the special servicer, or make distributions with respect to the series "1999-C2" certificates, in the case of the trustee, may be materially and adversely affected. The failure of any borrower under a mortgage loan in the trust to be year 2000 ready could adversely affect the ability of its underlying real property to compete with other comparable properties.

    The Depository Trust Company. The Depository Trust Company has informed members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within The Depository Trust Company, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, The Depository Trust Company's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, The Depository Trust Company's ability to properly perform its services is also dependent upon other parties, including, but not limited to, its participating organizations through which beneficial owners will hold their offered certificates, as well as the computer systems of third-party service providers. The Depository Trust Company has informed the financial community that it is contacting, and will continue to contact, third-party vendors from whom The Depository Trust Company acquires services to: (i) impress upon them the importance of such services being year 2000 compliant and (ii) determine the extent of their efforts with respect to remediation of year 2000 problems with their services. In addition, The Depository Trust Company has stated that it is in the process of developing contingency plans it deems appropriate.

    If problems associated with the year 2000 issue were to occur with respect to The Depository Trust Company and the services described above, distributions to beneficial owners of the offered certificates could be delayed or otherwise adversely affected.

RISKS RELATED TO THE POOLED MORTGAGE LOANS

    REPAYMENT OF THE POOLED MORTGAGE LOANS DEPENDS ON THE SUCCESSFUL OPERATION OF THE UNDERLYING REAL PROPERTIES. The mortgage loans to be included in the trust are secured by first mortgage liens on interests in the following types of real property:

    - Anchored Retail

    - Unanchored Retail

    - Office

    - Multifamily Rental

    - Hospitality

    - Manufactured Housing Community

    - Industrial/Warehouse

    - Properties Subject to Credit Tenant Leases

    - Assisted Living

    - Self Storage

    Lending on multifamily and commercial properties is generally perceived as involving greater risk than lending on the security of single-family residential properties. This is because multifamily and commercial real estate lending involves larger loans, and repayment is dependent upon the operation of the related real estate project.

    The ability of an underlying real property to generate net operating income may be adversely affected by a number of factors, including:

    - the age, design and construction quality of the property;

    - perceptions regarding the safety, convenience and attractiveness of the property;

    - the proximity and attractiveness of competing properties;

    - new construction;

    - the adequacy of the property's management and maintenance;

    - an increase in operating expenses;

    - an increase in the capital expenditures needed to maintain the property or make improvements;

    - a decline in the financial condition of a major tenant;

    - an increase in vacancy rates; and

    - a decline in rental rates as leases are renewed or replaced.

    The sponsors of the borrower under the SunAmerica Loan own and/or hold an option to purchase, directly or indirectly, a parcel of undeveloped land in close proximity to the real property securing the SunAmerica Loan. This parcel is suitable for development of an office property that could directly compete with the real property securing the SunAmerica Loan. Such competition could adversely impact the performance of the SunAmerica Loan.

    Other factors that may adversely affect the ability of an underlying real property to generate net operating income are more general in nature, such as:

    - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

    - local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

    - demographic factors;

    - customer tastes and preferences; and

    - retroactive changes in building codes.

    The volatility of net operating income generated by an underlying real property over time will be influenced by many of the foregoing factors, as well as by:

    - the length of tenant leases;

    - the creditworthiness of tenants;

    - the rate at which new rentals occur;

    - the percentage of total property expenses in relation to revenue;

    - the ratio of fixed operating expenses to those that vary with revenues;
      and

    - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

    Therefore, those underlying real properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as health-care facilities and hotel properties, can be expected to have more volatile cash flows than underlying real properties with medium to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of the underlying real properties with short-term revenue sources and may lead to higher rates of delinquency or defaults.

    TENANT CONCENTRATION ENTAILS RISK. In those cases where an underlying real property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operation of any of those tenants can have particularly significant effects on the net cash flow generated by that property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of that property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

    Any underlying real property operated for retail, office or industrial purposes also may be adversely affected if there is a concentration of tenants in a particular business or industry at that property and that particular business or industry declines.

    TENANT BANKRUPTCY ENTAILS SPECIAL RISKS. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular underlying real property may adversely affect the income produced by that property. Under the federal Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless there is a security deposit or other collateral securing that claim. The claim would be limited to--

    (i) the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, which are unrelated to the rejection, plus

    (ii) the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent.

    CERTAIN ADDITIONAL RISKS RELATING TO TENANTS. The underlying real properties will be affected by the expiration of leases and the ability of the respective borrowers under the pooled mortgage loans to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of underlying real properties operated for retail or office purposes, can be substantial and could reduce cash flow from those properties. Moreover, if a tenant at any of the underlying real properties defaults in its lease obligations, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

    PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may adversely affect the value of the underlying real properties without affecting their current net operating income, including:

    - changes in interest rates;

    - the availability of refinancing sources;

    - changes in governmental regulations or fiscal policy;

    - zoning or tax laws; and

    - potential environmental or other legal liabilities.

    PROPERTY MANAGEMENT MAY AFFECT PROPERTY VALUE. The operation of an underlying real property will depend upon the property manager's performance and viability. The property manager generally is responsible for the following:

    - responding to changes in the local market;

    - planning and implementing the rental structure;

    - operating the property and providing building services;

    - managing operating expenses; and

    - ensuring that maintenance and capital improvements are carried out in a timely fashion.

    Underlying real properties that derive revenues primarily from short-term rental commitments, such as hotels and self-storage facilities, are generally more management intensive than properties leased to tenants under long-term leases.

    FACTORS AFFECTING THE OPERATION OF RETAIL PROPERTIES. Thirty-eight of the mortgage loans to be included in the trust, representing 35.83% of the initial mortgage pool balance, are secured by retail properties at which customers may purchase various consumer goods and other products or may obtain various entertainment, recreational or personal services.

    These retail properties consist of--

    - community and strip shopping centers;

    - power centers; and

    - individual stores and businesses.

    The value and operation of a retail property depend on the qualities and success of its tenants. The success of tenants at a retail property will be affected by--

    - competition from other retail properties;

    - perceptions regarding the safety, convenience and attractiveness of the property;

    - demographics of the surrounding area;

    - traffic patterns and access to major thoroughfares;

    - availability of parking;

    - customer tastes and preferences; and

    - the drawing power of other tenants.

    Some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores are not operated at the property.

    A retail property must compete with comparable properties for tenants. That competition is generally based on--

    - rent, including the granting of "free rent" periods;

    - tenant improvements; and

    - the age and location of the property.

    Issues Involving Anchor Tenants. The presence or absence of an "anchor tenant" in a mall or shopping center also can be important, because anchors play a key role in generating customer traffic and making the mall or center desirable for other tenants. An "anchor tenant" is a retail tenant whose space is substantially larger in size than that of other tenants at the same retail mall or shopping center and whose operation is vital in attracting customers to the property. Eighteen of the mortgage loans to be included in the trust, representing 27.92% of the initial mortgage pool balance, are secured by retail properties that we consider to be "anchored".

    The economic performance of an "anchored" retail property will be adversely affected by various factors, including:

    - an anchor tenant's failure to renew its lease;

    - termination of an anchor tenant's lease;

    - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

    - the cessation of the business of a self-owned anchor or of an anchor tenant (notwithstanding its continued payment of rent); or

    - a loss of an anchor tenant's ability to attract shoppers.

    New Forms of Competition. The underlying retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

    - factory outlet centers;

    - discount shopping centers and clubs;

    - catalogue retailers;

    - home shopping networks;

    - internet web sites; and

    - telemarketing.

    FACTORS AFFECTING THE OPERATION OF OFFICE PROPERTIES. Twenty-three of the mortgage loans to be included in the trust, representing 30.14% of the initial mortgage pool balance, are secured by office properties. A number of factors will affect the value and operation of an office property, including:

    - the number and quality of tenants in the building;

    - the physical attributes of the building in relation to competing buildings;

    - access to transportation;

    - the strength and stability of the local economy;

    - the availability of tax benefits;

    - the desirability of the location of business; and

    - the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

    FACTORS AFFECTING THE OPERATION OF MULTIFAMILY RENTAL PROPERTIES. Twenty of the mortgage loans to be included in the trust, representing 10.41% the initial mortgage pool balance, are secured by underlying real properties improved by conventional multifamily apartment buildings. The remaining underlying multifamily properties consist of senior housing facilities and manufactured housing communities.

    Factors that will affect the value and operation of a conventional multifamily rental property include:

    - the physical attributes of the apartment building, such as its age, appearance, amenities and construction quality;

    - the location of the property;

    - the characteristics of the surrounding neighborhood;

    - the ability of management to provide adequate maintenance and insurance;

    - the property's reputation;

    - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    - the presence of competing properties;

    - the tenant mix, such as a tenant population may be predominantly students or may be heavily dependent on workers from a particular business or personnel from a local military base;

    - adverse local or national economic conditions, which may limit the amount that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels; and

    - state and local regulations, which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment.

    Effects of State and Local Regulations. Certain states where the underlying multifamily rental properties are located regulate the relationship between owner and tenants and require--

    - a written lease,

    - good cause for eviction,

    - disclosure of fees, and

    - notification to residents of changed land use.

    Certain states where the underlying multifamily rental properties are located also--

    - prohibit retaliatory evictions,

    - limit the reasons for which a landlord may terminate a tenancy,

    - limit the reasons for which a landlord may increase rent, and

    - prohibit a landlord from terminating a tenancy solely because the building has been sold.

    In addition, numerous counties and municipalities impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

    - fixed percentages,

    - percentages of increases in the consumer price index,

    - increases set or approved by a governmental agency, or

    - increases determined through mediation or binding arbitration.

    In many cases, the rent control laws do not permit vacancy decontrol. Any limitations on a borrower's ability to raise property rents may impair that borrower's ability to repay its pooled mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily rental property.

    RISKS ASSOCIATED WITH RELATED PARTIES. Certain groups of borrowers under the mortgage loans to be included in the trust are under common control. The largest of these groups of affiliated borrowers are obligors under mortgage loans representing 3.81% of the initial mortgage pool balance. Further, certain tenants lease space at more than one of the underlying real properties, and certain tenants are related to or affiliated with a borrower under a mortgage loan to be included in the mortgage pool. See Annex A-1 to this prospectus supplement. The bankruptcy or insolvency of, or other financial problems with respect to, any such borrower or tenant could have an adverse effect on the operation of all of the related underlying real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related pooled mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the accompanying prospectus.

    DEPENDENCE ON CREDIT TENANT LEASES HAS SPECIAL RISKS. Twelve of the mortgage loans to be included in the trust, representing 2.69% of the initial mortgage pool balance, are secured by an underlying real property that is subject to a credit tenant lease. Based on the foregoing, these mortgage loans were generally underwritten to lower debt service coverage ratios and higher loan-to-value ratios than would have been acceptable had the underlying real properties been leased to less creditworthy tenants. In the event that the tenant defaults in its obligations under a credit tenant lease, the underlying real property may not be relet for sufficiently high rent to support debt service on the related mortgage loan in the trust or funds received in liquidation of that property may not be sufficient to satisfy the borrower's obligations under that mortgage loan.

    Any rating assigned to the tenant under a credit tenant lease, an affiliate of that tenant or another guarantor of that tenant's obligations under that lease, as applicable, by a rating agency will reflect only the rating agency's current assessment of the relevant obligations of that entity. The rating is not an assessment of the likelihood that the particular credit tenant lease will not be terminated, pursuant to its terms or otherwise, or that the related mortgage loan in the trust will be timely repaid in full. In addition, the assigning rating agency may reduce or withdraw that rating at any time, and there is no assurance that the assigning rating agency is not currently contemplating the taking of such action. A downgrade in that rating may have a related adverse effect on the rating of your certificates even if there is no default under the related mortgage loan in the trust.

    See "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement.

    LOAN CONCENTRATION ENTAILS RISK. In general, the inclusion in a mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in the pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were distributed more evenly. Several of the mortgage loans that we are pooling have cut-off date principal balances that are substantially higher than the average cut-off date principal balance, which is $6,659,967. The following table sets forth cut-off date principal balances and certain other information for the two largest individual mortgage loans to be included in the trust. See "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement for a description of each of the mortgage loans listed on the following table.

CUT-OFF DATE PRINCIPAL BALANCES AND CONCENTRATION OF SIGNIFICANT MORTGAGE LOANS

                                                                % OF                         CUT-OFF DATE
                                        CUT-OFF DATE      INITIAL MORTGAGE   CUT-OFF DATE    DEBT SERVICE
MORTGAGE LOAN                         PRINCIPAL BALANCE     POOL BALANCE      LTV RATIO     COVERAGE RATIO
-------------                         -----------------   ----------------   ------------   --------------
SunAmerica Loan.....................     $146,500,000           16.42%          43.09%           2.26x
Century City Loan...................     $128,000,000           14.34%          47.20%           1.72x

    GEOGRAPHIC CONCENTRATION ENTAILS RISKS. A concentration of underlying real properties in a particular locale, state or region increases the exposure of the mortgage pool to various factors, including:

    - any adverse economic developments that occur in the locale, state or region where the properties are located;

    - changes in the real estate market where the properties are located;

    - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

    - acts of nature, including floods, tornadoes and earthquakes in the areas where the properties are located.

    The underlying real properties are located in twenty-eight states and the District of Columbia. The underlying real properties located in each of the following states secure mortgage loans or allocated loan amounts that represent 3.64% or more of the initial mortgage pool balance:

                                              TOTAL CUT-OFF DATE
                                             PRINCIPAL BALANCE OF                % OF
                                          MORTGAGE LOANS SECURED BY        INITIAL MORTGAGE
STATE                                 PROPERTIES IN THE PARTICULAR STATE     POOL BALANCE
-----                                 ----------------------------------   ----------------
California..........................             $411,841,092                    46.15%
New York............................               38,916,426                     4.36%
Texas...............................               37,550,321                     4.21%
Washington..........................               35,796,268                     4.01%
Maryland............................               34,478,552                     3.86%
Florida.............................               32,525,547                     3.64%

    RISK OF CHANGES IN MORTGAGE POOL COMPOSITION. The pooled mortgage loans will amortize at different rates and mature over a period of 20.3 years. In addition, certain pooled mortgage loans may be prepaid or liquidated. As a result of the foregoing, the relative composition of the mortgage pool will change over time.

    If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of certain net interest rates on the pooled mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

    In addition, as payments and other collections of principal are received with respect to the pooled mortgage loans, the remaining mortgage pool may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location. The later the assumed final distribution date for your certificates, the more likely you are to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

    EXTENSION AND DEFAULT RISKS ASSOCIATED WITH BALLOON LOANS AND ARD
LOANS. One hundred twenty-four of the pooled mortgage loans, representing 67.49% of the initial mortgage pool balance, are balloon loans, and two of the pooled mortgage loans, representing 30.76% of the initial mortgage pool balance, are ARD loans. The ability of a borrower under a balloon loan to make the required balloon payment at maturity, and the ability of a borrower under an ARD loan to repay that mortgage loan on or before the related anticipated repayment date, in each case depends upon its ability to refinance the loan or to sell the underlying real property and, further, on the financial strength and business plans of the borrower's sponsor. The ability of a borrower to refinance its mortgage loan or sell its underlying real property will be affected by a number of factors occurring at the time of attempted refinancing or sale, including:

    - the level of available mortgage rates;

    - the fair market value of the property;

    - the borrower's equity in the property;

    - the financial condition of the borrower;

    - operating history of the property;

    - tax laws;

    - prevailing general and regional economic conditions; and

    - the availability of credit for multifamily or commercial properties generally.

    See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" in this prospectus supplement and "Risk Factors--Balloon Payments; Borrower Default" in the accompanying prospectus.

    Any failure of a borrower under a balloon loan to timely pay its balloon payment will be a default thereunder. Subject to certain limitations, the special servicer may extend, modify or otherwise deal with pooled mortgage loans that are in material default or as to which a payment default is reasonably foreseeable. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. There can be no assurance that any extension or modification will increase the recoveries in any given case.

    The failure of a borrower under an ARD loan to repay that mortgage loan by the related anticipated repayment date will not constitute a default thereunder. Although an ARD loan includes several provisions that give the borrower an incentive to repay the mortgage loan by the related anticipated repayment date, there can be no assurance that the borrower will be sufficiently motivated or able to do so.

    If any balloon loan in the trust remains outstanding past its stated maturity, or if any ARD loan in the trust remains outstanding past its anticipated repayment date, the weighted average lives of one or more classes of the offered certificates may be extended. See "Yield and Maturity
Considerations" in this prospectus supplement and "Yield and Prepayment Considerations" in the accompanying prospectus.

    RISKS OF SUBORDINATE AND OTHER ADDITIONAL FINANCING. While each of the mortgage loans to be included in the trust either (i) prohibits the related borrower from encumbering the underlying real property with additional secured debt or (ii) requires the consent of the mortgagee under the related mortgage loan prior to so encumbering such property, a violation of that prohibition may not become evident until the mortgage loan otherwise defaults. The existence of any subordinated indebtedness increases the difficulty of refinancing the mortgage loan at maturity, and the related borrower may have difficulty repaying multiple loans. See "Certain Legal Aspects of Mortgage Loans--Secondary Financing; Due-On-Encumbrance Provisions" in the accompanying prospectus. Furthermore, certain of the mortgage loans to be included in the trust permit, and certain of the borrowers under those mortgage loans have incurred, additional unsecured indebtedness for operating costs or similar purposes. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

    Owners of certain borrowers may incur indebtedness that is secured by their ownership interests in those borrowers. This type of financing effectively reduces the indirect equity interest of any such owner in the underlying real property. With respect to three of the mortgage loans to be included in the trust, representing 2.74% of the initial mortgage pool balance, the owners of the related borrower were known to us to have incurred such indebtedness as of the origination date of the mortgage loan.

    We have not been able to confirm the existence of any other debt of the respective borrowers under the mortgage loans that we are pooling.

    In addition, an affiliate of the non-member manager of the borrower under the SunAmerica Loan holds its economic interest in the related underlying real property through a debt instrument secured by ownership interests in that borrower and that borrower's sole member. This structure was utilized to avoid certain adverse tax consequences to the other principals of the borrower under the SunAmerica Loan.

    LIMITED RECOURSE. You should consider all of the mortgage loans that we are pooling to be nonrecourse loans. Accordingly, in the event of a default, recourse will be limited to the underlying real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we have not undertaken any evaluation of the financial condition of that borrower or guarantor. Consequently, payment on each pooled mortgage loan prior to maturity is dependent on one or more of the following:

    - the sufficiency of the net operating income;

    - the market value of the property at maturity; or

    - the ability of the borrower to refinance the underlying real property.

    None of the mortgage loans to be included in the trust is insured or guaranteed by any governmental entity or private insurer.

    ENVIRONMENTAL RISKS. A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted assessment) with respect to each of the underlying real properties during the 12 months (or, in 11 cases, representing security for 2.64% of the initial mortgage pool balance, more than 12 months) preceding the cut-off date. Each of those environmental site assessments or updates generally complied with ASTM standards. In the case of certain of the underlying real properties, a "Phase II" environmental assessment was also performed. If any of those assessments or updates revealed a material adverse environmental condition or circumstance at any underlying real property, then, depending on the nature of the condition or circumstance, one of the following actions has been or is expected to be taken--

    - acquisition of environmental insurance;

    - implementation of an operations and maintenance plan, including, in several cases, in respect of asbestos-containing materials, lead-based paint and/or radon, or periodic monitoring of nearby properties, in the manner and within the time frames specified in the related loan documents; or

    - establishment of an escrow reserve to cover the estimated cost of remediation.

    There can be no assurance, however, that the environmental assessments identified all environmental conditions and risks or that the related borrowers will implement all recommended operations and maintenance plans. In addition, the current environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of those properties, such as underground storage tanks.

    Liability of the Trust Under Environmental Laws. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. The owner's liability for any required remediation generally is not limited by law and accordingly could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some states, this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of these substances at the disposal or treatment facility.

    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, commonly referred to as "CERCLA", as well as certain other federal and state laws, provide that a secured lender such as the trust may be liable, as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

    - agents or employees of the lender are deemed to have participated in the management of the borrower, or

    - under certain conditions the lender actually takes possession of a borrower's property or control of its day-to-day operations, such as through the appointment of a receiver or foreclosure.

    Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

    See "Certain Legal Aspects of the Mortgage Loans--Environmental Matters" in the accompanying prospectus.

    Risks Related to Lead-Based Paint at Multifamily Rental Properties. Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the underlying multifamily rental properties. In these cases, the related borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint.

    Risks Related to Off-Site LUSTs. Certain of the underlying real properties are in the vicinity of sites containing leaking underground storage tanks or other potential sources of groundwater contamination. Although the owners of those properties and the trust may not have legal liability for contamination of the properties from the off-site sources, the enforcement of rights against third parties may result in additional transaction costs. Furthermore, those third parties may not be financially able to cover the clean-up costs.

    Risks Related to Asbestos-Containing Materials. At several of the underlying real properties, asbestos-containing materials have been detected through sampling by environmental consultants. The asbestos-containing materials found at these properties are not expected to present a significant risk as long as each of the properties continues to be properly managed. In connection therewith, the related borrowers have agreed to establish and maintain operations and maintenance or abatement programs and/or have funded environmental reserves. Nonetheless, there can be no assurance that the value of an underlying real property as collateral for a mortgage loan in the trust will not be adversely affected by the presence of asbestos-containing materials.

    RISKS RELATED TO PROPERTY CONDITION. Except for certain of the underlying real properties that are subject to credit tenant leases, licensed engineers inspected each of the underlying real properties during the twelve-month period preceding the cut-off date to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at the property. In some cases, the inspections identified conditions at a particular property requiring repairs or replacements estimated to cost in excess of $100,000. In such cases, the related originator generally required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover those costs. There is no assurance, however, that all conditions requiring repair or replacement were identified or that such reserves, letters of credit or other instruments will be adequate to cover the corresponding costs.

    LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. The mortgage pool will include four mortgage loans that are, either individually or through cross-collateralization with other pooled mortgage loans, secured by more than one real property. Certain of these four mortgage loans or particular groups thereof provide for a full or partial termination of any applicable cross-collateralization and/or a release of one or more of the related underlying real properties from the related mortgage lien(s), upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Certain Terms and Conditions of the

Mortgage Loans" in this prospectus supplement. Two of the mortgage loans referred to in the first sentence of this paragraph or particular groups thereof have, in each case, more than one borrower. Such "multi-borrower" mortgage loans collectively represent 0.98% of the initial mortgage pool balance. If a borrower under any of the "multi-borrower" mortgage loans were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge the pledging of that borrower's underlying real property as a fraudulent conveyance. A lien granted by a bankrupt borrower under any of the "multi-borrower" mortgage loans to secure repayment of another borrower's mortgage loan or share of the related loan proceeds, as the case may be, could be avoided if a court were to determine that--

    - the bankrupt borrower was:

        (i) insolvent at the time of granting the lien,

        (ii) rendered insolvent by the granting of the lien,

       (iii) left with inadequate capital, or

        (iv) not able to pay its debts as they matured; and

    - the bankrupt borrower did not receive fair consideration or reasonably equivalent value for pledging its underlying real property for the equal benefit of that other borrower.

    Among other things, a legal challenge to the granting of the lien may focus on the benefits realized by the bankrupt borrower from the respective mortgage loan proceeds, as well as the benefit to it from the related cross-collateralization arrangement. If a court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, that court could nullify the lien or mortgage effecting the cross-collateralization and nullify or subordinate all or part of the related mortgage loan(s) to existing or future indebtedness of that bankrupt borrower. The court could also allow the bankrupt borrower to recover payments it made pursuant to the avoided cross-collateralization.

    LIMITATIONS ON ENFORCEABILITY AND COLLECTABILITY OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. One of the pooled mortgage loans, representing 0.30% of the initial mortgage pool balance, requires that, during some period of the related loan term, any voluntary principal prepayment be accompanied by an additional amount of prepayment consideration, generally calculated as a percentage of the amount prepaid and/or based on a yield maintenance formula. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. Any prepayment consideration collected on the pooled mortgage loans, including as a result of involuntary prepayments of principal, will be distributed to the persons and in the amounts and priorities described in this prospectus supplement under "Description of the Offered Certificates-- Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges". We make no representation or warranty, however, as to the collectability of any prepayment consideration.

    The enforceability, under the laws of a number of states, of provisions providing for the payment of prepayment consideration upon an involuntary prepayment is unclear. Accordingly, the obligation of any borrower under its pooled mortgage loan to pay prepayment consideration in connection with an involuntary prepayment may not be enforceable under applicable law. In addition, even if the obligation is enforceable, any related liquidation proceeds may not be sufficient to make that payment. Liquidation proceeds will be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any prepayment consideration due in connection with the liquidation of a pooled mortgage loan. Furthermore, the special servicer has authority to waive the payment of prepayment consideration in connection with obtaining a pay-off of a defaulted mortgage loan. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Enforceability of Prepayment and Late Payment Fees" in the accompanying prospectus.

    A prepayment of any of the pooled mortgage loans due to a casualty or condemnation at the related underlying real property could occur at any time and generally would not be accompanied by any prepayment consideration.

    In circumstances involving the sale of mortgage loans by the trust, no prepayment consideration will be payable. See "Description of the Mortgage Pool--Cures and Repurchases", "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" and "Description of the Offered Certificates--Termination" in this prospectus supplement.

    LIMITATIONS ON ENFORCEABILITY OF OTHER PROVISIONS. Each of the mortgage loans to be included in the trust contains a due-on-sale clause that permits the lender to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of the related underlying real property or certain interests in the related borrower in violation of the related loan documents. Each of the mortgage loans that we are pooling also includes debt-acceleration clauses, each of which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage lien or to permit the acceleration of the indebtedness if--

    - the default is deemed to be immaterial,

    - the exercise of those remedies would be inequitable or unjust, or

    - the circumstances would render the acceleration unconscionable.

    All of the mortgage loans that we are pooling are, in each case, secured by an assignment of leases and rents pursuant to which the related borrower assigned its right, title and interest as landlord under the leases on the related underlying real property and the income derived therefrom to the lender as further security for the mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the underlying real property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in the accompanying prospectus.

    TAX CONSIDERATIONS RELATED TO FORECLOSURE. If the trust were to acquire an underlying real property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate, thereby reducing net proceeds available for distribution with respect to the series "1999-C2" certificates.

    UNINSURED LOSS; SUFFICIENCY OF INSURANCE. The related borrowers are generally required to maintain comprehensive liability insurance, "all-risk" fire, casualty and hazard insurance, flood insurance (if required by applicable law) and rental income insurance with respect to the underlying real properties, with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Should an uninsured loss occur, the borrower could lose both its investment in and its anticipated profits and cash flow from its underlying real property. This would adversely affect the borrower's ability to make payments under its pooled mortgage loan. Although, in general, the borrowers have covenanted to insure their respective underlying real properties as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information--Hazard, Liability and Other Insurance" in this prospectus supplement, there is a possibility of casualty losses with respect to a property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained.

    In addition, earthquake insurance is not required to be maintained by a borrower, except in the case of underlying real properties located in the state of California or in "Seismic Zones 3 or 4" where either (i) a seismic assessment revealed a probable or bounded maximum loss in excess of 20% of the amount of the estimated cost of the improvements or (ii) the related mortgage loan has a cut-off date principal balance in excess of $25 million. In certain cases where earthquake insurance was obtained with respect to an underlying real property owned by a borrower sponsored by a publicly-held entity, that property may be covered under a blanket policy which also covers other underlying real properties and/or other properties not securing the pooled mortgage loans. As a result of aggregate and per occurrence limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to an underlying real property covered thereby.

    RISKS PARTICULAR TO GROUND LEASES. Nine of the mortgage loans to be included in the trust, representing 8.16% of the initial mortgage pool balance, are secured by mortgage liens on the related borrower's leasehold interest in all or a portion of the underlying real property. Upon the bankruptcy of a lessor or a lessee under a ground lease, the bankrupt entity has the right to assume or reject the ground lease. If a bankrupt lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent reserved in the lease for the term, including renewals. If a bankrupt lessee/borrower rejects any or all of its leases, the borrower's lender may not be able to succeed to the lessee/borrower's position under the lease unless the lessor has specifically granted the lender that right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt lessor. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage. See "Certain Legal Aspects of Mortgage Loans--Leasehold Risks" in the accompanying prospectus.

    RISKS ASSOCIATED WITH ZONING COMPLIANCE. Due to changes in zoning requirements since the construction thereof, certain of the underlying real properties may not comply with current zoning laws, including density, use, parking and set back requirements. In general, each of these properties is considered to be a permitted non-conforming use or structure. This means that the borrower is not required to alter its structure to comply with the new law. However, the borrower may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may be less than that which existed before the casualty.

    COSTS ASSOCIATED WITH COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If an underlying real property does not currently comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur significant costs in order bring the property into compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

    LITIGATION. You should be aware that there may be legal proceedings pending and, from time to time, threatened against the borrowers under the pooled mortgage loans. We cannot provide any assurance that this litigation will not have a material adverse effect on the distributions to you.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

    We are establishing a trust, to be designated as "LB Commercial Mortgage Trust 1999-C2". The assets of the trust will primarily consist of a pool of certain multifamily and commercial mortgage loans (each, a "Mortgage Loan") having the characteristics described in this prospectus supplement. The mortgage pool has an "Initial Pool Balance" of $892,435,594, subject to a variance of plus or minus 5%. The Initial Pool Balance is equal to the aggregate Cut-off Date Balance of the Mortgage Loans. The "Cut-off Date Balance" of each Mortgage Loan is equal to its unpaid principal balance as of October 1, 1999 (the "Cut-off Date") after application of all payments due in respect of such Mortgage Loan on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $483,307 to $146,500,000, and the average Cut-off Date Balance of the Mortgage Loans is $6,659,967.

    This "Description of the Mortgage Pool" section contains certain statistical information regarding the Mortgage Loans and the Mortgaged Properties. In reviewing such information, as well as the statistical information regarding the Mortgage Loans and the Mortgaged Properties contained elsewhere in this prospectus supplement, you should be aware that--

    - All numerical information provided with respect to the Mortgage Loans is provided on an approximate basis.

    - All weighted average information provided with respect to the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Balances.

    - When information with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, such percentage is based upon the Cut-off Date Balances of the related Mortgage Loans.

    - In certain cases involving a Mortgage Loan that is secured by multiple Mortgaged Properties located in more than one state, a portion of such Mortgage Loan has been allocated to each such Mortgaged Property.

    - Statistical information regarding the Mortgage Loans may change prior to the date of issuance of the Certificates due to changes in the composition of the mortgage pool prior to the date of initial issuance of the offered certificates.

    Each Mortgage Loan constitutes the obligation of one or more persons (individually and collectively, as to that Mortgage Loan, the "Borrower") to repay a specified sum with interest. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (a "Mortgage") that creates a first mortgage lien on the fee simple and/or leasehold interest of the related Borrower in one or more commercial or multifamily real properties (each, a "Mortgaged Property"), subject only to the following encumbrances (collectively, the "Permitted Encumbrances")--

    - liens for real estate taxes and special assessments not yet due and payable,

    - covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the related Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of the related Mortgaged Property made in connection with the origination of the Mortgage Loan, and

    - other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially and adversely affect the value or marketability of the related Mortgaged Property.

    In general, the Mortgage Loans are secured by the Borrower's fee simple interest in the related Mortgaged Property, by the Borrower's leasehold interest and the ground lessor's fee interest in the related Mortgaged Property or by the Borrower's fee interest in most of the related Mortgaged Property or Properties and its leasehold interest in the rest of the Mortgaged Property or Properties. However, six Mortgage Loans, representing 3.92% of the Initial Pool Balance, are secured solely by the Borrower's leasehold interest in most or all the related Mortgaged Property. In the case of those six Mortgage Loans, the ground lessor has generally agreed to give the holder of the Mortgage Loan notice of, and the right to cure, any default by the lessee, and the term of the ground lease (taking into account extension options) extends at least ten (10) years beyond the maturity date of the Mortgage Loan.

    The table below shows the number of, and the percentage of the Initial Pool Balance secured by, Mortgaged Properties operated for each indicated purpose:

                                                                NUMBER
                                                                  OF             % OF
                                                              MORTGAGED    INITIAL MORTGAGE
PROPERTY TYPE                                                 PROPERTIES     POOL BALANCE
-------------                                                 ----------   ----------------
Retail......................................................      42             35.83%
  Anchored Retail...........................................      21             27.92%
  Unanchored Retail.........................................      21              7.91%

Office......................................................      31             30.14%

Multifamily.................................................      36             17.54%
  Multifamily Rental........................................      20             10.41%
  Senior Housing............................................       3              3.81%
  Manufactured Housing Community............................      13              3.32%

Hospitality                                                        8              6.50%
  Limited Service...........................................       6              3.47%
  Full Service..............................................       2              3.03%
Industrial/Warehouse........................................      20              6.52%
Credit Tenant Leases(1).....................................      12              2.69%
Assisted Living.............................................       1              0.44%
Self Storage................................................       1              0.33%

------------------------

(1) Properties subject to Credit Leases, regardless of property type.

    The table below shows the number of, and the percentage of the Initial Pool Balance secured by, Mortgaged Properties located in the indicated states:

                                                                NUMBER
                                                                  OF             % OF
                                                              MORTGAGED    INITIAL MORTGAGE
STATE                                                         PROPERTIES     POOL BALANCE
-----                                                         ----------   ----------------
California..................................................         31          46.15%
New York....................................................         12           4.36%
Texas.......................................................         11           4.21%
Washington..................................................          3           4.01%
Maryland....................................................          9           3.86%
Florida.....................................................          7           3.64%

    The remaining Mortgaged Properties are located throughout 22 other states and the District of Columbia. No more than 3.63% of the Initial Pool Balance is secured by Mortgaged Properties located in any of those other jurisdictions.

    All of the Mortgage Loans were originated directly or indirectly through one of our affiliates or by such affiliate's approved conduit originators (such affiliate, the "Originator").

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

    DUE DATES. Each Mortgage Loan provides for scheduled payments of principal and/or interest ("Scheduled P&I Payments") to be due on a particular day each month (its monthly "Due Date"). Substantially all of the Mortgage Loans provide for Scheduled P&I Payments to be due on the first day of each month.

    MORTGAGE RATES; CALCULATIONS OF INTEREST. Each Mortgage Loan currently bears interest at the annual rate (the "Mortgage Rate") set forth with respect to that Mortgage Loan on Annex A-1 to this prospectus supplement. The Mortgage Rate for each Mortgage Loan is fixed until maturity. As described below, however, each ARD Loan (as defined below under "--Certain Terms and Conditions of the Mortgage Loans--ARD Loans") will accrue interest after its Anticipated Repayment Date at a rate that is in excess of the Mortgage Rate otherwise in effect. As used in this prospectus supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any ARD Loan after its Anticipated Repayment Date (as defined below under "--Certain Terms and Conditions of the Mortgage Loans--ARD Loans"). As of the Cut-off Date, the Mortgage Rates for the Mortgage Loans ranged from 7.060% per annum to 9.080% per annum, and the weighted average Mortgage Rate for the Mortgage Loans was 8.012% per annum.

    No Mortgage Loan provides for negative amortization or, except as described below with respect to the ARD Loans, for the deferral of interest.

    Each Mortgage Loan will accrue interest on the basis of one of the following conventions as detailed in Annex A-1 to this prospectus supplement:

    - Actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (an "Actual/360 Basis"). Mortgage Loans that accrue interest on an Actual/360 Basis are referred to in this prospectus supplement as "Actual/360 Mortgage Loans".

    - A 360-day year consisting of twelve 30-day months (a "30/360 Basis"). Mortgage Loans that accrue interest on a 30/360 Basis are referred to in this prospectus supplement as "30/360 Mortgage Loans".

    BALLOON LOANS. One hundred twenty-four Mortgage Loans, representing 67.49% of the Initial Pool Balance, are Balloon Loans.

    A "Balloon Loan" is characterized by an amortization schedule that is significantly longer than the actual term of such Mortgage Loan, thereby resulting in a substantial payment of principal on its maturity date (such payment, together with the corresponding interest payment, a "Balloon Payment").

    ARD LOANS. Two Mortgage Loans, representing 30.76% of the Initial Pool Balance, are ARD Loans.

    An "ARD Loan" is characterized by the following features:

    - A maturity date that is more than 25 years following origination.

    - The designation of a date (the "Anticipated Repayment Date") that is approximately 9 to 10 years following origination. The Anticipated Repayment Date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

    - The ability of the related Borrower to prepay the Mortgage Loan, without restriction, including without any obligation to pay any prepayment consideration, at any time on or after the related Anticipated Repayment Date (and, in the case of one of the ARD Loans, at any time on or after a date which is six months prior to the related Anticipated Repayment Date).

    - Until its Anticipated Repayment Date, the accrual of interest at its fixed Mortgage Rate.

    - From and after its Anticipated Repayment Date, the accrual of interest at a fixed annual rate (the "Revised Rate") that is at least five percentage points (the actual difference being referred to as the "Additional Interest Rate") in excess of its Mortgage Rate.

    - The deferral of any interest accrued from and after the Anticipated Repayment Date that is in excess of interest accrued at the related Mortgage Rate on its unpaid principal balance outstanding from time to time (such excess interest being referred to as "Additional Interest"). Any Additional Interest accrued in respect of an ARD Loan following its Anticipated Repayment Date will not be payable until the entire principal balance of, and all other sums due under, that Mortgage Loan have been paid in full. In general, unpaid Additional Interest in respect of any ARD Loan will compound monthly at the related Revised Rate.

    - From and after the Anticipated Repayment Date, the application to accelerated amortization of principal of certain excess monthly cash flow from the related Mortgaged Property. Those additional monthly payments of principal are referred to as "Accelerated Amortization Payments". Accelerated Amortization Payments and Additional Interest are considered separate from Scheduled P&I Payments due in respect of any ARD Loan.

    By the related Anticipated Repayment Date, the Borrower under each ARD Loan is required to enter into a lockbox agreement whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account (the "Lockbox Account") controlled by the master servicer.

    FULLY AMORTIZING LOANS. Eight Mortgage Loans, representing 1.75% of the Initial Pool Balance, are Fully Amortizing Loans.

    A "Fully Amortizing Loan" is characterized by:

    - substantially equal Scheduled P&I Payments throughout the term of the Mortgage Loan, and

    - an amortization schedule that is approximately equal to the actual term of the Mortgage Loan.

    AMORTIZATION OF PRINCIPAL. The table below shows the indicated information regarding the amortization schedules and terms to maturity (or, in the case of the ARD Loans, to their respective Anticipated Repayment Dates) for the Mortgage Loans (or the specified sub-groups thereof) as of the Cut-off Date.

                                                                       FULLY AMORTIZING
                                           BALLOON LOANS   ARD LOANS        LOANS         ALL LOANS
                                           -------------   ---------   ----------------   ---------
Original Term to Maturity (mos.)
  Maximum................................       245           120             245            245
  Minimum................................        60           108             232             60
  Weighted Average.......................       109           114             239            113

Remaining Term to Maturity (mos.)
  Maximum................................       244           120             244            244
  Minimum................................        55           105             230             55
  Weighted Average.......................       107           113             237            111

Original Amortization Term (mos.)
  Maximum................................       360           360             245            360
  Minimum................................       240           360             232            232
  Weighted Average.......................       343           360             239            346

Remaining Amortization Term (mos.)
  Maximum................................       359           360             244            360
  Minimum................................       234           360             230            230
  Weighted Average.......................       340           360             237            345

    Certain Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the Scheduled P&I Payments thereon upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the unpaid principal balance of the Mortgage Loan.

    PREPAYMENT PROVISIONS. As of their respective dates of origination, all of the Mortgage Loans prohibited voluntary prepayments for some specified period (a "Lockout Period"). In certain cases, such Lockout Period is followed by one or both of the following:

    - a period (a "Prepayment Consideration Period") during which any voluntary principal prepayment must be accompanied by a form of Prepayment Consideration, and/or

    - a period (an "Open Period") during which voluntary principal prepayments may be made without any Prepayment Consideration.

    The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A-1 to this prospectus supplement.

    LOCKOUT PERIODS. As of the Cut-off Date, a Lockout Period was in effect for all of the Mortgage Loans and--

    - the maximum remaining Lockout Period as of the Cut-off Date is 244 months;

    - the minimum remaining Lockout Period as of the Cut-off Date is 26 months; and

    - the weighted average remaining Lockout Period as of the Cut-off Date is 109 months.

    PREPAYMENT CONSIDERATION. One Mortgage Loan, representing 0.30% of the Initial Pool Balance, provides for a Prepayment Consideration Period for some portion of the related loan term. The prepayment consideration may be in the form of a Prepayment Premium or a Yield Maintenance Charge. "Prepayment Premiums" are calculated as a percentage (which may decline over time) of the principal amount prepaid. "Yield Maintenance Charges" are calculated on the basis of a yield maintenance formula, subject, in some cases, to a minimum equal to a specified percentage of the principal amount prepaid. Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the persons and in the amounts and priorities described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. We make no representation or warranty as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge or as to the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Enforceability of Prepayment and Late Payment Fees" in the accompanying prospectus.

    OPEN PERIODS. Where a Mortgage Loan provides for an Open Period, the Open Period generally begins no more than six months prior to stated maturity (or, in the case of an ARD Loan, prior to the related Anticipated Repayment Date). The weighted average Open Period is two months.

    DEFEASANCE. One hundred thirty-three Mortgage Loans, representing 99.70% of the Initial Pool Balance, are Defeasance Loans. A "Defeasance Loan" is a Mortgage Loan that, during specified periods and subject to certain conditions, permits the related Borrower(s) to pledge to the holder of such Mortgage Loan the requisite amount of direct, non-callable United States government securities (the "Defeasance Collateral") and thereby obtain a release of the related Mortgaged Property (or, in the case of a Mortgage Loan or group of cross-collateralized Mortgage Loans secured by multiple Mortgaged Properties, one or more of the related Mortgaged Properties). In general, the Defeasance Collateral to be delivered in connection with the defeasance of any Defeasance Loan must provide for a series of payments that--

    - will be made prior, but as close as possible, to all successive Due Dates through and including the scheduled maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) for the Mortgage Loan, and

    - will, in the case of each of those Due Dates, be in an aggregate amount equal to or greater than the Scheduled P&I Payment due on that date (or, in the case of an ARD Loan for its Anticipated Repayment Date, the then remaining unpaid principal balance of such Mortgage Loan), with any excess to be returned to the related Borrower.

If less than all of the Mortgaged Properties securing any Mortgage Loan or group of cross-collateralized Mortgage Loans are to be released in connection with a partial defeasance, the amount of the Defeasance Collateral will be calculated based on the allocated loan amount for the Mortgaged Property or Properties to be released and the portion of the Scheduled P&I Payments attributable to that allocated loan amount.

    In connection with any defeasance, the related Borrower is required to deliver a security agreement granting the trust a first priority security interest in the Defeasance Collateral, together with an opinion of counsel confirming the first priority status of such security interest.

    In no event is defeasance of any Defeasance Loan permitted prior to the second anniversary of the date of initial issuance of the series "1999-C2" certificates.

    "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. All of the Mortgage Loans contain both a "due-on-sale" clause and a "due-on-encumbrance" clause. In general, these clauses either permit the holder of the related Mortgage to accelerate the maturity of the Mortgage Loan if the Borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the Borrower from doing so without the consent of the holder of the related Mortgage. See "--Additional Mortgage Loan Information--Other Financing" in this prospectus supplement. Certain of the Mortgage Loans, however, permit one or more of the following types of transfer:

    - a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a transferee reasonably acceptable to the lender or a transferee that satisfies certain criteria;

    - a transfer of the related Mortgaged Property to a person that is related to the Borrower; or

    - a transfer of certain beneficial interests in the Borrower.

    See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses in Mortgage Loans" and "--Secondary Financing; Due-on-Encumbrance Provisions" in the accompanying prospectus.

    CROSS-COLLATERALIZED MORTGAGE LOANS. The mortgage pool includes four Mortgage Loans that are, either individually or through cross-collateralization with other such Mortgage Loans, secured by more than one Mortgaged Property. For purposes of this prospectus supplement, all of those four Mortgage Loans will constitute "Cross-Collateralized Mortgage Loans". Certain of the Cross-Collateralized Mortgage Loans or particular groups of them provide for a full or partial termination of the applicable cross-collateralization and/or a release of one or more of the related Mortgaged Properties from the related mortgage lien(s), upon the satisfaction of one or more of the following conditions:

    - the pay down of the Mortgage Loan in an amount equal to a specified percentage (generally between 115% and 125%) of the portion of the aggregate loan amount allocated to the Mortgaged Property or Mortgaged Properties to be released.

    - the satisfaction of certain property performance tests (such as an occupancy test) for the remaining Mortgaged Properties; and/or

    - the satisfaction of certain debt service coverage and loan-to-value tests for the remaining Mortgaged Properties.

    The master servicer or the special servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a default with respect to any of the Cross-Collateralized Mortgage Loans. The series "1999-C2" certificateholders will not have any right to participate in or control that determination.

    NONRECOURSE NATURE OF MORTGAGE LOANS. You should consider each Mortgage Loan to be a nonrecourse obligation of the related Borrower. Accordingly, in the event of a payment default, the recourse of the trust will be limited to the related Mortgaged Property or Properties for satisfaction of the Borrower's obligations. In those cases where the related Mortgage Loan documents permit recourse to a Borrower or guarantor, we have not undertaken an evaluation of the financial condition of any such person. None of the Mortgage Loans is insured or guaranteed by any governmental entity or by any private insurer.

CREDIT LEASE LOANS

    Twelve Mortgage Loans, representing 2.69% of the Initial Pool Balance, are Credit Lease Loans. A "Credit Lease Loan" is a Mortgage Loan secured by a Mortgaged Property that is subject to a net lease (a "Credit Lease") with a tenant (a "Credit Tenant") that has the characteristics described in the next sentence and occupies substantially all of such property. Each Credit Tenant, its parent or an affiliate that guarantees its lease obligations possesses a public senior unsecured long-term debt or similar rating of at least "BBB-" (or the equivalent) by a nationally recognized statistical rating organization.

    Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans, exclusive of any Balloon Payment thereunder, are scheduled to be fully repaid from monthly rental payments made over the Primary Term of the related Credit Lease. In connection with each Credit Lease Loan that provides for a Balloon Payment, the trust will have the benefit of a residual value insurance policy that insures the payment of the Balloon Payment to the extent that the related Mortgaged Property cannot be sold for such amount at the stated maturity date because of changes in market conditions. Certain of the Credit Leases give the Credit Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term.

    The table below shows, for each Credit Tenant or related guarantor of the tenant's obligations under the related Credit Lease (a "Credit Lease Guarantor"), the number and aggregate Cut-off Date Balance of the related Credit Lease Loan or Loans, the rating of the Credit Tenant, its parent or the related Credit Lease Guarantor and the Credit Lease type.

                                         CREDIT TENANT LEASE
                                                LOANS
                                       -----------------------
                                        NUMBER    CUT-OFF DATE     LEASE     CREDIT RATING   CREDIT RATING
TENANT/GUARANTOR                       OF LOANS     BALANCE       TYPE(1)    (MOODY'S)(2)       (S&P(2)
----------------                       --------   ------------   ---------   -------------   -------------
CVS..................................     8        16,428,933    NNN/NN             A3               A
Walgreens............................     1         3,000,000    NN              Aa3(3)             A+
Eckerd...............................     1         2,552,114    NN               A3(4)         BBB+(4)
Rite Aid.............................     1         1,093,961    NN               Baa3            BBB-
McDonald's...........................     1           938,097    NNN               Aa2              AA
TOTAL

------------------------

(1) "NNN" means triple net lease; and "NN" means double net lease.

(2) Unless otherwise indicated, the specified ratings are, in each case, the highest rating assigned to long-term obligations of the applicable tenant or guarantor, as applicable, by Moody's and S&P, respectively. Any of the specified ratings may be downgraded or withdrawn at any time, and there can be no assurance that the assigning rating agency is not contemplating that action currently.

(3) Issuer long-term rating.

(4) Based upon the rating of Eckerd's parent, JC Penney Corporation, although it has made no explicit guaranty of Eckerd's lease obligations.

                            ------------------------

    Each Credit Lease generally provides that the related Credit Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property and, as discussed below in the case of Triple Net Leases, for all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

    Generally, each Credit Lease Loan provides that if the Credit Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related Borrower either (i) to terminate that Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease Default will constitute a default under the related Credit Lease Loan, although in certain cases, the related Borrower may possess certain cure rights.

    In addition, most of the Credit Leases permit the Credit Tenant, at its own expense, and generally with the consent of the related Borrower, to make alterations or improvements on the related Mortgaged Property. Those actions, if undertaken by the Tenant, will not affect the Credit Tenant's obligation under the Credit Lease.

    Lease termination rights and rent abatement rights, if any, provided to Credit Tenants in the Credit Leases may be divided into three categories:
(i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"),
(ii) termination and abatement rights arising from a Borrower's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Borrower's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Credit Tenant, enforcement of restrictive covenants affecting other property owned by the Borrower in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases provide for Casualty or Condemnation Rights and may provide for Additional Rights ("Triple Net Leases"). The Credit Tenants under Triple Net Leases are required, at their expense, to maintain the related Mortgaged Properties, including the roof and structure, in good order and repair. Other Credit Leases provide for Casualty or Condemnation Rights and Maintenance Rights and may provide for Additional Rights ("Double Net Leases"). If the Borrower defaults in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Credit Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of monthly rental payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receipt of tenant estoppel certificates confirming the non-existence of landlord default.

    The Credit Leases with respect to three (3) Credit Lease Loans, representing 0.46% of the Initial Pool Balance, are Triple Net Leases, and Credit Leases with respect to nine (9) Credit Lease Loans, representing 2.23% of the Initial Pool Balance, are Double Net Leases.

    At the end of the term of the Credit Leases, Credit Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in the original condition received by the Credit Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

    In general, each Credit Tenant is obligated under its Credit Lease to make all monthly rental payments directly to the owner of the related Credit Lease Loan.

    In connection with each Credit Lease that provides for Casualty or Condemnation Rights, the trust will have the benefit of a noncancelable Lease Enhancement Policy issued by the Enhancement Insurer. A "Lease Enhancement Policy" is an insurance policy that provides, subject to customary exclusions, that in the event of a permitted termination by a Credit Tenant of its Credit Lease as a result of a casualty or condemnation, the Enhancement Insurer will pay to the master servicer on behalf of the trustee the "loss of rents", which is a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan. The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. The

"Enhancement Insurer" is Chubb Custom Insurance Company which, as of the Cut-off Date, had a financial strength rating of "AAA" from Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P"). If the Credit Lease permits the Credit Tenant to abate all or a portion of the rent in the event of a partial condemnation, the "loss of rents" will be an amount equal to the portion of any monthly rental payments not made by that Credit Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease. The Enhancement Insurer is not required to pay amounts due under any Credit Lease Loan other than principal and, subject to the limitation above, accrued interest. Accordingly, it is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Borrower is obligated to pay thereunder to reimburse the master servicer or the trustee for outstanding servicing advances.

    Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking, other than by condemnation.

    The Mortgage Loans which are Credit Lease Loans are indicated on Annex A-1 to this prospectus supplement by the designation "CTL" in the property type column.

ASSESSMENTS OF PROPERTY CONDITION

    PROPERTY INSPECTIONS. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgaged Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered by us to be material and adverse to the interests of the Holders (as defined in "Description of the Offered Certificates" below) of the Offered Certificates and for which adequate reserves have not been established.

    APPRAISALS. The Mortgaged Properties securing all but one (1) of the Mortgage Loans were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, and such appraisals were conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In general, the appraisal for each such Mortgaged Property or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") were followed in preparing such appraisal. None of the underwriter, the Originator or us has independently verified the accuracy of such statement. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting "Appraised Values" are shown on Annex A-1 to this prospectus supplement. The "Appraised Value" for the Mortgage Loan identified in this prospectus supplement as the Century City Loan is based on the price paid by the related Borrower to recently acquire the related Mortgaged Property.

    ENVIRONMENTAL ASSESSMENTS. A "Phase I" environmental site assessment was performed with respect to each of the Mortgaged Properties in connection with the origination of the related Mortgage Loan. In certain cases, additional environmental testing, as recommended by that "Phase I" assessment, was performed. In each case where environmental assessments recommended remediation, the Originator determined that the necessary remediation had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or would be adequately addressed post-closing. In some instances, the Originator required that reserves be established to cover the estimated cost of such remediation.

    ENGINEERING ASSESSMENTS. In connection with the origination of each Mortgage Loan (other than the Credit Lease Loans that are secured by Mortgaged Properties subject to Triple-Net Leases), a licensed engineer inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of the Mortgaged Properties. In cases where the cost of repair was deemed material, the related Borrowers were generally required to deposit with the lender an amount equal to between 100% and 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

    EARTHQUAKE ANALYSES. A seismic consultant performed an analysis on each of the thirty Mortgaged Properties located in the State of California and "Seismic Zones 3 or 4". This was done in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable or bounded loss for the property in the case of an earthquake. The Mortgaged Properties securing the SunAmerica Loan and the Century City Loan are each covered by earthquake insurance. With respect to the other Mortgaged Properties located in California, the related seismic analysis reports concluded that in the event of an earthquake, two of those Mortgaged Properties, representing security for 0.66% of the Initial Pool Balance, are likely to suffer a maximum probable loss in excess of 20% of the amount of the estimated replacement cost of the improvements. Earthquake insurance is not required to be maintained by a Borrower, except in the case of Mortgaged Properties located in the state of California or in "Seismic Zones 3 or 4" where either (i) a seismic assessment revealed a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements or (ii) the related Mortgage Loan has a Cut-off Date Balance in excess of $25,000,000. In certain cases where earthquake insurance was obtained with respect to a Mortgaged Property owned by a Borrower sponsored by a publicly-held entity, that Mortgaged Property may be covered under a blanket policy which also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate and per occurrence limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered by that policy.

ADDITIONAL MORTGAGE LOAN INFORMATION

    DELINQUENCIES. No Mortgage Loan will be as of the Cut-off Date, or has been at any time during the 12-month period preceding the Cut-off Date, 30 days or more delinquent in respect of any Scheduled P&I Payment.

    TENANTS. All of the Mortgaged Properties securing the Credit Lease Loans are leased to a single tenant. Thirteen (13) other Mortgaged Properties, which together represent security for 4.55% of the Initial Pool Balance, are also leased to a single tenant. See Annex A-1 to this prospectus supplement.

    OTHER FINANCING. While all of the Mortgage Loans either (i) prohibit the related Borrower from encumbering the Mortgaged Property with additional secured debt or (ii) require the consent of the holder of the first lien prior to so encumbering that property, a violation of that prohibition may not become evident until the related Mortgage Loan otherwise defaults. See "Certain Legal Aspects of Mortgage Loans--Secondary Financing; Due-On-Encumbrance Provisions" in the accompanying prospectus. Furthermore, certain of the Mortgage Loans permit, and certain Borrowers have incurred, additional indebtedness for operating costs or similar purposes.

    We have not been able to confirm the existence of any other debt of the respective Borrowers.

    Owners of Borrowers are generally prohibited from incurring indebtedness that is secured by their ownership interests in such Borrowers. With respect to three Mortgage Loans, representing 2.74% of the Initial Pool Balance, the owners of the related Borrower were known to have incurred indebtedness of that type as of the origination date of the related Mortgage Loan.

    In addition, an affiliate of the non-member manager of the Borrower under the SunAmerica Loan holds its economic interest in the related Mortgaged Property through a debt instrument secured by ownership interests in that Borrower and that Borrower's sole member. This structure was utilized to avoid certain adverse tax consequences to the other principals of the Borrower under the SunAmerica Loan.

    ZONING AND BUILDING CODE COMPLIANCE. The Originator examined whether the use and operation of the respective Mortgaged Properties were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders applicable to the Mortgaged Properties at the time of origination. The Originator may have considered legal opinions, certifications from government officials, representations by the related Borrower or property condition assessments undertaken by independent licensed engineers in assessing compliance. We do not believe that there are any material existing violations with respect to the Mortgaged Properties.

    In some cases, the use, operation or structure of a Mortgaged Property constitutes a permitted nonconforming use or structure. In those cases, the improvements on the Mortgaged Property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed. Where a Mortgaged Property constitutes a permitted nonconforming use or structure and the improvements thereon may not be rebuilt in the event of a major casualty, the Originator--

    - determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

    - determined that casualty insurance proceeds would be available in an amount sufficient to pay off the related Mortgage Loan in full;

    - determined that the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; and/or

    - required a corresponding endorsement to the title insurance policy.

    There is no assurance, however, that the conclusions of the Originator in this regard are correct.

    HAZARD, LIABILITY AND OTHER INSURANCE. The related Mortgage generally requires the related Borrower to maintain the following insurance coverage with respect to each Mortgaged Property--

    - Hazard insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of the outstanding principal balance of the related Mortgaged Loan and 100% of the full insurable replacement cost of the improvements located on the Mortgaged Property. The standard form of hazard insurance policy normally covers physical damage to, or destruction of, the improvements on a Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. However, certain Credit Lease Loans permit the related Credit Tenant to "self-insure".

    - If any portion of the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is not less than the least of: (i) the outstanding principal balance of the related Mortgage Loan; (ii) the full insurable value of the Mortgaged Property; (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended; and (iv) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

    - Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about such Mortgaged Property, in an amount customarily required by institutional lenders.

    - Business interruption or loss of rents insurance in an amount not less than the projected rental income or revenue from such Mortgaged Property for a period of at least six months.

    In general, the Mortgaged Properties, including those located in California and "Seismic Zones 3 or 4", are not insured against earthquake risks. However, earthquake insurance was required to be in place at the time of origination for each Mortgage Loan secured by a Mortgaged Property located in California or in "Seismic Zones 3 or 4" if either: (i) a seismic study established a maximum probable or bounded loss from an earthquake to be greater than 20% of the amount of the estimated replacement cost of the improvements; or (ii) the Cut-off Date Balance of that Mortgage Loan is greater than $25,000,000. In certain such cases where earthquake insurance was obtained with respect to a Mortgaged Property owned by a Borrower sponsored by a publicly-held entity, that Mortgaged Property may be covered under a blanket policy which also covers other Mortgaged Properties and/or other properties not securing the

Mortgage Loans. As a result of aggregate and per occurrence limits under any such blanket policy, losses at other properties covered by the policy may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby.

MORTGAGE POOL CHARACTERISTICS

    Set forth below is certain information regarding the characteristics of the Mortgage Loans and Mortgaged Properties, presented in a tabular format. In addition, a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties is shown, both on a loan-by-loan/ property-by-property basis and in tabular format, on Annex A-1, Annex A-2 and Annex A-3 to this prospectus supplement. Unless otherwise indicated, the information is presented as of the Cut-off Date. The statistics in the tables and schedules on Annex A-1, Annex A-2 and Annex A-3 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective Borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriter.

    For purposes of this prospectus supplement, including the tables and schedules on Annex A-1, Annex A-2 and Annex A-3 to this prospectus supplement, the indicated terms have the following meanings:

1. "Debt Service Coverage Ratio", "Cut-off Date Debt Service Coverage Ratio", "DSC Ratio", "Cut-off Date DSC Ratio" or "U/W NCF DSCR" means, with respect to any Mortgage Loan (other than a Credit Lease Loan), the ratio of
    (a) "Net Cash Flow" produced by the related Mortgaged Property to (b) the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the Cut-off Date or, if the Mortgage Loan is in an initial interest-only period, after the commencement of amortization. Debt Service Coverage Ratios are not presented in this prospectus supplement for Credit Lease Loans because those Mortgage Loans were, in large part, underwritten based upon the Credit Tenant. In connection therewith, those ratios would be expected to be lower than for the other Mortgage Loans. The following discussion does not apply to the Credit Lease Loans or the related Mortgaged Properties.

    In general, the "Net Cash Flow" for any Mortgaged Property is (x) the revenue derived from the use and operation of that property, less (y) operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and ground lease payments (if applicable)) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

    In determining the Net Cash Flow for any Mortgaged Property, the Originator relied on one or more of the following items supplied by the related Borrower. In general, these items were not audited or otherwise confirmed by an independent party.

    - Rolling 12-month operating statements.

    - Applicable year-to-date financial statements, if available.

    - Except in the case of Mortgaged Properties that are hotels (the "Hospitality Properties"), rent rolls that were current as of the date not earlier than six months prior to the respective date of origination. We refer in this prospectus supplement to those Mortgaged Properties that are not Hospitality Properties as "Rental Properties".

    In determining the "revenue" component of Net Cash Flow for each Rental Property, the Originator generally relied on the most recent rent roll (as applicable) supplied by the related Borrower. Where the actual vacancy shown thereon and the market vacancy was less than 5.0%, the Originator generally assumed a minimum of 5.0% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers and certain single tenant properties (including all the Mortgaged Properties with Credit Tenants), space occupied by those anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the Originator's underwriting standards.

    In determining rental revenue for Mortgaged Properties that constitute multifamily, self storage and manufactured housing properties, the Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to twelve-month periods.

    For the other Rental Properties, the Originator generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of Hospitality Properties, gross receipts were determined on the basis of historical operating levels shown on the Borrower-supplied 12-month trailing operating statements.

    In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

    In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related Borrower, except that--

    - If tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used.

    - Property management fees were generally assumed to be 3%to 6% of effective gross revenue (except with respect to Hospitality Properties, where a minimum of 4% of gross receipts was assumed.

    - In general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

    - Expenses were generally assumed to include annual replacement reserves equal to:

        (i) in the case of Mortgaged Properties that constitute retail, office and industrial/warehouse properties, not less than $0.10 and not more than $0.38 per square foot net rentable commercial area;

        (ii) in the case of Multifamily Rental Properties, not less than $150 or more than $308 per residential unit per year, depending on the condition of the property;

       (iii) in the case of Hospitality Properties, not less than 4.0% of the gross revenues received by the property owner on an ongoing basis;

        (iv) in the case of Mortgaged Properties that constitute manufactured housing communities, not less than $35 per pad per year;

        (v) in the case of Mortgaged Properties that constitute assisted living facilities, $300; and

        (vi) in the case of Mortgaged Properties that constitute self storage facilities, not less than $0.20 per square foot per year.

In some instances, the Originator recharacterized as capital expenditures those items reported by Borrowers as operating expenses, thereby increasing "Net Cash Flow", where the Originator determined appropriate.

    2. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan other than a Credit Lease Loan, the ratio, expressed as a percentage, of (a) the Cut-off Date Balance of a Mortgage Loan to (b) the Appraised Value of the related Mortgaged Property as shown on Annex A-1 to this prospectus supplement. CUT-OFF DATE LOAN-TO-VALUE RATIOS ARE NOT PRESENTED IN THIS PROSPECTUS SUPPLEMENT FOR CREDIT LEASE LOANS BECAUSE THOSE MORTGAGE LOANS WERE, IN LARGE PART, UNDERWRITTEN BASED UPON THE CREDIT TENANT. IN CONNECTION THEREWITH, THOSE RATIOS WOULD BE EXPECTED TO BE HIGHER THAN FOR OTHER MORTGAGE LOANS.

    3. "Maturity Loan-to-Value Ratio", "Maturity Date Loan-to-Value Ratio", "Maturity LTV Ratio" or "Maturity Date LTV Ratio" means, with respect to any Mortgage Loan other than a Credit Lease Loan, the ratio, expressed as a percentage, of (a) the expected balance of that Mortgage Loan immediately prior to its maturity date or, in the case of an ARD Loan, its Anticipated Repayment Date, assuming no prepayments of principal or defaults, to (b) the Appraised Value of the Mortgaged Property as shown on Annex A-1 to this prospectus supplement. MATURITY LOAN-TO-VALUE RATIOS ARE NOT PRESENTED IN THIS PROSPECTUS SUPPLEMENT WITH RESPECT TO THE CREDIT LEASE LOANS.

    4. "Loan per Unit", "Loan per Pad" or "Loan per Room" means, with respect to each Mortgage Loan secured by a lien on a Multifamily Rental Property, a Mortgaged Property that constitutes a manufactured housing community or a Hospitality Property, respectively, the Cut-off Date Balance of that Mortgage Loan divided by the number of dwelling units, pads or guest rooms, respectively, at or on the related Mortgaged Property.

    5. "Loan per Sq. Ft." means, with respect to each Mortgage Loan secured by a lien on a Mortgaged Property that constitutes a retail, industrial/warehouse, self storage or office property, the Cut-off Date Balance of that Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

    6. "Year Built/Renovated" means the year that a Mortgaged Property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any Mortgaged Property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

    7. "Weighted Average" or "wtd. avg." means averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

    8. "Underwriting Reserves" means estimated annual capital costs, as used by the Originator in determining Net Cash Flow.

    9. "Administrative Cost Rate" means, with respect to each Mortgage Loan, the sum of the Master Servicing Fee Rate for that Mortgage Loan and the per annum rate at which the monthly fee of the trustee is calculated.

    10. "Original Amortization Term" means, with respect to each Mortgage Loan, the number of months from origination to the month in which that Mortgage Loan would fully amortize in accordance with its amortization schedule, without regard to any Balloon Payment, if any, due on that Mortgage Loan and assuming no prepayments of principal and no defaults.

    11. "Remaining Amortization Term" means, with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the month in which that Mortgage Loan would fully amortize in accordance with its amortization schedule, without regard to any Balloon Payment, if any, due on that Mortgage Loan and assuming no prepayments of principal and no defaults.

    12. The following abbreviations relating to prepayment provisions have the indicated meanings.

    - "L(V)" means, with respect to any Mortgage Loan, a period of V months during which prepayments of principal are prohibited.

    - "YM1%(X)" means, with respect to any Mortgage Loan, a period of X months during which prepayments of principal are permitted, but must be accompanied by a Yield Maintenance Charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and 1.0% of the principal amount prepaid.

    - "O(Z)" means, with respect to any Mortgage Loan, a period of Z months during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and no defeasance can be required.

    13. "D" means the related Mortgage Loan permits the related Borrower to pledge Defeasance Collateral to the holder of that Mortgage Loan in order to obtain a release of one or more Mortgaged Properties.

    14. "Occupancy Percentage" or "Occupancy Rate" means, with respect to any Mortgaged Property, references to--

    - in the case of Mortgaged Properties that constitute multifamily rental properties, senior housing properties and manufactured housing communities, the percentage of rental units and pads, respectively, that are rented as of the date of determination,

    - in the case of Mortgaged Properties that constitute office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination,

    - in the case of Hospitality Properties, the percentage of available rooms occupied for the trailing twelve-month period ending on the date of determination, and

    - in the case of Mortgaged Properties that constitute self-storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination (depending on Borrower reporting).

    15. "Remaining Term to Maturity" means, with respect to each Mortgage Loan, the number of months remaining to maturity or, in the case of an ARD Loan, to the Anticipated Repayment Date.

    16. "Original Term to Maturity" means, with respect to each Mortgage Loan, the number of months from origination to maturity or, in the case of an ARD Loan, to the Anticipated Repayment Date.

    17. "Capital Imp. Reserve" means funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

    18. "Replacement Reserve" means funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of Hospitality Properties, reserves for furniture, fixtures and equipment. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

    19. "TI/LC Reserve" means funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

    20. "Original Interest-Only Period" means, with respect to any Mortgage Loan, the period, if any, following the related origination date during which scheduled payments of interest only are required.

    21. "Remaining Interest-Only Period" means, with respect to any Mortgage Loan, the period, if any, following the Cut-off Date during which scheduled payments of interest only are required.

    22. "Shadow" means, with respect to any Retail Property, a store or other business that materially affects the draw of customers to that Retail Property, but which may be located at a nearby property or on a portion of that Retail Property that does not constitute security for the related Mortgage Loan.

    23. "NAP" means that, with respect to a particular category of data, the data is not applicable.

    24. "NAV" means that, with respect to a particular category of data, the data is not available.

    THE CUT-OFF DATE DSC RATIO AND THE CUT-OFF DATE LTV RATIO CALCULATIONS FOR THE MORTGAGE LOANS ARE EXCLUSIVE OF CREDIT LEASE LOANS BECAUSE THE CREDIT LEASE LOANS WERE ORIGINATED PRIMARILY ON THE BASIS OF THE CREDITWORTHINESS OF THE RELATED CREDIT TENANTS OR GUARANTORS.

SIGNIFICANT MORTGAGE LOANS

    THE SUNAMERICA LOAN. The "SunAmerica Loan" has a Cut-off Date Balance of $146,500,000, representing 16.42% of the Initial Pool Balance. The SunAmerica Loan, together with another loan (the "SunAmerica Companion Loan"), is secured by a first priority mortgage lien on the fee simple interest of the related Borrower (the "SunAmerica Borrower") in a 38-story, class "A" office tower (the "SunAmerica Property") located in the master-planned development known as Century City in Los Angeles, California. The SunAmerica Loan and the SunAmerica Companion Loan are cross-defaulted. As of September 14, 1999, the unpaid principal balance of the SunAmerica Companion Loan was $63,500,000. The SunAmerica Companion Loan is not part of the trust.

    The SunAmerica Borrower is 1999 Stars, LLC, a single member, special purpose limited liability company organized under the laws of Delaware. The sole member of the SunAmerica Borrower is referred to in this prospectus supplement as "SunAmerica LLC2". SunAmerica LLC2 is also a single member limited liability company, the sole member of which is Constellation Land Limited Partnership ("Constellation"). The general partner of Constellation is or is controlled by JMB Realty Corp. ("JMB"). Both the SunAmerica Borrower and SunAmerica LLC2 have a non-member manager that is indirectly controlled by Equity Office Properties Trust ("EOP"). EOP, Constellation and/or their respective affiliates hold a $215 million loan (the "EOP Loan") secured by all of SunAmerica LLC2's membership interest in the SunAmerica Borrower and Constellation's membership interest in SunAmerica LLC2. The EOP Loan is in excess of the difference between
(i) the Appraised Value of the SunAmerica Property and (ii) the SunAmerica Loan.

    EOP (NYSE: EOP) is the nation's largest publicly held owner and manager of office properties with a national portfolio of 285 buildings comprising
76.2 million square feet located in 23 states and the District of Columbia. As of September 14, 1999, the long-term senior unsecured debt of EOP is rated "BBB+" by S&P, "Baa1" by Moody's and "BBB+" by DCR. JMB is a major United States commercial real estate investment firm. JMB developed the SunAmerica Property in 1990.

    The sponsors of the SunAmerica Borrower own and/or hold an option to purchase, directly or indirectly, a parcel of undeveloped land in close proximity to the SunAmerica Property. This parcel is suitable for development of an office property that could directly compete with the SunAmerica Property. That competition could adversely impact the performance of the SunAmerica Loan.

    Each of the SunAmerica Loan and the SunAmerica Companion Loan is an ARD Loan with an Anticipated Repayment Date of October 1, 2009 and a maturity date of October 1, 2029. Each of the SunAmerica Loan and the SunAmerica Companion Loan will bear interest based on the actual number of days elapsed each month in a year assumed to consist of 360 days. Until the related Anticipated Repayment Date, the SunAmerica Loan will accrue interest at a Mortgage Rate of 7.935% per annum. From and after the related Anticipated Repayment Date, the SunAmerica Loan will accrue interest at a Revised Rate equal to the greater of (i) 12.935% per annum and (ii) the sum of a specified U.S. Treasury rate plus five percentage points.

    On the first day of each month, commencing in November 1999 and continuing through and including the related maturity date, the SunAmerica Borrower will be required to make a constant monthly debt service payment on the SunAmerica Loan and the SunAmerica Companion Loan, equal to $1,531,401. That amount will be applied:

    - FIRST, to pay interest on the principal balance of the SunAmerica Loan at 7.935% per annum;

    - SECOND, until the occurrence of the related Anticipated Repayment Date, to pay principal on the SunAmerica Loan in accordance with an amortization schedule that would amortize the SunAmerica Loan and the SunAmerica Companion Loan over a period of 30 years based on an annual interest rate of 7.935%;

    - THIRD, to pay interest on the respective components of the principal balance of the SunAmerica Companion Loan at a weighted average rate that, until the principal balance of the SunAmerica Loan is reduced to zero, will equal 7.935% per annum for all those components;

    - FOURTH, to pay principal on the SunAmerica Loan, until the principal balance of the SunAmerica Loan is reduced to zero; and

    - FIFTH, to pay principal on the SunAmerica Companion Loan, until the principal balance of the SunAmerica Companion Loan is reduced to zero.

    From and after the related Anticipated Repayment Date, the SunAmerica Borrower must apply certain excess cash flow from the SunAmerica Property toward additional amortization of the SunAmerica Loan. In no event will any payments of principal be made on the SunAmerica Companion Loan until the SunAmerica Loan is paid in full. During an event of default under the SunAmerica Loan, all proceeds will be applied to the payment of the entire principal balance of the SunAmerica Loan, together with interest thereon at 7.935% per annum, prior to any payments being made on the SunAmerica Companion Loan.

    The payment of any Additional Interest accrued on the SunAmerica Loan will be deferred until the principal balances of both the SunAmerica Loan and the SunAmerica Companion Loan are repaid in full. To the extent permitted by law, that Additional Interest will compound at the related Revised Rate. All Additional Interest on the SunAmerica Loan must be paid in full before any payments of Additional Interest are made with respect to the SunAmerica Companion Loan.

    The SunAmerica Borrower is prohibited from voluntarily prepaying the SunAmerica Loan or the SunAmerica Companion Loan in whole up until six months prior to the related Anticipated Repayment Date. During that six-month period prior to the related Anticipated Repayment Date, the SunAmerica Borrower may prepay the SunAmerica Loan and the SunAmerica Companion Loan in whole, but not in part, without payment of any prepayment consideration. Following the related Anticipated Repayment Date, the SunAmerica Borrower may prepay the principal balance of the SunAmerica Loan and the SunAmerica Companion Loan in whole or in part without payment of any prepayment consideration. However, the SunAmerica Borrower may not prepay the SunAmerica Companion Loan while any portion of the unpaid principal balance of the SunAmerica Loan is outstanding. The SunAmerica Borrower may defease the entire SunAmerica Loan and the SunAmerica Companion Loan, on any Due Date after the second anniversary of the date of initial issuance of the offered certificates and prior to the related Anticipated Repayment Date, by pledging substitute collateral that consists solely of direct non-callable and non-redeemable United States government securities that produce payments which replicate the payment obligations of the SunAmerica Borrower under the SunAmerica Loan and the SunAmerica Companion Loan and pay each in full on the related Anticipated Repayment Date.

    THE CO-LENDER AND SERVICING AGREEMENT. The master servicer and special servicer will service and administer both the SunAmerica Loan and the SunAmerica Companion Loan pursuant to the pooling and servicing agreement for so long as the SunAmerica Loan is part of the trust. However, if the SunAmerica Loan is ever purchased out of the trust, then both of those loans will be serviced and administered in accordance with a separate co-lender and servicing agreement. In the event that there exists a default under the SunAmerica Loan or such a default is reasonably foreseeable, the holder of the SunAmerica Companion Loan will be entitled to purchase the SunAmerica Loan from the trust at a price generally equal to the unpaid principal balance of the SunAmerica Loan, together with all unpaid interest thereon at 7.935% per annum and any outstanding servicing expenses for which the SunAmerica Borrower is responsible.

    THE SUNAMERICA PROPERTY. The SunAmerica Property is a 38-story, class "A" office tower located in the master-planned development known as Century City in Los Angeles, California. Century City, which is approximately 10 miles west of downtown Los Angeles, is a mixed-use development that includes not only the SunAmerica Property, but also 29 other office buildings (including other class "A" office space) containing over 9.6 million square feet of space, 1,200 upper-end residential units, two luxury hotels and the Century City Shopping Center and Marketplace. The SunAmerica Property has 21,000 square foot floor plates and 774,274 square feet of net rentable area. Construction of the SunAmerica Property was completed in July 1990. Some of the major tenants include credit-rated institutions such as SunAmerica Life Insurance Company, Bear Stearns Securities Corp., Morgan Stanley & Co., City National Bank and International Lease Finance Corp. Overall, the SunAmerica Property is 99.8% occupied as of June 3, 1999.

    The tables below provide the specified tenant and lease information regarding the SunAmerica Property.

                FIVE LARGEST TENANTS AT THE SUNAMERICA PROPERTY
                           (RANKED BY SQUARE FOOTAGE)

                                                                         % OF TOTAL
TENANT                                            SQUARE FEET LEASED   RENTABLE SPACE   LEASE EXPIRATION
------                                            ------------------   --------------   ----------------
SunAmerica Life Insurance Company...............        108,006             13.9%            9/30/03
Kaye Scholer Fierman Hays & Handler.............         82,640             10.7%           12/31/00
Bear Stearns Securities Corp....................         62,626              8.1%            9/30/04
O'Melveny & Myers...............................         61,594              8.0%           11/30/05
Katten, Muchin & Zavis..........................         60,893              7.9%            2/14/02
                                                        -------             ----
    Total.......................................        375,759             48.6%

             LEASE EXPIRATION SCHEDULE FOR THE SUNAMERICA PROPERTY

                                                                                         CUMULATIVE %
                                                             EXPIRING     % OF TOTAL    OF SQUARE FEET
YEAR                                                        SQUARE FEET   SQUARE FEET      EXPIRING
----                                                        -----------   -----------   --------------
1999......................................................      6,218          0.8%            0.8%
2000(1)...................................................    224,884         29.0%           29.8%
2001......................................................     99,174         12.8%           42.7%
2002......................................................     85,102         11.0%           53.6%
2003......................................................    149,676         19.3%           73.0%
2004......................................................     63,854          8.2%           81.2%
2005......................................................     61,594          8.0%           89.2%
2006(2)...................................................     82,300         10.6%           99.8%
2007 and thereafter.......................................          0          0.0%           99.8%
Vacant....................................................      1,472          0.2%          100.0%
                                                              -------        -----
    TOTAL (3).............................................    774,274        100.0%

5 YEAR AVERAGE ROLLOVER...................................    113,011         14.6%
7 YEAR AVERAGE ROLLOVER...................................     98,643         12.7%

------------------------

(1) 22,847 square feet of the year 2000 expiration has been leased: 9,928 square feet to Bear Stearns Securities Corp. for 5 years at $49.80 psf increasing at 4% per annum, and the balance to SunAmerica Life Insurance Company for 4 years at $47.40 psf increasing at 4% per annum.

(2) Ernst & Young has an early lease termination option for its 51,006 square feet of space. By notice as of January 31, 2000 it may terminate its leases as of January 31, 2001 instead of the scheduled lease termination date as of January 31, 2006. In order to exercise this option, Ernst & Young is required to pay $1.2 million, which will help defray tenant improvement and leasing costs.

(3) May not sum to total due to rounding.

    PROPERTY MANAGEMENT. The SunAmerica Property is managed by EOPMC of California, Inc., an affiliate of the SunAmerica Borrower.

    APPRAISED VALUE. Based on an appraisal conducted in July 1999 by a third-party appraiser, the appraised value of the SunAmerica Property is $340,000,000.

    CUT-OFF DATE LOAN-TO-VALUE RATIO. Based upon the appraised value for the SunAmerica Property referred to above, the SunAmerica Loan has a Cut-off Date Loan-to-Value Ratio of 43.1%, and the SunAmerica Loan, together with the SunAmerica Companion Loan, has a Cut-off Date Loan-to-Value Ratio of 61.8%.

    CUT-OFF DATE DEBT SERVICE COVERAGE RATIO. The SunAmerica Loan has a Cut-off Date Debt Service Coverage Ratio of 2.26x. The combined Cut-off Date Debt Service Coverage Ratio for the SunAmerica Loan and the SunAmerica Companion Loan is 1.63x.

    RESERVES AND ESCROWS. The SunAmerica Borrower must make ongoing reserve and escrow payments as follows: (i) monthly escrow payments for real estate taxes and insurance premiums, (ii) monthly payments of $16,131 for deposit into a replacement reserve account, and (iii) annual deposits beginning January 1, 2000 through January 1, 2003 aggregating $11,700,000 for tenant improvements and leasing commissions ("TIs & LCs"). The SunAmerica Borrower has the option to deposit cash, a letter of credit or a guaranty from EOP Operating Limited Partnership to satisfy its obligation under (iii) above.

    LOCKBOX. After the occurrence of (i) an event of default under the SunAmerica Loan and/or the SunAmerica Companion Loan, (ii) the occurrence of the related Anticipated Repayment Date or (iii) the reduction of the debt service coverage ratio to below 1.45x for a twelve-month period, the SunAmerica Borrower will be required to establish a segregated account controlled by the lender (the "SunAmerica Lockbox Account") into which all rents, income, receivables, receipts, revenues, profits and other consideration received by or paid to the account of the SunAmerica Borrower from any and all sources attributable to the SunAmerica Property will be deposited. If the obligation to maintain the SunAmerica Lockbox Account is based solely on the failure of the debt service coverage test set forth above, that obligation will terminate when the debt service coverage ratio is again above 1.45x.

    SEISMIC ASSESSMENT. The office building and the garage at the SunAmerica Property have seismic risk assessments with maximum probable losses of 19% and 20%, respectively, of the amount of the estimated replacement cost of those improvements. The SunAmerica Property is covered by an earthquake insurance policy.

    THE CENTURY CITY LOAN. The "Century City Loan" has a Cut-off Date Balance of $128,000,000, representing 14.34% of the Initial Pool Balance. The Century City Loan, together with another loan (the "Century City Companion Loan"), is secured by a first priority mortgage lien on the fee simple interest of the related Borrower (the "Century City Borrower") in a 784,002 square foot regional mall (the "Century City Property"), known as "Century City Shopping Center and Marketplace" and located in the master-planned development known as Century City in Los Angeles, California. The Century City Loan and the Century City Companion Loan are cross-defaulted. As of September 14, 1999, the unpaid principal balance of the Century City Companion Loan was $32,000,000. The Century City Companion Loan is not part of the trust.

    The Century City Borrower is Century City Mall, LLC, a special purpose Delaware limited liability company which is controlled by Urban Shopping Centers, Inc. ("Urban"). Urban is a fully integrated developer, owner and manager of super-regional and regional shopping centers in major markets throughout the United States. Urban owns interests in several of the nation's premier shopping centers including Water Tower Place (Chicago, Illinois), Copley Place (Boston, Massachusetts) and San Francisco Shopping Centre (San Francisco, California). Through its affiliate, Urban Retail Properties Co., Urban is one of the largest United States retail property managers with over 50 million square feet of retail space under management in 25 states and Washington, D.C. Urban is a publicly traded real estate investment trust, and its shares are listed on the New York Stock Exchange under the symbol "URB."

    Each of the Century City Loan and the Century City Companion Loan is an ARD Loan with an Anticipated Repayment Date of July 1, 2008 and a maturity date of July 1, 2030. Each of the Century City Loan and the Century City Companion Loan will bear interest based on the actual number of days elapsed each month in a year assumed to consist of 360 days. Until the related Anticipated Repayment Date, the Century City Loan will accrue interest at a Mortgage Rate of 7.58% per annum. From and after the related Anticipated Repayment Date, the Century City Loan will accrue interest at a Revised Rate equal to the greater of (i) 12.58% per annum and (ii) the sum of a specified U.S. Treasury rate plus five percentage points.

    On the first business day of each month, commencing on August 1, 1999 and continuing through and including June 1, 2000, the Century City Borrower will pay interest only accrued on the principal balance of the Century City Loan at 7.58% per annum and the respective components of the principal balance of the Century City Companion Loan at rates ranging from 7.3145% per annum to 7.8761% per annum. On the first business day of each month, commencing in July 2000, and continuing through and including the related maturity date, the Century City Borrower will be required to make a constant monthly debt service payment on the Century City Loan and the Century City Companion Loan, equal to $1,127,521. That amount will be applied:

    - FIRST, to pay interest on the principal balance of the Century City Loan at 7.58% per annum;

    - SECOND, until the occurrence of the related Anticipated Repayment Date, to pay principal on the Century City Loan in accordance with an amortization schedule that would amortize the Century City Loan and the Century City Companion Loan over a period of 30 years based on an annual interest rate of 7.58%;

    - THIRD, to pay interest on the respective components of the principal balance of the Century City Companion Loan at rates ranging from 7.3145% per annum to 7.8761% per annum;

    - FOURTH, to pay principal on the Century City Loan, until the principal balance of the Century City Loan is reduced to zero; and

    - FIFTH, to pay principal on the Century City Companion Loan, until the principal balance of the Century City Companion Loan is reduced to zero.

    From and after the related Anticipated Repayment Date, the Century City Borrower must apply certain excess cash flow from the Century City Property toward additional amortization of the Century City Loan. In no event will any payments of principal be made on the Century City Companion Loan until the Century City Loan is paid in full. During an event of default under the Century City Loan, all proceeds will be applied to the payment of the entire principal balance of the Century City Loan, together with interest thereon at 7.58% per annum, prior to any payments being made on the Century City Companion Loan.

    The payment of any Additional Interest accrued on the Century City Loan will be deferred until the principal balances of both the Century City Loan and the Century City Companion Loan are repaid in full. To the extent permitted by law, that Additional Interest will compound at the related Revised Rate. All Additional Interest on the Century City Loan must be paid in full before any payments of Additional Interest are made with respect to the Century City Companion Loan.

    The Century City Borrower is prohibited from voluntarily prepaying the Century City Loan or the Century City Companion Loan in whole or in part prior to the related Anticipated Repayment Date. Following the related Anticipated Repayment Date, the Century City Borrower may prepay the principal balance of the Century City Loan and the Century City Companion Loan in whole or in part without payment of any prepayment consideration. However, the Century City Borrower may not prepay the Century City Companion Loan while any portion of the unpaid principal balance of the Century City Loan is outstanding. The Century City Borrower may defease the entire Century City Loan and the Century City Companion Loan, on any Due Date after the second anniversary of the date of initial issuance of the Offered Certificates and prior to the related Anticipated Repayment Date, by pledging substitute collateral that consists solely of direct non-callable and non-redeemable United States government securities that produce payments which replicate the payment obligations of the Century City Borrower under the Century City Loan and the Century City Companion Loan and pay each in full on the related Anticipated Repayment Date.

    THE CO-LENDER AND SERVICING AGREEMENT. The master servicer and special servicer will service and administer both the Century City Loan and the Century City Companion Loan pursuant to the pooling and servicing agreement for so long as the Century City Loan is part of the trust. However, if the Century City Loan is ever purchased out of the trust, then both of those loans will be serviced and administered in accordance with a separate co-lender and servicing agreement. In the event that there exists a default under the Century City Loan or such a default is reasonably foreseeable, the holder of the Century City Companion Loan will be entitled to purchase the Century City Loan from the trust at a price generally equal to the unpaid principal balance of the Century City Loan, together with all unpaid interest thereon at 7.58% per annum and any outstanding servicing expenses for which the Century City Borrower is responsible.

    THE CENTURY CITY PROPERTY. The Century City Property is made up of twelve single and multi-level interconnected buildings designed as a European-style, open-air marketplace containing a blend of high-end shopping, restaurants and entertainment located in Century City. The mall's anchors are

Bloomingdale's and Macy's, which occupy 357,000 square feet or 45.5% of the total gross leasable area ("GLA"). The mall also includes a 50,000 square foot 14-screen movie theater leased to AMC Cinema. In-line mall space totals 377,002 square feet or 48.1% of the GLA and includes Gelson's Market, a gourmet food market occupying 37,140 square feet of GLA at the Mortgaged Property, as well as national retailers such as Crate & Barrel, Restoration Hardware, Ann Taylor, Brooks Brothers, Tiffany & Co. and CK/Calvin Klein. In-line mall sales for 1998 were reported to be $580 per square foot (based on same store sales). For 1998, in-line tenant occupancy costs as a percentage of sales (based on an analysis of reported base rent and reimbursements at the Century City Property) were 15.1% (excluding Gelson's Market). As of July 31, 1999, based on square footage leased, in-line occupancy at the Century City Property was 91.6% and overall mall occupancy was 96.0%. Century City is a mixed-use development that includes not only the Century City Property, but also 30 office buildings containing over
9.6 million square feet of space, 1,200 upper-end residential units and two luxury hotels and is located approximately 10 miles west of downtown Los Angeles.

    The following tables provide the indicated information regarding tenants and leases at the Century City Property.

                 GLA OVERVIEW OF THE CENTURY CITY PROPERTY (1)

STORE                                              SQUARE FEET   AS % OF GLA   ANCHOR LEASE EXPIRATION
-----                                              -----------   -----------   -----------------------
Bloomingdale's...................................    222,000         28.3%             11/7/11
Macy's...........................................    135,000         17.2%            10/31/11
                                                     -------        -----
TOTAL ANCHOR SPACE...............................    357,000         45.5%

Gelson's Market..................................     37,140          4.7%
Additional In-Line Mall Shops....................    339,862         43.3%
                                                     -------        -----
TOTAL IN-LINE MALL SPACE.........................    377,002         48.1%
AMC Cinema.......................................     50,000          6.4%
                                                     -------        -----
TOTAL (2)........................................    784,002        100.0%

------------------------

(1) As of July 31, 1999 rent roll.

(2) May not sum to total due to rounding.

          TEN LARGEST IN-LINE TENANTS AT THE CENTURY CITY PROPERTY (1)

TENANT                                                        SQUARE FEET   LEASE EXPIRATION DATE
------                                                        -----------   ---------------------
Gelson's Market.............................................     37,140           12/31/04
Compagnie International.....................................     17,619            1/31/05
Crate & Barrel..............................................     15,400            6/30/03
Restoration Hardware........................................     12,877            1/31/10
Ann Taylor..................................................     12,081           11/17/08
Brooks Brothers.............................................     10,713            3/31/07
Brentano's..................................................      8,975            1/31/02
Houston's...................................................      8,775           10/13/06
The Disney Store............................................      7,737            1/31/07
Stage Deli..................................................      7,615           12/31/02
                                                                -------
TOTAL.......................................................    138,932

------------------------

(1) As of July 31, 1999 rent roll.

                         LEASE EXPIRATION SCHEDULE FOR
                IN-LINE TENANTS AT THE CENTURY CITY PROPERTY (1)

YEAR                                                   EXPIRING SQUARE FEET   AS % OF TOTAL IN-LINE GLA
----                                                   --------------------   -------------------------
1999, including month-to-month leases................         12,481                      3.3%
2000.................................................         23,023                      6.1%
2001.................................................         11,499                      3.1%
2002.................................................         26,003                      6.9%
2003.................................................         55,614                     14.8%
2004.................................................         60,288                     16.0%
2005.................................................         30,752                      8.2%
2006.................................................         24,672                      6.5%
2007.................................................         50,759                     13.5%
2008.................................................         24,687                      6.5%
2009 & beyond........................................         25,567                      6.8%
Vacant...............................................         31,657                      8.4%
                                                             -------                    -----
TOTAL (2)............................................        377,002                    100.0%

5 Year Avg. Rollover.................................         25,724                      6.8%
7 Year Avg. Rollover.................................         31,380                      8.3%

------------------------

(1) As of July 31, 1999 rent roll.

(2) May not sum to total due to rounding.

    PROPERTY MANAGEMENT. The Century City Property is managed by Urban Retail Properties Co.

    PURCHASE VALUE. The "Purchase Value", based on an approximate June 1999 purchase price paid by the Century City Borrower for the Century City Property, is $271,200,000.

    CUT-OFF DATE LOAN-TO-VALUE RATIO. Based upon the related Purchase Value of the Century City Property referred to above, the Century City Loan has a Cut-off Date Loan-to-Value Ratio of 47.2%, and the Century City Loan, together with the Century City Companion Loan, has a Cut-off Date Loan-to-Value Ratio of 58.9%.

    CUT-OFF DATE DEBT SERVICE COVERAGE RATIO. The Century City Loan has a Cut-off Date Debt Service Coverage Ratio of 1.72x. The combined Cut-off Date Debt Service Coverage Ratio for the Century City Loan and the Century City Companion Loan is 1.40x.

    LOCKBOX. After the occurrence of (i) an event of default under the Century City Loan and/or the Century City Companion Loan, (ii) the occurrence of the related Anticipated Repayment Date or (iii) the reduction of the debt service coverage ratio to below 1.25x for a twelve-month period, the Century City Borrower will be required to establish a segregated account controlled by the lender (the "Century City Lockbox Account") into which all rents, income, receivables, receipts, revenues, profits and other consideration received by or paid to the account of the Century City Borrower from any and all sources attributable to the Century City Property will be deposited. If the obligation to maintain the Century City Lockbox Account is based solely on the failure of the debt service coverage test set forth above, that obligation will terminate when the debt service coverage ratio is again above 1.25x.

    SEISMIC ASSESSMENT. The Century City Property has a seismic risk assessment with a maximum probable loss of 13% of the amount of the estimated replacement cost of the improvements. The Century City Property is covered by an earthquake insurance policy.

ASSIGNMENT OF THE MORTGAGE LOANS

    On the date of initial issuance of the offered certificates, we will acquire the Mortgage Loans from the current holder or holders and will transfer the Mortgage Loans, without recourse, to the trustee.

    In connection with its transfer of the Mortgage Loans to the trustee, we will deliver or cause to be delivered thereto the following documents, among others, with respect to each Mortgage Loan--

    - either (i) the original Mortgage Note, endorsed (without recourse) to the order of the trustee or (ii) if the original Mortgage Note has been lost, a copy thereof, together with a lost note affidavit;

    - the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of those document(s), in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording thereon;

    - the original or a copy of any related assignment(s) of leases and rents, together with originals or copies of any intervening assignments of those document(s), in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording thereon;

    - either (i) a completed assignment of each related Mortgage in favor of the trustee, in recordable form, or (ii) a certified copy of that assignment as sent for recording;

    - either (i) a completed assignment of any related assignment(s) of leases and rents in favor of the trustee, in recordable form, or (ii) a certified copy of such assignment as sent for recording;

    - an original or copy of all the written modification agreements in those instances in which the terms or provisions of a Mortgage or Mortgage Note have been modified;

    - either (i) an original or copy of the related lender's title insurance policy or (ii) if a title insurance policy has not yet been issued, a commitment for title insurance;

    - either (i) an assignment in favor of the trustee of each effective UCC financing statement in the possession of the transferor or (ii) a certified copy of such assignment as sent for filing;

    - if applicable, the original or a copy of the related ground lease; and

    - if applicable, the lease enhancement policy and any residual value insurance policy.

    The pooling and servicing agreement will require the trustee to hold all of the documents so delivered to it with respect to the Mortgage Loans in trust for the benefit of the series "1999-C2" certificateholders and, within a specified period of time following that delivery, to conduct a review of certain documents. If any of the above-described documents required to be delivered to the trustee in respect of each Mortgage Loan is not so delivered or is otherwise defective, and that omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of the series "1999-C2" certificateholders therein, that omission or defect, as the case may be, will constitute a "Material Document Defect" with respect to the related Mortgage Loan. The rights of the trust against us with respect to any Material Document Defect are described under "--Cures and Repurchases" below. All of the above-described documents actually delivered to the trustee in respect of any Mortgage Loan will collectively constitute the "Mortgage File" for that Mortgage Loan.

    The pooling and servicing agreement will further require the trustee at our expense, within a specified period following the later of the date of initial issuance of the offered certificates and receipt of the item, to submit for recording in the real property records of the appropriate jurisdiction each assignment of Mortgage and assignment of assignment of leases and rents in its favor delivered by us with respect to a Mortgage Loan as described above.

    See "The Trust Agreement--Assignment of Mortgage Assets" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES

    We will make, as to each Mortgage Loan, the following representations and warranties (subject to certain exceptions), among others, as of the date of initial issuance of the offered certificates or as of such other date specified in the particular representation and warranty:

    - The information pertaining to the Mortgage Loan set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the pooling and servicing agreement was true and correct in all material respects as of the Cut-off Date.

    - To the best of our knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, the Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the Mortgage Loan.

    - We own the Mortgage Loan, have good title thereto, have full right and authority to sell, assign and transfer the Mortgage Loan and are transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests.

    - The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

    - The related Mortgage Note, each related Mortgage, each related assignment of leases and rents, if any, and each other agreement executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    - As of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to the related Mortgage Note or any related Mortgage or other agreement executed in connection with such Mortgage Loan.

    - The assignment of each related Mortgage in favor of the trustee constitutes the legal, valid and binding assignment of such Mortgage to the trustee, subject to customary bankruptcy and creditors' rights limitations.

    - Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for Permitted Encumbrances.

    - To our actual knowledge, all taxes and governmental assessments that prior to the Cut-off Date became due or owing in respect of, and affect, the related Mortgaged Property or Properties have been paid, or an escrow of funds in an amount sufficient to cover those payments has been established.

    - As of the date of its origination, there was no proceeding pending for the total or partial condemnation of the related Mortgaged Property or Properties that materially affects the value thereof, and each such Mortgaged Property was free of material damage.

    - As of the Cut-off Date, we have not received any notice of the commencement of any proceeding for the total or partial condemnation of the related Mortgaged Property or Properties that materially affects the value thereof, and each such Mortgaged Property is free of material damage.

    - As of the date of its origination, all insurance required under the related Mortgage for such Mortgage Loan was in full force and effect with respect to the related Mortgaged Property or Properties.

    - As of the Cut-off Date, the Mortgage Loan is not 30 days or more past due in respect of any Scheduled P & I Payment.

    - One or more environmental site assessments were performed with resect to the related Mortgaged Property or Properties during the 16-month period preceding the Cut-off Date, and we, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced in this prospectus supplement, have no knowledge of any material and adverse environmental condition or circumstance affecting that Mortgaged Property that was not disclosed in those report(s).

    If there exists a breach of any of the above-described representations and warranties made by us, and if that breach materially and adversely affects the value of the subject Mortgage Loan or the interests of the series "1999-C2" certificateholders therein, then that breach will constitute a "Material Breach" of that representation and warranty. The rights of the trust against us with respect to any such Material Breach are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

    If we discover or receive notice of (i) a Material Document Defect with respect to any Mortgage Loans as described under "--Assignment of the Mortgage Loans" above or (ii) a Material Breach of any representation and warranty made by us as described under "--Representations and Warranties" above, then we will be obligated to--

    - remedy that Material Document Defect or Material Breach in all material respects, or

    - repurchase the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of that Mortgage Loan at the time of purchase, plus (ii) all unpaid interest (other than Additional Interest and Default Interest) due in respect of that Mortgage Loan through the Due Date in the collection period of purchase, plus (iii) all unreimbursed advances to cover certain costs and expenses relating to the servicing and administration of that Mortgage Loan.

    The time period within which we must complete such remedy or repurchase will generally be limited to 90 days (or, if we are diligently attempting to correct the problem and certain other conditions are satisfied, 180 days) following the earlier of our discovery or receipt of notice of the subject Material Document Defect or Material Breach, as the case may be. However, if any Material Document Defect arises solely out of the failure of the applicable recording office to return a recorded Mortgage Loan document, and if we are diligently attempting to retrieve that document, then the time period may be extended for up to two years following the date of initial issuance of the offered certificates.

    Our cure/repurchase obligations described above will constitute the sole remedy available to the Certificateholders in connection with a Material Document Defect or a Material Breach of representations or warranties with respect to any Mortgage Loan. No other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Document Defect or a Material Breach of representations and warranties if we default on our obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

    The description in this prospectus supplement of the mortgage pool and the Mortgaged Properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the offered certificates, a Mortgage Loan may be removed from the mortgage pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this prospectus supplement, may vary.

    A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. Such Current Report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event Mortgage Loans are removed from or added to the mortgage pool, that removal or addition will be noted in such Current Report on Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

    The servicing of the Mortgage Loans and any REO Properties (as defined below) will be governed by a pooling and servicing agreement to be dated as of the Cut-off Date (the "Pooling Agreement"), among us, the master servicer, the special servicer, the trustee and the fiscal agent. The following summaries describe certain provisions of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling Agreement. Reference is made to the accompanying prospectus for additional information regarding the terms of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties and to the rights and obligations of the master servicer and the special servicer thereunder, PROVIDED THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT SUPERSEDES ANY CONTRARY INFORMATION SET FORTH IN THE ACCOMPANYING PROSPECTUS. See "Servicing of Mortgage Loans" and "The Trust Agreement" in the accompanying prospectus. For purposes of the accompanying prospectus, the Pooling Agreement constitutes a Trust Agreement, a Master Servicing Agreement and a Special Servicing Agreement.

    The Pooling Agreement provides that the master servicer and special servicer must each service and administer the Mortgage Loans for which it is responsible, directly or through sub-servicers, in accordance with all applicable laws, the express terms of the Pooling Agreement, the respective Mortgage Loans and (in the case of the Credit Lease Loans) the residual value policies and the lease enhancement policies and, to the extent consistent with the foregoing, the Servicing Standard. The "Servicing Standard" generally requires that the master servicer and special servicer must each service and administer the Mortgage Loans for which it is responsible:

    - with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities with respect to comparable mortgage loans that either are part of other third party portfolios (giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders) or are held as part of its own portfolio, whichever is a higher standard;

    - with a view to the timely collection of all Scheduled P&I Payments due under the Mortgage Loans (or, in the case of the special servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, with a view to the maximization of the recovery on such Mortgage Loan to the series "1999-C2" certificateholders (as a collective whole) on a present value basis); and

    - without regard to:

       (a) any known relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with any Borrower;

       (b) the ownership of any series "1999-C2" certificate by the master servicer or the special servicer, as the case may be, or any affiliate thereof;

       (c) the obligation of the master servicer or the special servicer, as the case may be, to make advances as described in this prospectus supplement;

       (d) the right of the master servicer or the special servicer, as the case may be, or any affiliate thereof to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling Agreement generally or with respect to any particular transaction; and

       (e) the ownership, servicing or management of other loans or properties not included in or securing, as the case may be, the mortgage pool.

    In general, the master servicer will be responsible for the servicing and administration of--

    - all Mortgage Loans as to which no Servicing Transfer Event (as defined below) has occurred, and

    - all Corrected Mortgage Loans (also as defined below).

    The special servicer, on the other hand, will be responsible for the servicing and administration of--

    - each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan"), and

    - each Mortgaged Property that has been acquired by the trust in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (each, upon acquisition, an "REO Property").

    Specially Serviced Mortgage Loans and REO Properties collectively constitute "Specially Serviced Assets".

    Despite the foregoing, the Pooling Agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared by the master servicer thereunder with respect to any Specially Serviced Mortgage Loans and REO Properties and, otherwise, to render certain incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other of its respective obligations and duties under the Pooling Agreement.

    A Mortgage Loan will become a Specially Serviced Mortgage Loan (if it has not already done so) upon the occurrence of a Servicing Transfer Event. Each of the following events will constitute a "Servicing Transfer Event" in respect of any Mortgage Loan:

    (1) any Scheduled P&I Payment (including a Balloon Payment) is delinquent 60 or more days;

    (2) the master servicer has determined that (a) a default in making a Scheduled P&I Payment is likely to occur within 30 days and (b) such default is likely to remain unremedied for at least 60 days;

    (3) there has occurred a default (other than as described in clause (1) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of series "1999-C2" certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days);

    (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or pertaining to the related Borrower and certain actions by or on behalf of the related Borrower indicating its insolvency or inability to pay its obligations; or

    (5) the master servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

    So long as no other Servicing Transfer Event exists, a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the master servicer will re-assume servicing responsibilities) if and when:

    (a) with respect to the circumstances described in clause (1) of the preceding paragraph, the related Borrower has made three consecutive full and timely Scheduled P&I Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a written modification, waiver or amendment granted or agreed to by the special servicer);

    (b) with respect to any of the circumstances described in clauses (2) and
       (4) of the preceding paragraph, such circumstances cease to exist in the good faith, reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause (4), no later than the entry of an order or decree dismissing such proceeding;

    (c) with respect to the circumstances described in clause (3) of the preceding paragraph, when such default is cured as determined by the special servicer; and

    (d) with respect to the circumstances described in clause (5) of the preceding paragraph, when such proceedings are terminated.

    In general, the SunAmerica Companion Loan and the Century City Companion Loan will be serviced and administered under the Pooling Agreement as if they were Mortgage Loans and the holders of the related promissary notes were Certificateholders. If the SunAmerica Companion Loan becomes specially serviced, then the SunAmerica Mortgage Loan will become a Specialty Serviced Mortgage loan. Also, if the Century City Companion Loan becomes specially serviced then the Century City Mortgage Loan will become a Specially Serviced Mortgage Loan.

THE MASTER SERVICER AND THE SPECIAL SERVICER

    THE MASTER SERVICER. First Union National Bank ("FUNB"), a national banking association, will act as master servicer with respect to the mortgage pool. FUNB is a wholly owned subsidiary of First Union Corporation. Its principal servicing offices are located at NC 1075, 8739 Research Drive-URP4, Charlotte North Carolina 28262-1075.

    As of June 30, 1999, FUNB and its affiliates were responsible for servicing approximately 4,650 commercial and multifamily loans, totaling approximately $25 billion in aggregate outstanding principal amounts, including loans securitized in mortgage backed securitization transactions.

    The information set forth in this prospectus supplement concerning FUNB has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of such information. The master servicer (except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling Agreement, the Certificates, the Mortgage Loans, this prospectus supplement or related documents.

    THE SPECIAL SERVICER. ORIX Real Estate Capital Markets, LLC ("ORIX"), a Delaware limited liability company, will act as special servicer with respect to the mortgage pool. Its principal servicing offices are located at 1717 Main Street, 12th Floor, Dallas, Texas 75201.

    As of June 30, 1999, ORIX and its affiliates acted as special servicer with respect to commercial mortgage pools aggregating approximately 18,039 loans with an aggregate outstanding principal amount of approximately $46 billion.

    The information set forth in this prospectus supplement concerning ORIX has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the Master Servicing Fee.

    In general, the "Master Servicing Fee" will--

    - be earned in respect of each and every Mortgage Loan (including each Specially Serviced Mortgage Loan, if any, and each Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan")),

    - be computed on a 30/360 Basis (except in the case of partial periods, when it will be computed on the basis of the actual number of days elapsed in such period and a 360-day year) and accrue at the applicable Master Servicing Fee Rate on the same principal amount as interest periodically accrues or is deemed to accrue, as the case may be, in respect of each Mortgage Loan, and

    - be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan.

    The "Master Servicing Fee Rate" will be a per annum rate determined on a loan-by-loan basis. The weighted average Master Servicing Fee Rate for the Mortgage Loans as of the Cut-off Date was 0.10501% per annum.

    ADDITIONAL MASTER SERVICING COMPENSATION. As additional servicing compensation, the master servicer will be entitled to receive--

    - All Prepayment Interest Excesses, if any, collected in respect of the entire mortgage pool. If a Borrower prepays its Mortgage Loan, in whole or in part, after the related Due Date during any Collection Period (as defined below), the amount of interest (less the amount of related Master

      Servicing Fees payable therefrom and any Additional Interest included therein) will, to the extent actually collected, constitute a "Prepayment Interest Excess".

    - All late payment charges and Default Interest, if any, collected in respect of the Mortgage Loans that, in each such case, (i) accrued in respect of the related Mortgage Loan during a period when it was NOT a Specially Serviced Mortgage Loan or REO Mortgage Loan and (ii) are not otherwise allocable to pay the master servicer, special servicer, trustee or fiscal agent, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this prospectus supplement. "Default Interest" is any interest that (i) accrues on a defaulted Mortgage Loan solely by reason of the subject default and
      (ii) is in excess of all interest at the related Mortgage Rate and any Additional Interest accrued on such Mortgage Loan.

    The "Collection Period" for any Distribution Date will be the one-month period that begins immediately following the end of the prior Collection Period (or, in the case of the initial Collection Period, immediately following the Cut-off Date) and continues through a specified date (the "Determination Date") prior to, but in the same calendar month as, that Distribution Date. The "Distribution Date" will be the 15th day of each month or, if that 15th day is not a business day, the next succeeding business day. The first Distribution Date will occur in November 1999.

    Modification fees, assumption fees and certain other fees and charges collected on the Mortgage Loans will be allocated between the master servicer and the special servicer as additional servicing compensation.

    The master servicer will be authorized to invest or direct the investment of funds held in the Custodial Account (as defined under "--The Custodial Account" below), the Collection Account (as defined under "Description of the Offered Certificates--Collection Account" in this prospectus supplement), the Interest Reserve Account (as defined under "Description of the Offered Certificates--Distributions" in this prospectus supplement), any escrow accounts and reserve accounts with respect to the Mortgage Loans, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"). The master servicer will be entitled to retain any interest or other income earned on such funds, subject, however, to any rights of the Borrowers thereto in the case of interest or other income earned on funds in escrow accounts and reserve accounts. However, the master servicer will be required to cover losses of principal on such investments out of its own funds.

    PREPAYMENT INTEREST SHORTFALLS. If a Borrower prepays a Mortgage Loan, in whole or in part, prior to the related Due Date during any Collection Period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (less the amount of related Master Servicing Fees and any Additional Interest) on such prepayment will constitute a "Prepayment Interest Shortfall".

    The Pooling Agreement will provide that, if any Prepayment Interest Shortfalls are incurred during any Collection Period with respect to Mortgage Loans that are neither Specially Serviced Mortgage Loans nor REO Mortgage Loans, the master servicer must make a non-reimbursable payment (a "Compensating Interest Payment") with respect to the related Distribution Date in an amount equal to the lesser of:

    (a) the aggregate of all such Prepayment Interest Shortfalls incurred during that Collection Period with respect to such Mortgage Loans that are neither Specially Serviced Mortgage Loans nor REO Mortgage Loans, and

    (b) the sum of the following components of the master servicer's aggregate servicing compensation for that Collection Period--

       (i) the aggregate of all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that Collection Period, and

       (ii) with respect to each and every Mortgage Loan for which the master servicer receives Master Servicing Fees during that Collection Period, the portion of those fees calculated at an annual rate of 0.05% per annum.

    To the extent that the Compensating Interest Payment made by the master servicer for the related Distribution Date is LESS than the amount described in clause (a) of the preceding sentence, that difference, together with the aggregate of all Prepayment Interest Shortfalls, if any, incurred during the subject Collection Period in respect of any Specially Serviced Mortgage Loans, will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

    Any Compensating Interest Payment made by the master servicer with respect to any Distribution Date will be included among the amounts distributable as principal and interest on the "1999-C2" series certificates on such Distribution Date as described under "Description of the Offered Certificates-- Distributions" in this prospectus supplement. Any Net Aggregate Prepayment Interest Shortfall for any Distribution Date will be allocated among the respective classes of interest-bearing certificates of the "1999-C2" series, in reduction of the interest distributable thereon, in the amounts and priorities described under "Description of the Offered Certificates--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" in this prospectus supplement.

    PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be--

    - the Special Servicing Fee,

    - the Workout Fee, and

    - the Liquidation Fee.

    THE SPECIAL SERVICING FEE.  In general, the "Special Servicing Fee" will--

    - be earned in respect of each and every Specially Serviced Mortgage Loan, if any, and each and every REO Mortgage Loan, if any,

    - be computed on a 30/360 Basis (except in the case of partial periods, when it will be computed on the basis of the actual number of days elapsed in such period and a 360-day year) and accrue at 0.25% per annum (the "Special Servicing Fee Rate") on the unpaid principal balance of each Specially Serviced Mortgage Loan or REO Mortgage Loan, if any, net of related unreimbursed advances of principal, and

    - be payable monthly from general collections on all the Mortgage Loans and any REO Properties on deposit in the Custodial Account from time to time.

    THE WORKOUT FEE. The special servicer will, in general, be entitled to receive a Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, with limited exception, the "Workout Fee" will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest and Additional Interest), principal (including scheduled payments, prepayments and Balloon Payments at maturity) and prepayment consideration received on that Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. Nevertheless, a new Workout Fee will become payable if and when that Mortgage Loan again becomes a Corrected Mortgage Loan. If the special servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as special servicer and remained Corrected Mortgage Loans at the time of that termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees.

    THE LIQUIDATION FEE. The special servicer will be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which the special servicer obtains a full, partial or discounted payoff from the related Borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the special servicer receives any Liquidation Proceeds (as defined under "--Custodial Account" below). As to each such Specially Serviced Mortgage Loan and REO Property, the "Liquidation Fee" will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

    - the repurchase of any Mortgage Loan by us for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the 180-day cure period (see "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement).

    - the purchase of any Specially Serviced Mortgage Loan or REO Property by the master servicer, the special servicer or any holder of certificates of the controlling class of the "1999-C2" series (a "Controlling Class Certificateholder") as described in "--Realization upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below); or

    - the purchase of all of the Mortgage Loans and REO Properties by us, the master servicer, the special servicer, the underwriter or any Controlling Class Certificateholder in connection with the termination of the trust as described in "Description of the Offered Certificates--Termination" in this prospectus supplement.

    ADDITIONAL SPECIAL SERVICING COMPENSATION. As additional special servicing compensation, the special servicer will be entitled to receive all late payment charges and Default Interest, if any, collected in respect of the Mortgage Loans that, in each such case--

    - accrued in respect of the related Mortgage Loan during a period when it was a Specially Serviced Mortgage Loan or an REO Mortgage Loan, and

    - are not otherwise allocable to pay the master servicer, special servicer or trustee, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this prospectus supplement.

    Modification fees, assumption fees and certain other fees and charges collected on the Mortgage Loans will be allocated between the master servicer and the special servicer as additional servicing compensation.

    The special servicer will be authorized to invest or direct the investment of funds held in the REO Account (as defined under "--REO Properties" below) in Permitted Investments. The special servicer will be entitled to retain any interest or other income earned on such funds. However, the special servicer will be required to cover losses of principal on such investments out of its own funds.

    PAYMENT OF EXPENSES; SERVICING ADVANCES. Each of the master servicer and special servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. However, the master servicer will be permitted to pay, and the special servicer will be permitted to direct payment of, certain of such expenses, including certain expenses incurred as a result of a Mortgage Loan default, directly out of the Custodial Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "--The Custodial Account" and "Description of the Offered Certificates-- Collection Account" in this prospectus supplement.

    In general, customary, reasonable and necessary "out of pocket" costs and expenses required to be incurred by the master servicer or special servicer in connection with the servicing of a Mortgage Loan, if a default is imminent or after a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, will constitute "Servicing Advances". Servicing Advances will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds (each as defined under "--Custodial Account" below), on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds").

    The special servicer may request the master servicer to make Servicing Advances in respect of a Specially Serviced Mortgage Loan or REO Property, in lieu of the special servicer making such Advances. Any such request is to be made in advance of the date on which the Servicing Advance is required to be made. The master servicer is required to make any such Servicing Advance requested by the special servicer. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to an Advance that it timely requests the master servicer to make, regardless of whether or not the master servicer makes that Advance.

    If the master servicer or special servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the trustee will be required: (a) if it has actual knowledge of such failure, to give the defaulting party notice of its failure; and (b) if such failure continues for three more business days, to make such Servicing Advance. The Pooling Agreement will obligate the fiscal agent to make any Servicing Advance that the trustee was obligated (but failed) to make.

    NOTWITHSTANDING THE FOREGOING DISCUSSION OR ANYTHING ELSE TO THE CONTRARY IN THIS PROSPECTUS SUPPLEMENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE FISCAL AGENT WILL NOT BE OBLIGATED TO MAKE SERVICING ADVANCES THAT, IN THE REASONABLE AND GOOD FAITH JUDGMENT OF THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR THE FISCAL AGENT, AS THE CASE MAY BE, WOULD NOT BE ULTIMATELY RECOVERABLE FROM RELATED PROCEEDS (ANY SERVICING ADVANCE NOT SO RECOVERABLE, A "NONRECOVERABLE SERVICING ADVANCE"). IF THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR THE FISCAL AGENT MAKES ANY SERVICING ADVANCE THAT IT SUBSEQUENTLY DETERMINES IS A NONRECOVERABLE SERVICING ADVANCE, IT MAY OBTAIN REIMBURSEMENT FOR SUCH SERVICING ADVANCE OUT OF GENERAL FUNDS ON DEPOSIT IN THE CUSTODIAL ACCOUNT FROM TIME TO TIME. See "--Custodial Account" below.

    The master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on Servicing Advances made by it. Such interest will accrue on the amount of each Servicing Advance for so long as it is outstanding (and will compound annually) at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of THE WALL STREET JOURNAL (as such "prime rate" may change from time to time). Interest so accrued with respect to any Servicing Advance will compound annually and be payable--

    - out of Default Interest and late payment charges collected on or in respect of the related Mortgage Loan during the Collection Period in which such Servicing Advance is reimbursed, and

    - if such Servicing Advance has been reimbursed, then (to the extent that the Default Interest and late payment charges described in the prior bullet point are insufficient) out of any amounts then on deposit in the Collection Account.

EVIDENCE AS TO COMPLIANCE

    On or before April 30 of each year, beginning April 30, 2000, each of the master servicer and the special servicer must--

    - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate; except that, in rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers; and

    - deliver to the trustee, among others, a statement signed by one or more officers thereof to the effect that, to the best knowledge of such officer or officers, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year (or the portion thereof during which the series "1999-C2" certificates were outstanding).

    Copies of the foregoing annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series "1999-C2" certificateholders, at their expense, upon written request to the trustee.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

    In the case of any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the special servicer described below, the master servicer will be responsible for responding to any request by a Mortgagor for the consent of the mortgagee with respect to a modification, waiver or amendment which would not (with limited exceptions involving the waiver of Default Interest and late payment charges) affect the amount or timing of any of the payment terms of such Mortgage Loan, result in the release of the related Borrower from any material terms of such Mortgage Loan, waive any rights thereunder with respect to any guarantor thereof, relate to the release or substitution of any material collateral for such Mortgage Loan or relate to any waiver of or granting of consent under a "due-on-sale" or "due-on-encumbrance" clause. To the extent consistent with the foregoing, the master servicer will also be responsible for providing or withholding mortgagee consent with respect to certain routine matters. Except as described above and in other limited matters, the master servicer may not agree to waive, modify or amend any term of any Mortgage Loan. Furthermore, the master servicer may not agree to any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC Provisions (as defined in the accompanying prospectus).

    The Pooling Agreement will permit the special servicer to modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment
(a) is consistent with the Servicing Standard, and (b) except under the circumstances described below, will not--

    (i) affect the amount or timing of any scheduled payments of principal, interest or other amount, including Prepayment Premiums and Yield Maintenance Charges but excluding Default Interest and other amounts payable as additional servicing compensation, payable under the Mortgage Loan,

    (ii) affect the obligation of the related Borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period,

   (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment, or

    (iv) in the reasonable, good faith judgment of the special servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

    Notwithstanding clause (b) of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Controlling Class Representative" below, the special servicer may--

    (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge,

    (ii) reduce the amount of the Scheduled P&I Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,

   (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan,

    (iv) accept a principal prepayment on a Specially Serviced Mortgage Loan during any Lockout Period, or

    (v) extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan;

provided that (w) the related Borrower is in monetary default or material non-monetary default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the special servicer, such default is reasonably foreseeable, (x) in the reasonable, good faith judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, (y) such modification, waiver or amendment does not result in a tax being imposed on the trust or cause any REMIC created pursuant to the Pooling Agreement to fail to qualify as a REMIC at any time the series "1999-C2" certificates are outstanding and (z) in connection with extending for more than six months the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan, the special servicer has obtained an appraisal, in accordance with the standards of the Appraisal Institute, of the related Mortgaged Property, performed by an independent appraiser, in connection with such extension, which appraisal supports the determination of the special servicer contemplated by clause (x) of this proviso.

    In no event, however, will the special servicer be permitted to--

    (i) extend the maturity date of a Mortgage Loan beyond October 15, 2030,

    (ii) except in the case of the SunAmerica Loan and the Century City Loan, extend the maturity date of a Mortgage Loan for more than 3 one-year periods unless it receives a rating confirmation from Duff & Phelps Credit Rating Co.,

   (iii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the special servicer, unless such Mortgage Loan is a Balloon Loan as to which the Borrower has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the special servicer may make one or more extensions at the then-existing Mortgage Rate for such Mortgage Loan, which extensions may not exceed three years in the aggregate; except that this limitation of extensions made at a below market rate will not limit the ability of the special servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification,

   (iii) if the Mortgage Loan is secured by a ground lease (but not the related fee interest), extend the maturity date of that Mortgage Loan beyond a date which is less than 10 years prior to the expiration of the term of such ground lease, or

    (iv) reduce the Mortgage Rate to a rate below the then-prevailing interest rate for comparable loans, as determined by the special servicer.

    The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the trustee (with a copy to be delivered to or retained by, as applicable, the master servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof. Upon reasonable prior written notice to the trustee, copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CUSTODIAL ACCOUNT

    GENERAL. The master servicer will be required to establish and maintain one or more separate accounts for purposes of holding payments and other collections in respect of the Mortgage Loans (collectively, the "Custodial Account"). The Custodial Account must be established in such a manner and/or with such a depository as are specified in the Pooling Agreement or, as confirmed in writing by each of Moody's Investors Service, Inc. ("Moody's") and Duff & Phelps Credit Rating Co. ("DCR" and, together with Moody's, the "Rating Agencies"), as would not cause a qualification (in the case of ratings assigned by Moody's), downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to any class of series "1999-C2" certificates (any account meeting this criteria, an "Eligible Account"). The funds held in the Custodial Account may be held as cash or invested in Permitted Investments.

    Any interest or other income earned on funds in the Custodial Account will be paid to the master servicer as additional compensation subject to the limitations set forth in the Pooling Agreement. See "--Servicing and Other Compensation and Payment of Expenses" above.

    DEPOSITS. Under the Pooling Agreement, the master servicer must deposit or cause to be deposited in the Custodial Account within one business day following receipt thereof, in the case of payments and other collections on the Mortgage Loans, or as otherwise required under the Pooling Agreement, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Issue Date, other than in respect of Scheduled P&I Payments due on the Mortgage Loans on or before the Cut-off Date, which belong to us:

    (i) all payments on account of principal on the Mortgage Loans, including principal prepayments;

    (ii) all payments on account of interest on the Mortgage Loans, including Default Interest and Additional Interest;

   (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges collected in respect of the Mortgage Loans;

    (iv) (A) all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (collectively with any comparable amounts received with respect to an REO Property, "Insurance Proceeds"), other than any such proceeds applied to the restoration of the property or otherwise released to the related Borrower or another appropriate person, (B) all proceeds received in connection with the condemnation or the taking by right of eminent domain of a Mortgaged Property (collectively with any comparable amounts received with respect to an REO Property, "Condemnation Proceeds"), other than any such proceeds applied to the restoration of the property or otherwise released to the related Borrower or another appropriate person, and (C) all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans by foreclosure or otherwise (collectively with any amounts received in connection with the sale of an REO Property and the amounts described in clause (v) below, "Liquidation Proceeds");

    (v) all cash proceeds paid in connection with (A) the repurchase of any Mortgage Loan by us as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement, (B) the purchase of any defaulted Mortgage Loan by any party as described under "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below and (C) the purchase of all remaining Mortgage Loans and REO Properties by us, the master servicer, the special servicer, the underwriter or any Controlling Class Certificateholder as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

    (vi) any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the Custodial Account;

   (vii) all payments required to be deposited by the master servicer or the special servicer in the Custodial Account with respect to any deductible clause in any blanket insurance policy described under "--Maintenance of Insurance" below;

  (viii) any amount required to be transferred from the REO Account (if established); and

    (ix) any other amounts required to be so deposited under the Pooling Agreement.

    Upon receipt of any of the amounts described in clauses (i) through
(v) above with respect to any Specially Serviced Mortgage Loan, the special servicer is generally required to promptly remit such amounts to the master servicer for deposit in the Custodial Account.

    WITHDRAWALS. The master servicer may make withdrawals from the Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

    (i) to remit to the trustee on or before the Distribution Date each month an amount generally equal to that portion of the Available Distribution Amount (as defined under "Description of the Offered Certificates--Distributions" in this prospectus supplement) for the related Distribution Date then on deposit in the Custodial Account, together with certain amounts to be paid or reimbursed to the trustee from the Collection Account and any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest received during the related Collection Period;

    (ii) to apply amounts held for future distribution on the Certificates to make advances ("P&I Advances"; and, collectively with Servicing Advances, "Advances") to cover delinquent monthly debt service payments (other than Balloon Payments), as and to the extent described under "Description of the Offered Certificates--P&I Advances" in this prospectus supplement;

   (iii) to reimburse the fiscal agent, the trustee or itself (in that order), as applicable, for unreimbursed P&I Advances (other than P&I Advances that constitute Nonrecoverable Advances (as defined below), which are reimbursable as described in clause (viii) below) made thereby, that reimbursement to be made out of Related Proceeds;

    (iv) to pay itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan (including each Specially Serviced Mortgage Loan and each REO Mortgage Loan), that payment being limited to amounts received on or in respect of such Mortgage Loan that are allocable as a recovery of interest thereon (or, if there has been a final liquidation of such Mortgage Loan and any related REO Property, that payment to be made out of general collections on the other Mortgage Loans and REO Properties);

    (v) to pay the special servicer, out of general collections on the Mortgage Loans and any REO Properties, Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and each REO Mortgage Loan;

    (vi) to pay the special servicer (or, if applicable, a predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled, as and from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

   (vii) to reimburse the fiscal agent, the trustee, itself or the special servicer (in that order), as applicable, for any unreimbursed Servicing Advances made thereby, such reimbursement to be made out of Related Proceeds;

  (viii) to reimburse the fiscal agent, the trustee, itself or the special servicer (in that order), as applicable, out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed Advances made thereby that have been determined not to be ultimately recoverable from Related Proceeds (any such Advance, a "Nonrecoverable Advance");

    (ix) to pay the fiscal agent, the trustee, itself or the special servicer (in that order), as applicable, unpaid interest on any Advance made thereby, that payment to be made out of Default Interest and late payment charges received (A) in respect of the Mortgage Loan as to which the Advance was made and (B) during the Collection Period in which the Advance is reimbursed;

    (x) when it reimburses the fiscal agent, the trustee, the special servicer or itself, as applicable, for any unreimbursed Advance as described in clause (iii), (vii) or (viii) above, to pay the fiscal agent, the trustee, the special servicer or itself (in that order), as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable pursuant to clause (ix) above;

    (xi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for costs and expenses incurred by the trust in connection with environmental testing as described under "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below;

   (xii) to pay itself, as additional servicing compensation, (A) interest and investment income earned in respect of amounts held in the Custodial Account, (B) any Prepayment Interest Excesses collected in respect of the Mortgage Loans and (C) to the extent not otherwise applied to cover interest on Advances, any Default Interest and late payment charges received and accrued in respect of Mortgage Loans that are not Specially Serviced Mortgage Loans or REO Mortgage Loans;

  (xiii) to pay the special servicer, as additional servicing compensation, any Default Interest and late payment charges received and accrued in respect of Specially Serviced Mortgage Loans and REO Mortgage Loans and not otherwise applied to cover interest on Advances;

   (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of an independent appraiser or other expert in real estate matters as required under the Pooling Agreement;

   (xv) to pay itself, the special servicer, us, or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, amounts payable to any such person as described under "--Certain Matters Regarding Us, the Master Servicer and the Special Servicer" below;

   (xvi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of certain advice of counsel and tax accountants, the cost of certain opinions of counsel, the cost of recording the Pooling Agreement and the cost of the trustee's transferring Mortgage Files to a successor after having been terminated by Certificateholders without cause, all as set forth in the Pooling Agreement;

  (xvii) with respect to each Mortgage Loan purchased pursuant to or as contemplated by the Pooling Agreement, to pay to the purchaser thereof all amounts received thereon subsequent to the date of purchase;

  (xviii) to pay certain servicing expenses that would, if advanced, constitute
          Nonrecoverable Advances, but the payment of which is determined nonetheless to be in the best interests of the Certificateholders; and

   (xix) to clear and terminate the Custodial Account upon the termination of the Pooling Agreement.

    The Pooling Agreement will limit the extent to which amounts received on the Century City Companion Loan or the SunAmerica Companion Loan may be applied to cover certain expenses payable or reimbursable out of general collections on the Mortgage Loans and REO Properties.

THE CONTROLLING CLASS REPRESENTATIVE

    SELECTION. The Pooling Agreement permits the holder or holders of series "1999-C2" certificates representing a majority of the Voting Rights (as defined under "Description of the Offered Certificates--Voting Rights" in this prospectus supplement) allocated to the Controlling Class (as defined below) to select a representative (the "Controlling Class Representative") from whom the special servicer will seek advice and approval and take direction under the circumstances described below. In addition, if the Controlling Class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the Voting Rights allocated to the Controlling Class will be entitled to directly select a Controlling Class Representative. The "Controlling Class" of series "1999-C2" certificates will be the class of series "1999-C2" certificates (exclusive of the "X", "R-I", "R-II" and "R-III" classes) with the latest alphabetical class designation that has an aggregate principal balance that is greater than 25% of its original aggregate principal balance. However, if no such class of series "1999-C2" certificates has an aggregate principal balance that is greater than 25% of its original aggregate principal balance, then the outstanding class of series "1999-C2" certificates (exclusive of the "X", "R-I", "R-II" and "R-III" classes) with the latest alphabetical class designation will be the "Controlling Class" of series "1999-C2" certificates. The class "A-1" and class "A-2" certificates will be treated as one class for determining the Controlling Class of series "1999-C2" certificates.

    CERTAIN RIGHTS AND POWERS. The Controlling Class Representative will be entitled to advise the special servicer with respect to the following actions of the special servicer, and except as otherwise described below, the special servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within 10 business days of having been notified thereof and having been provided with all reasonably requested information with respect thereto:

    (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

    (ii) any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan;

   (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement) for less than the applicable Purchase Price;

    (iv) any acceptance of a discounted payoff;

    (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

    (vi) any release of collateral for a Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, that Mortgage Loan);

   (vii) any acceptance of substitute or additional collateral for a Mortgage Loan (other than in accordance with the terms of that Mortgage Loan);

  (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

    (ix) any acceptance of an assumption agreement releasing a Borrower from liability under a Mortgage Loan.

    In addition, except as otherwise described below, the Controlling Class Representative may direct the special servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling Agreement.

    Notwithstanding the foregoing, no such advice, direction or objection contemplated by either of the two preceding paragraphs may require or cause the special servicer to violate any provision of the Pooling Agreement, including the special servicer's obligation to act in accordance with the Servicing Standard.

    LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE. The Controlling Class Representative will not be liable to the trust or the series "1999-C2" certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series "1999-C2" certificateholder acknowledges and agrees, by its acceptance of its series "1999-C2" certificates, that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of one or more classes of series "1999-C2" certificates, that the Controlling Class Representative may act solely in the interests of the holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the holders of any class of series "1999-C2" certificates other than the Controlling Class, that the Controlling Class Representative may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of series "1999-C2" certificates, that the Controlling Class Representative will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Controlling Class Representative will have no liability whatsoever for having so acted, and no series "1999-C2" certificateholder may take any action whatsoever against the Controlling Class Representative for having so acted.

REALIZATION UPON DEFAULTED MORTGAGE LOANS; SALE OF DEFAULTED MORTGAGE LOANS AND
  REO PROPERTIES

    A Borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Borrower that is unable to make Mortgage Loan payments may also be unable to make timely payments of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the special servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives.

    The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

    The Pooling Agreement grants to the master servicer, the special servicer and any Controlling Class Certificateholder (with priority among those holders based on the size of their respective percentage interests in the Controlling Class) a right to purchase from the trust certain defaulted Mortgage Loans in the priority described below. If the special servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become subject to foreclosure or similar proceedings, the special servicer will be required to give prompt written notice of such determination to the trustee and the master servicer. The trustee will be required, within 10 days after receipt of such notice, to provide a similar notice to the Controlling Class Certificateholders. Upon receipt of such notice and for a period of 10 business days thereafter, any of those certificateholders may, but will not be obligated to, purchase any such defaulted Mortgage Loan from the trust, at a price equal to the applicable Purchase Price. If none of those certificateholders has purchased such defaulted Mortgage Loan within 10 business days of its having received notice in respect thereof, either the special servicer or the master servicer, in that order of priority, may, but is not obligated to, purchase such defaulted Mortgage Loan from the trust, at a price equal to the applicable Purchase Price. Despite the right of the master servicer, the special servicer and/or any Controlling Class Certificateholder to purchase any defaulted Mortgage Loan, the special servicer need not delay foreclosure or similar proceedings with respect to that Mortgage Loan.

    The special servicer, at any time, may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if that sale would be in the best economic interests of the series "1999-C2" certificateholders, as a collective whole. That offer is to be made in a commercially reasonable manner for a period of not less than 10 days. Subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase Price, the special servicer will be permitted to accept any cash offer that constitutes a "fair price", as determined in accordance with the Pooling Agreement, for the particular Mortgage Loan. See "--The Controlling Class Representative--Certain Rights and Powers" above.

    Notwithstanding any of the foregoing, the special servicer will not be obligated to accept the highest cash bid if it determines, in accordance with the Servicing Standard, that rejection of that bid would be in the best interests of the series "1999-C2" certificateholders, as a collective whole. In addition, subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase Price, the special servicer may accept a lower cash bid from any person or entity other than itself or an affiliate, if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the series "1999-C2" certificateholders, as a collective whole. The special servicer might make such a determination if the prospective buyer making the lower bid is more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid are more favorable.

    Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted Mortgage Loan or any REO Property.

    In the case of a default or a reasonably foreseeable default under each of the SunAmerica Loan and the Century City Loan, the holder of the SunAmerica Companion Loan and the holder of the Century City Companion Loan, respectively, will be entitled to purchase that Mortgage Loan as and at the price described under "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.

    The special servicer will be required to exercise reasonable efforts, consistent with the Servicing Standard and the discussion under "--The Controlling Class Representative--Certain Rights and Powers" above, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments and which are not sold as described above. Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the trustee, on behalf of the series "1999-C2" certificateholders, could, in the reasonable, good faith judgment of the special servicer exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

    (i) the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

    (ii) in the event that the determination described in the immediately preceding clause (i) above cannot be made, (A) the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the immediately preceding clause (i) above, that it would maximize the recovery to the Certificateholders on a present value basis to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the immediately preceding clause (i) above, and (B) either the Controlling Class Representative has not objected to the special servicer's doing so or, if the Controlling Class Representative has objected, that objection is, in the special servicer's judgment, contrary to the Servicing Standard. See "--The Controlling Class Representative--Certain Rights and Powers" above and "Certain Legal Aspects of Mortgage Loans--Environmental Matters" in the accompanying prospectus.

    The cost of any environmental testing will be covered by, and reimbursable as, a Servicing Advance, and the cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph will generally be payable directly out of the Custodial Account.

    If neither of the conditions set forth in clauses (i) and (ii) of the second preceding paragraph has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the Mortgaged Property. In connection therewith, the special servicer may, on behalf of the trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage. However, if the affected Mortgage Loan has a then outstanding principal balance greater than $1 million, then prior to effecting such release, among other things, (i) the special servicer must have notified the trustee, among others, (ii) the trustee must have notified the series "1999-C2" certificateholders, (iii) the holders of series "1999-C2" certificates entitled to a majority of the Voting Rights must not have objected to such release within 30 days of their having been so notified thereof and (iv) either the Controlling Class Representative must not have objected to such release or, if it did, such objection was, in the special servicer's judgment, inconsistent with the Servicing Standard.

REO PROPERTIES

    If title to any Mortgaged Property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell such Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless (except in the case of the SunAmerica Property and the Century City Property)--

    - the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension"), or

    - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of such property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the trust or cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC under the Code.

    Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property in such a manner as will be reasonably likely to realize a fair price for such property. The special servicer may retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to such REO Property.

    In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that
(i) maintains its status as "foreclosure property" under the REMIC Provisions (as defined in the accompanying prospectus) and (ii) would, to the extent commercially reasonable and consistent with the foregoing clause (i), maximize the Trust's net after-tax proceeds from that property. After the special servicer reviews the operation of such property and consults with the trustee, or any person appointed thereby to act as REMIC administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from such property, the special servicer could determine, particularly in the case of an REO Property that is a hotel or residential health-care facility, that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property", within the meaning of
Section 857(b) (4) (B) of the Internal Revenue Code of 1986, or a tax on "prohibited transactions" under Section 860F of the Internal Revenue Code of 1986 (either of the taxes referred to in this prospectus supplement as an "REO Tax"). To the extent that income the trust receives from an REO Property is subject to--

    (i) a tax on "net income from foreclosure property", that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

    (ii) a tax on "prohibited transactions", that income would be subject to federal tax at a 100% rate.

    The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions". The "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to

"prohibited transactions". Any REO Tax imposed on the trust's income from an REO Property would reduce the amount available for distribution to series "1999-C2" certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Considerations" in the accompanying prospectus. The reasonable "out-of-pocket" costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the Custodial Account.

    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired, the special servicer will be required to establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the trustee in trust for the benefit of the series "1999-C2" certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account is to be an Eligible Account. The special servicer will be required to deposit, or cause to be deposited, in the REO Account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. The funds held in the REO Account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO Account will be payable to the special servicer, subject to the limitations set forth in the Pooling Agreement.

    The special servicer will be required to withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Promptly following the end of each Collection Period, the special servicer will be required to withdraw from the REO Account and deposit, or deliver to the master servicer for deposit, into the Custodial Account the aggregate of all amounts received in respect of each REO Property during that Collection Period, net of (i) any withdrawals made out of such amounts as described in the preceding sentence and (ii) any portion of such amounts that may be retained as reserves as described in the next sentence. The special servicer may, subject to certain limitations set forth in the Pooling Agreement, retain in the REO Account such portion of those proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

    The special servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Mortgage Loan and annually thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan, the cost of which will be reimbursable to the Special Servicer as a Servicing Advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year, the cost of which will be reimbursable to the Special Servicer as a Servicing Advance. The master servicer will be required at its expense to perform or cause to be performed a physical inspection of each Mortgaged Property securing a non-Specially Serviced Mortgage Loan (i) at least once every three calendar years in the case of Mortgaged Properties securing Credit Lease Loans, (ii) at least once every two calendar years in the case of Mortgaged Properties securing non-Credit Lease Loans or allocated portions thereof, as applicable, that have outstanding principal balances of $2,000,000 or less and
(iii) at least once every calendar year in the case of all other such Mortgaged Properties. The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the Mortgaged Property and that specifies the existence of any sale, transfer or abandonment of the Mortgaged Property or any material change in its condition or value.

    The special servicer, in the case of any Specially Serviced Mortgage Loans, and the master servicer, in the case of all other Mortgage Loans, will also be required to use reasonable efforts to collect from the related Borrowers and review the quarterly and annual operating statements and rent rolls with respect to each of the Mortgaged Properties and REO Properties. The special servicer will be required to deliver to the master servicer copies of those operating statements and rent rolls collected by the special servicer. In connection therewith, with respect to each Mortgaged Property and REO Property, the master servicer will be required to prepare, based on reports generated by itself and the special servicer, and deliver to the trustee a Comparative Financial Status Report for, or as of the end of, the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement. Each of the Mortgage Loans requires the related Borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing Mortgage Loan.

REPLACEMENT OF THE SPECIAL SERVICER

    The Pooling Agreement will permit the holder or holders of series "1999-C2" certificates entitled to a majority of the Voting Rights allocated to the Controlling Class to terminate an existing special servicer and to appoint a successor thereto.

    Any termination and/or appointment of a successor special servicer, as described above, will be subject to, among other things, the trustee's receipt of--

    - written confirmation from each Rating Agency that the appointment of that successor will not result in a qualification (in the case of ratings assigned by Moody's), downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series "1999-C2" certificates, and

    - the written agreement of the proposed special servicer to be bound by the terms and conditions of the Pooling Agreement, together with an opinion of counsel regarding, among other things, the enforceability thereof.

    If the Controlling Class of series "1999-C2" certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the Voting Rights allocated to the Controlling Class will be entitled to directly replace the special servicer.

MAINTENANCE OF INSURANCE

    The Pooling Agreement will require the master servicer (with respect to Mortgage Loans other than Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Mortgage Loans) to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage. The Pooling Agreement will further provide that--

    - if and to the extent that any Mortgage permits the holder thereof any discretion, by way of consent, approval or otherwise, as to the insurance coverage that the related Borrower is required to maintain, the master servicer or the special servicer, as the case may be, must exercise that discretion in a manner consistent with the Servicing Standard; and

    - if and to the extent that a Mortgage so permits, the master servicer or the special servicer, as the case may be, must use reasonable efforts to cause the related Borrower to obtain the required insurance coverage from insurance companies or security or bonding companies qualified to write the related insurance policy in the relevant jurisdiction ("Qualified Insurers") that have a "claims paying ability" or "financial strength" rating meeting the requirements of the Pooling Agreement.

    Any Controlling Class Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at its expense, to the extent that insurance may reasonably be obtained.

    The special servicer will be required, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable Borrower under the related Mortgage.

    If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a "claims-paying ability" or "financial strength" rating that meets (or the obligations of which are guaranteed by an entity having such a rating that meets) the requirements of the Pooling Agreement and (ii) provides protection equivalent to the individual policies otherwise required, the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related Mortgaged Property or REO Property an individual hazard insurance policy complying with the requirements described in the preceding three paragraphs, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the Custodial Account from its own funds the amount of those losses that would have been so covered by an individual policy but are not covered under the blanket policy because of such deductible clause.

CERTAIN MATTERS REGARDING US, THE MASTER SERVICER AND THE SPECIAL SERVICER

    Any entity serving as master servicer or special servicer under the Pooling Agreement may have other normal business relationships with us or our affiliates. The Pooling Agreement will permit each of the master servicer and the special servicer to resign from its obligations thereunder, in that capacity, upon a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Unless otherwise required by applicable law, no such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the Pooling Agreement. The master servicer and the special servicer will each also have the right to resign at any other time provided that--

    (i) a willing successor thereto has been found,

    (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a qualification (in the case of ratings assigned by Moody's), downgrade or withdrawal of any rating or ratings then assigned to any Class of Certificates,

   (iii) the resigning party pays all costs and expenses in connection with such transfer, and

    (iv) the successor accepts appointment prior to the effectiveness of the resignation and agrees in writing to be bound by the terms and conditions of the Pooling Agreement.

    Unless the long-term debt obligations thereof satisfy the ratings criteria specified in the Pooling Agreement, the master servicer and special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling Agreement.

    The Pooling Agreement will provide that none of the master servicer, the special servicer or us will be under any liability to the trust, the trustee, the fiscal agent or the series "1999-C2" certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment, except that none of those persons or entities, including us, will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. The Pooling Agreement will further provide that we, the master servicer, the special servicer and any director, officer, employee or agent of us or any of them will be entitled to indemnification by the trust against any loss, liability or expense, including legal fees and expenses, incurred in connection with any legal action or claim relating to the Pooling Agreement or the series "1999-C2" certificates, including in connection with the distribution of reports and information as contemplated by the Pooling Agreement, other than any costs and expenses that it is required to bear under the Pooling Agreement without reimbursement or that constitute Servicing Advances, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, in each case by the person being indemnified.

    In addition, the Pooling Agreement will provide that none of the master servicer, the special servicer or us will be under an obligation to appear in, prosecute or defend any legal action unless (a) that action is related to the particular person's or entity's respective responsibilities thereunder and
(b) either (i) that person or entity is specifically required to bear the expense of that action or (ii) that action will not, in that person's or entity's opinion, involve that person or entity, as the case may be, in any ultimate expense or liability for which it would not be reimbursed under the Pooling Agreement. However, each of the master servicer, the special servicer and us may undertake any such action that it or we may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the series "1999-C2" certificateholders thereunder. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the trust, and we, the master servicer or the special servicer, as the case may be, will be entitled to charge the Custodial Account therefor.

    Any person (i) into which the master servicer, the special servicer or ourselves may be merged or consolidated, or (ii) resulting from any merger or consolidation to which the master servicer the special servicer or us is a party, or (iii) succeeding to the business, which may, in the case of the master servicer or special servicer, be limited to the commercial loan servicing business, of the master servicer, the special servicer or ourselves, will be the successor of the master servicer, the special servicer or ourselves, as the case may be, under the Pooling Agreement. However, no successor or surviving person will succeed to the rights of the master servicer or the special servicer unless, among other things, such succession will not result in any qualification (in the case of ratings assigned by Moody's), downgrade or withdrawal of the rating then assigned by any Rating Agency to any class of series "1999-C2" certificates as confirmed in writing.

EVENTS OF DEFAULT

    "Events of Default" under the Pooling Agreement will include each of the following events, circumstances and conditions and may include others:

        (1) any failure by the master servicer or the special servicer to deposit, or to remit to the appropriate party for deposit, into the Custodial Account or REO Account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which such deposit or remittance was required to be made;

        (2) any failure by the master servicer to remit to the trustee for deposit in the Collection Account any amount, including a P&I Advance, required to be so remitted, which continues unremedied for one business day following the date on which such remittance was required to be made;

        (3) any failure by the master servicer or the special servicer to timely make any Servicing Advance required to be made by it under the Pooling Agreement, which Servicing Advance remains unmade for a period of three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee as described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement;

        (4) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling Agreement, which failure continues unremedied for 30 days after written notice of that failure, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the Pooling Agreement or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the Pooling Agreement), by series "1999-C2" certificateholders entitled to not less than 25% of the Voting Rights, provided, however, that with respect to any failure which is not curable within that 30-day period, the master servicer or the special servicer, as the case may be, will be entitled to an additional 30 days to complete the cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

        (5) any breach by the master servicer or the special servicer of any of its representations or warranties contained in the Pooling Agreement that materially and adversely affects the interests of any class of series "1999-C2" certificateholders and that continues unremedied for 30 days after written notice of that breach, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the Pooling Agreement, or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the Pooling Agreement), by series "1999-C2" certificateholders entitled to not less than 25% of the Voting Rights, provided, however, that with respect to any breach which is not curable within that 30-day period, the master servicer or the special servicer, as the case may be, will be entitled to an additional 30 days to complete the cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure the breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

        (6) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

        (7) one or more ratings assigned by either Rating Agency to the series "1999-C2" certificates has been qualified (in the case of ratings assigned by Moody's), downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, which that Rating Agency has determined, and given written notice is solely a result of the master servicer or special servicer, as the case may be, acting in that capacity; and

        (8) the receipt by the trustee of notice from either Rating Agency to the effect that the master servicer or the special servicer, as the case may be, is no longer "approved" by that Rating Agency to act in such capacity for pools of mortgage loans similar to the mortgage pool with ratings similar to those of the series "1999-C2" certificates and the failure to be so "approved" will cause a qualification (in the case of ratings assigned by Moody's), downgrade or withdrawal of one or more ratings then assigned to the series "1999-C2" certificates.

        When a single entity acts as master servicer and special servicer, an Event of Default in one such capacity will constitute an Event of Default in the other such capacity.

RIGHTS UPON EVENT OF DEFAULT

    If an Event of Default described in clauses 1-6 under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of Certificateholders entitled to not less than 25% of the Voting Rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the Pooling Agreement and in and to the assets of the trust other than any rights thereof as a series "1999-C2" certificateholder. However, a termination based solely on an Event of Default described in clause 6 under "--Events of Default" above may be unenforceable. If an Event of Default described in clauses 7 and 8 under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee is required to terminate all of the rights and obligations of the defaulting party under the Pooling Agreement and in and to the assets of the trust other than any rights thereof as a series "1999-C2" certificateholder. Upon any such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the Pooling Agreement and will be entitled to like compensation arrangements. If the trustee is unwilling to so act, it may (or, at the written request of series "1999-C2" certificateholders entitled to a majority of the Voting Rights, or if the trustee is unable, or is not approved by each Rating Agency, to act as a master servicer or special servicer, as the case may be, the trustee will be required to) appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

    Series "1999-C2" certificateholders entitled to at least 66 2/3% of the Voting Rights allocated to each class of series "1999-C2" certificates affected by any Event of Default may waive the Event of Default; except that an Event of Default described in clauses 1, 2, 7 and 8 under "--Events of Default" above may only be waived by all of the holders of the affected classes of series "1999-C2" certificates. Upon any such waiver of an Event of Default, such Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the Pooling Agreement.

    No series "1999-C2" certificateholder will have the right under the Pooling Agreement to institute any proceeding with respect thereto unless--

    - that holder previously has given to the trustee written notice of default,

    - except in the case of a default by the trustee, series "1999-C2" certificateholders entitled to not less than 25% of the Voting Rights have made written request upon the trustee to institute that proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and

    - the trustee for 60 days has neglected or refused to institute that proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series "1999-C2" certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

SALE OF MASTER SERVICING RIGHTS

    If the master servicer is terminated as a result of the Events of Default described in clauses 7 and 8 under "--Events of Default" above, then the trustee will solicit bids for the master servicer's servicing rights under the Pooling Agreement and will deliver the net proceeds of any resulting sale to the master servicer. Any attempted sale is to occur during the 45-day period following the termination, during which 45-day period the trustee will act as successor master servicer. See "--Events of Default" and "--Rights upon Event of Default" above in this prospectus supplement.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

    The LB Commercial Mortgage Trust 1999-C2, Commercial Mortgage Pass-Through Certificates, Series 1999-C2 (the "Certificates") will be issued on or about October 14, 1999 (the "Issue Date") in multiple classes (each, a "Class") pursuant to the Pooling Agreement. They will represent in the aggregate the entire beneficial ownership interest in the trust. The assets of the trust will include:

    - the Mortgage Loans;

    - any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date);

    - the Mortgage Files for the Mortgage Loans;

    - any REO Properties; and

    - all funds or assets as from time to time are deposited in the Collection Account (see "--Collection Account" below), the Custodial Account, the Interest Reserve Account, and/or the REO Account.

    The Certificates will include nineteen (19) separate Classes, eight (8) of which are Classes of "Offered Certificates" and eleven (11) of which are Classes of "Private Certificates". The tables below set forth the Class designation, the approximate initial Certificate Balance or Notional Amount (each as defined below) and the Pass-Through Rate (or, in the case of the Class X Certificates, the initial Pass-Through Rate) for each Class of Certificates. The "Pass-Through Rate" for any Class of Certificates is the annual rate at which that Class of Certificates will accrue interest from time to time.

                              OFFERED CERTIFICATES

                                        INITIAL                % OF THE        APPROXIMATE
                                 CERTIFICATE BALANCE OR        INITIAL           INITIAL
CLASS DESIGNATION                  NOTIONAL AMOUNT(1)        POOL BALANCE   CREDIT SUPPORT(2)   PASS-THROUGH RATE
-----------------                ----------------------      ------------   -----------------   -----------------
Class A-1......................       $255,000,000                28.6%           21.00%             7.10500%
Class A-2......................       $450,024,000                50.4%           21.00%             7.32500%
Class B........................       $ 37,928,000                 4.2%           16.75%             7.42500%
Class C........................       $ 37,929,000                 4.3%           12.50%             7.47000%
Class D........................       $ 13,386,000                 1.5%           11.00%             7.47000%
Class E........................       $ 23,427,000                 2.6%            8.38%             7.47000%
Class F........................       $ 12,271,000                 1.4%            7.00%             7.47000%
Class X........................       $892,435,593(3)              N/A              N/A              0.92765%(4)

------------------------------

(1) The actual initial Certificate Balance or Notional Amount of any Class of Offered Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(2) Represents the aggregate initial Certificate Balance, expressed as a percentage of the Initial Pool Balance, of all Classes of Certificates that are subordinate to the indicated Class.

(3) Notional Amount. The Class X Certificates will not have a Certificate
    Balance.

(4) The Pass-Through Rate shown above for the Class X Certificates is the approximate rate applicable for the Distribution Date in November 1999. The Pass-Through Rate for the Class X Certificates is variable and will be calculated pursuant to a formula described under "--Distributions--Calculations of Pass-Through Rates" below.

                            PRIVATE CERTIFICATES(1)

                                                                            % OF THE
                                                        INITIAL             INITIAL
CLASS DESIGNATION                                CERTIFICATE BALANCE(2)   POOL BALANCE   PASS-THROUGH RATE
-----------------                                ----------------------   ------------   -----------------
Class G........................................        $11,155,000             1.2%           6.72000%
Class H........................................        $17,849,000             2.0%           6.72000%
Class J........................................        $ 4,462,000             0.5%           6.72000%
Class K........................................        $ 7,586,000             0.9%           6.72000%
Class L........................................        $ 9,816,000             1.1%           6.72000%
Class M........................................        $ 2,678,000             0.3%           6.72000%
Class N........................................        $ 2,230,000             0.2%           6.72000%
Class P........................................        $ 6,694,593             0.8%           6.72000%

------------------------------

(1) The Private Certificates will also include the Class R-I, Class R-II and Class R-III Certificates. However, the Class R-I, Class R-II and
    Class R-III Certificates do not have Certificate Balances, Notional Amounts or Pass-Through Rates.

(2) The actual initial Certificate Balance of any Class of Private Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

    The "Certificate Balance" of any Class of Certificates will represent the aggregate distributions of principal to which the registered holders ("Holders" or "Certificateholders") of those Certificates are entitled over time out of payments, or Advances in lieu thereof, and other collections on the assets of the trust. We refer in this prospectus supplement to the respective Classes of Certificates with Certificate Balances as the "Principal Balance Certificates". On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be permanently reduced by any distributions of principal actually made with respect to that Class of Certificates on that Distribution Date. On any particular Distribution Date, the Certificate Balance of a Class of Principal Balance Certificates may also be permanently reduced as and to the extent described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below, in connection with Realized Losses and Additional Trust Fund Expenses (each as defined in that section).

    The Class X Certificates will not have a Certificate Balance or entitle the holders thereof to receive distributions of principal. The "Notional Amount" of the Class X Certificates will represent the principal amount on which interest will accrue in respect of that Class from time to time. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of the respective Classes of Principal Balance Certificates outstanding from time to time. Each of those Certificate Balances will constitute a separate component (a "Component") of the Class Notional Amount of the Class X Certificates, which Component will have the same alphabetical and/or numerical designation as the alphabetical and/or numerical Class designation for the related Class of Principal Balance Certificates. For example, the Certificate Balance of the Class A-1 Certificates outstanding from time to time will constitute Component A-1 of the Notional Amount of the Class X Certificates.

    A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. Under very limited circumstances, however, the prior Holders thereof may thereafter be entitled to certain payments in reimbursement of any reductions made in the Certificate Balance, if any, of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below, in connection with Realized Losses and Additional Trust Fund Expenses.

    As described under "Federal Income Tax Consequences" in this prospectus supplement, the Class R-I, Class R-II and Class R-III Certificates will constitute REMIC residual interests and are referred to in this prospectus supplement as the "Residual Interest Certificates". The remaining Certificates will evidence

REMIC regular interests and are referred to in this prospectus supplement as the "Regular Interest Certificates".

    We have prepared this prospectus supplement solely for the purposes of offering the Offered Certificates. The Private Certificates have not been registered under the Securities Act and are not being offered to you. Accordingly, to the extent that this prospectus supplement contains information regarding the terms of the Private Certificates, we have provided the information because of its potential relevance to you as a prospective purchaser of Offered Certificates.

REGISTRATION AND DENOMINATIONS

    The Offered Certificates will be issued in book-entry form in original denominations of:

    - in the case of the Class X Certificates, $250,000 initial notional amount and in any whole dollar denomination in excess thereof; and

    - in the case of the other Offered Certificates, $10,000 initial principal amount and in any whole dollar denomination in excess thereof.

    Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the Cede & Co., as nominee of The Depository Trust Company ("DTC").

    You will NOT be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing your interest in the Offered Certificates, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in those Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants").

    All references in this prospectus supplement to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related beneficial owners through their respective DTC Participants in accordance with DTC procedures. In addition, all references in this prospectus supplement to payments, notices, reports and statements to Holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related beneficial owners through their respective DTC Participants in accordance with DTC procedures.

    As a result of the foregoing, you may experience certain delays in the receipt of payments on your Certificates and may have difficulty in pledging your Certificates. See "Description of the Securities--Book-Entry Registration" in the accompanying prospectus.

    The trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, the registration of transfers and exchanges of the Offered Certificates.

COLLECTION ACCOUNT

    GENERAL. The trustee will be required to establish and maintain one or more accounts (collectively, the "Collection Account") for the distribution of payments to the Certificateholders. Each such account is to be an Eligible Account. The funds held in the Collection Account may be invested at the direction of the master servicer (or as otherwise provided in the Pooling Agreement) in Permitted Investments.

    DEPOSITS. On or before the business day prior to each Distribution Date, the master servicer will be required to deliver to the trustee, for deposit in the Collection Account, in immediately available funds, the amounts described in clause (i) under "Servicing of the Mortgage Loans--Custodial Account--Withdrawals". In addition, the master servicer will be required, as and when provided in the Pooling Agreement, to deliver to the trustee for deposit in the Collection Account, any P&I Advances and/or Compensating Interest Payment with respect to each Distribution Date. Furthermore, during March of each year, the trustee will transfer Interest Reserve Amounts in respect of the Actual/360 Mortgage Loans from the Interest Reserve Account to the Collection Account as described under "--Distributions--Interest Reserve Account" below.

    WITHDRAWALS. The trustee may, from time to time, make withdrawals from the Collection Account for any of the following purposes, among others:

        1. to make distributions to the Certificateholders on each Distribution Date;

        2. to pay itself its monthly fee;

        3. to reimburse and/or indemnify itself and certain related persons as described under "--The Trustee" below and to make certain comparable reimbursements and/or indemnifications with respect to the fiscal agent;

        4. to pay the master servicer, as additional servicing compensation, interest and other investment income earned in respect of amounts held in the Collection Account;

        5. to pay for the cost of certain opinions of counsel required under the Pooling Agreement;

        6. to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, to the extent required to be borne by the trust, all as described under "Federal Income Tax Consequences--Possible Taxes on Income from Foreclosure Property and Other Taxes" and "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and as provided in the Pooling Agreement;

        7. to transfer, during January (except in a leap year) and February of each calendar year, Interest Reserve Amounts in respect of the Actual/360 Mortgage Loans to the Interest Reserve Account as described under "--Distributions--Interest Reserve Account" below; and

        8. to clear and terminate the Collection Account upon termination of the trust.

SENIORITY

    The following chart sets forth the relative seniority of the respective Classes of Certificates for purposes of--

     - making distributions of interest and, if and when applicable, distributions of principal, and

     - allocating Realized Losses, Additional Trust Fund Expenses and Net Aggregate Prepayment Interest Shortfalls.

    In general, each identified Class of Certificates will, for the above-specified purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart.

    MOST SENIOR             EXPANDED SENIORITY CHART             MOST SENIOR

                                     [LOGO]

    MOST SUBORDINATE                                        MOST SUBORDINATE

CERTAIN RELEVANT CHARACTERISTICS OF THE MORTGAGE LOANS

    The following characteristics of the Mortgage Loans are, in addition to those described elsewhere in this prospectus supplement, relevant to the following discussions in this "Description of the Offered Certificates" section.

    MORTGAGE PASS-THROUGH RATE. The "Mortgage Pass-Through Rate" in respect of any Mortgage Loan for any Distribution Date will, in general, equal--

     - in the case of each 30/360 Mortgage Loan, the Mortgage Rate for the Mortgage Loan as of the Cut-off Date (without regard to any subsequent modifications, waivers or amendments of the Mortgage Loan) minus the Administrative Cost Rate for the Mortgage Loan, and

     - in the case of each Actual/360 Mortgage Loan, an annual rate generally equal to (a) a fraction (expressed as a percentage), the numerator of which is, subject to adjustment in accordance with the following sentence, equal to twelve (12) times the aggregate amount of interest accrued (or, in the event of prepayments, that would have accrued) in respect of the Mortgage Loan during the calendar month immediately preceding the month in which that Distribution Date occurs at the Mortgage Rate for the Mortgage Loan as of the Cut-off Date (without regard to any subsequent modifications, waivers or amendments of the Mortgage Loan), and the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan immediately prior to that Distribution Date, minus (b) the Administrative Cost Rate for the Mortgage Loan. The numerator of the fraction described in clause (a) of the prior sentence will, when the accrual of interest occurs during the calendar months of December (except in a year preceding a leap year) and January, be decreased by the amount of any Interest Reserve Amount transferred from the Collection Account to the Interest Reserve Account in respect of such Mortgage Loan in the following calendar month and will, when the accrual of interest occurs during the calendar month of February, be increased by the Interest Reserve Amounts to be transferred from the Interest Reserve Account to the Collection Account in respect of such Mortgage Loan in the following calendar month. See "--Distributions--Interest Reserve Account" below.

    STATED PRINCIPAL BALANCE. The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-off Date Balance and will permanently be reduced on each Distribution Date (to not less than zero) by--

     - that portion, if any, of the Principal Distribution Amount for such Distribution Date that is attributable to the Mortgage Loan (see "--Distributions--Calculation of the Principal Distribution Amount" below), and

     - the principal portion of any Realized Loss incurred in respect of the Mortgage Loan during the related Collection Period (see "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below).

DISTRIBUTIONS

    GENERAL. Subject to available funds, the trustee will, in general, make all distributions required to be made on the Certificates on each Distribution Date to the Certificateholders of record as of the close of business on the related Record Date. Notwithstanding the foregoing, the final distribution of principal and/or interest on any Regular Interest Certificate will be made only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of that final distribution.

    In order to receive its distributions by wire transfer, a Certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the related Record Date. Otherwise, such Certificateholder will receive its distributions by check mailed to it.

    Until Definitive Certificates are issued, Cede & Co. will be the registered holder of your Certificates, and you will receive distributions on your Certificates through your DTC Participant. See "--Registration and Denominations" above.

    THE AVAILABLE DISTRIBUTION AMOUNT. The aggregate amount available to make distributions of interest and principal on the Certificates on each Distribution Date is referred to in this prospectus supplement as the "Available Distribution Amount". The Available Distribution Amount for any Distribution Date will include--

    (a) all payments and other collections on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Custodial Account as of the close of business on the related Determination Date, EXCLUSIVE of any portion thereof that represents one or more of the following:

       (i) Scheduled P&I Payments due on a Due Date subsequent to the end of the related Collection Period;

       (ii) Prepayment Premiums, Yield Maintenance Charges and Additional Interest (which are separately distributable on the Certificates (or, in the case of Additional Interest, solely on the Class P Certificates) as described below in this prospectus supplement);

       (iii) all amounts that are payable or reimbursable to any person other than the Certificateholders as described under"--Collection Account--Withdrawals" above and "Servicing of the Mortgage Loans--Custodial Account--Withdrawals" and "--REO Properties" in this prospectus supplement.

       (iv) if that Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans that are to be transferred from the Custodial Account to the Interest Reserve Account during that month and held for future distribution; and

       (v) amounts deposited in the Collection Account, the Custodial Account and/or the REO Account in error;

    (b) any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date; and

    (c) if such Distribution Date occurs during March of any year, the Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans that are transferred from the Interest Reserve Account to the Collection Account during such month.

    See "--Distributions--Interest Reserve Account" and "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below.

    INTEREST RESERVE ACCOUNT. The trustee will establish and maintain an "Interest Reserve Account" in its name for the benefit of the Certificateholders. During January (except in a leap year) and February of each calendar year, beginning in 2000, the trustee will, on or before the Distribution Date in that month, withdraw from the Collection Account and deposit in the Interest Reserve Account the Interest Reserve Amount with respect to each Actual/360 Mortgage Loan as to which the Scheduled P&I Payment due in that month was either received or advanced. The "Interest Reserve Amount" in respect of any such Mortgage Loan for either of those months will, in general, equal one day's interest accrued at the related Mortgage Rate on the Stated Principal Balance of the Mortgage Loan immediately following the Distribution Date in the preceding calendar month. During March of each calendar year, beginning in 2000, the trustee will, on or before the Distribution Date in that month, withdraw from the Interest Reserve Account and deposit in the Collection Account any and all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Actual/360 Mortgage Loans. All of those Interest Reserve Amounts that are so transferred from the Interest Reserve Account to the Collection Account will be included in the Available Distribution Amount for the Distribution Date during the month of transfer.

    CALCULATIONS OF INTEREST. Each Class of Regular Interest Certificates will bear interest, which interest is to accrue during each Interest Accrual Period based upon--

     - the Pass-Through Rate for that Class for the related Distribution Date;

     - the Certificate Balance or Notional Amount, as the case may be, of that Class outstanding immediately prior to the related Distribution Date; and

     - the assumption that each year consists of twelve 30-day months.

    We refer in this prospectus supplement to the total amount of interest accrued from time to time with respect to each Class of Regular Interest Certificates as "Accrued Certificate Interest". However, less than the full amount of Accrued Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period may be distributable thereon as a result of the allocation of any Net Aggregate Prepayment Interest Shortfall for the related Distribution Date. We refer in this prospectus supplement to the portion of the Accrued Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period that is actually distributable thereon as the "Distributable Certificate Interest" for that Class. The Distributable Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period will equal the Accrued Certificate Interest in respect of that Class for that Interest Accrual Period, reduced (to not less than zero) by any portion of the Net Aggregate Prepayment Interest Shortfall for the related Distribution Date that has been allocated to that Class as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below. The "Interest Accrual Period" with respect to any Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

    CALCULATION OF PASS-THROUGH RATES. The Pass-Through Rate for each Class of Principal Balance Certificates will be fixed at the rate per annum set forth with respect to such Class in the tables under "--General" above.

    The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal 0.92765% per annum. The Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will equal the weighted average of the then applicable Class X Strip Rates for the respective Components of the Class Notional Amount of the Class X Certificates, weighted on the basis of the relative sizes of those Components immediately prior to that Distribution Date. The "Class X Strip Rate" with respect to any Component of the Class Notional Amount of the Class X Certificates for any Distribution Date will equal the excess, if any, of
(i) the Weighted Average Mortgage Pass-Through Rate for that Distribution Date, over (ii) the Pass-Through Rate then applicable to the Class of the Principal Balance Certificates whose Certificate Balance constitutes that Component.

    The Residual Interest Certificates will not have Pass-Through Rates.

    The "Weighted Average Mortgage Pass-Through Rate" for each Distribution Date will, in general, equal the weighted average of the Mortgage Pass-Through Rates in effect for all the Mortgage Loans for that Distribution Date, weighted on the basis of such Mortgage Loans' respective Stated Principal Balances immediately prior to that Distribution Date.

    CALCULATION OF THE PRINCIPAL DISTRIBUTION AMOUNT. The "Principal Distribution Amount" for any Distribution Date represents the maximum amount of principal distributable in respect of the Principal Balance Certificates for that Distribution Date. The Principal Distribution Amount for any Distribution Date will, in general, equal the aggregate (without duplication) of the following:

        (a) the aggregate of all payments of principal (other than voluntary principal prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Scheduled

    P&I Payment due on or before the Cut-off Date or on a Due Date subsequent to the end of the related Collection Period;

        (b) the aggregate of the principal portions of all Scheduled P&I Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were received prior to the related Collection Period;

        (c) the aggregate of all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

        (d) the aggregate of all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

        (e) the aggregate of the principal portions of all P&I Advances made in respect of the Mortgage Loans for such Distribution Date.

    PRIORITY OF PAYMENTS.

    General. In general, distributions of interest and principal are to be made to the Holders of the various Classes of Regular Interest Certificates sequentially based on their relative seniority as depicted in the Expanded Seniority Chart under "--Seniority" above. Accordingly, the trustee will make distributions of interest and principal on the Class A-1, Class A-2 and Class X Certificates (collectively, the "Senior Certificates") prior to making such distributions in respect of any other Class of Regular Interest Certificates.

    Distributions of Interest and Principal on the Senior Certificates. On each Distribution Date, the trustee will apply the Available Distribution Amount for that date for the following purposes and in the following order of priority:

        (1) to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and PRO RATA as among those Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates through the end of the related Interest Accrual Period;

        (2) to pay principal to the Holders of the Class A-1 and Class A-2 Certificates, allocable between those two Classes of Certificateholders as described below, up to an amount equal to the lesser of (a) the aggregate of the then outstanding Certificate Balances of those Classes of Certificates and (b) the Principal Distribution Amount for such Distribution Date; and

        (3) if applicable, to reimburse the Holders of the Class A-1 and Class A-2 Certificates, up to an amount equal to, and PRO RATA as between those two Classes of Certificateholders in accordance with, the aggregate of all unreimbursed reductions, if any, made to the Certificate Balance of each such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses.

    In general, all distributions of principal on the Class A-1 and Class A-2 Certificates on any Distribution Date will be distributable, FIRST, to the Holders of the Class A-1 Certificates, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, and THEREAFTER, to the Holders of the Class A-2 Certificates. However, on each Distribution Date coinciding with or following the occurrence of a Class A Principal Distribution Cross-Over Date, all distributions of principal in respect of the Class A-1 and Class A-2 Certificates will be made on a PRO RATA basis in accordance with the respective Certificate

Balances of those two Classes of Certificates. Similarly, all distributions of principal, if any, in respect of the Class A-1 and Class A-2 Certificates on the final Distribution Date in connection with a termination of the trust will be made on the same PRO RATA basis.

    The "Class A Principal Distribution Cross-Over Date" will be the first Distribution Date as of the commencement of business on which (i) both the Class A-1 Certificates and the Class A-2 Certificates remain outstanding and
(ii) the Certificate Balances of all of the other Classes of Principal Balance Certificates have previously been reduced to zero as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below.

    All Certificates, other than the Senior Certificates, collectively constitute the "Subordinate Certificates". We refer in this prospectus supplement to the portion, if any, of the Available Distribution Amount for any Distribution Date that remains after the foregoing distributions on the Senior Certificates as the "Subordinate Available Distribution Amount". The Subordinate Available Distribution Amount for each Distribution Date will be applied to make distributions on the Subordinate Certificates as described below.

    Distributions of Interest and Principal on the Subordinate Certificates. On each Distribution Date, the trustee will apply the Subordinate Available Distribution Amount for that date for the following purposes and in the following order of priority:

    (1) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (2) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (3) if applicable, to reimburse the Holders of the Class B Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (4) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (5) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (6) if applicable, to reimburse the Holders of the Class C Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (7) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (8) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (9) if applicable, to reimburse the Holders of the Class D Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (10) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (11) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (12) if applicable, to reimburse the Holders of the Class E Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (13) to pay interest to the Holders of the Class F Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (14) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (15) if applicable, to reimburse the Holders of the Class F Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (16) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (17) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (18) if applicable, to reimburse the Holders of the Class G Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (19) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (20) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (21) if applicable, to reimburse the Holders of the Class H Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (22) to pay interest to the Holders of the Class J Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (23) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (24) if applicable, to reimburse the Holders of the Class J Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (25) to pay interest to the Holders of the Class K Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (26) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (27) if applicable, to reimburse the Holders of the Class K Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (28) to pay interest to the Holders of the Class L Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (29) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (30) if applicable, to reimburse the Holders of the Class L Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (31) to pay interest to the Holders of the Class M Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (32) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (33) if applicable, to reimburse the Holders of the Class M Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (34) to pay interest to the Holders of the Class N Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (35) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (36) if applicable, to reimburse the Holders of the Class N Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses; and

    (37) to pay interest to the Holders of the Class P Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (38) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (39) if applicable, to reimburse the Holders of the Class P Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses; and

    (40) to pay to the Holders of the Residual Interest Certificates, the balance, if any, of the Subordinate Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the trust, the distributions of principal to be made pursuant to clauses (2),
(5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35) and (38) above shall, in each case, subject to the then remaining portion of the Subordinate Available Distribution Amount for that date, be made to the Holders of the relevant Class of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to that clause in an amount equal to the entire then remaining Certificate Balance of the particular Class of Certificates outstanding immediately prior to the final Distribution Date, and without regard to the Principal Distribution Amount for the final Distribution Date.

    DISTRIBUTIONS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. On each Distribution Date, any Prepayment Consideration, whether in the form of a Prepayment Premium or a Yield Maintenance Charge, or specified portions thereof collected on a Mortgage Loan during the related Collection Period, net of any Workout Fees and Liquidation Fees payable therefrom, will be distributed to the Holders of the Class of Principal Balance Certificates senior to the Class H Certificates that is then entitled to distributions of principal on that Distribution Date, up to its Prepayment Consideration Entitlement in connection with the particular prepayment consideration or specified portion thereof.

    If there are two or more Classes of Principal Balance Certificates senior to the Class H Certificates that are entitled to distributions of principal on any particular Distribution Date on which any prepayment consideration is distributable, the aggregate amount of that prepayment consideration, net of any portion thereof payable as a Workout Fee or Liquidation Fee, will be allocated among all of those Classes up to, and on a PRO RATA basis in accordance with, their respective Prepayment Consideration Entitlements.

    The "Prepayment Consideration Entitlement" of the Holders of any Class of Principal Balance Certificates senior to the Class H Certificates with respect to any prepayment consideration, or specified portion thereof, net of Workout Fees and Liquidation Fees payable therefrom, for any Distribution Date on which that Class of Certificates is entitled to distributions of principal, will be an amount equal to (a) that prepayment consideration, net of any portion thereof payable as a Workout Fee or Liquidation Fee, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the Pass-Through Rate for that Class of Principal Balance Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate, and further multiplied by(c) a fraction, the numerator of which is equal to the amount of principal distributable to such Class of Principal Balance Certificates on that Distribution Date, and the denominator of which is the Principal Distribution Amount for that Distribution Date.

    The "Discount Rate" applicable to any Class of Principal Balance Certificates with respect to any prepaid Mortgage Loan will equal the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

    The portion of any Prepayment Premium and/or Yield Maintenance Charge, net of any portion thereof payable as a Workout Fee or Liquidation Fee, remaining after distribution of the amounts calculated as described above to the Holders of the respective Classes of Principal Balance Certificates senior to the Class H Certificates will be distributed to the Holders of the Class X Certificates. After the Distribution Date on which the Certificate Balances of all Classes of Principal Balance Certificates senior to the Class H Certificates have been reduced to zero, any Prepayment Premium and/or Yield Maintenance Charge collected on the Mortgage Loans, net of any portion thereof payable as a Workout Fee or Liquidation Fee, will be distributable entirely to the Holders of the Class X Certificates.

    We make no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium and/or Yield Maintenance Charge or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

    TREATMENT OF REO PROPERTIES. Notwithstanding that any Mortgaged Property may be acquired as part of the assets of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of all fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. The Mortgage Loan will be taken into account when determining the Weighted Average Mortgage Pass-Through Rate and the Principal Distribution Amount for each Distribution Date. Operating revenues and other proceeds derived from that REO Property will first be applied to pay certain costs and taxes, including certain reimbursements payable to the master servicer, the special servicer and/or the trustee, incurred in connection with the operation and disposition of that REO Property. Thereafter, those revenues and proceeds will be "applied" by the master servicer as principal, interest and other amounts "due" on that Mortgage Loan. As and to the extent described under "--P&I Advances" below, the master servicer, the trustee and the fiscal agent will be required to make P&I Advances in respect of that Mortgage Loan, in all cases as if it had remained outstanding.

    DISTRIBUTIONS OF ADDITIONAL INTEREST. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed to the Holders of the Class P Certificates. There can be no assurance as to what extent Additional Interest will accrue or be collected on the ARD Loans, if at all.

ALLOCATION OF REALIZED LOSSES AND CERTAIN OTHER SHORTFALLS AND EXPENSES

    If Realized Losses and Additional Trust Fund Expenses are incurred, the aggregate Stated Principal Balance of the mortgage pool may decline below the aggregate Certificate Balance of the Principal Balance Certificates, thereby resulting in a deficit (a "Mortgage Pool Deficit") equal to the difference between such aggregate balances. In general, if a Mortgage Pool Deficit exists following the distributions made to Certificateholders on any Distribution Date, then the respective Certificate Balances of the various Classes of Principal Balance Certificates will be successively reduced, in reverse order of seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, until the Mortgage Pool Deficit is eliminated. The first such Certificate Balance to be reduced would be that of the most subordinate Class of Principal Balance Certificates then outstanding. No such reduction would be made to the Certificate Balance of any Class of Principal Balance Certificates until the Certificate Balance of each more subordinate Class of Principal Balance Certificates, if any, is reduced to zero. If a Mortgage Pool Deficit exists at any time after the Certificate Balances of the Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates have all been reduced to zero, the Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced on a PRO RATA basis in accordance with the relative sizes of the Certificate Balances of those Classes of Certificates, until the Mortgage Pool Deficit is eliminated.

    The foregoing reductions in the Certificate Balances of the respective Classes of the Principal Balance Certificates will effectively constitute an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused any Mortgage Pool Deficit. Any such reduction in the Certificate Balance of a Class of Principal Balance Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

    "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property. The Realized Loss in respect of a liquidated Mortgage Loan, or related REO Property, is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of the Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon, other than Default Interest and Additional Interest, to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and unpaid liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with the liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy or similar proceeding involving the related Borrower, the amount so forgiven, other than Default Interest and Additional Interest, also will be treated as a Realized Loss.

    An "Additional Trust Fund Expense" is, in general, an expense of the trust that arises out of a default on a Mortgage Loan or an otherwise unanticipated event and that is not covered by a Servicing Advance or a corresponding collection from the related Borrower. Some examples of Additional Trust Fund Expenses are:

    - any Special Servicing Fees, Workout Fees and Liquidation Fees paid to the special servicer;

    - any interest paid to the master servicer, the special servicer and/or the trustee in respect of unreimbursed Advances, other than out of Default Interest and late payment charges;

    - certain servicing and administrative expenses that have not been the subject of Servicing Advances, including the costs of certain required opinions of counsel;

    - certain unanticipated, non-Mortgage Loan specific expenses of the trust, including certain reimbursements and indemnifications to the trustee and the fiscal agent as described under "--The Trustee" in this prospectus supplement (the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee), certain reimbursements to the master servicer, the special servicer and us as described under "Servicing of the Mortgage Loans--Certain Matters Regarding Us, the Master Servicer and the Special Servicer" in this prospectus supplement and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust assets as described under "Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" and "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement; and

    - any amounts expended on behalf of the trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" in this prospectus supplement.

    The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date among the respective Classes of Regular Interest Certificates, other than the Senior Certificates, sequentially in reverse order of their seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for the related Interest Accrual Period. If and to the extent that the Net Aggregate Prepayment Interest Shortfall for any Distribution Date exceeds the aggregate Accrued Certificate Interest in respect of the Subordinate Certificates for the related Interest Accrual Period, such portion will be allocated among the respective Classes of Senior Certificates, up to, and PRO RATA in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for the related Interest Accrual Period.

P&I ADVANCES

    The master servicer will be required to make for each Distribution Date an aggregate amount of P&I Advances generally equal to all Scheduled P&I Payments, other than Balloon Payments, and any Assumed P&I Payments, in each case net of related Master Servicing Fees and Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and (b) were not paid by or on behalf of the related Borrowers or otherwise collected as of the close of business on the related Determination Date. The master servicer must make those P&I Advances either out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Custodial Account that are not required to be part of the Available Distribution Amount for the subject Distribution Date.

    Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (also as defined below), then the master servicer will reduce each P&I Advance that it must make in respect of such Required Appraisal Loan during the period that such Appraisal Reduction Amount exists. The amount of any P&I Advance required to be made in respect of a Required Appraisal Loan, as to which there exists an Appraisal Reduction Amount, will equal the product of
(i) the amount of that P&I Advance that would otherwise be required to be made for the subject Distribution Date without regard to this sentence and the prior sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan. See "--Appraisal Reductions" below.

    The master servicer must make P&I advances on the SunAmerica Companion Loan and the Century City Companion Loan. For purposes of determining its advancing obligations in this regard, including calculation of any Appraisal Reduction Amount, the master servicer will treat the SunAmerica Loan and the SunAmerica Companion Loan as a single Mortgage Loan and, likewise, will treat the Century City Loan and the Century City Companion Loan as a single Mortgage Loan.

    If the master servicer fails to make a required P&I Advance and the trustee is aware of the failure, then the trustee will be obligated to make the Advance. If the trustee fails to make a required P&I Advance, then the fiscal agent will be required to make the Advance See "--The Trustee" and "--The Fiscal Agent" below.

    The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I Advance made by it out of its own funds from Related Proceeds. NONE OF THE MASTER SERVICER, THE TRUSTEE OR THE FISCAL AGENT WILL BE OBLIGATED TO MAKE ANY P&I ADVANCE THAT, IN ITS REASONABLE GOOD FAITH JUDGMENT, WOULD NOT BE ULTIMATELY RECOVERABLE OUT OF RELATED PROCEEDS (ANY P&I ADVANCE NOT SO RECOVERABLE, A "NONRECOVERABLE P&I ADVANCE"). IF THE MASTER SERVICER, THE TRUSTEE OR THE FISCAL AGENT MAKES ANY P&I ADVANCE THAT IT SUBSEQUENTLY DETERMINES IS A NONRECOVERABLE P&I ADVANCE, IT MAY OBTAIN REIMBURSEMENT FOR THAT P&I ADVANCE OUT OF GENERAL FUNDS ON DEPOSIT IN THE CUSTODIAL ACCOUNT. SEE "SERVICING OF THE MORTGAGE LOANS--CUSTODIAL ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.

    The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I Advances made thereby. The interest will accrue on the amount of each P&I Advance for so long as it is outstanding (and will compound annually) at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that "prime rate" may change from time to time. Interest so accrued with respect to any P&I Advance will be payable--

    - out of Default Interest and late payment charges collected on the related Mortgage Loan during the Collection Period in which the P&I Advance is reimbursed, and

    - if the P&I Advance has been reimbursed, then, to the extent that the Default Interest and late payment charges described in the prior bullet point were insufficient, out of any amounts then on deposit in the Custodial Account.

    Any delay between a Sub-Servicer's receipt of a late collection of a Scheduled P&I Payment as to which a P&I Advance was made and the forwarding of such late collection to the master servicer will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected as described above, interest accrued on outstanding P&I Advances will result in a reduction in amounts payable on the Certificates.

    An "Assumed P&I Payment" is an amount deemed due in respect of:

    - each Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its maturity date and as to which no arrangements have been made for collection of the delinquent amounts, including an extension of maturity; and

    - each Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

    The Assumed P&I Payment deemed due on any Mortgage Loan that is delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Scheduled P&I Payment that would have been due on the Mortgage Loan on such date if the related Balloon Payment had not come due, but instead the Mortgage Loan had continued to amortize and accrue interest in accordance with its terms in effect prior to such maturity date. The Assumed P&I Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the trust, will equal the Scheduled P&I Payment or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment, the Assumed P&I Payment due or deemed due on the last Due Date prior to the acquisition of the related REO Property. Assumed P&I Payments for ARD Loans do not include Additional Interest or Accelerated Amortization Payments.

APPRAISAL REDUCTIONS

    Within 90 days after the date on which any of the following events (each, an "Appraisal Trigger Event") has occurred with respect to any Mortgage Loan (upon the occurrence of any such event, a "Required Appraisal Loan"), the special servicer must obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting certain specified qualifications (any such appraisal, a "Required Appraisal") or, if the related Stated Principal Balance is less than $1,000,000, must perform a "desktop" value estimate of the related Mortgaged Property, unless such an appraisal had previously been obtained within the prior twelve months--

    - The Mortgage Loan is 60 days or more delinquent in respect of any Scheduled P&I Payment.

    - The Mortgage Loan is modified by the special servicer to reduce the amount of any Scheduled P&I Payment, other than a Balloon Payment.

    - Any Balloon Payment with respect to the Mortgage Loan has not been paid within 20 days following its scheduled maturity date (as such date may have been extended).

    - A receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing the Mortgage Loan.

    - The related Borrower becomes the subject of bankruptcy, insolvency or similar proceedings.

    - The Mortgaged Property securing the Mortgage Loan becomes an REO Property.

    As a result of any such appraisal or estimate, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The Appraisal Reduction Amount for any Required Appraisal Loan will be determined on the first Determination Date following the later of the occurrence of the Appraisal Trigger Event (if no new appraisal or estimate is required) and the receipt of a new appraisal (if one is required) and will be recalculated monthly thereafter. The "Appraisal Reduction Amount" for any Required Appraisal Loan will equal to the excess, if any, of "x" over "y" where--

    - "x" is equal to the sum of:

        (i) the Stated Principal Balance of that Required Appraisal Loan;

        (ii) to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest on that Required Appraisal Loan through the most recent Due Date prior to the date of calculation, net of related Master Servicing Fees, and exclusive of any portion of such accrued and unpaid interest that constitutes Additional Interest and/or Default Interest;

       (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of that Required Appraisal Loan;

        (iv) all related unreimbursed Advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to that Required Appraisal Loan, together with interest thereon;

        (v) any other unpaid Additional Trust Fund Expenses in respect of that Required Appraisal Loan; and

        (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property, net of any escrow reserves held by the master servicer or special servicer to cover any such item; and

    - "y" is equal to 90% of the resulting appraised value of the related Mortgaged Property or REO Property, as that appraised value may be reduced (to not less than zero) by the amount of any obligations secured by liens on such property that are prior to the lien of the Required Appraisal Loan and estimated liquidation expenses.

    For so long as any Mortgage Loan remains a Required Appraisal Loan, the special servicer is required, on or about each anniversary of such loan's becoming a Required Appraisal Loan, to order an updated appraisal or perform an updated estimate, as applicable. Based upon that update, the special servicer must redetermine and report to the trustee the new Appraisal Reduction Amount, if any, with respect to the Required Appraisal Loan. A Mortgage Loan will cease to be a Required Appraisal Loan, if--

    - it has become a Corrected Mortgage Loan,

    - it has remained current for a specified number of consecutive Scheduled P&I Payments, and

    - no other Servicing Transfer Event has occurred during a specified period.

    The cost of each Required Appraisal, and any update thereof, will be advanced by the special servicer and will be reimbursable thereto as a Servicing Advance.

    If an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative will be entitled to obtain and deliver to the master servicer and the trustee an appraisal meeting the requirements for a Required Appraisal and, further, will be entitled to request that the Appraisal Reduction Amount for that Required Appraisal Loan be recalculated based upon the new appraisal.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

    CERTIFICATEHOLDER REPORTS. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to prepare and deliver (or, if not prepared by the trustee, to forward) on each Distribution Date to the Holders of each Class of Certificates and to each beneficial owner of an Offered Certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee, or make available as described below under "--Information Available Electronically":

(1) A "Distribution Date Statement" setting forth, among other things:

    - the amount of distributions, if any, made on that Distribution Date to the Holders of each Class of Principal Balance Certificates and applied to reduce the Certificate Balance thereof;

    - the amount of distributions, if any, made on that Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest, Prepayment Consideration and Additional Interest, respectively;

    - the Available Distribution Amount for that Distribution Date;

    - the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date;

    - the aggregate amount of (i) unreimbursed P&I Advances, and the aggregate amount of interest accrued and payable thereon, as of the close of business on the related Determination Date and (ii) unreimbursed Servicing Advances, and the aggregate amount of interest accrued and payable thereon, outstanding as of the close of business on the related Determination Date;

    - the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related Determination Date;

    - the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans, other than REO Mortgage Loans, as of the close of business on the related Determination Date;

    - the number, aggregate unpaid principal balance, as of the close of business on the related Determination Date, and aggregate Stated Principal Balance, immediately after that Distribution Date, of Mortgage Loans
      (i) delinquent one month, (ii) delinquent two months, (iii) delinquent three or more months, (iv) as to which foreclosure proceedings have been commenced, and (v) as to which, to the knowledge of the master servicer, bankruptcy proceedings have commenced in respect of the related Borrower;

    - as to each Mortgage Loan referred to in the preceding bullet point,
      (i) the loan number thereof, (ii) the Stated Principal Balance thereof immediately following that Distribution Date, (iii) whether the delinquency is in respect of its Balloon Payment, (iv) whether a notice of acceleration has been sent to the related Borrower and, if so, the date of such notice, (v) whether a "Phase I" environmental assessment of the related Mortgaged Property has been performed as contemplated by the Pooling Agreement and (vi) a brief description of the status of any foreclosure or bankruptcy proceedings or any workout or loan modification negotiations with the related Borrower;

    - with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period, other than a payment in full,
      (i) the loan number thereof, (ii) the nature of the liquidation event and, in the case of a determination by the special servicer with respect to any defaulted Mortgage Loan or REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the special servicer has determined in accordance with the Servicing Standard, will be ultimately recoverable (a "Final Recovery Determination"), a brief description of the basis for the Final Recovery Determination, (iii) the aggregate of all Liquidation Proceeds and other amounts received in connection with the liquidation event, separately identifying the portion thereof allocable to distributions on the Certificates, and (iv) the amount of any Realized Loss in connection with such liquidation event;

    - with respect to any REO Property included in the trust assets as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of the REO Property and the amount of income and other amounts, if any, received with respect to the REO Property during the related Collection Period, separately identifying the portion thereof allocable to distributions on the Certificates, and, if available, the appraised value of the REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

    - with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of the Mortgage Loan and the Stated Principal Balance of the Mortgage Loan as of the related acquisition date of such REO Property;

    - with respect to any REO Property included in the trust as to which a Final Recovery Determination was made during the related Collection Period,
      (i) the loan number of the related Mortgage Loan, (ii) a brief description of the basis for the Final Recovery Determination, (iii) the aggregate of all Liquidation Proceeds and other amounts received in connection with that Final Recovery Determination, separately identifying the portion thereof allocable to distributions on the Certificates, (iv) the amount of any Realized Loss in respect of the REO Property in connection with the Final Recovery Determination, and (v), if available, the appraised value of the REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

    - the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Interest Certificates for the related Interest Accrual Period;

    - any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on that Distribution Date;

    - the Pass-Through Rate for each Class of Regular Interest Certificates for that Distribution Date;

    - the Principal Distribution Amount for that Distribution Date, in each such case separately identifying the respective components thereof;

    - the aggregate of all Realized Losses incurred during the related Collection Period and from the Issue Date and all Additional Trust Fund Expenses, with a description thereof, incurred during the related Collection Period and from the Issue Date;

    - the Certificate Balance of each Class of Principal Balance Certificates and the Notional Amount of the Class X Certificates immediately before and immediately after that Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on that Distribution Date;

    - the aggregate amount of interest on Advances paid to the master servicer, the special servicer, the trustee and the fiscal agent during the related Collection Period;

    - the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

    - the original and then current credit support levels for each Class of Regular Interest Certificates;

    - the original and then current ratings for each Class of Regular Interest Certificates;

    - the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected (i) during the related Collection Period and (ii) since the Issue Date;

    - the aggregate amount of servicing compensation paid to the master servicer, the special servicer and, if payable directly out of the trust assets without a reduction in the servicing compensation otherwise payable to the master servicer or the special servicer, to each sub-servicer, during the related Collection Period; and

    - such other information as the trustee is required by the Internal Revenue Code of 1986 or other applicable law to furnish to enable
      Certificateholders to prepare their tax returns.

(2) A "CMSA Loan Periodic Update File" and a "CMSA Property File" setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

(3) A "Mortgage Pool Data Update Report", which may be included as part of the Distribution Date Statement, containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report is to contain substantially the categories of information regarding the Mortgage Loans set forth on Annexes A-1 and A-2 to this prospectus supplement, and which information is to be presented in tabular format substantially similar to the format utilized on such annexes and shall also include a loan-by-loan listing showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid-through date, maturity date, gross interest portion of the monthly payment, principal portion of the monthly payment, and any prepayment consideration received.

    The master servicer or the special servicer, as specified in the Pooling Agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under

"--Information Available Electronically," a copy of each of the following reports (collectively with the Distribution Date Statement, the "Certificateholder Reports"):

    (a) A "Delinquent Loan Status Report" containing substantially the information set forth in Annex D attached hereto and including, among other things, those Mortgage Loans which, in each such case as of the Determination Date at least two business days prior to the preparation of the report, was delinquent 30-59 days, was delinquent 60-89 days, was delinquent 90 days or more, was current but specially serviced, was in foreclosure but not REO Property or, to the knowledge of the master servicer or the special servicer, as the case may be, was the obligation of a Borrower as to which bankruptcy or insolvency proceedings have commenced or been commenced.

    (b) An "Historical Loan Modification Report" containing substantially the information set forth in Annex E attached hereto and including, among other things, those Mortgage Loans which, as of the close of business on the Determination Date at least two business days prior to the preparation of the report, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on that Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

    (c) An "Historical Liquidation Report" containing substantially the information set forth in Annex F attached hereto and including, among other things, as of the close of business on the Determination Date at least two business days prior to the preparation of the report, (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on that Determination Date and historically, and (ii) the amount of Realized Losses occurring during that Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

    (d) An "REO Status Report" containing substantially the information set forth in Annex G attached hereto and including, with respect to each REO Property that was included in the trust as of the close of business on the Determination Date at least two business days prior to the preparation of the report, among other things, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the special servicer as of such Determination Date, including any prepared internally by the special servicer.

    (e) A "Servicer Watch List" containing substantially the content set forth in Annex H attached hereto, prepared by the master servicer and identifying, as of the Determination Date at least two business days prior to the preparation of the report, each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x, (ii) that has a stated maturity date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months (without a replacement tenant on comparable terms), (viii) that is late in making its Scheduled P&I Payment three or more times in the preceding 12 months, (ix) with material deferred maintenance at the related Mortgaged Property or
       (x) that is 30 or more days delinquent.

    (f) A "Loan Payoff Notification Report" setting forth for each Mortgage Loan as to which written notice of anticipated payoff has been received as of the Determination Date at least two business days prior to the preparation of the report, among other things, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of the Yield Maintenance Charge or Prepayment Premium due.

    (g) A "Comparative Financial Status Report" containing substantially the information set forth in Annex K attached hereto and including, among other things, the occupancy and debt service coverage ratio for each Mortgage Loan or related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of the report, and the revenue and net operating income for each of the following three periods, to the extent such information is in the master servicer's or the special servicer's possession: (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" representing the original analysis of information used as of the Cut-off Date.

    In addition, upon the request of any Holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an Offered Certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or special servicer:

    (x) with respect to any Mortgaged Property or REO Property, an "Operating Statement Analysis Report" (containing substantially the information set forth in Annex I, together with copies of the subject annual operating statements attached thereto as an exhibit, and presenting the computations made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the master servicer or special servicer in the other reports referenced above; and

    (y) with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J, with the related annual operating statements attached thereto as an exhibit, presenting the computations made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the master servicer or special servicer in the other reports referenced above.

    The reports identified in clauses (a), (b), (c), (d) and (f) above are referred to in this prospectus supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (g), (x) and (y) above are referred to in this prospectus supplement as the "Restricted Servicer Reports".

    INFORMATION AVAILABLE ELECTRONICALLY. In addition, the trustee will also be required to make available each month, to any interested party, the Distribution Date Statement, any Mortgage Pool Data Update Report (if separate from the Distribution Date Statement), the Unrestricted Servicer Reports, the CMSA Loan Periodic Update Files and the CMSA loan setup files via the trustee's Internet Website. The trustee's Internet Website will initially be located at www.lnbabs.com. The trustee will also make the Distribution Date Statement available via its electronic bulletin board and its ASAP system. The trustee's electronic bulletin board may be accessed by calling (714) 282-3990 and its ASAP system may be accessed by calling (714) 282-5518 and requesting statement number
447. Those who have an account on the bulletin board may retrieve the data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board. In order to access information from the bulletin board the user must have available their assigned log-on ID. For assistance with the abovementioned services, investors may call
(301) 815-6600. In addition, pursuant to the Pooling Agreement, the trustee will make available, as a convenience for interested parties and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws, the Pooling Agreement, the accompanying prospectus and this prospectus supplement via the trustee's Internet Website. The trustee will make no representations or warranties as to the accuracy or completeness of those documents and will assume no responsibility therefor. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

    The trustee will make available, on a monthly basis, the Restricted Servicer Reports and the CMSA Property File, to any Holder or beneficial owner of an Offered Certificate or any person identified to the trustee by any such Holder or beneficial owner as a prospective transferee of an Offered Certificate or any interest therein, via the trustee's Internet Website with the use of a password provided by the trustee to such person upon receipt by the trustee from such person of a certification in the form attached to the Pooling Agreement.

    Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items of the monthly Distribution Date Statements relating to amounts distributed to the Certificateholder and such other information as may be required to enable the Certificateholder to prepare its federal income tax returns. That information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the trust. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code of 1986.

    The information that pertains to Specially Serviced Assets reflected in reports will be based solely upon the reports delivered by the special servicer, directly or through the master servicer, to the trustee prior to the related Distribution Date. Absent manifest error, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

    OTHER INFORMATION. The Pooling Agreement will obligate the trustee to make available at its Corporate Trust Office (as defined below), during normal business hours, for review by any Holder or beneficial owner of an Offered Certificate or any person identified to the trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items:

    - this prospectus supplement, the accompanying prospectus and any other disclosure document relating to the Offered Certificates and the Private Certificates, in the form most recently provided to the trustee by us or by any person designated by us;

    - the Pooling Agreement, each sub-servicing agreement delivered to the trustee since the Issue Date and any amendments thereto;

    - all reports made available to Certificateholders since the Issue Date as described under "--Reports to Certificateholders; Certain Available Information--Certificateholder Reports" above;

    - all annual performance certifications delivered by the master servicer and the special servicer, respectively, to the trustee since the Issue Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

    - all annual accountants' reports caused to be delivered by the master servicer and the special servicer, respectively, to the trustee since the Issue Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

    - the most recent inspection report prepared by the master servicer or special servicer, as applicable, and delivered to the trustee in respect of each Mortgaged Property as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

    - any and all notices and reports delivered to the trustee with respect to any Mortgaged Property as to which the environmental testing described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loan; Sale of Defaulted Mortgage Loans and REO Properties" in this prospectus supplement revealed that both of the conditions set forth therein were not satisfied;

    - each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the special servicer and delivered to the trustee;

    - the most recent appraisal for each Mortgaged Property that has been delivered to the trustee by either the master servicer or the special servicer; and

    - any and all officer's certificates and other evidence delivered to or by the trustee to support its, the master servicer's, the special servicer's or the fiscal agent's, as the case may be, determination that any Advance was or, if made, would be a Nonrecoverable Advance.

    Copies of any and all of the foregoing items will be available from the trustee upon written request; however, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

    In connection with providing access to the items described above, the trustee will require:

    (A) in the case of a beneficial owner of a Certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee or master servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of Offered Certificates and will keep such information confidential; and

    (B) in the case of a prospective purchaser of Certificates or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee or master servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of Certificates or an interest therein, is requesting the information for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.

    Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

    BOOK-ENTRY CERTIFICATES. Even if you hold your Certificates in book-entry from through DTC, you may obtain direct access to Certificateholder Reports and Operating Statement Analyses as if you were a Certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the Offered Certificates. Otherwise, until such time as Definitive Certificates are issued in respect of your Certificates, the foregoing information will be available to you only to the extent that it is made available through DTC and the DTC Participants. Conveyance of notices and other communications by DTC to the DTC Participants, and by the DTC Participants to beneficial owners of the Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

VOTING RIGHTS

    At all times during the term of the Pooling Agreement:

    - 99% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Certificate Balances of such Classes of Certificates; and

    - 1% of the Voting Rights will be allocated to the Holders of the Class X Certificates.

    Voting Rights allocated to a Class of Certificateholders will be allocated among those Certificateholders in proportion to the percentage interests in that Class evidenced by their respective Certificates. See "Description of the Certificates--Voting Rights" in the accompanying prospectus.

AMENDMENT

    In general, the Pooling Agreement may be amended, under the circumstances and subject to the conditions described in the accompanying prospectus under "The Trust Agreement--Amendment of the Trust Agreement". In addition, the Pooling Agreement may be amended by the parties thereto if

    - the Rating Agencies have confirmed in writing that such amendment will not result in a qualification (in the case of ratings assigned by Moody's), downgrade or withdrawal of any of the ratings then assigned to the respective Classes of Certificates; and

    - the parties to the Pooling Agreement have obtained the consent of 100% of the Holders of each Class of non-rated Certificates that may be materially and adversely affected by such amendment.

TERMINATION

    The obligations created by the Pooling Agreement will terminate following the earliest of:

    - the final payment, or advance in respect thereof, or other liquidation of the last Mortgage Loan or related REO Property remaining in the trust; and

    - the purchase of all of the Mortgage Loans and REO Properties remaining in the trust by, in the following order of priority, us, the underwriter, the special servicer, any Controlling Class Certificateholder (with priority among such Holders based on the size of their respective percentage interests in the Controlling Class) or the master servicer.

    Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

    Any such purchase by us, the underwriter, the special servicer, a Controlling Class Certificateholder or the master servicer of all the Mortgage Loans and any REO Properties remaining in the trust is required to be made at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans, other than REO Mortgage Loans, plus the aggregate of appraised values of any REO Properties then included in the trust, minus (2) if the purchaser is the master servicer or the special servicer, the aggregate of amounts payable or reimbursable to that person under the Pooling Agreement. This purchase will effect early retirement of the then outstanding Offered Certificates, but the right of us, the underwriter, the special servicer, any Controlling Class Certificateholder or the master servicer to effect termination of the trust is subject to the requirement that the then aggregate Stated Principal Balance of the mortgage pool be less than 1% of the Initial Pool Balance.

    The purchase price paid in connection with the purchase of all Mortgage Loans and any REO Properties remaining in the trust, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

THE TRUSTEE

    LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the Certificateholders. See "The Trust Agreement--The Trustee", "--Duties of the Trustee" and "--Resignation of the Trustee" in the accompanying prospectus. As of the Issue Date, the office of the Trustee primarily responsible for administration of the trust assets (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services--LB Commercial Mortgage Trust Series 1999-C2. As compensation for its services, the trustee will be entitled to receive monthly, from general funds on deposit in the Collection Account, the Trustee

Fee. The "Trustee Fee" for each Mortgage Loan, including each REO Mortgage Loan, for any Distribution Date will equal one month's interest for the most recently ended calendar month--

    - calculated on a 30/360 Basis,

    - accrued at the per annum rate (the "Trustee Fee Rate") set forth in the Pooling Agreement, and

    - accrued on the Stated Principal Balance of the Mortgage Loan outstanding immediately following the prior Distribution Date or, in the case of the initial Distribution Date, as of the Issue Date.

    The trustee and any director, officer, employee or agent thereof will be entitled to indemnification, from amounts held in the trust, for any loss, liability or reasonable "out-of-pocket" expense arising in respect of the Pooling Agreement or the Certificates. However, that indemnification will not extend to any expense specifically required to be borne by the trustee pursuant to the terms of the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder.

    The trustee will also have certain duties with respect to REMIC administration. See "Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in this prospectus supplement.

THE FISCAL AGENT

    ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the Pooling Agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I Advances as described under "--P&I Advances" above and Servicing Advances as described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of such duties and obligations. The fiscal agent will be entitled to reimbursement for each Advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

    GENERAL. The yield on any Offered Certificate will depend on (a) the price at which that Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on that Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on:

    - the Pass-Through Rate for that Certificate;

    - the rate and timing of principal payments, including principal prepayments, and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which that Certificate belongs;

    - the rate, timing and severity of Realized Losses, Additional Trust Fund Expenses and Net Aggregate Prepayment Interest Shortfalls and the extent to which those losses, expenses and reductions result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which that Certificate belongs; and

    - the extent to which Prepayment Premiums, Yield Maintenance Charges and Additional Interest are collected on the Mortgage Loans and, in turn, distributed on the Class of Certificates to which that Certificate belongs.

    PASS-THROUGH RATES. The Pass-Through Rates for the respective Classes of the Principal Balance Certificates are, in each case, fixed. However, the Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the Weighted Average Mortgage Pass-Through Rate from time to time. Accordingly, the yield on the Class X Certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. In addition, the Pass-Through Rate for the Class X Certificates will vary with changes in the relative sizes of the Certificate Balances of the respective Classes of Principal Balance Certificates. The Weighted Average Mortgage Pass-Through Rate and the Pass-Through Rate for the Class X Certificates will not be affected by modifications, waivers and amendments in respect of the Mortgage Loans.

    See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

    RATE AND TIMING OF PRINCIPAL PAYMENTS.  The yield to maturity on the
Class X Certificates will be extremely sensitive to, and the yield to maturity on any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of that Class of Certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 and/or Class A-2 Certificates until the related Certificate Balances of those Certificates are reduced to zero. Following retirement of the Class A-1 and Class A-2 Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other Classes of Principal Balance Certificates, sequentially based on their relative seniority, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all the Classes of Principal Balance Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by--

    - the amortization schedules thereof,

    - the respective dates on which any Balloon Payments are due,

    - the respective Anticipated Repayment Dates for the ARD Loans, and

    - the rate and timing of principal prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the trust assets.

    Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans and, accordingly, on the Principal Balance Certificates, while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the Borrower under any ARD Loan to repay its Mortgage Loan by or shortly after the related Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Principal Balance Certificates. Each ARD Loan includes incentives for the related Borrower to repay the Mortgage Loan by its Anticipated Repayment Date, such as an increase in the rate at which interest accrues and the application of all excess cash (net of the minimum required debt service, approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of such date. Despite those incentives, there can be no assurance that the related Borrower will want or be able to repay the Mortgage Loan in full. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans-- Foreclosure" in the accompanying prospectus.

    The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which those Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase a Class X Certificate or if you purchase any other Offered Certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

    In general, assuming you purchased your Certificates at a discount or premium, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance or notional amount of your Certificates, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments occurring at a rate higher (or lower) than you anticipated during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

    If you are considering the purchase of Class X Certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in your failure to recoup fully your initial investment.

    Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to such rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

    Even if they are available and distributable on your Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Certificates attributable to the related prepayments of the Mortgage Loans.

    DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. Although some of those shortfalls may be made up on future Distribution Dates, no interest would accrue on any of them. Thus, those shortfalls would adversely affect the yield to maturity of your Certificates.

    If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and if those additional losses result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, then your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

    Even if losses on the Mortgage Loans do not result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, those losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your Certificates.

    CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including:

    - prevailing interest rates;

    - the terms of the Mortgage Loans, such as provisions requiring Prepayment Consideration and/or Lockout Periods and amortization terms that require Balloon Payments;

    - the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

    - the general supply and demand for retail shopping space, rental apartments, office space, hotel and motel rooms, industrial space, health care facility beds or manufactured housing community pads, as the case may be, in such areas;

    - the quality of management of the Mortgaged Properties;

    - the servicing of the Mortgage Loans;

    - possible changes in tax laws; and

    - other opportunities for investment.

    See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Yield and Prepayment Considerations" in the accompanying prospectus.

    The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a Mortgage Loan accrues interest, a Borrower may have an increased incentive to refinance the Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which any Mortgage Loan accrues interest, the Mortgage Loan may be less likely to voluntarily prepay. Assuming prevailing market interest rates exceed the related Revised Rate, the primary incentive to prepay an ARD Loan on or before its Anticipated Repayment Date is to give the Borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

    Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some Borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some Borrowers may be motivated by federal and state tax laws, which are subject to change, to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

    If a Mortgage Loan is not in a Lockout Period, any Prepayment Premium or Yield Maintenance Charge in respect of the Mortgage Loan may not be sufficient economic disincentive to prevent the related Borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

    We make no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

    UNPAID DISTRIBUTABLE CERTIFICATE INTEREST. If the portion of the Available Distribution Amount distributable in respect of interest on your Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable to you, the shortfall will be distributable to you on subsequent Distribution Dates, to the extent of available funds. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity on your Certificates for so long as it is outstanding. See "Description of the Offered Certificates--Distributions--Priority of Payments" in this prospectus supplement.

    DELAY IN PAYMENT OF DISTRIBUTIONS. Because monthly distributions will not be made on the Certificates until several days after the Due Dates for the Mortgage Loans during the related Collection Period, your effective yield will be lower than the yield that would otherwise be produced by your Pass-Through Rate and purchase price, assuming such price did not account for such delay.

PRICE/YIELD TABLES

    The tables on Annex C-1 hereto (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class X Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Modeling Assumptions (as described below). Where applicable, they also show the specified assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds (E.G., 4.12 means 4 12/32%) as a percentage of the initial Certificate Balance or Notional Amount of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class X Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the Notional Amount of Class X Certificates as if it were a Certificate Balance.

    The yields set forth in the Yield Tables were calculated by--

    - determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including October 1, 1999 to but excluding the Assumed Settlement Date (as defined below), and

    - converting such monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and, consequently, does not purport to reflect the return on any investment in the Offered Certificates when such reinvestment rates are considered.

    For purposes of the Yield Tables, "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the "modified duration" approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

    Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans.

    The Yield Tables were derived from calculations based on the following assumptions (collectively, the "Modeling Assumptions"):

    - the Mortgage Loans have the characteristics set forth on Annex A-1 and the Initial Pool Balance is approximately $892,435,594;

    - the initial Certificate Balance or Notional Amount, as the case may be, of each Class of Regular Interest Certificates is as described in this prospectus supplement;

    - the Pass-Through Rate for each Class of Regular Interest Certificates is as described in this prospectus supplement.

    - there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by Borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties;

    - all Mortgage Loans have Due Dates on the first day of each month the payments are due and accrue interest on the respective basis described in this prospectus supplement (I.E., a 30/360 Basis or an Actual/360 Basis);

    - all prepayments are assumed to be accompanied by a full month's interest;

    - there are no breaches of our representations and warranties regarding the Mortgage Loans;

    - Scheduled P&I Payments on the Mortgage Loans are timely received on the first day of each month;

    - no voluntary or involuntary prepayments are received as to any Mortgage Loan during that Mortgage Loan's Lockout Period ("LOP"), yield maintenance period ("YMP") or declining premium period ("Declining Premium"), in each case if any; each ARD Loan is paid in full on its Anticipated Repayment Date; and, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments);

    - no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

    - no Mortgage Loan is required to be repurchased by us;

    - no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

    - there are no Additional Trust Fund Expenses;

    - distributions on the Offered Certificates are made on the 15th day of each month, commencing in November 1999; and

    - the Offered Certificates are settled on October 7, 1999 (the "Assumed Settlement Date").

    The characteristics of the Mortgage Loans will differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. Thus, neither the mortgage pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with any designated scenario for the Yield Tables. In addition, there can be no assurance that--

    - the Mortgage Loans will prepay at any particular rate,

    - the Mortgage Loans will not prepay, involuntarily or otherwise, during Lockout Periods, yield maintenance periods and/or declining premium periods,

    - the ARD Loans will be paid in full on their respective Anticipated Repayment Dates,

    - the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or

    - the aggregate purchase prices of the Offered Certificates will be as assumed.

    Investors must make their own decisions as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the Offered Certificates.

    For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Yield Maintenance Charge, or a "declining premium period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated as a declining percentage of the principal amount prepaid.

WEIGHTED AVERAGE LIVES

    The weighted average life of any Offered Certificate, other than a Class X Certificate, refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any Offered Certificate, other than a Class X Certificate, is determined as follows:

    - multiply the amount of each principal distribution on the Certificate by the number of years from the Assumed Settlement Date to the related Distribution Date;

    - sum the results; and

    - divide the sum by the aggregate amount of the reductions in the principal balance of the Certificate.

Accordingly, the weighted average life of any Offered Certificate, other than a Class X Certificate, will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which the Certificate belongs.

    As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 and/or Class A-2 Certificates until the Certificate Balances of those Classes are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Principal Balance Certificates, sequentially based upon their relative seniority, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1 and Class A-2 Certificates may be shorter, and the weighted average lives of the other Classes of Principal Balance Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a PRO RATA basis among the respective Classes of Principal Balance Certificates.

    The tables (the "Decrement Tables") set forth in Annex C-2 show with respect to each Class of Offered Certificates (other than the Class X Certificates) the weighted average life thereof, and the percentage of the initial related Certificate Balance that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

    As used in each of the Decrement Tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity, except that each ARD Loan is paid in full on its Anticipated Repayment Date. The columns headed "25%", "50%", "75%" and "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lockout Period, yield maintenance period or declining premium period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs, except that each ARD Loan is paid in full on its Anticipated Repayment Date. There is no assurance, however, that prepayments of the Mortgage Loans, whether or not in a Lockout Period, a yield maintenance period or a declining premium period, will conform to any particular CPR. We make no representation that--

    - the Mortgage Loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

    - all the Mortgage Loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

    - Mortgage Loans that are in a Lockout Period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

    To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the Decrement Tables, the Class A-1, Class A-2, Class B, Class C, Class D, Class E and/or Class F Certificates may mature earlier or later than indicated by such tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any of the specified CPRs until maturity or that the Mortgage Loans will all prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances and weighted average lives shown in the Decrement Tables. Those variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. You are urged to conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay.

                                USE OF PROCEEDS

    Substantially all of the proceeds from the sale of the Offered Certificates will be used by us to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The Pooling Agreement will require the trustee, as REMIC administrator, to make elections to treat designated portions of the trust assets as three separate REMICs, with the designations "REMIC I", "REMIC II" and "REMIC III", respectively. Upon the issuance of the Certificates, Sidley & Austin, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the Pooling Agreement, REMIC I, REMIC II, and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 (the "Code"). For federal income tax purposes, (i) the separate non-certificated regular interests in REMIC I will be "regular interests" in REMIC I and will constitute the assets of REMIC II, (ii) the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I,
(iii) the separate non-certificated regular interests in REMIC II will be "regular interests" in REMIC II and will constitute the assets of REMIC III,
(iv) the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II, (v) the Regular Interest Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (vi) the Class R-III Certificates will evidence the sole class of residual interests in REMIC III.

    For federal income tax purposes the Class X Certificates will evidence multiple "regular interests" in REMIC III. See "Federal Income Tax Considerations" in the accompanying prospectus. The Class N Certificates will represent undivided beneficial interests in the portion of the trust assets consisting of any Additional Interest collected on the ARD Loans, and such portion will be treated as part of a grantor trust for federal income tax purposes.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

    For federal income tax reporting purposes, it is anticipated that the Class E, Class F and Class X Certificates will, the Class D Certificates may, and the other Classes of Offered Certificates will not, be treated as having been issued with more than a DE MINIMIS amount of original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay (that is, a CPR of 0%), except that the ARD Loans will be repaid in full on their respective Anticipated Repayment Dates. There can be no assurance, however, that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See "Federal Income Tax Considerations" in the accompanying prospectus.

    The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that the OID Regulations and Section 1272(a) (6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. It is recommended that you consult your own tax advisor concerning the tax treatment of your Certificates.

    If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period, a possibility of particular relevance to the Class X Certificates, the amount of original issue discount allocable to such period would be zero and such Certificateholders will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a Holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in that Certificate exceeds the maximum amount of future payments to which the Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. That loss might be treated as a capital loss.

    The OID regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to those debt instruments. This aggregation rule ordinarily is only to be applied when debt instruments are issued by a single issuer to a single holder. Although it is not clear that this aggregation rule technically applies to REMIC regular interests or other instruments subject to Section 1272(a) (6) of the Code, information reports or returns sent to Certificateholders and the IRS with respect to the Class X Certificates, which evidence the ownership of multiple regular interests, will be based on such aggregate method of computing the yield on the related regular interests. If you are contemplating the purchase of Class X Certificates, it is recommended that you consult your own tax advisor about the use of this methodology and the potential consequences of being required to report original issue discount separately with respect to each of the regular interests evidenced by the Class X Certificates.

    Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any Holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the Certificateholder's purchase price and the distributions remaining to be made on a Certificate at the time of its acquisition by the Certificateholder. If you acquire an interest in any such Class of Certificates, it is recommended that you consult your own tax advisor regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Considerations--Taxation of Regular Interest Securities--Market Discount and Premium" in the accompanying prospectus.

    Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the Holders of each Class of Certificates entitled thereto as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the Holder of a Class of Certificates entitled thereto. For federal income tax reporting purposes, a Prepayment Premium or Yield Maintenance Charge will be treated as income to the Holders of a Class of Certificates entitled thereto only after the master servicer's actual receipt of the Prepayment Premium or Yield Maintenance Charge. The Internal Revenue Service may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including the projected Prepayment Premiums and Yield Maintenance Charges prior to their actual receipt. In the event that the projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the Holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time those unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. The correct characterization of this income is not entirely clear, however, and it is recommended that you consult your own tax advisor concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

CONSTRUCTIVE SALES OF CLASS X CERTIFICATES

    The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that
(i) entitle the Holder to a specified principal amount, (ii) pay interest at a fixed or variable rate and (iii) are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Accordingly, only a Class X Certificate, which does not have a principal balance, could be subject to this provision if a Holder of the Class X Certificate were to engage in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

    Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c) (5) (B) of the Code in the same proportion that the assets of the trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c) (3) (B) of the Code to the extent that those Certificates are treated as "real estate assets" within the meaning of Section 856(c) (5) (B) of the Code.

    Most of the Mortgage Loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a) (19) (c) of the Code, and consequently the Regular Interest Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the Regular Interest Certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a) (19) (C) of the Code.

    The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a) (3) (C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code. To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related Borrower's interest in an account containing any holdback of loan proceeds, a portion of the Certificate may not represent ownership of assets described in
Section 7701(a) (19) (C) of the Code and "real estate assets" under
Section 856(c) (5) (B) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c) (3) (B) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

    In general, the special servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the trust's net after-tax proceeds from such property. After the special servicer reviews the operation of such property and consults with the trustee or other REMIC administrator to determine the trust's federal income tax reporting position with respect to income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code. "Net income from foreclosure property" is, in general, income not derived from renting or selling real property. To the extent that income the trust receives from an REO Property is subject to (i) a tax on "net income from foreclosure property", that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, and (ii) a tax on "prohibited transactions", that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of the REO Property.

    Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions". The "non-service" portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the trust's income from an REO Property would reduce the amount available for distribution to Certificateholders.

    To the extent permitted by then applicable laws, any tax on "prohibited transactions", tax on non-permitted contributions or tax on "net income from foreclosure property" that may be imposed on any of REMIC I, REMIC II or REMIC III will be borne by the trustee or other REMIC administrator, the master servicer or the special servicer, in any case out of its own funds, if--

    - that person has sufficient assets to do so, and

    - the tax arises out of a breach of that person's obligations under certain specified sections of the Pooling Agreement.

    Any such tax not borne by the trustee or other REMIC administrator, the master servicer or the special servicer will be charged against the trust resulting in a reduction in amounts available for distribution to the Certificateholders. See "Material Federal Income Tax Consequences--REMICs-- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

    Reporting of interest income, including original issue discount, if any, with respect to Regular Interest Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual Holders of Regular Interest Certificates and the IRS. Holders of Regular Interest Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The related REMIC must also comply with rules requiring a Regular Interest Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the Residual Interest Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

    As applicable, the Regular Interest Certificate information reports will include a statement of the adjusted issue price of the Regular Interest Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to a particular Holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

    For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Considerations" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

    A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

    The U.S. Department of Labor has issued an individual prohibited transaction exemption (a "PTE") to the underwriter (PTE 91-14). Subject to the satisfaction of certain conditions set forth therein, PTE 91-14, as amended (including by PTE 97-34) (the "Exemption") generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to, among other things, the servicing and operation of mortgage pools, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, that are underwritten by one of the following parties (collectively, the "Exemption Favored Parties")--

    (a) the underwriter,

    (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

    (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Offered Certificates.

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. The conditions are as follows:

    - FIRST, the acquisition of the Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    - SECOND, the rights and interests evidenced by the Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates;

    - THIRD, at the time of its acquisition by the Plan the Senior Certificate must be rated in one of the three highest generic rating categories by Moody's, S&P, Fitch IBCA, Inc. ("Fitch") or DCR.

    - FOURTH, the trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the trustee) consists of us, the Exemption-Favored Parties, the trustee, the master servicer, the special servicer, any sub-servicers, the Originator, each Borrower, if any, with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Certificates and any and all affiliates of any of the aforementioned persons;

    - FIFTH, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by us pursuant to the assignment of the Mortgage Loans to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    - SIXTH, the investing Plan must be an accredited investor as defined in Rule 501(a) (1) of Regulation D of the SEC under the Securities Act.

    Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to those Certificates. It is a condition of their issuance that the Class A-1 and Class A-2 Certificates be rated not lower than "Aaa" by Moody's and "AAA" by DCR and that the Class X Certificates be rated not lower than "Aaa" by Moody's and "AAA" by DCR. Furthermore, upon initial issuance of the Certificates, the trustee will not be affiliated with any other member of the Restricted Group. Accordingly, as of the Issue Date, the third and fourth general conditions set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second, third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A PLAN'S AUTHORIZING FIDUCIARY WILL BE DEEMED TO MAKE A REPRESENTATION REGARDING SATISFACTION OF THE SIXTH GENERAL CONDITION SET FORTH ABOVE IN CONNECTION WITH THE PURCHASE OF A SENIOR CERTIFICATE.

    The Exemption also requires that the trust meet the following requirements:

    - the trust assets must consist solely of assets of the type that have been included in other investment pools;

    - certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of Senior Certificates and

    - certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1) (A) through (D) of the Code, in connection with--

    (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between us or an Exemption-Favored Party and a Plan when we, an Exemption-Favored Party, the trustee, the master servicer, the special servicer, a sub-servicer, the Originator, or a Borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e) (2) of the Code) (a "Party in Interest") with respect to the investing Plan;

    (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan; and

   (iii) the continued holding of Senior Certificates by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)
(1) (E), 406(a) (2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

    In addition, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b) (1) and (b) (2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) (1) (E) of the Code, in connection with--

    (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is--

       (a) a Mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans; or

       (b) an affiliate of such a person;

    (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan; and

    (3) the continued holding of Senior Certificates by a Plan.

    Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

    Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

    Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that:

    - the Senior Certificates constitute "certificates" for purposes of the Exemption; and

    - the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of such purchase.

    In addition to determining the availability of the exemptive relief provided in the Exemption, a Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any of those class exemptions will apply with respect to any particular Plan investment in the Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

    THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. AS A RESULT, NO TRANSFER OF A CLASS B, CLASS C, CLASS D, CLASS E OR CLASS F CERTIFICATE OR ANY INTEREST THEREIN MAY BE MADE TO A PLAN OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN UNLESS THE PURCHASE AND HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. SECTIONS I AND III OF PROHIBITED TRANSACTION

CLASS EXEMPTION 95-60 PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. ANY PERSON TO WHOM A TRANSFER OF ANY CLASS B, CLASS C, CLASS D, CLASS E OR
CLASS F CERTIFICATE OR INTEREST THEREIN IS MADE WILL BE DEEMED TO HAVE REPRESENTED TO US, THE UNDERWRITER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, ANY SUB-SERVICER AND ANY MORTGAGOR WITH RESPECT TO THE MORTGAGE LOANS, THAT EITHER (I) IT IS NOT A PLAN AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING THAT CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, OR WITH ASSETS OF A PLAN OR (II) THE PURCHASE AND HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN IS SO EXEMPT ON THE BASIS OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

    Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates, such as the Class B, Class C, Class D, Class E and Class F Certificates, that do not meet the requirements of the Exemption solely because they (a) are subordinated to other Classes of Certificates in the trust or
(b) have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, DCR and S&P. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing a Class B, Class C, Class D, Class E or Class F Certificate, an insurance company general account seeking to rely on
Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

    A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, that governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

    Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

    The sale of Offered Certificates to a Plan is in no respect a representation or warranty by us or the underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

    Upon issuance, the Senior Certificates and Class B Certificates (collectively, the "SMMEA Certificates") will constitute "mortgage related securities" for purposes of SMMEA. However, in order to remain "mortgage related securities", the SMMEA Certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. In addition, the SMMEA Certificates will constitute "mortgage related securities" in part because they evidence interest in notes secured by first mortgage liens on one or more parcels of real estate upon which is located a residential, commercial or mixed residential and commercial structure.

    THE CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES WILL NOT BE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA. As a result, the appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, is subject to significant interpretive uncertainties.

    We make no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

    All depository institutions considering an investment in the Offered Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Investment Securities and End-User Derivatives Activities (to the extent adopted by their respective regulatory authorities), setting forth general guidelines which depository institutions must follow in managing risks applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

    See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the underwriting arrangement between us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase all of the Offered Certificates. Proceeds to us from the sale of the Offered Certificates, before deducting expenses payable by us, will be an amount equal to approximately 104.8% of the initial aggregate Certificate Balance of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, plus accrued interest on all the Offered Certificates from October 1, 1999.

    Distribution of the Offered Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect those transactions by selling the Offered Certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter. In connection with the purchase and sale of the Offered Certificates, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts. The underwriter and any dealers that participate with the underwriter in the distribution of the Offered Certificates may be deemed to be statutory underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. You should consult with your legal advisors in this regard prior to any such reoffer or sale.

    The underwriter has advised us that it presently intends to make a market in the Offered Certificates. However, the underwriter has no obligation to do so, and any market making may be discontinued at any time. There can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--Risks Associated with Liquidity and Market Value" in this prospectus supplement and "Risk Factors--Limited Liquidity" in the accompanying prospectus.

    We have agreed to indemnify the underwriter and each person, if any, who controls the underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended, against, or to make contributions to the underwriter and each such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for us and the underwriter by Sidley & Austin, New York, New York.

                                    RATINGS

    It is a condition to their issuance that the respective Classes of Offered Certificates be rated as follows:

CLASS                                                        MOODY'S        DCR
-----                                                        --------   ------------
Class A-1                                                     Aaa       AAA
Class A-2                                                     Aaa       AAA
Class B                                                       Aa2       AA
Class C                                                       A2        A
Class D                                                       A3        A-
Class E                                                       Baa2      BBB
Class F                                                       Baa3      BBB-
Class X                                                       Aaa       AAA

    The ratings of the Offered Certificates address the likelihood of the timely receipt by Holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by Holders thereof of all payments of principal to which they are entitled by October 2032. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of:

    - the tax attributes of the Offered Certificates or of the trust;

    - the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans;

    - the degree to which such prepayments might differ from those originally anticipated;

    - whether and to what extent Prepayment Premiums and Yield Maintenance Charges will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors; or

    - whether and to what extent Additional Interest will accrue or be collected on the ARD Loans.

    Also, a security rating does not represent any assessment of the yield to maturity that you may experience or, if you are purchasing Class X Certificates, the possibility that you might not fully recover your investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans, including both voluntary and involuntary prepayments.

    In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the Class X Certificates do not include principal. Thus, if the mortgage pool were to prepay in the initial month, the Holders of the Class X Certificates would receive only a single month's interest. Although such Holders may have suffered a nearly complete loss of their investment, such result is consistent with the ratings received on the Class X Certificates because all amounts "due" to those Certificateholders would have been paid. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction in the Certificate Balance of a Class of Principal Balance Certificates, whether as a result of principal payments or in connection with Realized Losses and

Additional Trust Fund Expenses. The ratings on the Class X Certificates do not address the timing or magnitude of any reduction of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

    There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be qualified (in the case of ratings assigned by Moody's), downgraded or withdrawn by that Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by us to do so may be lower than the ratings assigned thereto by Moody's and/or DCR.

    The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors--Limited Nature of Credit Ratings" in the accompanying prospectus.

                                   ANNEX A-1
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                     ANNEX A-1-1

                               AMORTIZATION TYPES

                                                 AGGREGATE      % BY AGGREGATE     AVERAGE        HIGHEST       WTD. AVG.
                                     NUMBER     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
AMORTIZATION TYPES                  OF LOANS      BALANCE          BALANCE         BALANCE        BALANCE        LTV (1)
---------------------------------   --------   --------------   --------------   ------------   ------------   ------------
Balloon..........................     124      $  602,332,013       67.49%       $ 4,857,516    $ 20,923,277       71.5%
ARD..............................       2         274,500,000       30.76        137,250,000     146,500,000       45.0
Fully Amortizing.................       8          15,603,581        1.75          1,950,448       3,000,000        NAP
---------------------------------     ---      --------------       -----        -----------    ------------       ----
Total/Avg./Wtd. Avg.:                 134      $  892,435,594       100.0%       $ 6,659,967    $146,500,000       63.1%
=================================     ===      ==============       =====        ===========    ============       ====

                                    WTD. AVG.    WTD. AVG.    WTD. AVG.
                                     UW NCF      OCCUPANCY    MORTGAGE
AMORTIZATION TYPES                  DSCR (1)      RATE (2)      RATE
---------------------------------  -----------   ----------   ---------
Balloon..........................     1.31x         94.92%      8.121%
ARD..............................     2.00          98.03       7.769
Fully Amortizing.................      NAP         100.00       8.068
---------------------------------     ----         ------       -----
Total/Avg./Wtd. Avg.:                 1.53x         96.03%      8.012%
=================================     ====         ======       =====

------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 12 Credit Lease Loans representing 2.69% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                     ANNEX A-1-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

                                                  AGGREGATE      % BY AGGREGATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF CUT-OFF DATE                 NUMBER     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
LOAN-TO-VALUE RATIOS (%)             OF LOANS      BALANCE          BALANCE         BALANCE        BALANCE          LTV
----------------------------------   --------   --------------   --------------   ------------   ------------   ------------
40.01 - 45.00.....................       1      $  146,500,000        16.87%      $146,500,000   $146,500,000      43.1%
45.01 - 50.00.....................       2         129,489,237        14.91         64,744,618    128,000,000      47.2
55.01 - 60.00.....................       7          48,755,366         5.61          6,965,052     20,434,760      57.0
60.01 - 65.00.....................       6          17,218,445         1.98          2,869,741      9,183,031      62.2
65.01 - 70.00.....................      25         116,733,554        13.44          4,669,342     20,923,277      67.8
70.01 - 75.00.....................      56         278,526,713        32.07          4,973,691     16,589,041      73.4
75.01 - 80.00.....................      24         127,901,451        14.73          5,329,227     11,693,282      77.7
80.01 - 85.00.....................       1           3,297,722         0.38          3,297,722      3,297,722      80.4
----------------------------------     ---      --------------       ------       ------------   ------------       ---
Total/Avg./Wtd. Avg.:                  122      $  868,422,488       100.00%      $  7,118,217   $146,500,000      63.1%
==================================     ===      ==============       ======       ============   ============       ===

                                    WTD. AVG.   WTD. AVG.    WTD. AVG.
RANGE OF CUT-OFF DATE                UW NCF     OCCUPANCY    MORTGAGE
LOAN-TO-VALUE RATIOS (%)              DSCR       RATE (1)      RATE
----------------------------------  ---------   ----------   ---------
40.01 - 45.00.....................    2.26x        99.80%      7.935%
45.01 - 50.00.....................    1.71         96.03       7.593
55.01 - 60.00.....................    1.34         88.93       8.003
60.01 - 65.00.....................    1.35         94.36       7.913
65.01 - 70.00.....................    1.35         94.80       8.383
70.01 - 75.00.....................    1.30         95.34       8.102
75.01 - 80.00.....................    1.26         95.96       8.002
80.01 - 85.00.....................    1.23         98.78       7.860
----------------------------------     ---        ------       -----
Total/Avg./Wtd. Avg.:                 1.53x        95.92%      8.011%
==================================     ===        ======       =====

Weighted Average Cut-off Date LTV Ratio: 63.13%.

------------------------------

(1) Occupancy rates are calculated without reference to hospitality properties.

                                                                     ANNEX A-1-3

                           ORIGINAL TERM TO MATURITY
                              (ALL MORTGAGE LOANS)

                                                 AGGREGATE      % BY AGGREGATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF ORIGINAL                    NUMBER     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
TERM TO MATURITY (MONTHS)           OF LOANS      BALANCE          BALANCE         BALANCE        BALANCE        LTV (1)
---------------------------------   --------   --------------   --------------   ------------   ------------   ------------
49 - 60..........................      10      $   72,800,046         8.16%      $ 7,280,005    $ 20,923,277       72.9%
73 - 84..........................      11          88,199,338         9.88         8,018,122      20,434,760       68.1
97 - 108.........................       4         147,761,560        16.56        36,940,390     128,000,000       50.0
109 - 120........................      93         542,246,388        60.76         5,830,606     146,500,000       64.3
133 - 144........................       4          17,415,155         1.95         4,353,789      10,225,935       71.8
217 - 228........................       1           2,039,176         0.23         2,039,176       2,039,176        NAP
229 - 240........................       9          16,672,951         1.87         1,852,550       3,000,000        NAP
241 - 252........................       2           5,300,979         0.59         2,650,489       2,953,926        NAP
---------------------------------     ---      --------------       ------       -----------    ------------       ----
Total/Avg./Wtd. Avg.:                 134      $  892,435,594       100.00%      $ 6,659,967    $146,500,000       63.1%
=================================     ===      ==============       ======       ===========    ============       ====

                                    WTD. AVG.    WTD. AVG.    WTD. AVG.
RANGE OF ORIGINAL                    UW NCF      OCCUPANCY    MORTGAGE
TERM TO MATURITY (MONTHS)           DSCR (1)      RATE (2)      RATE
---------------------------------  -----------   ----------   ---------
49 - 60..........................     1.33x         94.13%      8.051%
73 - 84..........................     1.31          93.71       7.930
97 - 108.........................     1.67          95.96       7.573
109 - 120........................     1.56          96.34       8.139
133 - 144........................     1.30          99.70       7.963
217 - 228........................      NAP         100.00       8.170
229 - 240........................      NAP         100.00       8.003
241 - 252........................      NAP         100.00       8.215
---------------------------------     ----         ------       -----
Total/Avg./Wtd. Avg.:                 1.53x         96.03%      8.012%
=================================     ====         ======       =====

Weighted Average Original Term to Maturity: 113 Months.

------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 12 Credit Lease Loans representing 2.69% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                     ANNEX A-1-4

                           REMAINING TERM TO MATURITY
                              (ALL MORTGAGE LOANS)

                                                 AGGREGATE      % BY AGGREGATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF REMAINING                   NUMBER     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
TERM TO MATURITY (MONTHS)           OF LOANS      BALANCE          BALANCE         BALANCE        BALANCE        LTV (1)
---------------------------------   --------   --------------   --------------   ------------   ------------   ------------
49 - 60..........................      10      $   72,800,046         8.16%      $ 7,280,005    $ 20,923,277       72.9%
73 - 84..........................      11          88,199,338         9.88         8,018,122      20,434,760       68.1
97 - 108.........................       4         147,761,560        16.56        36,940,390     128,000,000       50.0
109 - 120........................      93         542,246,388        60.76         5,830,606     146,500,000       64.3
133 - 144........................       4          17,415,155         1.95         4,353,789      10,225,935       71.8
217 - 228........................       1           2,039,176         0.23         2,039,176       2,039,176        NAP
229 - 240........................       9          16,672,951         1.87         1,852,550       3,000,000        NAP
241 - 252........................       2           5,300,979         0.59         2,650,489       2,953,926        NAP
---------------------------------     ---      --------------       ------       -----------    ------------       ----
Total/Avg./Wtd. Avg.:                 134      $  892,435,594       100.00%      $ 6,659,967    $146,500,000       63.1%
=================================     ===      ==============       ======       ===========    ============       ====

                                    WTD. AVG.    WTD. AVG.    WTD. AVG.
RANGE OF REMAINING                   UW NCF      OCCUPANCY    MORTGAGE
TERM TO MATURITY (MONTHS)           DSCR (1)      RATE (2)      RATE
---------------------------------  -----------   ----------   ---------
49 - 60..........................     1.33x         94.13%      8.051%
73 - 84..........................     1.31          93.71       7.930
97 - 108.........................     1.67          95.96       7.573
109 - 120........................     1.56          96.34       8.139
133 - 144........................     1.30          99.70       7.963
217 - 228........................      NAP         100.00       8.170
229 - 240........................      NAP         100.00       8.003
241 - 252........................      NAP         100.00       8.215
---------------------------------     ----         ------       -----
Total/Avg./Wtd. Avg.:                 1.53x         96.03%      8.012%
=================================     ====         ======       =====

Weighted Average Remaining Term to Maturity: 111 Months.

------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 12 Credit Lease Loans representing 2.69% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                     ANNEX A-1-5

                        MORTGAGE LOANS BY PROPERTY TYPE
                              (ALL MORTGAGE LOANS)

                                                 AGGREGATE      % BY AGGREGATE     AVERAGE        HIGHEST       WTD. AVG.
                                     NUMBER     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
PROPERTY TYPE                       OF LOANS      BALANCE          BALANCE         BALANCE        BALANCE        LTV (1)
---------------------------------   --------   --------------   --------------   ------------   ------------   ------------
Retail...........................      38      $  319,795,423        35.83%      $ 8,415,669    $128,000,000       60.9%
Office...........................      23         268,938,637        30.14        11,692,984     146,500,000       55.7
Multifamily......................      36         156,526,878        17.54         4,347,969      14,934,784       75.1
Industrial/W'hse.................      15          58,219,491         6.52         3,881,299       8,690,337       71.3
Hotel............................       8          58,047,421         6.50         7,255,928      20,923,277       68.6
CTL..............................      12          24,013,106         2.69         2,001,092       3,000,000        NAP
Assisted Living..................       1           3,915,029         0.44         3,915,029       3,915,029       69.9
Self Storage.....................       1           2,979,609         0.33         2,979,609       2,979,609       74.9
---------------------------------     ---      --------------       ------       -----------    ------------       ----
Total/Avg./Wtd. Avg.:                 134      $  892,435,594       100.00%      $ 6,659,967    $146,500,000       63.1%
=================================     ===      ==============       ======       ===========    ============       ====

                                    WTD. AVG.    WTD. AVG.    WTD. AVG.
                                     UW NCF      OCCUPANCY    MORTGAGE
PROPERTY TYPE                       DSCR (1)      RATE (2)      RATE
---------------------------------  -----------   ----------   ---------
Retail...........................     1.48x         95.19%      7.840%
Office...........................     1.82          98.01       8.061
Multifamily......................     1.27          93.93       7.976
Industrial/W'hse.................     1.26          95.76       8.177
Hotel............................     1.41            NAP       8.586
CTL..............................      NAP         100.00       8.064
Assisted Living..................     1.47          94.34       8.700
Self Storage.....................     1.38          95.28       8.220
---------------------------------     ----         ------       -----
Total/Avg./Wtd. Avg.:                 1.53x         96.03%      8.012%
=================================     ====         ======       =====

------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 12 Credit Lease Loans representing 2.69% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                     ANNEX A-1-6

                             CUT-OFF DATE BALANCES
                              (ALL MORTGAGE LOANS)

                                                         AGGREGATE      % BY AGGREGATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF CUT-OFF                             NUMBER     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
DATE BALANCES ($)                           OF LOANS      BALANCE          BALANCE         BALANCE        BALANCE        LTV (1)
------------------------------------------  --------   --------------   --------------   ------------   ------------   ------------
          1      -      2,000,000.........     35      $   49,083,828         5.50%      $  1,402,395   $  1,992,454      69.2%
  2,000,001      -      4,000,000.........     42         115,795,173        12.98          2,757,028      3,988,670      72.3
  4,000,001      -      6,000,000.........     19          91,166,256        10.22          4,798,224      5,996,410      72.8
  6,000,001      -      8,000,000.........     13          90,479,008        10.14          6,959,924      7,913,578      72.6
  8,000,001      -      10,000,000........      9          79,981,421         8.96          8,886,825      9,801,933      69.1
 10,000,001      -      12,000,000........      6          63,936,235         7.16         10,656,039     11,693,282      74.4
 12,000,001      -      14,000,000........      3          38,796,983         4.35         12,932,328     13,466,280      73.9
 14,000,001      -      16,000,000........      2          30,749,610         3.45         15,374,805     15,814,826      73.6
 16,000,001      -      18,000,000........      1          16,589,041         1.86         16,589,041     16,589,041      72.1
 20,000,001      -      22,000,000........      2          41,358,037         4.63         20,679,019     20,923,277      62.8
126,000,001      -      128,000,000.......      1         128,000,000        14.34        128,000,000    128,000,000      47.2
146,000,001      -      148,000,000.......      1         146,500,000        16.42        146,500,000    146,500,000      43.1
------------------------------------------  --------   --------------   --------------   ------------   ------------   ------------
Total/Avg./Wtd. Avg.:                         134      $  892,435,594       100.00%      $  6,659,967   $146,500,000      63.1%
==========================================  ========   ==============   ==============   ============   ============   ============

              WTD. AVG.    WTD. AVG.    WTD. AVG.
RANGE OF CU    UW NCF      OCCUPANCY    MORTGAGE
DATE BALANC   DSCR (1)      RATE (2)      RATE
-----------  -----------   ----------   ---------
          1     1.33x         95.80%      8.189%
  2,000,001     1.32          96.64       8.087
  4,000,001     1.29          95.05       8.255
  6,000,001     1.30          93.95       8.120
  8,000,001     1.32          95.02       8.191
 10,000,001     1.28          98.40       8.021
 12,000,001     1.29          91.64       8.104
 14,000,001     1.27          96.61       8.205
 16,000,001     1.26          97.70       8.080
 20,000,001     1.39          80.40       7.820
126,000,001     1.72          96.00       7.580
146,000,001     2.26          99.80       7.935
-----------  -----------   ----------   ---------
Total/Avg./     1.53x         96.03%      8.012%
===========  ===========   ==========   =========

Average Cut-off Date Balance: $6,659,967.

------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 12 Credit Lease Loans representing 2.69% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                     ANNEX A-1-7

                             CUT-OFF DATE DSC RATIO
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

                                                  AGGREGATE      % BY AGGREGATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF CUT-OFF                      NUMBER     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
DATE DSC RATIOS (X)                  OF LOANS      BALANCE          BALANCE         BALANCE        BALANCE          LTV
----------------------------------   --------   --------------   --------------   ------------   ------------   ------------
= 1.20............................       1      $   10,483,873         1.21%      $ 10,483,873   $ 10,483,873       78.8%
1.21 - 1.25.......................      15          81,791,167         9.42          5,452,744     10,078,855       73.9
1.26 - 1.30.......................      48         258,753,833        29.80          5,390,705     16,589,041       72.9
1.31 - 1.35.......................      21          74,748,188         8.61          3,559,438     10,988,237       70.6
1.36 - 1.40.......................      23         105,272,030        12.12          4,577,045     20,434,760       69.0
1.41 - 1.45.......................       9          53,443,082         6.15          5,938,120     20,923,277       67.3
1.46 - 1.50.......................       2           7,034,270         0.81          3,517,135      3,915,029       63.6
1.51 - 1.55.......................       1           2,396,044         0.28          2,396,044      2,396,044       68.5
1.71 - 1.75.......................       1         128,000,000        14.74        128,000,000    128,000,000       47.2
=>2.26............................       1         146,500,000        16.87        146,500,000    146,500,000       43.1
----------------------------------     ---      --------------       ------       ------------   ------------      -----
Total/Avg./Wtd. Avg.:                  122      $  868,422,488       100.00%      $  7,118,217   $146,500,000       63.1%
==================================     ===      ==============       ======       ============   ============      =====

                                    WTD. AVG.   WTD. AVG.    WTD. AVG.
RANGE OF CUT-OFF                     UW NCF     OCCUPANCY    MORTGAGE
DATE DSC RATIOS (X)                   DSCR       RATE (1)      RATE
----------------------------------  ---------   ----------   ---------
= 1.20............................     1.20x       97.08%      8.090%
1.21 - 1.25.......................     1.24        94.82       7.967
1.26 - 1.30.......................     1.27        94.64       8.162
1.31 - 1.35.......................     1.32        96.37       8.155
1.36 - 1.40.......................     1.37        93.00       7.996
1.41 - 1.45.......................     1.42        98.99       8.361
1.46 - 1.50.......................     1.47        96.85       8.363
1.51 - 1.55.......................     1.55        92.90       7.850
1.71 - 1.75.......................     1.72        96.00       7.580
=>2.26............................     2.26        99.80       7.935
----------------------------------    -----       ------      ------
Total/Avg./Wtd. Avg.:                  1.53x       95.92%      8.011%
==================================    =====       ======      ======

Weighted Average UW NCF DSC Ratio: 1.53x.

------------------------------

(1) Occupancy rates are calculated without reference to hospitality properties.

                                                                     ANNEX A-1-8

                                OCCUPANCY RATES
     (ALL MORTGAGE LOANS OTHER THAN THOSE SECURED BY HOSPITALITY PROPERTY)

                                                 AGGREGATE     % BY AGGREGATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF OCCUPANCY                    NUMBER    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RATES (%)                            OF LOANS     BALANCE         BALANCE         BALANCE        BALANCE        LTV (1)
----------------------------------   --------   ------------   --------------   ------------   ------------   ------------
65.1 - 70.0.......................       1      $    524,248         0.06%       $  524,248    $    524,248       74.9%
70.1 - 75.0.......................       2         3,552,356         0.43         1,776,178       2,153,911       64.2
75.1 - 80.0.......................       1           733,948         0.09           733,948         733,948       71.6
80.1 - 85.0.......................       7        46,945,829         5.63         6,706,547      20,434,760       64.9
85.1 - 90.0.......................      11        60,376,145         7.24         5,488,740      13,466,280       71.2
90.1 - 95.0.......................      22        99,457,845        11.92         4,520,811      14,934,784       73.4
95.1 >=...........................      82       622,797,802        74.64         7,595,095     146,500,000       59.9
----------------------------------     ---      ------------       ------        ----------    ------------       ----
Total/Avg./Wtd. Avg.:                  126      $834,388,173       100.00%       $6,622,128    $146,500,000       62.7%
==================================     ===      ============       ======        ==========    ============       ====

                                     WTD. AVG.    WTD. AVG.    WTD. AVG.
RANGE OF OCCUPANCY                    UW NCF      OCCUPANCY    MORTGAGE
RATES (%)                            DSCR (1)        RATE        RATE
----------------------------------  -----------   ----------   ---------
65.1 - 70.0.......................    1.32x         66.25%       8.320%
70.1 - 75.0.......................     1.28         73.33        8.210
75.1 - 80.0.......................     1.27         79.52        8.320
80.1 - 85.0.......................     1.31         82.16        7.740
85.1 - 90.0.......................     1.28         88.00        8.098
90.1 - 95.0.......................     1.30         93.11        8.069
95.1 >=...........................     1.62         98.50        7.960
----------------------------------     ----         -----        -----
Total/Avg./Wtd. Avg.:                  1.54x        96.03%       7.972%
==================================     ====         =====        =====

Weighted Average Occupancy Rate: 96.03%.

------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 12 Credit Lease Loans representing 2.69% of the Initial Pool Balance.

                                                                     ANNEX A-1-9

                          REMAINING AMORTIZATION TERMS

                                                AGGREGATE      % BY AGGREGATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF REMAINING                  NUMBER     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
AMORTIZATION TERMS (MONTHS)        OF LOANS      BALANCE          BALANCE         BALANCE        BALANCE        LTV (1)
--------------------------------   --------   --------------   --------------   ------------   ------------   ------------
229 - 240.......................      11      $   25,614,134         2.87%      $  2,328,558   $  4,287,331       65.0%
241 - 252.......................       2           4,993,102         0.56          2,496,551      2,953,926        NAP
265 - 276.......................       3           6,370,349         0.71          2,123,450      2,347,053        NAP
289 - 300.......................      20         113,468,491        12.71          5,673,425     20,923,277       69.0
313 - 324.......................       4          10,684,371         1.20          2,671,093      4,293,562       67.9
325 - 336.......................       2          22,542,768         2.53         11,271,384     12,463,913       72.5
337 - 348.......................       2          11,847,983         1.33          5,923,991      9,183,031       61.9
349 - 360.......................      90         696,914,396        78.09          7,743,493    146,500,000       61.8
--------------------------------     ---      --------------       ------       ------------   ------------       ----
Total/Avg./Wtd. Avg.:                134      $  892,435,594       100.00%      $  6,659,967   $146,500,000       63.1%
================================     ===      ==============       ======       ============   ============       ====

                                   WTD. AVG.    WTD. AVG.    WTD. AVG.
RANGE OF REMAINING                  UW NCF      OCCUPANCY    MORTGAGE
AMORTIZATION TERMS (MONTHS)        DSCR (1)      RATE (2)      RATE
--------------------------------  -----------   ----------   ---------
229 - 240.......................     1.41x         99.89%      8.234%
241 - 252.......................      NAP         100.00       8.288
265 - 276.......................      NAP         100.00       8.021
289 - 300.......................     1.36          92.44       8.390
313 - 324.......................     1.27          99.51       8.221
325 - 336.......................     1.26          94.09       7.810
337 - 348.......................     1.38          97.29       7.668
349 - 360.......................     1.57          96.19       7.950
--------------------------------     ----         ------       -----
Total/Avg./Wtd. Avg.:                1.53x         96.03%      8.012%
================================     ====         ======       =====

Weighted Average Remaining Amortization Term: 345 Months.

------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 12 Credit Lease Loans representing 2.69% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                    ANNEX A-1-10

                                 MORTGAGE RATES

                                                AGGREGATE      % BY AGGREGATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF MORTGAGE                   NUMBER     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RATES (%)                          OF LOANS      BALANCE          BALANCE         BALANCE        BALANCE        LTV (1)
--------------------------------   --------   --------------   --------------   ------------   ------------   ------------
7.001 - 7.250...................       1      $    1,937,096         0.22%      $  1,937,096   $  1,937,096        NAP
7.251 - 7.500...................       5          44,355,316         4.97          8,871,063     20,434,760       68.2
7.501 - 7.750...................      11         162,634,767        18.22         14,784,979    128,000,000       51.5
7.751 - 8.000...................      28         261,129,203        29.26          9,326,043    146,500,000       56.4
8.001 - 8.250...................      43         259,839,091        29.12          6,042,770     20,923,277       72.5
8.251 - 8.500...................      26          80,990,825         9.08          3,115,032      8,244,951       71.3
8.501 - 8.750...................      11          34,092,296         3.82          3,099,300      6,684,327       69.0
8.751 - 9.000...................       8          42,161,666         4.72          5,270,208     11,693,282       66.6
9.001 - 9.250...................       1           5,295,335         0.59          5,295,335      5,295,335       69.7
--------------------------------     ---      --------------       ------       ------------   ------------       ----
Total/Avg./Wtd. Avg.:                134      $  892,435,594       100.00%      $  6,659,967   $146,500,000       63.1%
================================     ===      ==============       ======       ============   ============       ====

                                   WTD. AVG.    WTD. AVG.    WTD. AVG.
RANGE OF MORTGAGE                   UW NCF      OCCUPANCY    MORTGAGE
RATES (%)                          DSCR (1)      RATE (2)      RATE
--------------------------------  -----------   ----------   ---------
7.001 - 7.250...................      NAP         100.00%      7.060%
7.251 - 7.500...................     1.33          88.53       7.399
7.501 - 7.750...................     1.65          95.81       7.598
7.751 - 8.000...................     1.84          97.99       7.908
8.001 - 8.250...................     1.29          95.37       8.139
8.251 - 8.500...................     1.29          95.51       8.376
8.501 - 8.750...................     1.38          95.37       8.634
8.751 - 9.000...................     1.34          98.35       8.825
9.001 - 9.250...................     1.41            NAP       9.080
--------------------------------     ----         ------       -----
Total/Avg./Wtd. Avg.:                1.53x         96.03%      8.012%
================================     ====         ======       =====

Weighted Average Mortgage Rates: 8.012%.

------------------------------

(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 12 Credit Lease Loans representing 2.69% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                    ANNEX A-1-11

                            MATURITY DATE LTV RATIOS
           (ALL BALLOON AND ARD LOANS OTHER THAN CREDIT LEASE LOANS)

                                                  AGGREGATE      % BY AGGREGATE     AVERAGE        HIGHEST       WTD. AVG.
RANGE OF MATURITY                     NUMBER     CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
DATE LTV RATIOS (%)                  OF LOANS      BALANCE          BALANCE         BALANCE        BALANCE          LTV
----------------------------------   --------   --------------   --------------   ------------   ------------   ------------
30.01 - 35.00.....................       1      $    1,489,237         0.17%      $  1,489,237   $  1,489,237      45.1%
35.01 - 40.00.....................       1         146,500,000        16.87        146,500,000    146,500,000      43.1
40.01 - 45.00.....................       1         128,000,000        14.74        128,000,000    128,000,000      47.2
45.01 - 50.00.....................       4          10,915,921         1.26          2,728,980      4,517,118      57.6
50.01 - 55.00.....................       8          53,180,741         6.12          6,647,593     20,434,760      60.3
55.01 - 60.00.....................      15          69,863,755         8.04          4,657,584      9,183,031      66.4
60.01 - 65.00.....................      30         151,431,065        17.44          5,047,702     20,923,277      70.9
65.01 - 70.00.....................      46         207,816,578        23.93          4,517,752     16,589,041      74.5
70.01 - 75.00.....................      15          94,675,855        10.90          6,311,724     15,814,826      77.6
75.01 - 80.00.....................       1           4,549,336         0.52          4,549,336      4,549,336      79.8
----------------------------------     ---      --------------       ------       ------------   ------------       ---
Total/Avg./Wtd. Avg.:                  122      $  868,422,488       100.00%      $  7,118,217   $146,500,000      63.1%
==================================     ===      ==============       ======       ============   ============       ===

                                    WTD. AVG.   WTD. AVG.    WTD. AVG.
RANGE OF MATURITY                    UW NCF     OCCUPANCY    MORTGAGE
DATE LTV RATIOS (%)                   DSCR       RATE (1)      RATE
----------------------------------  ---------   ----------   ---------
30.01 - 35.00.....................    1.37x        98.71%      8.680%
35.01 - 40.00.....................    2.26         99.80       7.935
40.01 - 45.00.....................    1.72         96.00       7.580
45.01 - 50.00.....................    1.35         97.38       8.365
50.01 - 55.00.....................    1.34         88.24       8.089
55.01 - 60.00.....................    1.35         91.56       8.353
60.01 - 65.00.....................    1.32         95.43       8.122
65.01 - 70.00.....................    1.29         96.13       8.148
70.01 - 75.00.....................    1.27         95.32       7.891
75.01 - 80.00.....................    1.20         95.91       7.875
----------------------------------     ---        ------       -----
Total/Avg./Wtd. Avg.:                 1.53x        95.92%      8.011%
==================================     ===        ======       =====

Weighted Average Maturity Date LTV Ratio: 56.17%.

------------------------------

(1) Occupancy rates are calculated without reference to hospitality properties.

                                                                    ANNEX A-1-12

                        ALL MORTGAGE PROPERTIES BY STATE

                                                                       AGGREGATE      % BY AGGREGATE
                                                        NUMBER OF     CUT-OFF DATE     CUT-OFF DATE
STATE                                                   PROPERTIES      BALANCE          BALANCE
------------------------------------------------------  ----------   --------------   --------------
CA....................................................      31       $  411,841,092        46.1%
NY....................................................      12           38,916,426         4.4
TX....................................................      11           37,550,321         4.2
WA....................................................       3           35,796,268         4.0
MD....................................................       9           34,478,552         3.9
FL....................................................       7           32,525,547         3.6
AZ....................................................       9           32,427,802         3.6
VA....................................................       8           29,087,719         3.3
SC....................................................       7           27,285,519         3.1
NJ....................................................       3           26,574,126         3.0
GA....................................................       8           23,994,704         2.7
MI....................................................       4           21,654,071         2.4
NC....................................................       4           21,435,837         2.4
PA....................................................       5           17,652,912         2.0
MO....................................................       1           14,934,784         1.7
DC....................................................       1           11,693,282         1.3
TN....................................................      10           11,682,022         1.3
NV....................................................       1            9,801,933         1.1
IN....................................................       2            9,024,585         1.0
ID....................................................       1            8,281,186         0.9
AL....................................................       2            6,617,004         0.7
MA....................................................       3            6,592,595         0.7
CO....................................................       3            5,580,402         0.6
DE....................................................       1            5,295,335         0.6
IA....................................................       1            3,795,756         0.4
OK....................................................       1            3,297,722         0.4
CT....................................................       1            3,119,241         0.3
ND....................................................       1              974,602         0.1
WV....................................................       1              524,248         0.1
                                                           ---       --------------       -----
Total:................................................     151       $  892,435,594       100.0%
                                                           ===       ==============       =====

Lehman Brothers Commercial Mortgage Trust 99 - C2

ITALICS indicate mortgage loans secured by multiple properties.

Control
   No.    Property Name                                  Address
====================================================================================================================================
   1      SunAmerica Center                              1999 Avenue of the Stars
   2      Century City Shopping Center                   10250 Santa Monica Boulevard
   3      Embassy Suites Sea-Tac                         15920 West Valley Highway
   4      Weberstown Mall                                4950 Pacific Avenue
   5      Monmouth Executive Center                      100 Willowbrook Road, 2 & 3 Paragon Way
------------------------------------------------------------------------------------------------------------------------------------
   6      Shoreline Office Center                        100 Shoreline Highway
   7      Capital Senior Living - Tesson Heights         12335 West Bend Drive
   8      Capital Senior Living - Veranda Club           6061 Palmetto Circle North
   9      Arizona Portfolio                              Various
   9a     Apache Plaza                                   6800 East Main Street
------------------------------------------------------------------------------------------------------------------------------------
   9b     Fiesta Plaza                                   3900 North Flowing Wells Road
   9c     Dobson Plaza                                   1133 South Dobson Road
   9d     Bellair Plaza                                  4310 West Bell Road
   10     Village Center on Seven                        46950 Community Plaza
   11     Rhode Island Avenue Shopping Center            680 Rhode Island Avenue, NE
------------------------------------------------------------------------------------------------------------------------------------
   12     1011 Grandview                                 1011-1015 Grandview Avenue
   13     Santa Fe Ridge                                 1415 Santa Fe Lane
   14     Evergreen Pointe Apartments                    3089 Woodland Hills Drive
   15     Corona Market Place                            SWC Magnolia & Corona Freeway
   16     Ralph's                                        670 South Western Avenue
------------------------------------------------------------------------------------------------------------------------------------
   17     200 South Virginia Street                      200 South Virginia Street
   18     The Pines Apartments                           720 Ivey Road
   19     MacArthur Properties                           135 East 54th Street & 233 East 70th Street
   19a    135 East 54th Street (MacArthur)               135 East 54th Street
   19b    233 East 70th Street (MacArthur)               233 East 70th Street
------------------------------------------------------------------------------------------------------------------------------------
   20     Lillibridge Health Trust                       Various
   20a    Lillibridge - Magdalene Clarke Tower           939 Emerald Avenue
   20b    Lillibridge - Farragut Medical Center          11416 Grigsby Road
   20c    Lillibridge - Halls Medical Center             4117-27 Emory Road
   20d    Lillibridge - Professional Office Building     930 Emerald Avenue
------------------------------------------------------------------------------------------------------------------------------------
   20e    Lillibridge - West Medical Center              1120 East Weisgarber Road
   20f    Lillibridge - Clinton Medical Center           1107 Charles Seivers Boulevard
   20g    Lillibridge - Norwood Medical Center           1200 & 1208 Merchant Drive
   20h    Lillibridge - John Deere Building              643 East Broadway Boulevard
   20i    Lillibridge - Physicians Office Building       1718 St. Mary's Street
------------------------------------------------------------------------------------------------------------------------------------
   21     Hatcher Square                                 2400 North Columbia Street
   22     Caton Research Center I                        3916-3922 Vero Road
   23     Prince of Orange Mall                          2930 Chestnut Street
   24     Courtyard by Marriott - Boise                  2222 Broadway Avenue
   25     Johnstown Shopping Center                      Comrie Avenue and Route 29
------------------------------------------------------------------------------------------------------------------------------------
   26     Oaks of Brittany Apartments                    1201 Wilcrest Drive
   27     White Rock Marketplace                         11255 Garland Road
   28     Riverview Place                                520 North Delaware Avenue
   29     Cypress Run Apartments                         3430 Broad River Road
   30     Kearny Industrial Building                     700 Belleville Turnpike
------------------------------------------------------------------------------------------------------------------------------------
   31     Hawk Ridge Apartments                          400 Hawk Ridge Drive
   32     Valli Hi Apartments                            5832 & 5846 Mandarin Ave., 10-78 Magnolia Ave., 11, 31, 51 Nectarine Avenue
   33     Courtyard by Marriott - Jacksonville           4670 Lenoir Avenue
   34     Beltway West Corp Center                       5700-5750 Executive Drive
   35     Crossroads Plaza                               6750 West Peoria Avenue

                                                             Cross
Control                                                 Collateralized       Original Balance   Cut-off Date   % of Aggregate Cut-
  No.      City                   State      Zip Code        Groups                 ($)          Balance ($)     off Date Balance
===================================================================================================================================
   1       Los Angeles            CA         90067             No               146,500,000      146,500,000         16.42
   2       Los Angeles            CA         90067             No               128,000,000      128,000,000         14.34
   3       Tukwila                WA         98188             No                21,000,000       20,923,277          2.34
   4       Stockton               CA         95207             No                20,500,000       20,434,760          2.29
   5       Freehold               NJ         07728             No                16,600,000       16,589,041          1.86
-----------------------------------------------------------------------------------------------------------------------------------
   6       Mill Valley            CA         94941             No                15,825,000       15,814,826          1.77
   7       St. Louis              MO         63128             No                14,950,000       14,934,784          1.67
   8       Boca Raton             FL         33433             No                13,480,000       13,466,280          1.51
   9       Various                AZ        Various         LB99C2-1             12,875,000       12,866,790          1.44
   9a      Mesa                   AZ         85207
-----------------------------------------------------------------------------------------------------------------------------------
   9b      Tucson                 AZ         85705
   9c      Mesa                   AZ         85282
   9d      Phoenix                AZ         85308
   10      Sterling               VA         20164             No                12,500,000       12,463,913          1.40
   11      Washington             DC         20002             No                11,700,000       11,693,282          1.31
-----------------------------------------------------------------------------------------------------------------------------------
   12      Glendale               CA         91201             No                11,000,000       10,988,237          1.23
   13      Silverdale             WA         98383             No                10,500,000       10,483,873          1.17
   14      Ann Arbor              MI         48108             No                10,500,000       10,466,053          1.17
   15      Corona                 CA         91719             No                10,250,000       10,225,935          1.15
   16      Los Angeles            CA         90010             No                10,100,000       10,078,855          1.13
-----------------------------------------------------------------------------------------------------------------------------------
   17      Reno                   NV         89501             No                 9,825,000        9,801,933          1.10
   18      Graham                 NC         27253             No                 9,625,000        9,609,995          1.08
   19      New York               NY        Various            No                 9,194,610        9,183,031          1.03
   19a     New York               NY         10022
   19b     New York               NY         10021
-----------------------------------------------------------------------------------------------------------------------------------
   20      Various                TN        Various         LB99C2-2              9,050,000        9,038,937          1.01
   20a     Knoxville              TN         37917
   20b     Farragut               TN         37922
   20c     Knoxville              TN         37938
   20d     Knoxville              TN         37917
-----------------------------------------------------------------------------------------------------------------------------------
   20e     Knoxville              TN         37901
   20f     Clinton                TN         37716
   20g     Knoxville              TN         37912
   20h     Jefferson City         TN         37760
   20i     Knoxville              TN         37917
-----------------------------------------------------------------------------------------------------------------------------------
   21      Milledgeville          GA         31061             No                 8,775,000        8,765,306          0.98
   22      Catonsville            MD         21227             No                 8,700,000        8,690,337          0.97
   23      Orangeburg             SC         29115             No                 8,375,000        8,365,748          0.94
   24      Boise                  ID         83702             No                 8,300,000        8,281,186          0.93
   25      Johnstown              NY         12095             No                 8,250,000        8,244,951          0.92
-----------------------------------------------------------------------------------------------------------------------------------
   26      Houston                TX         77042             No                 7,924,209        7,913,578          0.89
   27      Dallas                 TX         75230             No                 7,901,436        7,889,372          0.88
   28      Philadelphia           PA         19125             No                 7,850,000        7,834,077          0.88
   29      Columbia               SC         29210             No                 7,600,000        7,591,829          0.85
   30      Kearny                 NJ         07032             No                 7,200,000        7,189,106          0.81
-----------------------------------------------------------------------------------------------------------------------------------
   31      Clemmons               NC         27012             No                 7,000,000        6,991,950          0.78
   32      Goleta                 CA         93117             No                 7,000,000        6,988,760          0.78
   33      Jacksonville           FL         32216             No                 6,700,000        6,684,327          0.75
   34      Baltimore              MD         21228             No                 6,550,000        6,543,110          0.73
   35      Peoria                 AZ         85373             No                 6,550,000        6,530,347          0.73

Control       Cumulative % of       Mortgage       Administrative         Interest
  No.       Initial Pool Balance    Rate (%)         Cost Rate         Accrual Method
=====================================================================================
   1               16.42             7.9350            0.1031              Act/360
   2               30.76             7.5800            0.1031              Act/360
   3               33.10             8.2000            0.1231              Act/360
   4               35.39             7.4300            0.1031              Act/360
   5               37.25             8.0800            0.1031              Act/360
-------------------------------------------------------------------------------------
   6               39.02             8.2100            0.1031              Act/360
   7               40.70             8.2000            0.1031              Act/360
   8               42.21             8.2000            0.1031              Act/360
   9               43.65             8.2500            0.1031              Act/360
   9a
-------------------------------------------------------------------------------------
   9b
   9c
   9d
   10              45.04             7.8500            0.1031              Act/360
   11              46.35             8.7600            0.1031              Act/360
-------------------------------------------------------------------------------------
   12              47.59             8.1800            0.1231              Act/360
   13              48.76             8.0900            0.1031              Act/360
   14              49.93             7.3700            0.1031              Act/360
   15              51.08             7.8600            0.1031              Act/360
   16              52.21             7.7600            0.1031              Act/360
-------------------------------------------------------------------------------------
   17              53.31             7.8600            0.1231              Act/360
   18              54.38             8.0400            0.1031              Act/360
   19              55.41             7.6500            0.1031              Act/360
   19a
   19b
-------------------------------------------------------------------------------------
   20              56.43             8.8100            0.1031              Act/360
   20a
   20b
   20c
   20d
-------------------------------------------------------------------------------------
   20e
   20f
   20g
   20h
   20i
-------------------------------------------------------------------------------------
   21              57.41             8.0600            0.1031              Act/360
   22              58.38             8.0400            0.1031              Act/360
   23              59.32             8.0600            0.1031              Act/360
   24              60.25             8.8500            0.1031              Act/360
   25              61.17             8.4500            0.1031              Act/360
-------------------------------------------------------------------------------------
   26              62.06             7.3112            0.1031              Act/360
   27              62.94             8.1100            0.1031              Act/360
   28              63.82             8.4000            0.1031              Act/360
   29              64.67             8.1600            0.1031              Act/360
   30              65.48             8.1400            0.1031              Act/360
-------------------------------------------------------------------------------------
   31              66.26             7.9100            0.1031              Act/360
   32              67.04             7.9400            0.1031              Act/360
   33              67.79             8.7100            0.1231              Act/360
   34              68.52             8.2400            0.1031              Act/360
   35              69.26             7.6500            0.1531              Act/360

                    Original Interest    Remaining      Original Term   Remaining Term     Original       Remaining
                       Only Period     Interest-Only     to Maturity      to Maturity    Amortization    Amortization   Origination
Amortization Type        (Mos.)        Period (Mos.)        (Mos.)          (Mos.)        Term (Mos.)     Term (Mos.)      Date
===================================================================================================================================
      ARD                                                   120              120              360             360       09/02/99
      ARD                 11                8               108              105              360             360       08/05/99
    Balloon                                                 60               56               300             296       05/27/99
    Balloon                                                 84               79               360             355       04/26/99
    Balloon                                                 84               83               360             359       08/11/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 60               59               360             359       08/13/99
    Balloon                                                 120              119              300             299       08/26/99
    Balloon                                                 120              119              300             299       08/26/99
    Balloon                                                 120              119              360             359       08/13/99

---------------------------------------------------------------------------------------------------------------------------------



    Balloon                                                 120              116              336             332       05/13/99
    Balloon                                                 120              119              360             359       08/24/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              118              360             358       07/13/99
    Balloon                                                 84               81               360             357       07/01/99
    Balloon                                                 84               79               360             355       04/30/99
    Balloon                                                 144              140              360             356       05/27/99
    Balloon                                                 120              117              336             333       06/14/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 60               56               360             356       05/11/99
    Balloon                                                 120              117              360             357       06/04/99
    Balloon                                                 108              107              348             347       08/26/99


---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 84               81               360             357       06/14/99




---------------------------------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              118              360             358       07/09/99
    Balloon                                                 120              118              360             358       07/02/99
    Balloon                                                 120              118              360             358       07/09/99
    Balloon                                                 120              117              300             297       06/25/99
    Balloon                                                 120              119              360             359       08/03/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 108              106              360             358       07/15/99
    Balloon                                                 120              117              360             357       06/30/99
    Balloon                                                 84               80               360             356       05/28/99
    Balloon                                                 120              118              360             358       07/05/99
    Balloon                                                 120              117              360             357       06/24/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              118              360             358       07/23/99
    Balloon                                                 120              117              360             357       06/03/99
    Balloon                                                 120              117              300             297       06/30/99
    Balloon                                                 120              118              360             358       07/02/99
    Balloon                                                 60               55               360             355       04/30/99

                     Maturity or                                                                                          DSCR
                     Anticipated       Balloon                               Prepayment         Annual Debt   Net Cash   Net Cash
Amortization Type   Repayment Date    Balance ($)      Property Type         Provisions         Service ($)   Flow ($)   Flow (x)
=================================================================================================================================
      ARD              10/1/09       124,065,818          Office           L(24),D(90),O(6)     13,268,105   29,942,010   2.26
      ARD               7/1/08       114,306,435          Retail           L(27),D(81)          11,070,963   18,997,029   1.72
    Balloon             6/1/04        19,576,397          Hotel            L(28),D(31),O(1)      1,978,482    2,813,968   1.42
    Balloon             5/1/06        19,008,709          Retail           L(36),D(48)           1,708,292    2,314,079   1.35
    Balloon             9/1/06        15,547,082          Office           L(48),D(35),O(1)      1,472,784    1,856,299   1.26
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             9/1/04        15,190,480          Office           L(25),D(32),O(3)      1,421,319    1,776,866   1.25
    Balloon             9/1/09        12,394,766       Multi-Family        L(25),D(95)           1,408,491    1,829,650   1.30
    Balloon             9/1/09        11,176,020       Multi-Family        L(25),D(95)           1,269,997    1,649,480   1.30
    Balloon             9/1/09        11,583,813          Retail           L(48),D(72)           1,160,707    1,503,596   1.30
                                                          Retail
---------------------------------------------------------------------------------------------------------------------------------
                                                          Retail
                                                          Retail
                                                          Retail
    Balloon             6/1/09        10,841,458          Retail           L(48),D(72)           1,104,791    1,405,167   1.27
    Balloon             9/1/09        10,648,876          Retail           L(48),D(72)           1,105,530    1,401,238   1.27
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             8/1/09         9,882,634          Office           L(48),D(71),O(1)        985,184    1,287,042   1.31
    Balloon             7/1/06         9,837,669       Multi-Family        L(48),D(35),O(1)        932,461    1,118,060   1.20
    Balloon             5/1/06         9,726,564       Multi-Family        L(48),D(35),O(1)        869,821    1,182,718   1.36
    Balloon             6/1/11         8,788,693          Retail           L(48),D(95),O(1)        890,555    1,167,282   1.31
    Balloon             7/1/09         8,740,481          Retail           L(48),D(72)             885,262    1,095,364   1.24
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             6/1/04         9,398,114          Office           L(36),D(21),O(3)        853,630    1,105,975   1.30
    Balloon             7/1/09         8,620,352       Multi-Family        L(48),D(72)             850,721    1,066,289   1.25
    Balloon             9/1/08         8,203,017          Retail           L(36),D(69),O(3)        789,540    1,120,583   1.42
                                                          Retail
                                                          Retail
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             7/1/06         8,567,924          Office           L(36),D(47),O(1)        859,015    1,151,312   1.34
                                                          Office
                                                          Office
                                                          Office
                                                          Office
---------------------------------------------------------------------------------------------------------------------------------
                                                          Office
                                                          Office
                                                          Office
                                                          Office
                                                          Office
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             8/1/09         7,861,342          Retail           L(48),D(71),O(1)        777,063    1,060,882   1.37
    Balloon             8/1/09         7,790,444   Industrial/Warehouse    L(48),D(71),O(1)        768,963      958,007   1.25
    Balloon             8/1/09         7,502,989          Retail           L(48),D(71),O(1)        741,641      956,913   1.29
    Balloon             7/1/09         7,009,789          Hotel            L(48),D(72)             825,633    1,157,466   1.40
    Balloon             9/1/09         7,456,864          Retail           L(48),D(71),O(1)        757,719      956,602   1.26
---------------------------------------------------------------------------------------------------------------------------------
    Balloon            7/31/08         7,109,309       Multi-Family        L(26),D(81),O(1)        652,637      838,620   1.28
    Balloon             7/1/09         7,088,476          Retail           L(48),D(71),O(1)        703,020      876,752   1.25
    Balloon             6/1/06         7,388,015          Office           L(48),D(36)             717,651      919,765   1.28
    Balloon             8/1/09         6,824,794       Multi-Family        L(36),D(84)             679,393      851,075   1.25
    Balloon             7/1/09         6,463,792   Industrial/Warehouse    L(48),D(72)             642,425      788,466   1.23
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             8/1/09         6,248,670       Multi-Family        L(48),D(72)             611,100      761,299   1.25
    Balloon             7/1/09         6,254,332       Multi-Family        L(48),D(71),O(1)        612,852      760,250   1.24
    Balloon             7/1/09         5,636,988          Hotel            L(48),D(71),O(1)        658,820      921,843   1.40
    Balloon             8/1/09         5,892,924          Office           L(48),D(71),O(1)        589,943      734,509   1.25
    Balloon             5/1/04         6,251,831          Retail           L(48),D(11),O(1)        557,678      762,755   1.37

                                                     Cut-off      Scheduled        Underwritten
                        Appraised     Appraisal      Date LTV   Maturity/ARD    Hospitality Average
Amortization Type        Value ($)      Date           (%)         LTV (%)        Daily Rate ($)
===================================================================================================
      ARD               340,000,000    7/13/99        43.1          36.5
      ARD               271,200,000                   47.2          42.1
    Balloon              30,500,000    4/1/99         68.6          64.2              125.15
    Balloon              36,000,000    3/22/99        56.8          52.8
    Balloon              23,000,000    6/14/99        72.1          67.6
---------------------------------------------------------------------------------------------------
    Balloon              21,125,000    5/18/99        74.9          71.9
    Balloon              20,650,000    7/28/99        72.3          60.0
    Balloon              18,125,000    7/26/99        74.3          61.7
    Balloon              17,550,000                   73.3          66.0
                          6,250,000    3/29/99
---------------------------------------------------------------------------------------------------
                          3,500,000    4/5/99
                          6,700,000    3/29/99
                          1,100,000    3/31/99
    Balloon              16,800,000    3/27/99        74.2          64.5
    Balloon              15,500,000    7/22/99        75.4          68.7
---------------------------------------------------------------------------------------------------
    Balloon              16,100,000    4/14/99        68.2          61.4
    Balloon              13,300,000    1/28/99        78.8          74.0
    Balloon              13,125,000    2/10/99        79.7          74.1
    Balloon              13,910,000    4/5/99         73.5          63.2
    Balloon              14,300,000    2/20/99        70.5          61.1
---------------------------------------------------------------------------------------------------
    Balloon              13,100,000    1/26/99        74.8          71.7
    Balloon              12,427,000    4/15/99        77.3          69.4
    Balloon              14,900,000    7/26/99        61.6          55.1
                         12,200,000    7/26/99
                          2,700,000    7/26/99
---------------------------------------------------------------------------------------------------
    Balloon              15,750,000    2/1/99         57.4          54.4
                          3,400,000    2/1/99
                          1,900,000    2/1/99
                          1,700,000    2/1/99
                          3,400,000    2/1/99
---------------------------------------------------------------------------------------------------
                          1,700,000    2/1/99
                          1,100,000    2/1/99
                          1,400,000    2/1/99
                            650,000    2/1/99
                            500,000    2/1/99
---------------------------------------------------------------------------------------------------
    Balloon              12,200,000    3/18/99        71.8          64.4
    Balloon              11,600,000    5/12/99        74.9          67.2
    Balloon              14,800,000    3/19/99        56.5          50.7
    Balloon              12,300,000    7/1/99         67.3          57.0               79.00
    Balloon              10,400,000    5/1/99         79.3          71.7
---------------------------------------------------------------------------------------------------
    Balloon              10,130,000    4/26/99        78.1          70.2
    Balloon              12,000,000    5/3/99         65.7          59.1
    Balloon              10,800,000    4/1/99         72.5          68.4
    Balloon              10,032,000    5/1/99         75.7          68.0
    Balloon               9,800,000    5/6/99         73.4          66.0
---------------------------------------------------------------------------------------------------
    Balloon               9,101,000    6/1/99         76.8          68.7
    Balloon               9,350,000    3/10/99        74.7          66.9
    Balloon               9,950,000    4/21/99        67.2          56.7               76.89
    Balloon               8,500,000    5/19/99        77.0          69.3
    Balloon               8,710,000    3/30/99        75.0          71.8

                                         Sq. Ft.,
                                         Bed, Pad,              Loan Per      Occupancy          Rent Roll
   Year Built        Year Renovated       or Room       Unit      Unit       Perentage (%)          Date
==========================================================================================================
      1990                                 774,274     Sq Feet       189         99.8             6/3/99
1963, 1974, 1985       1987, 1993          784,002     Sq Feet       163         96.0             7/31/99
      1990                                     238      Rooms     87,913         74.8             3/31/99
      1964                1992             265,624     Sq Feet        77         80.4             4/20/99
   1988,89,91                              173,224     Sq Feet        96         97.7             8/1/99
----------------------------------------------------------------------------------------------------------
      1985                                  95,360     Sq Feet       166        100.0             8/11/99
      1986                                     186      Units     80,295         93.0             7/9/99
      1987                                     189      Units     71,250         86.2             7/8/99
    Various                                267,967     Sq Feet        48         99.5
      1971                1994              89,875     Sq Feet        49         98.6             8/10/99
----------------------------------------------------------------------------------------------------------
      1966                                  58,308     Sq Feet        44        100.0             8/2/99
      1975                1990              94,250     Sq Feet        54        100.0             4/29/99
      1980                                  25,534     Sq Feet        28        100.0             8/2/99
   1987, 1990                              118,623     Sq Feet       105         89.3             6/1/99
      1985                                 182,049     Sq Feet        64         97.1             12/31/98
----------------------------------------------------------------------------------------------------------
      1950             1986, 1991          103,076     Sq Feet       107        100.0             7/1/99
      1993                1998                 240      Units     43,683         97.1             5/31/99
   1967-1968                                   477      Units     21,941         96.4             3/15/99
      1990                                 104,185     Sq Feet        98        100.0             3/2/99
      1996                                  45,695     Sq Feet       221        100.0             6/4/99
----------------------------------------------------------------------------------------------------------
      1980                                 117,273     Sq Feet        84         84.3             5/7/99
   1998, 1999                                  216      Units     44,491         98.6             4/9/99
   1950, 1957                               28,180     Sq Feet       326        100.0
      1950                                  22,532     Sq Feet       334        100.0             6/11/99
      1957                                   5,648     Sq Feet       295        100.0             6/11/99
----------------------------------------------------------------------------------------------------------
    Various                                211,151     Sq Feet        43         98.8             8/2/99
      1975                                  59,264     Sq Feet        40         98.2             8/2/99
      1997                                  20,688     Sq Feet        69         87.9             8/2/99
      1991                                  17,385     Sq Feet        70        100.0             8/2/99
      1981                                  49,353     Sq Feet        24        100.0             8/2/99
----------------------------------------------------------------------------------------------------------
      1987                                  23,911     Sq Feet        44        100.0             8/2/99
      1988                                   8,946     Sq Feet        68        100.0             8/2/99
      1959                1997              14,538     Sq Feet        38        100.0             8/2/99
      1985                1998               9,270     Sq Feet        40        100.0             8/2/99
      1976             1996, 1997            7,796     Sq Feet        32        100.0             8/2/99
----------------------------------------------------------------------------------------------------------
      1972                1998             243,626     Sq Feet        36         98.9             8/16/99
      1984                                 200,815     Sq Feet        43         92.0             7/22/99
      1984                1998             298,694     Sq Feet        28         88.1             4/16/99
      1996                                     162      Rooms     51,118         76.2             4/30/99
   50's/70's                               152,776     Sq Feet        54        100.0             8/4/99
----------------------------------------------------------------------------------------------------------
      1972              1988-1996              223      Units     35,487         93.3             6/25/99
      1991                                 173,540     Sq Feet        45         83.8             6/25/99
     1900's             1986-1988          183,292     Sq Feet        43         96.9             4/15/99
   1997, 1998                                  204      Units     37,215         92.2             6/25/99
      1986                                 179,800     Sq Feet        40        100.0             11/5/98
----------------------------------------------------------------------------------------------------------
      1998                                     168      Units     41,619         97.0             8/16/99
   1964-1965              1991                 127      Units     55,030         99.2             4/8/99
      1997                                     137      Rooms     48,791         78.5             3/31/99
      1987                                  75,571     Sq Feet        87         88.6             7/22/99
      1987                                 111,587     Sq Feet        59         95.9             4/30/99

                                                                   Largest Tenant   Largest
                                                                  Area Leased (Sq.   Lease
   Year Built      Largest Tenant Name                                  Ft.)        Exp. Date   2nd Largest Tenant Name
====================================================================================================================================
      1990         SunAmerica Life Insurance Company                  108,006        9/30/03    Kaye Scholer
1963, 1974, 1985   Bloomingdale's                                     222,000        11/7/11    Macy's
      1990
      1964         Dillard's                                          197,324                   Sears
   1988,89,91      Prudential                                          42,404        1/30/04    Cap Gemini
------------------------------------------------------------------------------------------------------------------------------------
      1985         Softad                                              13,468        6/12/03    Engin. Animation
      1986
      1987
    Various
      1971         MacFrugal's                                         21,500       11/14/04    Osco Drug
------------------------------------------------------------------------------------------------------------------------------------
      1966         Basha's Food Store                                  36,010         1/1/06    Thrift City
      1975         Homelife Corp.                                      31,500        3/26/01    Osco Drugs
      1980         Canned Foods, Inc.                                  25,534        5/21/03
   1987, 1990      Village 7 Self Storage                              17,122        8/31/01    Ben Franklin
      1985         Ames                                                76,045        4/30/10    Safeway
------------------------------------------------------------------------------------------------------------------------------------
      1950         Glendale College of Business                        60,600       12/31/04    State of California E.P.A.
      1993
   1967-1968
      1990         Rite Aid                                            23,535        1/31/10    Family Bargain Center
      1996         Ralph's Supermarket                                 45,695        1/31/16
------------------------------------------------------------------------------------------------------------------------------------
      1980         Dean Witter Reynolds, Inc.                          13,973         2/8/09    Prudential Securities
   1998, 1999
   1950, 1957
      1950         Della Femina Restaurant Group                        5,992       11/10/08    Giaoninoto Associates, Inc.
      1957         Piracus My Love, Inc.                                2,618        6/30/13    Chenrong Restaurant, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    Various
      1975         Knoxville Neurology Clinic                           6,579       12/31/00    Knoxville Cardiovascular Consultants
      1997         Health Dynamics, Inc.                                9,979       12/31/03    Dermatology Associates
      1991         Summit Medical                                       8,877       12/11/04    Health Dynamics Inc.
      1981         Dermatology Associates of Knoxville                  7,110       12/31/00    OB/GYN Specialists of Knoxville
------------------------------------------------------------------------------------------------------------------------------------
      1987         Summit Medical Group                                 8,482        12/7/99    Health Dynamics, Inc.
      1988         Health Dynamics, Inc.                                6,223       12/31/03    M.R.S. Health Care
      1959         Paracellsus Bledsoe - CarePlus                       9,887        8/31/02    Summit Medical
      1985         Jefferson County Memorial Hospital                   9,270        7/31/05
      1976         East Tennessee Baptist Heart Consultants             3,580        5/31/00    East Tennessee Neonatal
------------------------------------------------------------------------------------------------------------------------------------
      1972         Belk                                                46,090        1/31/07    J.C. Penney
      1984         Alex Brown & Sons Inc.                              16,800       12/31/02    Briggs & Company A MD Corp.
      1984         Sears                                               89,728       10/31/18    Belk
      1996
   50's/70's       Price Chopper                                       42,511        5/31/14    Peebles
------------------------------------------------------------------------------------------------------------------------------------
      1972
      1991         Tom Thumb                                           53,800       11/30/11    Marshall's
     1900's        City of Philadelphia                                39,116        6/30/02    Consumer Satisfaction
   1997, 1998
      1986         H&M International Transportation, Inc.             179,800       10/31/03
------------------------------------------------------------------------------------------------------------------------------------
      1998
   1964-1965
      1997
      1987         MIE Properties, Inc.                                15,830       10/31/01    Steele Software Systems Corp
      1987         Petsmart                                            26,144       10/31/01    Craftmart

                    2nd Largest                                                           3rd Largest
                    Tenant Area    2nd Largest                                            Tenant Area         3rd Largest
                    Leased (Sq.     Lease Exp.                                            Leased (Sq.          Lease Exp.  Control
   Year Built           Ft.)          Date      3rd Largest Tenant Name                        Ft.)               Date        No.
==================================================================================================================================
      1990              82,640      12/31/00    Bear Stearns                                  62,626            9/30/04        1
1963, 1974, 1985       135,000      10/31/11    AMC Cinema                                    50,000            10/1/07        2
      1990                                                                                                                     3
      1964             196,000       1/31/03    JCPenney                                     180,000            3/31/04        4
   1988,89,91           24,494       8/31/08    SBU Insurance                                 18,326             8/1/02        5
----------------------------------------------------------------------------------------------------------------------------------
      1985              11,072      12/14/03    Austin Knight                                 10,246           11/14/02        6
      1986                                                                                                                     7
      1987                                                                                                                     8
    Various                                                                                                                    9
      1971              21,250       1/31/02    Tri-City Automotive                           15,950           12/31/01        9a
----------------------------------------------------------------------------------------------------------------------------------
      1966              16,220       9/30/02    $.99 Cent Store                                5,100           11/11/02        9b
      1975              28,338       1/31/01    AMI Outpatient Services                        7,564            11/2/99        9c
      1980                                                                                                                     9d
   1987, 1990           10,000       7/31/00    Goodyear Tire & Rubber Co.                     5,880            9/30/01       10
      1985              37,485      11/30/05    CVS                                           12,261           12/31/00       11
----------------------------------------------------------------------------------------------------------------------------------
      1950              42,476       2/28/05                                                                                  12
      1993                                                                                                                    13
   1967-1968                                                                                                                  14
      1990              14,070       7/21/02    Tutor Time                                    10,850            11/1/08       15
      1996                                                                                                                    16
----------------------------------------------------------------------------------------------------------------------------------
      1980              8,695        4/30/02    Brooks Fiber Properties                        7,493            4/30/06       17
   1998, 1999                                                                                                                 18
   1950, 1957                                                                                                                 19
      1950              3,496        9/30/02    Citi Photo & Electronics, Inc.                 3,284            1/31/03       19a
      1957              2,237        3/31/07    Nagi I. Nashal                                   793           10/14/00       19b
----------------------------------------------------------------------------------------------------------------------------------
    Various                                                                                                                   20
      1975              5,871       12/31/00    Tennessee Urology Associates                   5,777            4/30/00       20a
      1997              4,153        8/28/02    Knoxville Pediatric Associates                 4,062            2/28/03       20b
      1991              3,201       12/31/03    St. Mary's Health System                       2,842           12/31/03       20c
      1981              6,841        3/31/00    Abercrombie Breast Center                      5,784           12/31/00       20d
----------------------------------------------------------------------------------------------------------------------------------
      1987              6,770       12/31/03    Knoxville Rheumatology Consultants             5,759           12/31/00       20e
      1988              2,723        7/31/03                                                                                  20f
      1959              4,651        5/31/07                                                                                  20g
      1985                                                                                                                    20h
      1976              2,108        8/31/00    St. Mary's Health System, Inc.                 2,108           12/31/03       20i
----------------------------------------------------------------------------------------------------------------------------------
      1972              34,364      10/31/04    Goody's                                       27,067           11/30/10       21
      1984              15,300      11/30/01    Rural/Metro Mid Atlantic II                   11,600            4/30/03       22
      1984              73,712       8/14/09    J.C. Penney                                   33,796            7/31/04       23
      1996                                                                                                                    24
   50's/70's            29,788      10/31/14    Johnstown Movieplex                           21,997            5/31/13       25
----------------------------------------------------------------------------------------------------------------------------------
      1972                                                                                                                    26
      1991              36,000       1/31/03    Party City                                    11,008            1/31/07       27
     1900's             30,408       3/31/02    Egypt, Inc.                                   21,000            1/31/03       28
   1997, 1998                                                                                                                 29
      1986                                                                                                                    30
----------------------------------------------------------------------------------------------------------------------------------
      1998                                                                                                                    31
   1964-1965                                                                                                                  32
      1997                                                                                                                    33
      1987              8,100        9/30/99    Nutrichem Inc. (dba) Infucor                   6,250            1/31/02       34
      1987              19,300      12/31/99    Popular Outdoor                                8,330            5/31/02       35

Lehman Brothers Commercial Mortgage Trust 99 - C2

ITALICS indicate mortgage loans secured by multiple properties.

Control
   No.    Property Name                                  Address
====================================================================================================================================
   36     Travelodge                                     1450 Lombard Street
   37     Oxford Center                                  3500 West 8th Street
   38     Cactus Flower                                  7037 East Bell Road
   39     4311 Wilshire Boulevard                        4311 Wilshire Boulevard
   40     East Avenue Mobile Home Park                   732 Linden Avenue
------------------------------------------------------------------------------------------------------------------------------------
   41     Taft Office Park                               6491-6565 Taft Street
   42     Capital Senior Living - Heatherwood            22800 Civic Center
   43     Comfort - Inn Rehoboth                         State Route 1
   44     111 LaQuinta Shopping Center                   Highway 111 & Washington Street
   45     Benson Avenue                                  3900 Benson Avenue
------------------------------------------------------------------------------------------------------------------------------------
   46     4727 Wilshire  Boulevard                       4727 Wilshire Boulevard
   47     Center at Monocacy                             5104 and 5108 Pegasus Court
   48     Lantern Estates Mobile Home Community          2909 South Lynhurst Drive
   49     JPH - Loan Level                               Various
   49a    JPH - Commercenter                             45550-45590 Grace St, 83180-83214 Requa Ave, 83203-83233 Indio Blvd
------------------------------------------------------------------------------------------------------------------------------------
   49b    JPH - Citrus Street Business Park              45625-45630 Citrus Street
   49c    JPH - Dorado Business Park                     45435 Van Buren Boulevard
   49d    JPH - Las Adelfas Plaza                        82635 Hwy 111
   49e    JPH - Commerce Street Business Park            45116 Commerce Street
   50     8520 Bluffton Road                             8520 Bluffton Road
------------------------------------------------------------------------------------------------------------------------------------
   51     Fresh Fields Shopping Center                   339 East Lancaster Avenue
   52     Kent Business Campus                           823-841 Central Avenue North
   53     Park Glen Apartments                           7425 Lavista Drive
   54     Washington Gardens Apartments                  1750 South Westmoreland Avenue
   55     Fairfield Inn Potomac                          2610 Prince William Parkway
------------------------------------------------------------------------------------------------------------------------------------
   56     Indio - Loan Level                             Various
   56a    Indio - Golf Center                            44901-44919 Golf Center Parkway, 83558 Avenue 45
   56b    Indio - Avenue 45 Business Park                83900-83912 Avenue 45
   57     Hampton Inn Gadsden                            129 River Road
   58     Summit Tower                                   5835 Callaghan Road
------------------------------------------------------------------------------------------------------------------------------------
   59     Eastside Gardens                               2078 Scenic Highway
   60     Shoppes at Three Fountains                     4520 University Avenue
   61     Zulanis Distributors                           4545 East 51st Avenue
   62     Meridian Apartments                            10200 Old Bammel North Houston
   63     35 Hartwell Avenue                             35 Hartwell Avenue
------------------------------------------------------------------------------------------------------------------------------------
   64     Award Metals                                   1000 Whipple Road
   65     Meadow Ridge Apartments                        1168 North Douglas Boulevard
   66     Pfizer Building                                194 Howard Street
   67     Broadwalk                                      201 East Broad Street
   68     Walgreens                                      SWC Gratiot Avenue & Wellington Crescent
------------------------------------------------------------------------------------------------------------------------------------
   69     A-American Self Storage                        401 Farnel Road
   70     Forest Lawn Mobile Home Park                   452 Linden Avenue
   71     CVS - Myrtle Beach                             4401 Kings Highway
   72     Penn Valley Mobile Home Park                   17522 Penn Valley Drive
   73     11700 Carolina Place                           11700 Carolina Place
------------------------------------------------------------------------------------------------------------------------------------
   74     Galleria at Manalapan                          51 US Highway 9 South
   75     Farmington Mobile Home Park                    1191 Mertensia Road
   76     Windsor Plaza                                  4104 Windsor Spring Road
   77     Lexington Commons                              10174 West Broad Street
   78     Casa Serena Apartments                         2930-32 West Camelback Road
------------------------------------------------------------------------------------------------------------------------------------
   79     Archway Apartments                             110 Archway Drive
   80     Park Centre Plaza                              1111 Park Centre Boulevard
   81     Wayne Forest Apartments                        33095 Forest Avenue
   82     Eckerd - Virginia Beach                        5300 Princess Anne Road
   83     West Hills Plaza                               129-165 Bessemer Super Highway

                                                             Cross
Control                                                 Collateralized       Original Balance   Cut-off Date   % of Aggregate Cut-
  No.      City                   State      Zip Code        Groups                 ($)          Balance ($)     off Date Balance
===================================================================================================================================
   36      San Francisco          CA         94123             No                 6,175,000         6,161,192         0.69
   37      Los Angeles            CA         90005             No                 6,100,000         6,084,585         0.68
   38      Phoenix                AZ         85254             No                 6,100,000         6,076,775         0.68
   39      Los Angeles            CA         90010             No                 6,000,000         5,996,410         0.67
   40      Penfield               NY         14625             No                 5,737,000         5,728,785         0.64
-----------------------------------------------------------------------------------------------------------------------------------
   41      Hollywood              FL         33024             No                 5,650,000         5,643,842         0.63
   42      Southfield             MI         48034             No                 5,600,000         5,594,300         0.63
   43      Rehoboth               DE         19971             No                 5,300,000         5,295,335         0.59
   44      La Quinta              CA         92253             No                 5,100,000         5,096,715         0.57
   45      Baltimore              MD         21227             No                 4,850,000         4,844,613         0.54
-----------------------------------------------------------------------------------------------------------------------------------
   46      Los Angeles            CA         90010             No                 4,800,000         4,797,068         0.54
   47      Frederick              MD         21704             No                 4,650,000         4,644,835         0.52
   48      Indianapolis           IN         46032             No                 4,560,000         4,549,336         0.51
   49      Indio                  CA         92201          LB99C2-3              4,533,000         4,517,118         0.51
   49a     Indio                  CA         92201
-----------------------------------------------------------------------------------------------------------------------------------
   49b     Indio                  CA         92201
   49c     Indio                  CA         92201
   49d     Indio                  CA         92201
   49e     Indio                  CA         92201
   50      Fort Wayne             IN         46809             No                 4,480,000         4,475,249         0.50
-----------------------------------------------------------------------------------------------------------------------------------
   51      Wynnewood              PA         19096             No                 4,400,000         4,394,886         0.49
   52      Kent                   WA         98032             No                 4,400,000         4,389,118         0.49
   53      Dallas                 TX         75214             No                 4,300,000         4,297,032         0.48
   54      Los Angeles            CA         90006             No                 4,300,000         4,293,562         0.48
   55      Woodbridge             VA         22192             No                 4,300,000         4,287,331         0.48
-----------------------------------------------------------------------------------------------------------------------------------
   56      Indio                  CA         92201          LB99C2-3              4,267,000         4,252,050         0.48
   56a     Indio                  CA         92201
   56b     Indio                  CA         92201
   57      Gadsden                AL         35901             No                 4,075,000         4,068,670         0.46
   58      San Antonio            TX         78228             No                 4,000,000         3,988,670         0.45
-----------------------------------------------------------------------------------------------------------------------------------
   59      Snellville             GA         30078             No                 3,920,000         3,915,029         0.44
   60      West Des Moines        IA         50266             No                 3,800,000         3,795,756         0.43
   61      Denver                 CO         80216             No                 3,700,000         3,694,784         0.41
   62      Houston                TX         77086             No                 3,700,000         3,693,741         0.41
   63      Lexington              MA         02421             No                 3,500,000         3,495,150         0.39
-----------------------------------------------------------------------------------------------------------------------------------
   64      Union City             CA         94587             No                 3,500,000         3,493,527         0.39
   65      Midwest City           OK         73130             No                 3,300,000         3,297,722         0.37
   66      New London             CT         06320             No                 3,150,000         3,119,241         0.35
   67      Spartanburg            SC         29306             No                 3,100,000         3,096,968         0.35
   68      Clinton Township       MI         48036             No                 3,000,000         3,000,000         0.34
-----------------------------------------------------------------------------------------------------------------------------------
   69      Santa Maria            CA         93454             No                 2,985,000         2,979,609         0.33
   70      Penfield               NY         14625             No                 2,977,000         2,972,737         0.33
   71      North Myrtle Beach     SC         29582             No                 2,956,961         2,953,926         0.33
   72      Penn Valley            CA         95946             No                 2,900,000         2,897,839         0.32
   73      Pineville              NC         28134             No                 2,900,000         2,896,796         0.32
-----------------------------------------------------------------------------------------------------------------------------------
   74      Manalapan              NJ         07726             No                 2,800,000         2,795,978         0.31
   75      Farmington             NY         14425             No                 2,775,000         2,771,026         0.31
   76      Hephzibah              GA         30815             No                 2,700,000         2,697,017         0.30
   77      Richmond               VA         23060             No                 2,700,000         2,696,241         0.30
   78      Phoenix                AZ         85017             No                 2,668,724         2,664,951         0.30
-----------------------------------------------------------------------------------------------------------------------------------
   79      Dickson                TN         37055             No                 2,650,000         2,643,086         0.30
   80      Miami                  FL         33169             No                 2,650,000         2,642,389         0.30
   81      Wayne                  MI         48148             No                 2,600,000         2,593,718         0.29
   82      Virginia Beach         VA         23462             No                 2,555,974         2,552,114         0.29
   83      Midfield               AL         35228             No                 2,550,000         2,548,334         0.29

Control       Cumulative % of       Mortgage       Administrative         Interest
  No.       Initial Pool Balance    Rate (%)        Cost Rate          Accrual Method
=====================================================================================
   36              69.95             8.9100            0.1031              Act/360
   37              70.63             8.2600            0.1231              Act/360
   38              71.31             7.9900            0.1531              Act/360
   39              71.98             8.5600            0.1231              Act/360
   40              72.62             8.3200            0.1031              Act/360
-------------------------------------------------------------------------------------
   41              73.26             8.1100            0.1031              Act/360
   42              73.88             8.2000            0.1031              Act/360
   43              74.48             9.0800            0.1031              Act/360
   44              75.05             8.2000            0.1031              Act/360
   45              75.59             8.0400            0.1031              Act/360
-------------------------------------------------------------------------------------
   46              76.13             8.4600            0.1231              Act/360
   47              76.65             8.0400            0.1031              Act/360
   48              77.16             7.8750            0.1031              Act/360
   49              77.66             8.4100            0.1231              Act/360
   49a
-------------------------------------------------------------------------------------
   49b
   49c
   49d
   49e
   50              78.17             8.2100            0.1231              Act/360
-------------------------------------------------------------------------------------
   51              78.66             7.8700            0.1231              Act/360
   52              79.15             7.6600            0.1231              Act/360
   53              79.63             7.8600            0.1031              Act/360
   54              80.11             8.1100            0.1031              Act/360
   55              80.59             8.5400            0.1031              Act/360
-------------------------------------------------------------------------------------
   56              81.07             8.4100            0.1231              Act/360
   56a
   56b
   57              81.52             8.7100            0.1231              Act/360
   58              81.97             7.8600            0.1231              Act/360
-------------------------------------------------------------------------------------
   59              82.41             8.7000            0.1031              Act/360
   60              82.84             8.0200            0.1031              Act/360
   61              83.25             8.3700            0.1231              Act/360
   62              83.66             7.7600            0.1031              Act/360
   63              84.06             8.4500            0.1031              Act/360
-------------------------------------------------------------------------------------
   64              84.45             8.1000            0.1031              Act/360
   65              84.82             7.8600            0.1031              Act/360
   66              85.17             7.9400            0.1231              Act/360
   67              85.51             8.5000            0.1231              Act/360
   68              85.85             7.6400            0.1331              30/360
-------------------------------------------------------------------------------------
   69              86.18             8.2200            0.1031              Act/360
   70              86.52             8.3200            0.1031              Act/360
   71              86.85             8.3700            0.1331              30/360
   72              87.17             7.4800            0.1031              Act/360
   73              87.50             8.0600            0.1031              Act/360
-------------------------------------------------------------------------------------
   74              87.81             8.3100            0.1031              Act/360
   75              88.12             8.3200            0.1031              Act/360
   76              88.42             8.0600            0.1031              Act/360
   77              88.72             8.4100            0.1031              Act/360
   78              89.02             7.7300            0.1531              Act/360
-------------------------------------------------------------------------------------
   79              89.32             7.4500            0.1031              Act/360
   80              89.62             7.8100            0.1031              Act/360
   81              89.91             7.7500            0.1231              Act/360
   82              90.19             8.7600            0.1331              30/360
   83              90.48             8.1300            0.1231              Act/360

                    Original Interest    Remaining      Original Term   Remaining Term     Original       Remaining
                       Only Period     Interest-Only     to Maturity      to Maturity    Amortization    Amortization   Origination
Amortization Type        (Mos.)        Period (Mos.)        (Mos.)          (Mos.)        Term (Mos.)     Term (Mos.)      Date
===================================================================================================================================
    Balloon                                                 120              117              300             297       06/29/99
    Balloon                                                 120              115              360             355       04/26/99
    Balloon                                                 120              116              300             296       05/28/99
    Balloon                                                 120              119              360             359       08/23/99
    Balloon                                                 120              117              360             357       06/24/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              118              360             358       07/19/99
    Balloon                                                 120              119              300             299       08/26/99
    Balloon                                                 120              119              300             299       08/20/99
    Balloon                                                 120              119              360             359       08/06/99
    Balloon                                                 120              118              360             358       07/02/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              119              360             359       08/23/99
    Balloon                                                 120              118              360             358       07/02/99
    Balloon                                                 60               56               360             356       05/14/99
    Balloon                                                 120              116              300             296       05/26/99

---------------------------------------------------------------------------------------------------------------------------------




    Balloon                                                 120              118              360             358       07/30/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              118              360             358       07/26/99
    Balloon                                                 60               56               360             356       05/03/99
    Balloon                                                 120              119              360             359       08/31/99
    Balloon                                                 144              142              324             322       07/26/99
    Balloon                                                 120              118              240             238       07/29/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              116              300             296       05/26/99


    Balloon                                                 120              119              240             239       08/16/99
    Balloon                                                 120              115              360             355       04/29/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              117              360             357       06/09/99
    Balloon                                                 120              118              360             358       07/26/99
    Balloon                                                 84               81               360             357       06/25/99
    Balloon                                                 120              117              360             357       06/07/99
    Balloon                                                 60               58               324             322       07/30/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              118              300             298       07/21/99
    Balloon                                                 120              119              360             359       08/31/99
    Balloon                                                 84               78               240             234       03/15/99
    Balloon                                                 120              118              360             358       07/09/99
Fully Amortizing                                            240              240              240             240       08/31/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 60               58               300             298       07/20/99
    Balloon                                                 120              117              360             357       06/24/99
     Step                                                   245              244              245             244       08/13/99
    Balloon                                                 84               83               360             359       08/03/99
    Balloon                                                 120              118              360             358       07/09/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              117              360             357       06/28/99
    Balloon                                                 120              117              360             357       06/24/99
    Balloon                                                 120              118              360             358       07/09/99
    Balloon                                                 120              117              360             357       06/25/99
    Balloon                                                 101              99               341             339       07/12/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              116              360             356       05/03/99
    Balloon                                                 120              115              360             355       04/23/99
    Balloon                                                 120              116              360             356       05/14/99
     Step                                                   232              230              232             230       07/02/99
    Balloon                                                 120              119              360             359       08/03/99

                     Maturity or                                                                                          DSCR
                     Anticipated       Balloon                               Prepayment         Annual Debt   Net Cash   Net Cash
Amortization Type   Repayment Date    Balance ($)      Property Type         Provisions         Service ($)   Flow ($)   Flow (x)
=================================================================================================================================
    Balloon             7/1/09         5,223,569          Hotel            L(48),D(69),O(3)        617,284      863,167   1.40
    Balloon             5/1/09         5,491,921          Retail           L(48),D(72)             550,442      748,870   1.36
    Balloon             6/1/09         5,028,392          Retail           L(48),D(71),O(1)        564,485      778,372   1.38
    Balloon             9/1/09         5,436,691          Office           L(48),D(71),O(1)        556,682      705,253   1.27
    Balloon             7/1/09         5,172,116       Multi-Family        L(48),D(69),O(3)        520,594      696,648   1.34
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             8/1/09         5,067,720          Office           L(48),D(72)             502,701      643,372   1.28
    Balloon             9/1/09         4,642,860       Multi-Family        L(25),D(95)             527,595      685,244   1.30
    Balloon             9/1/09         4,501,383          Hotel            L(48),D(72)             537,217      757,383   1.41
    Balloon             9/1/09         4,583,196          Retail           L(48),D(72)             457,626      583,982   1.28
    Balloon             8/1/09         4,342,948   Industrial/Warehouse    L(48),D(71),O(1)        428,675      540,430   1.26
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             9/1/09         4,339,526          Office           L(48),D(71),O(1)        441,262      560,785   1.27
    Balloon             8/1/09         4,163,857   Industrial/Warehouse    L(48),D(71),O(1)        410,998      518,069   1.26
    Balloon             6/1/04         4,362,558       Multi-Family        L(36),D(24)             396,758      477,131   1.20
    Balloon             6/1/09         3,781,552   Industrial/Warehouse    L(48),D(72)             434,717      544,287   1.25
                                                   Industrial/Warehouse
---------------------------------------------------------------------------------------------------------------------------------
                                                   Industrial/Warehouse
                                                   Industrial/Warehouse
                                                   Industrial/Warehouse
                                                   Industrial/Warehouse
    Balloon             8/1/09         4,027,756   Industrial/Warehouse    L(26),D(93),O(1)        402,370      508,529   1.26
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             8/1/09         3,923,939          Retail           L(26),D(93),O(1)        382,653      490,489   1.28
    Balloon             6/1/04         4,199,892          Office           L(36),D(21),O(3)        374,987      501,376   1.34
    Balloon             9/1/09         3,833,136       Multi-Family        L(48),D(71),O(1)        373,599      464,394   1.24
    Balloon             8/1/11         3,501,949       Multi-Family        L(26),D(118)            393,058      501,431   1.28
    Balloon             8/1/09         3,090,243          Hotel            L(26),D(94)             449,104      628,181   1.40
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             6/1/09         3,559,648   Industrial/Warehouse    L(48),D(72)             409,208      510,839   1.25
                                                   Industrial/Warehouse
                                                   Industrial/Warehouse
    Balloon             9/1/09         2,944,346          Hotel            L(48),D(71),O(1)        430,887      606,251   1.41
    Balloon             5/1/09         3,567,114          Office           L(48),D(71),O(1)        347,534      461,369   1.33
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             7/1/09         3,564,673     Assisted Living       L(48),D(71),O(1)        368,385      540,974   1.47
    Balloon             8/1/09         3,401,102          Retail           L(48),D(71),O(1)        335,233      460,580   1.37
    Balloon             7/1/06         3,481,060   Industrial/Warehouse    L(27),D(56),O(1)        337,315      429,824   1.27
    Balloon             7/1/09         3,291,413       Multi-Family        L(36),D(84)             318,394      382,255   1.20
    Balloon             8/1/04         3,316,659   Industrial/Warehouse    L(26),D(32),O(2)        329,692      414,988   1.26
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             8/1/09         2,894,167   Industrial/Warehouse    L(48),D(72)             326,950      417,470   1.28
    Balloon             9/1/09         2,941,710       Multi-Family        L(48),D(71),O(1)        286,715      352,143   1.23
    Balloon             4/1/06         2,579,451          Office           L(30),D(53),O(1)        314,764      460,624   1.46
    Balloon             8/1/09         2,805,748          Office           L(48),D(72)             286,036      372,388   1.30
Fully Amortizing       10/1/19               NAP   Credit Tenant Lease     L(48),D(192)            293,103      344,844    NAP
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             8/1/04         2,783,291       Self Storage        L(36),D(22),O(2)        281,705      387,568   1.38
    Balloon             7/1/09         2,683,874       Multi-Family        L(48),D(69),O(3)        270,143      344,017   1.27
     Step               2/1/20               NAP   Credit Tenant Lease     L(48),D(197)            283,917      290,385    NAP
    Balloon             9/1/06         2,690,669       Multi-Family        L(48),D(35),O(1)        242,850      304,015   1.25
    Balloon             8/1/09         2,598,049          Retail           L(48),D(71),O(1)        256,807      332,027   1.29
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             7/1/09         2,523,717          Retail           L(36),D(84)             253,844      344,158   1.36
    Balloon             7/1/09         2,501,763       Multi-Family        L(48),D(69),O(3)        251,812      340,647   1.35
    Balloon             8/1/09         2,418,875          Retail           L(48),D(71),O(1)        239,096      311,404   1.30
    Balloon             7/1/09         2,439,208          Retail           L(48),D(69),O(3)        247,064      323,620   1.31
    Balloon             1/1/08         2,396,434       Multi-Family        L(28),YM1%(70),O(3)     232,302      285,487   1.23
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             6/1/09         2,338,889       Multi-Family        L(48),D(71),O(1)        221,262      271,862   1.23
    Balloon             5/1/09         2,360,334          Office           L(48),D(72)             229,139      301,925   1.32
    Balloon             6/1/09         2,311,993       Multi-Family        L(48),D(70),O(2)        223,521      291,985   1.31
     Step              12/1/18               NAP   Credit Tenant Lease     L(26),D(206)            246,977      255,127    NAP
    Balloon             9/1/09         2,287,839          Retail           L(48),D(71),O(1)        227,311      288,900   1.27

                                                     Cut-off      Scheduled         Underwritten
                        Appraised     Appraisal      Date LTV   Maturity/ARD    Hospitality Average
Amortization Type        Value ($)      Date           (%)         LTV (%)         Daily Rate ($)
===================================================================================================
    Balloon               9,400,000    2/26/99        65.5          55.6               88.45
    Balloon               8,300,000    3/1/99         73.3          66.2
    Balloon               9,000,000    4/1/99         67.5          55.9
    Balloon               8,100,000    5/21/99        74.0          67.1
    Balloon               7,650,000    1/14/99        74.9          67.6
---------------------------------------------------------------------------------------------------
    Balloon               7,400,000    6/1/99         76.3          68.5
    Balloon               8,425,000    7/27/99        66.4          55.1
    Balloon               7,600,000    3/24/99        69.7          59.2               79.63
    Balloon               6,900,000    6/18/99        73.9          66.4
    Balloon               6,300,000    5/12/99        76.9          68.9
---------------------------------------------------------------------------------------------------
    Balloon               6,900,000    5/21/99        69.5          62.9
    Balloon               6,200,000    6/2/99         74.9          67.2
    Balloon               5,700,000    3/3/99         79.8          76.5
    Balloon               7,600,000    2/18/99        59.4          49.8
                          3,000,000    2/18/99
---------------------------------------------------------------------------------------------------
                          1,450,000    2/18/99
                          1,400,000    2/18/99
                            775,000    2/18/99
                            975,000    2/18/99
    Balloon               5,700,000    6/24/99        78.5          70.7
---------------------------------------------------------------------------------------------------
    Balloon               5,700,000    7/1/99         77.1          68.8
    Balloon               6,125,000    3/1/99         71.7          68.6
    Balloon               5,400,000    5/25/99        79.6          71.0
    Balloon               6,000,000    1/14/99        71.6          58.4
    Balloon               5,900,000    5/1/99         72.7          52.4               70.20
---------------------------------------------------------------------------------------------------
    Balloon               6,500,000    2/18/99        65.4          54.8
                          5,300,000    2/18/99
                          1,200,000    2/18/99
    Balloon               5,700,000    6/16/99        71.4          51.7               64.85
    Balloon               5,420,000    2/18/99        73.6          65.8
---------------------------------------------------------------------------------------------------
    Balloon               5,600,000    4/6/99         69.9          63.7
    Balloon               5,100,000    3/23/99        74.4          66.7
    Balloon               5,400,000    3/25/99        68.4          64.5
    Balloon               4,700,000    5/5/99         78.6          70.0
    Balloon               5,360,000    4/23/99        65.2          61.9
---------------------------------------------------------------------------------------------------
    Balloon               4,700,000    5/18/99        74.3          61.6
    Balloon               4,100,000    5/13/99        80.4          71.7
    Balloon               5,600,000    2/22/99        55.7          46.1
    Balloon               4,570,000    5/6/99         67.8          61.4
Fully Amortizing          4,040,000    8/1/99          NAP           NAP
---------------------------------------------------------------------------------------------------
    Balloon               3,980,000    3/16/99        74.9          69.9
    Balloon               4,000,000    1/14/99        74.3          67.1
     Step                 3,520,000    7/28/99         NAP           NAP
    Balloon               4,120,000    4/9/99         70.3          65.3
    Balloon               4,100,000    4/2/99         70.7          63.4
---------------------------------------------------------------------------------------------------
    Balloon               3,800,000    5/10/99        73.6          66.4
    Balloon               3,700,000    1/13/99        74.9          67.6
    Balloon               3,400,000    3/17/99        79.3          71.1
    Balloon               3,700,000    12/10/98       72.9          65.9
    Balloon               4,250,000    4/27/99        62.7          56.4
---------------------------------------------------------------------------------------------------
    Balloon               3,325,000    4/15/99        79.5          70.3
    Balloon               3,550,000    3/9/99         74.4          66.5
    Balloon               3,600,000    4/20/99        72.0          64.2
     Step                 3,100,000    1/11/99         NAP           NAP
    Balloon               3,500,000    6/26/99        72.8          65.4

                                         Sq. Ft.,
                                         Bed, Pad,              Loan Per      Occupancy          Rent Roll
   Year Built        Year Renovated       or Room       Unit      Unit       Perentage (%)          Date
==========================================================================================================
   1962, 1969             1996                  73      Rooms     84,400         83.4             4/30/99
      1986                                  44,876     Sq Feet       136         93.4             8/2/99
   1998, 1999                               45,808     Sq Feet       133         93.9             4/1/99
      1968                                  94,613     Sq Feet        63         93.5             9/1/99
   1956-1957                                   215      Pads      26,646         97.7             3/8/99
----------------------------------------------------------------------------------------------------------
   1977-1988                                94,429     Sq Feet        60         98.5             6/1/99
      1986                                     162      Units     34,533         88.3             7/9/99
      1996                                      97      Rooms     54,591         66.9             2/28/99
      1992                                  43,618     Sq Feet       117        100.0             7/1/99
      1971                                 192,300     Sq Feet        25        100.0             7/14/99
----------------------------------------------------------------------------------------------------------
      1970                1986              74,288     Sq Feet        65        100.0             8/20/99
   1997/1998                                74,240     Sq Feet        63         91.2             7/14/99
   1965-1970                                   220      Pads      20,679         95.9             3/31/99
    Various                                149,923     Sq Feet        30         93.9
      1979                                  44,106     Sq Feet        39         94.9             5/6/99
----------------------------------------------------------------------------------------------------------
      1986                                  39,590     Sq Feet        22         97.2             5/6/99
      1987                                  33,903     Sq Feet        24         91.3             5/6/99
      1978                                  11,879     Sq Feet        47        100.0             5/6/99
      1987                                  20,445     Sq Feet        27         85.9             5/6/99
      1969                1982             280,000     Sq Feet        16         89.3             3/1/99
----------------------------------------------------------------------------------------------------------
      1956                1995              26,650     Sq Feet       165        100.0             6/30/99
   1966-1988                               102,149     Sq Feet        43         80.2             4/1/99
      1973                                     158      Units     27,196         96.8             5/29/99
      1940                                     162      Units     26,503         98.8             1/8/99
      1997                                      85      Rooms     50,439         87.6             2/28/99
----------------------------------------------------------------------------------------------------------
    Various                                152,098     Sq Feet        28         96.2
   1981-1991                               128,498     Sq Feet        28         95.5             5/6/99
      1979                                  23,600     Sq Feet        29        100.0             5/6/99
      1995                                     100      Rooms     40,687         74.7             5/31/99
      1973                                  74,841     Sq Feet        53         93.8             4/16/99
----------------------------------------------------------------------------------------------------------
      1997                                      53      Units     73,868         94.3             3/20/99
      1998                                  34,694     Sq Feet       109        100.0             3/1/99
      1993                                 126,900     Sq Feet        29        100.0             6/29/98
      1981                                     152      Units     24,301         94.7             5/13/99
      1972                1998              51,340     Sq Feet        68        100.0             4/1/99
----------------------------------------------------------------------------------------------------------
   1960-1970s            1980's            139,810     Sq Feet        25        100.0             7/19/99
      1984                                     164      Units     20,108         98.8             6/1/99
    1984-85              1998-99            46,000     Sq Feet        68        100.0             2/19/99
     1990's                                 68,694     Sq Feet        45         98.7             4/21/99
      1999                                  13,905     Sq Feet       216        100.0             9/12/99
----------------------------------------------------------------------------------------------------------
   1983,85,93                               77,769     Sq Feet        38         95.3             5/25/99
      1957                                     130      Pads      22,867         84.6             3/8/99
      1999                                  10,125     Sq Feet       292        100.0             11/24/98
  1950's, 1975                                 131      Pads      22,121        100.0             4/21/99
      1998                                  29,831     Sq Feet        97        100.0             4/15/99
----------------------------------------------------------------------------------------------------------
      1989                                  38,247     Sq Feet        73        100.0             6/22/99
      1954                                     138      Pads      20,080         94.2             3/8/99
      1986                                  57,919     Sq Feet        47         87.3             4/15/99
      1989                                  21,995     Sq Feet       123        100.0             5/23/99
      1978                                     199      Units     13,392         87.9             4/1/99
----------------------------------------------------------------------------------------------------------
      1983                                      90      Units     29,368         93.3             4/5/99
      1987                                  54,659     Sq Feet        48         92.4             7/31/99
      1975                                     108      Units     24,016         95.4             4/1/99
      1998                                  10,722     Sq Feet       238        100.0             9/28/95
      1967                1998              91,150     Sq Feet        28         98.0             7/14/99

                                                                   Largest Tenant   Largest
                                                                  Area Leased (Sq.   Lease
   Year Built      Largest Tenant Name                                  Ft.)        Exp. Date   2nd Largest Tenant Name
====================================================================================================================================
   1962, 1969
      1986         Clinica Humanitaria Medical                          4,169        6/30/03    Jin Shin
   1998, 1999      Cactus Flower                                       23,682        1/31/10    Coyote Grill
      1968         The Arthritis Foundation of Southern California      6,759        1/19/03    Pitney Bowes, Inc.
   1956-1957
------------------------------------------------------------------------------------------------------------------------------------
   1977-1988       Dept. of Revenue                                    26,730       12/31/00    S. Broward Hospital Dist.
      1986
      1996
      1992         Walmart (Shadow)                                   127,127                   Albertson's(shadow)
      1971         Bell Atlantic Maryland Inc.                         53,300        4/30/00    Nationsbank Services, Inc.
------------------------------------------------------------------------------------------------------------------------------------
      1970         Practice Management Information                      8,513        9/23/00    Berman and Blanchard
   1997/1998       1st Nationwide Mortgage Corp.                       34,120        7/31/03    Patriot Technologies, Inc.
   1965-1970
    Various
      1979         Fashion Knitwear                                     6,600       12/31/02    Mario Aparicio
------------------------------------------------------------------------------------------------------------------------------------
      1986         Precise Nutrition                                    7,860        3/31/01    Rio Design
      1987         Domino Glove                                         7,703        5/31/04    Indio Heating & Cooling
      1978         Bermann Medical                                      1,430        7/31/99    Ray's Bail Bonds
      1987         The Dean Group                                       4,745        4/30/02    Holland Glass
      1969         Kroger L.P. II                                     150,000        7/31/03    Logistics Enterprises, Inc.
------------------------------------------------------------------------------------------------------------------------------------
      1956         Fresh Fields                                        14,000        7/31/09    West End Hardware
   1966-1988       Green River Community College                       17,233        3/31/04    Kent Women's Aerobics
      1973
      1940
      1997
------------------------------------------------------------------------------------------------------------------------------------
    Various
   1981-1991       Calvary Chapel                                      12,570       12/31/99    Composite Dynamics
      1979         Desert Drug                                          7,775        8/31/02    Valley Resource
      1995
      1973         IDRA                                                 9,854        6/30/01    SARC
------------------------------------------------------------------------------------------------------------------------------------
      1997
      1998         Golf Galaxy                                         17,250       11/19/08    Gateway 2000 Country Stores
      1993         Zulanis Distributors                               126,900        6/28/08
      1981
      1972         Federal Express                                     41,796        5/31/03    Game FX/THQ, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   1960-1970s      Award Metals                                       139,810        7/31/11
      1984
    1984-85        Pfizer                                              46,000        7/14/03
     1990's        Advantica                                           42,735        4/30/00    Volume Services
      1999         Walgreens                                           13,905        9/30/59
------------------------------------------------------------------------------------------------------------------------------------
   1983,85,93
      1957
      1999         CVS                                                 10,125        1/31/20
  1950's, 1975
      1998         Bassett Furniture                                   29,831        4/6/14
------------------------------------------------------------------------------------------------------------------------------------
      1989         Lamp & Lighting of the Bowery                        6,600        6/24/08    Eastern Marketing Development Corp.
      1954
      1986         Food Lion                                           26,144        7/25/06    CVS
      1989         Blue Ridge Mountain Sports                           4,200        8/31/01    Circuit City
      1978
------------------------------------------------------------------------------------------------------------------------------------
      1983
      1987         Tanenbaum-Haber Research, Inc.                       9,952        4/10/02    Vento Software
      1975
      1998         Eckerd Drug Store                                   10,722       12/29/18
      1967         Big Lots                                            28,000        1/31/04    Fred's

                    2nd Largest                                                           3rd Largest
                    Tenant Area    2nd Largest                                            Tenant Area         3rd Largest
                    Leased (Sq.     Lease Exp.                                            Leased (Sq.          Lease Exp.  Control
   Year Built           Ft.)          Date      3rd Largest Tenant Name                        Ft.)               Date        No.
==================================================================================================================================
   1962, 1969                                                                                                                 36
      1986              2,119        7/31/04    Oh Yang Billiards                             1,938             9/30/04       37
   1998, 1999           6,240        1/14/09    Park West                                     4,435              4/1/00       38
      1968              5,772        4/30/00    Choong Park                                   5,703             7/26/01       39
   1956-1957                                                                                                                  40
----------------------------------------------------------------------------------------------------------------------------------
   1977-1988           17,000        3/31/02    United States of America                      8,315             8/14/02       41
      1986                                                                                                                    42
      1996                                                                                                                    43
      1992             42,630                   Fashion Bug                                   7,614            10/15/03       44
      1971             36,000        6/30/00    Mid Atlantic Periodicals Inc.                36,000             7/31/04       45
----------------------------------------------------------------------------------------------------------------------------------
      1970              7,053        6/30/02    St. Vincent Medical                           5,746             4/30/02       46
   1997/1998           10,000        2/29/04    Clym Environmental Service, LLC               5,760            11/30/03       47
   1965-1970                                                                                                                  48
    Various                                                                                                                   49
      1979              4,360        6/30/99    Desert Community College                      3,019             4/30/00       49a
----------------------------------------------------------------------------------------------------------------------------------
      1986              7,550        5/31/01    Jay Anderson                                  5,200             3/31/02       49b
      1987              6,819        4/30/02    Benbow Manufacturing                          3,750             4/30/00       49c
      1978              1,120        9/30/99    Cipriana De La Cruz                           1,000             5/31/00       49d
      1987              1,870        3/31/00    Riverside County Dept. of Mental Health       1,440            10/31/01       49e
      1969            100,000        1/31/01                                                                                  50
----------------------------------------------------------------------------------------------------------------------------------
      1956              4,650        1/31/04    Dr. Frank Kern                                2,650             3/31/06       51
   1966-1988           12,228       10/31/03    ACCO                                          8,050            12/31/00       52
      1973                                                                                                                    53
      1940                                                                                                                    54
      1997                                                                                                                    55
----------------------------------------------------------------------------------------------------------------------------------
    Various                                                                                                                   56
   1981-1991           11,795       11/30/02    Truman Doors                                  7,170            12/31/00       56a
      1979              3,250        5/31/00    Linville Bienek                               3,050             5/31/01       56b
      1995                                                                                                                    57
      1973              2,493       10/31/00    N A Partners                                  2,132             2/28/01       58
----------------------------------------------------------------------------------------------------------------------------------
      1997                                                                                                                    59
      1998              9,000        9/30/03    Sprint PCS                                    8,444             3/31/04       60
      1993                                                                                                                    61
      1981                                                                                                                    62
      1972              9,544        8/31/01                                                                                  63
----------------------------------------------------------------------------------------------------------------------------------
   1960-1970s                                                                                                                 64
      1984                                                                                                                    65
    1984-85                                                                                                                   66
     1990's            19,568       12/31/00    BB&T                                          3,260            10/31/01       67
      1999                                                                                                                    68
----------------------------------------------------------------------------------------------------------------------------------
   1983,85,93                                                                                                                 69
      1957                                                                                                                    70
      1999                                                                                                                    71
  1950's, 1975                                                                                                                72
      1998                                                                                                                    73
----------------------------------------------------------------------------------------------------------------------------------
      1989              3,696        9/30/04    Lamberti of Manalapan, Inc.                   3,278             2/28/06       74
      1954                                                                                                                    75
      1986              8,450        8/31/01    Movie Gallery                                 4,350             6/30/01       76
      1989              3,600        6/30/02    Century 21                                    2,830            12/31/99       77
      1978                                                                                                                    78
----------------------------------------------------------------------------------------------------------------------------------
      1983                                                                                                                    79
      1987              5,955        3/31/04    Rite Market Research, Inc.                    4,539             9/30/02       80
      1975                                                                                                                    81
      1998                                                                                                                    82
      1967              22,000       1/31/06    Sav-A-Lot                                    18,400             5/31/04       83

Lehman Brothers Commercial Mortgage Trust 99 - C2

ITALICS indicate mortgage loans secured by multiple properties.

Control
   No.    Property Name                                  Address
====================================================================================================================================
   84     Countryside Plaza                              1706-1730 East Warner Road
   85     Montpelier Professional Center                 9811 Mallard Drive
   86     6361 Thompson                                  6361 Thompson
   87     Chapman Building                               100 East Wilshire Avenue
   88     CVS - Lancaster                                2020 Columbia Avenue
------------------------------------------------------------------------------------------------------------------------------------
   89     Fairfield Inn Fredericksburg                   10330 Spotsylvania Avenue
   90     K-Mart                                         US Route 6
   91     Oak Gate Apartments                            623 East 16th St
   92     Windsor Place Shopping Center                  2512 Tobacco Road
   93     Evergreen Acres Mobile Home Park               1345 Scottsville Road
------------------------------------------------------------------------------------------------------------------------------------
   94     Caledonia Mobile Home Park                     3572 Iroquois Road
   95     Columbia I                                     9505 Berger Road
   96     CVS - Marietta                                 3930 Shallowford Road
   97     CVS - Fairfax                                  9009 Silverbrook Road
   98     Venice Way Apartments                          702-704 Venice Way & 740 Glenway Drive
------------------------------------------------------------------------------------------------------------------------------------
   99     CVS - Lake Wylie                               4730 SC Highway 49
  100     CVS - Hilton Head                              10 Pope Avenue
  101     Windsor Square                                 3120 Peach Orchard Road
  102     CVS - Clinton                                  507 College Street
  103     Salisbury Mobile Home Park                     Route 13 North
------------------------------------------------------------------------------------------------------------------------------------
  104     Dowlen Shopping Center                         4105 Dowlen Road
  105     Mountain Road Plaza                            3201 Mountain Road
  106     Halifax Plaza                                  416-434 Plymouth Street
  107     33 Journey                                     33 Journey
  108     Meyerland Commons                              4946-4990 Beechnut
------------------------------------------------------------------------------------------------------------------------------------
  109     Canandaigua Mobile Home Park                   129 Saltonstall Street
  110     Hondo Parkway Apartments                       11022 West Hondo Parkway
  111     Luskin's Plaza                                 8400 Midlothian
  112     Camelback Office Plaza                         1777 West Camelback Road
  113     Cinemark                                       359 Park Marina Circle
------------------------------------------------------------------------------------------------------------------------------------
  114     Plantation Merchandise Mart                    4301-4379 West Sunrise Boulevard
  115     Ana Street Industrial                          3039 East Ana Street
  116     Palm Coast Data Building                       6 Commerce Boulevard
  117     2990 Richmond                                  2990 Richmond Avenue
  118     Knecht Avenue                                  1615 Knecht Avenue
------------------------------------------------------------------------------------------------------------------------------------
  119     University Village Shopping Center             2317 West University Drive
  120     North Main Plaza                               870 North Main Street
  121     7600 Pelham                                    7600 Pelham Road
  122     Concord Court Apartments                       2221 Ben Hill Road
  123     Manor Apartments                               5911-5951 Imperial Highway
------------------------------------------------------------------------------------------------------------------------------------
  124     CVS - Cartersville                             SEC N Tennessee St. and E Church St
  125     Rite Aid - Guilderland                         3916 Carman Road
  126     Boulevard Shops                                11375 SW 211th Street
  127     Greenbriar on the Bayou Apartments             1947 Greenbriar Colony
  128     Valley Ho Mobile Home Park                     1823 Washington Street North
------------------------------------------------------------------------------------------------------------------------------------
  129     Woodford Shoppes                               681 Battlefield Boulevard
  130     6901 South Yosemite                            6901 South Yosemite Street
  131     McDonald's                                     5100 South Broadway Street
  132     Wesleyville Mobile Home Park                   3322 North Street
  133     Pleasant Valley Mobile Home Park               Kings Creek Road
  134     Lakeview Mobile Home Park                      3525 East Lake Road

                                                             Cross
Control                                                 Collateralized       Original Balance   Cut-off Date   % of Aggregate Cut-
  No.      City                   State      Zip Code       Groups                  ($)          Balance ($)     off Date Balance
===================================================================================================================================
   84      Tempe                  AZ         85284             No                 2,550,000         2,542,897         0.28
   85      Laurel                 MD         20708             No                 2,500,000         2,494,553         0.28
   86      East Syracuse          NY         13057             No                 2,400,000         2,397,291         0.27
   87      Fullerton              CA         92832             No                 2,400,000         2,396,044         0.27
   88      Lancaster              PA         17603             No                 2,350,000         2,347,053         0.26
-----------------------------------------------------------------------------------------------------------------------------------
   89      Fredericksburg         VA         22408             No                 2,350,000         2,346,102         0.26
   90      Dickson City           PA         18403             No                 2,350,000         2,342,949         0.26
   91      Plano                  TX         75074             No                 2,300,000         2,294,692         0.26
   92      Augusta                GA         30815             No                 2,275,000         2,272,487         0.25
   93      Chili                  NY         14624             No                 2,157,000         2,153,911         0.24
-----------------------------------------------------------------------------------------------------------------------------------
   94      Caledonia              NY         14423             No                 2,132,000         2,128,947         0.24
   95      Columbia               MD         21046             No                 2,100,000         2,097,667         0.24
   96      Marietta               GA         30062             No                 2,040,699         2,039,176         0.23
   97      Fairfax                VA         22039             No                 2,024,708         2,021,963         0.23
   98      Inglewood              CA         90302             No                 2,025,000         2,021,758         0.23
-----------------------------------------------------------------------------------------------------------------------------------
   99      Lake Wylie             SC         29710             No                 2,004,425         2,001,334         0.22
  100      Hilton Head            SC         29928             No                 2,000,000         1,992,454         0.22
  101      Augusta                GA         30906             No                 1,975,000         1,972,818         0.22
  102      Clinton                NC         28328             No                 1,948,807         1,937,096         0.22
  103      Salisbury              MD         21804             No                 1,923,000         1,920,246         0.22
-----------------------------------------------------------------------------------------------------------------------------------
  104      Beaumont               TX         77706             No                 1,850,000         1,845,117         0.21
  105      Pasadena               MD         21122             No                 1,850,000         1,844,745         0.21
  106      Halifax                MA         02338             No                 1,800,000         1,798,947         0.20
  107      Aliso Viejo            CA         92656             No                 1,800,000         1,798,112         0.20
  108      Houston                TX         77096             No                 1,800,000         1,795,617         0.20
-----------------------------------------------------------------------------------------------------------------------------------
  109      Canandaigua            NY         14424             No                 1,761,000         1,758,478         0.20
  110      El Monte               CA         91731             No                 1,760,000         1,757,365         0.20
  111      Richmond               VA         23235             No                 1,750,000         1,746,370         0.20
  112      Phoenix                AZ         85015             No                 1,750,000         1,746,042         0.20
  113      Redding                CA         96001             No                 1,600,000         1,594,951         0.18
-----------------------------------------------------------------------------------------------------------------------------------
  114      Plantation             FL         33313             No                 1,600,000         1,593,872         0.18
  115      Rancho Dominguez       CA         90221             No                 1,535,000         1,533,520         0.17
  116      Palm Coast             FL         32137             No                 1,500,000         1,495,798         0.17
  117      Houston                TX         77098             No                 1,500,000         1,489,237         0.17
  118      Catonsville            MD         21227             No                 1,400,000         1,398,445         0.16
-----------------------------------------------------------------------------------------------------------------------------------
  119      Denton                 TX         76201             No                 1,350,000         1,348,061         0.15
  120      Fall River             MA         02720             No                 1,300,000         1,298,497         0.15
  121      Greenville             SC         29615             No                 1,285,000         1,283,261         0.14
  122      East Point             GA         30344             No                 1,200,000         1,196,940         0.13
  123      South Gate             CA         90280             No                 1,140,000         1,138,293         0.13
-----------------------------------------------------------------------------------------------------------------------------------
  124      Cartersville           GA         30303             No                 1,138,966         1,135,932         0.13
  125      Guilderland            NY         12303             No                 1,097,936         1,093,961         0.12
  126      Miami                  FL         33189             No                 1,000,000           999,037         0.11
  127      Houston                TX         77032             No                 1,000,000           995,205         0.11
  128      Grand Forks            ND         58201             No                   976,000           974,602         0.11
-----------------------------------------------------------------------------------------------------------------------------------
  129      Chesapeake             VA         23321             No                   975,000           973,685         0.11
  130      Englewood              CO         80112             No                   950,000           947,521         0.11
  131      Englewood              CO         80110             No                   941,116           938,097         0.11
  132      Wesleyville            PA         16510             No                   735,000           733,948         0.08
  133      Weirton                WV         26062             No                   525,000           524,248         0.06
  134      Canandaigua            NY         14425             No                   484,000           483,307         0.05

Control       Cumulative % of       Mortgage       Administrative         Interest
  No.       Initial Pool Balance    Rate (%)        Cost Rate %        Accrual Method
=====================================================================================
   84              90.76             7.9200            0.1531              Act/360
   85              91.04             8.1400            0.1031              Act/360
   86              91.31             7.9800            0.1031              Act/360
   87              91.58             7.8500            0.1231              Act/360
   88              91.84             8.0200            0.1331              30/360
-------------------------------------------------------------------------------------
   89              92.10             8.6400            0.1031              Act/360
   90              92.37             7.6500            0.1031              Act/360
   91              92.62             7.9250            0.1531              Act/360
   92              92.88             8.0600            0.1031              Act/360
   93              93.12             8.3200            0.1031              Act/360
-------------------------------------------------------------------------------------
   94              93.36             8.3200            0.1031              Act/360
   95              93.59             8.0400            0.1031              Act/360
   96              93.82             8.1700            0.1331              Act/360
   97              94.05             8.1900            0.1331              Act/360
   98              94.28             7.9500            0.1231              Act/360
-------------------------------------------------------------------------------------
   99              94.50             7.8500            0.1331              Act/360
  100              94.72             8.1000            0.1331              30/360
  101              94.94             8.0600            0.1031              Act/360
  102              95.16             7.0600            0.1331              30/360
  103              95.38             8.3200            0.1031              Act/360
-------------------------------------------------------------------------------------
  104              95.58             8.1100            0.1231              Act/360
  105              95.79             7.8500            0.1031              Act/360
  106              95.99             8.6700            0.1231              Act/360
  107              96.19             8.2500            0.1231              Act/360
  108              96.39             7.7200            0.1231              Act/360
-------------------------------------------------------------------------------------
  109              96.59             8.3200            0.1031              Act/360
  110              96.79             8.1100            0.1031              Act/360
  111              96.98             8.3200            0.1031              Act/360
  112              97.18             8.8600            0.1531              Act/360
  113              97.36             8.9200            0.1031              Act/360
-------------------------------------------------------------------------------------
  114              97.54             7.9600            0.1031              Act/360
  115              97.71             8.5300            0.1231              Act/360
  116              97.88             7.9000            0.1031              Act/360
  117              98.04             8.6800            0.1531              Act/360
  118              98.20             8.0400            0.1031              Act/360
-------------------------------------------------------------------------------------
  119              98.35             8.3100            0.1031              Act/360
  120              98.50             7.8900            0.1031              Act/360
  121              98.64             8.5000            0.1231              Act/360
  122              98.77             7.5400            0.1231              Act/360
  123              98.90             8.1100            0.1031              Act/360
-------------------------------------------------------------------------------------
  124              99.03             7.9800            0.1331              30/360
  125              99.15             8.9200            0.1331              30/360
  126              99.26             8.5400            0.1231              Act/360
  127              99.38             7.8500            0.1231              Act/360
  128              99.48             8.3200            0.1031              Act/360
-------------------------------------------------------------------------------------
  129              99.59             8.5100            0.1231              Act/360
  130              99.70             8.1500            0.1031              Act/360
  131              99.80             7.7300            0.1331              30/360
  132              99.89             8.3200            0.1031              Act/360
  133              99.95             8.3200            0.1031              Act/360
  134             100.00             8.3200            0.1031              Act/360

                    Original Interest    Remaining      Original Term   Remaining Term     Original       Remaining
                       Only Period     Interest-Only     to Maturity      to Maturity    Amortization    Amortization   Origination
Amortization Type        (Mos.)        Period (Mos.)        (Mos.)          (Mos.)        Term (Mos.)     Term (Mos.)      Date
===================================================================================================================================
    Balloon                                                 120              115              360             355       04/20/99
    Balloon                                                 120              116              360             356       05/04/99
    Balloon                                                 120              118              360             358       07/15/99
    Balloon                                                 120              117              360             357       06/04/99
    Balloon                                                 245              244              277             276       08/26/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              118              300             298       07/29/99
    Balloon                                                 120              115              360             355       04/28/99
    Balloon                                                 60               56               360             356       05/27/99
    Balloon                                                 120              118              360             358       07/09/99
    Balloon                                                 120              117              360             357       06/24/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              117              360             357       06/24/99
    Balloon                                                 120              118              360             358       07/02/99
     Step                                                   221              220              252             251       08/26/99
     Step                                                   240              237              277             274       06/15/99
    Balloon                                                 60               57               360             357       06/08/99
---------------------------------------------------------------------------------------------------------------------------------
     Step                                                   240              238              272             270       07/22/99
     Step                                                   240              237              240             237       06/23/99
    Balloon                                                 120              118              360             358       07/09/99
     Step                                                   240              236              240             236       05/26/99
    Balloon                                                 120              117              360             357       06/24/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 84               79               360             355       04/23/99
    Balloon                                                 120              115              360             355       04/28/99
    Balloon                                                 120              119              360             359       08/19/99
    Balloon                                                 120              118              360             358       07/09/99
    Balloon                                                 84               80               360             356       05/06/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              117              360             357       06/24/99
    Balloon                                                 144              142              324             322       07/26/99
    Balloon                                                 120              116              360             356       05/27/99
    Balloon                                                 120              117              300             297       07/01/99
    Balloon                                                 120              116              300             296       05/13/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              116              300             296       05/03/99
    Balloon                                                 120              119              300             299       08/16/99
    Balloon                                                 120              115              360             355       04/30/99
    Balloon                                                 120              115              240             235       04/27/99
    Balloon                                                 120              118              360             358       07/02/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              117              360             357       06/28/99
    Balloon                                                 120              118              360             358       07/15/99
    Balloon                                                 120              117              360             357       06/30/99
    Balloon                                                 120              116              360             356       05/07/99
    Balloon                                                 144              142              324             322       07/26/99
---------------------------------------------------------------------------------------------------------------------------------
     Step                                                   238              236              238             236       07/29/99
     Step                                                   232              230              232             230       07/19/99
    Balloon                                                 120              119              300             299       08/05/99
    Balloon                                                 120              115              300             295       04/19/99
    Balloon                                                 120              117              360             357       06/24/99
---------------------------------------------------------------------------------------------------------------------------------
    Balloon                                                 120              117              360             357       06/30/99
    Balloon                                                 120              115              360             355       04/20/99
     Step                                                   235              232              235             232       06/15/99
    Balloon                                                 120              117              360             357       06/24/99
    Balloon                                                 120              117              360             357       06/24/99
    Balloon                                                 120              117              360             357       06/24/99

                     Maturity or                                                                                          DSCR
                     Anticipated       Balloon                               Prepayment         Annual Debt   Net Cash   Net Cash
Amortization Type   Repayment Date    Balance ($)      Property Type         Provisions         Service ($)   Flow ($)   Flow (x)
=================================================================================================================================
    Balloon             5/1/09         2,277,345          Retail           L(48),D(71),O(1)        222,828      308,477   1.38
    Balloon             6/1/09         2,244,026          Office           L(48),D(72)             223,064      300,472   1.35
    Balloon             8/1/09         2,146,010   Industrial/Warehouse    L(26),D(94)             210,923      267,078   1.27
    Balloon             7/1/09         2,139,673          Office           L(48),D(72)             208,320      322,809   1.55
    Balloon             2/1/20           535,787   Credit Tenant Lease     L(48),D(197)            223,838      231,154    NAP
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             8/1/09         1,972,875          Hotel            L(26),D(94)             229,741      320,856   1.40
    Balloon             5/1/09         2,084,888          Retail           L(48),D(72)             200,083      255,392   1.28
    Balloon             6/1/04         2,201,560       Multi-Family        L(36),D(23),O(1)        201,078      268,275   1.33
    Balloon             8/1/09         2,038,125          Retail           L(48),D(71),O(1)        201,461      267,135   1.33
    Balloon             7/1/09         1,944,615       Multi-Family        L(48),D(69),O(3)        195,733      249,277   1.27
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             7/1/09         1,922,077       Multi-Family        L(48),D(69),O(3)        193,464      246,296   1.27
    Balloon             8/1/09         1,880,453   Industrial/Warehouse    L(48),D(71),O(1)        185,612      254,916   1.37
     Step               2/1/18           534,035   Credit Tenant Lease     L(48),D(173)            185,000      186,200    NAP
     Step               7/1/19           612,274   Credit Tenant Lease     L(48),D(192)            180,427      186,604    NAP
    Balloon             7/1/04         1,938,941       Multi-Family        L(48),D(11),O(1)        177,459      218,704   1.23
---------------------------------------------------------------------------------------------------------------------------------
     Step               8/1/19           510,033   Credit Tenant Lease     L(48),D(192)            178,467      184,356    NAP
     Step               7/1/19               NAP   Credit Tenant Lease     L(96),D(144)            191,981      220,421    NAP
    Balloon             8/1/09         1,769,362          Retail           L(48),D(71),O(1)        174,894      249,465   1.43
     Step               6/1/19               NAP   Credit Tenant Lease     L(48),D(192)            172,411      178,100    NAP
    Balloon             7/1/09         1,733,655       Multi-Family        L(48),D(69),O(3)        174,499      222,259   1.27
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             5/1/06         1,733,864          Retail           L(48),D(35),O(1)        164,601      215,363   1.31
    Balloon             5/1/09         1,649,388          Retail           L(29),D(91)             160,580      215,003   1.34
    Balloon             9/1/09         1,635,026          Retail           L(25),D(94),O(1)        168,695      218,877   1.30
    Balloon             8/1/09         1,619,806          Office           L(48),D(71),O(1)        162,274      207,484   1.28
    Balloon             6/1/06         1,676,701          Retail           L(48),D(35),O(1)        154,297      210,058   1.36
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             7/1/09         1,587,607       Multi-Family        L(48),D(69),O(3)        159,799      203,578   1.27
    Balloon             8/1/11         1,433,356       Multi-Family        L(26),D(118)            160,880      203,879   1.27
    Balloon             6/1/09         1,577,427          Retail           L(48),D(72)             158,801      217,831   1.37
    Balloon             7/1/09         1,478,367          Office           L(48),D(71),O(1)        174,222      244,619   1.40
    Balloon             6/1/09         1,353,554          Retail           L(48),D(72)             160,075      212,489   1.33
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             6/1/09         1,317,779          Retail           L(48),D(72)             147,680      206,302   1.40
    Balloon             9/1/09         1,284,453   Industrial/Warehouse    L(48),D(71),O(1)        148,695      203,261   1.37
    Balloon             5/1/09         1,338,967   Industrial/Warehouse    L(48),D(72)             130,825      174,877   1.34
    Balloon             5/1/09         1,083,465          Office           L(48),D(71),O(1)        158,265      216,867   1.37
    Balloon             8/1/09         1,253,635   Industrial/Warehouse    L(48),D(71),O(1)        123,741      158,058   1.28
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             7/1/09         1,216,792          Retail           L(36),D(84)             122,389      160,554   1.31
    Balloon             8/1/09         1,159,907          Retail           L(48),D(72)             113,273      157,554   1.39
    Balloon             7/1/09         1,163,272          Office           L(48),D(72)             118,566      151,898   1.28
    Balloon             6/1/09         1,061,525       Multi-Family        L(48),D(70),O(2)        101,082      130,223   1.29
    Balloon             8/1/11           928,423       Multi-Family        L(26),D(118)            104,206      133,258   1.28
---------------------------------------------------------------------------------------------------------------------------------
     Step               6/1/19               NAP   Credit Tenant Lease     L(48),D(190)            109,035      109,362    NAP
     Step              12/1/18               NAP   Credit Tenant Lease     L(48),D(184)            121,696      125,712    NAP
    Balloon             9/1/09           837,009          Retail           L(48),D(71),O(1)         96,951      137,971   1.42
    Balloon             5/1/09           821,148       Multi-Family        L(48),D(71),O(1)         91,429      125,268   1.37
    Balloon             7/1/09           879,899       Multi-Family        L(48),D(69),O(3)         88,565      112,890   1.27
---------------------------------------------------------------------------------------------------------------------------------
    Balloon             7/1/09           882,839          Retail           L(48),D(71),O(1)         90,046      126,476   1.40
    Balloon             5/1/09           853,094          Office           L(48),D(72)              84,844      111,507   1.31
     Step               2/1/19               NAP   Credit Tenant Lease     L(48),D(187)             84,746       85,000    NAP
    Balloon             7/1/09           662,630       Multi-Family        L(48),D(69),O(3)         66,696       84,905   1.27
    Balloon             7/1/09           473,306       Multi-Family        L(48),D(69),O(3)         47,640       62,800   1.32
    Balloon             7/1/09           436,343       Multi-Family        L(48),D(69),O(3)         43,920       55,928   1.27

                                                     Cut-off      Scheduled        Underwritten
                        Appraised     Appraisal      Date LTV   Maturity/ARD    Hospitality Average
Amortization Type        Value ($)      Date           (%)         LTV (%)         Daily Rate ($)
===================================================================================================
    Balloon               3,465,000    1/21/99        73.4          65.7
    Balloon               3,350,000    3/18/99        74.5          67.0
    Balloon               3,400,000    4/9/99         70.5          63.1
    Balloon               3,500,000    10/13/98       68.5          61.1
    Balloon               2,750,000    7/8/99          NAP           NAP
---------------------------------------------------------------------------------------------------
    Balloon               3,300,000    5/1/99         71.1          59.8               55.75
    Balloon               3,100,000    3/7/99         75.6          67.3
    Balloon               2,950,000    2/28/99        77.8          74.6
    Balloon               3,000,000    3/17/99        75.7          67.9
    Balloon               3,500,000    1/13/99        61.5          55.6
---------------------------------------------------------------------------------------------------
    Balloon               2,850,000    1/13/99        74.7          67.4
    Balloon               2,900,000    5/12/99        72.3          64.8
     Step                 2,370,000    7/9/99          NAP           NAP
     Step                 2,300,000    6/1/99          NAP           NAP
    Balloon               2,600,000    4/15/99        77.8          74.6
---------------------------------------------------------------------------------------------------
     Step                 2,250,000    6/1/99          NAP           NAP
     Step                 2,375,000    4/28/99         NAP           NAP
    Balloon               2,700,000    3/17/99        73.1          65.5
     Step                 1,978,000    3/31/99         NAP           NAP
    Balloon               2,580,000    1/7/99         74.4          67.2
---------------------------------------------------------------------------------------------------
    Balloon               2,500,000    2/28/99        73.8          69.4
    Balloon               2,650,000    3/13/99        69.6          62.2
    Balloon               2,600,000    6/23/99        69.2          62.9
    Balloon               2,570,000    2/9/99         70.0          63.0
    Balloon               2,400,000    3/23/99        74.8          69.9
---------------------------------------------------------------------------------------------------
    Balloon               2,400,000    1/13/99        73.3          66.2
    Balloon               2,600,000    1/14/99        67.6          55.1
    Balloon               2,400,000    4/1/99         72.8          65.7
    Balloon               3,050,000    4/19/99        57.2          48.5
    Balloon               2,500,000    2/3/99         63.8          54.1
---------------------------------------------------------------------------------------------------
    Balloon               2,150,000    2/8/99         74.1          61.3
    Balloon               2,700,000    3/25/99        56.8          47.6
    Balloon               2,000,000    4/5/99         74.8          66.9
    Balloon               3,300,000    2/17/99        45.1          32.8
    Balloon               2,050,000    5/12/99        68.2          61.2
---------------------------------------------------------------------------------------------------
    Balloon               2,000,000    5/11/99        67.4          60.8
    Balloon               1,900,000    6/1/99         68.3          61.0
    Balloon               1,725,000    6/1/99         74.4          67.4
    Balloon               1,550,000    4/1/99         77.2          68.5
    Balloon               1,800,000    1/14/99        63.2          51.6
---------------------------------------------------------------------------------------------------
     Step                 1,350,000    5/19/99         NAP           NAP
     Step                 1,450,000    1/12/99         NAP           NAP
    Balloon               1,410,000    5/20/99        70.9          59.4
    Balloon               1,250,000    2/10/99        79.6          65.7
    Balloon               1,400,000    1/12/99        69.6          62.8
---------------------------------------------------------------------------------------------------
    Balloon               1,440,000    4/26/99        67.6          61.3
    Balloon               1,325,000    2/22/99        71.5          64.4
     Step                 1,225,000    3/3/99          NAP           NAP
    Balloon               1,025,000    1/16/99        71.6          64.6
    Balloon                 700,000    1/16/99        74.9          67.6
    Balloon                 750,000    1/13/99        64.4          58.2

                                         Sq. Ft.,
                                         Bed, Pad,              Loan Per      Occupancy          Rent Roll
   Year Built        Year Renovated       or Room       Unit      Unit       Perentage (%)          Date
==========================================================================================================
      1986                                  31,820     Sq Feet        80        100.0             3/31/99
      1975                                  36,866     Sq Feet        68        100.0             6/22/99
   1969, 1971                              254,996     Sq Feet         9         96.9             7/16/99
      1923             1983, 1998           43,898     Sq Feet        55         92.9             7/21/99
      1999                                  10,000     Sq Feet       235        100.0             2/2/99
----------------------------------------------------------------------------------------------------------
      1996                                      74      Rooms     31,704         75.7             2/28/99
      1973                1995             116,601     Sq Feet        20        100.0             4/27/99
      1973                1996                  96      Units     23,903        100.0             4/1/99
      1998                                  30,425     Sq Feet        75         94.2             4/15/99
      1950                                     117      Pads      18,409         73.5             3/8/99
----------------------------------------------------------------------------------------------------------
      1970                                      97      Pads      21,948         95.0             3/8/99
      1971                                 112,060     Sq Feet        19        100.0             7/14/99
      1997                                  10,125     Sq Feet       201        100.0             7/26/99
      1999                                  10,125     Sq Feet       200        100.0             5/6/97
      1962              1994/1995               47      Units     43,016         97.9             4/30/99
----------------------------------------------------------------------------------------------------------
      1999                                  10,195     Sq Feet       196        100.0             11/2/98
      1999                                  10,125     Sq Feet       197        100.0             5/7/98
      1976                                  41,089     Sq Feet        48        100.0             4/16/99
      1999                                  10,125     Sq Feet       191        100.0             8/19/98
      1970                                     195      Pads       9,847         91.8             3/8/99
----------------------------------------------------------------------------------------------------------
      1998                                  17,500     Sq Feet       105         92.8             4/9/99
      1988                                  22,300     Sq Feet        83        100.0             3/1/99
   1955, 1966             1999              23,845     Sq Feet        75        100.0             6/24/99
      1997                                  18,727     Sq Feet        96        100.0             7/1/99
      1998                                  12,532     Sq Feet       143        100.0             3/11/99
----------------------------------------------------------------------------------------------------------
      1970                                     105      Pads      16,747         89.5             3/8/99
      1963                                      52      Units     33,795        100.0             1/8/99
      1987                                  38,400     Sq Feet        45        100.0             4/22/99
      1975                                  50,234     Sq Feet        35         99.5             7/2/99
      1988                                  24,179     Sq Feet        66        100.0             8/26/87
----------------------------------------------------------------------------------------------------------
      1986                                  35,937     Sq Feet        44         92.2             4/1/99
      1969                                  61,022     Sq Feet        25        100.0             8/31/03
   1985/ 1997                               42,050     Sq Feet        36        100.0             5/4/99
      1965                1995              81,800     Sq Feet        18         98.7             4/16/99
      1978                                  64,056     Sq Feet        22         73.1             7/14/99
----------------------------------------------------------------------------------------------------------
      1979                                  34,543     Sq Feet        39         86.2             5/10/99
      1955                1987              24,185     Sq Feet        54        100.0             5/19/99
      1993                1999              15,400     Sq Feet        83        100.0             4/1/99
      1971              1995-1999               60      Units     19,949         90.9             4/1/99
      1957                                      48      Units     23,714        100.0             1/8/99
----------------------------------------------------------------------------------------------------------
      1999                                  10,125     Sq Feet       112        100.0             9/10/98
      1998                                  11,180     Sq Feet        98        100.0            12/30/97
      1985                1996              20,133     Sq Feet        50         85.9             6/1/99
      1983                1998                  48      Units     20,733         95.8             3/3/99
      1972                                     103      Pads       9,462         84.5             3/8/99
----------------------------------------------------------------------------------------------------------
      1988                                   9,760     Sq Feet       100        100.0             5/1/99
      1974                                  15,043     Sq Feet        63         97.6             3/29/99
      1999                                   3,955     Sq Feet       237        100.0             7/16/98
     1960's                                     83      Pads       8,843         79.5             3/8/99
     1960's                                     80      Pads       6,553         66.3             3/8/99
      1965                                      43      Pads      11,240         83.7             3/8/99

                                                                   Largest Tenant   Largest
                                                                  Area Leased (Sq.   Lease
   Year Built      Largest Tenant Name                                  Ft.)        Exp. Date   2nd Largest Tenant Name
====================================================================================================================================
      1986         Century 21 Realtors                                  4,810        2/28/03    Steer-N-Stein Steakhouse
      1975         Dr. Branda                                           3,922        4/30/00    AJ Moolin, MD & E. Padow, MD, P.A.
   1969, 1971      GC Hanford                                          53,860        5/31/04    Kald (JCD Commercial Group)
      1923         Citizens Business Bank                               9,631        11/4/00    North Orange City Teachers
      1999         CVS                                                 10,000        1/31/20
------------------------------------------------------------------------------------------------------------------------------------
      1996
      1973         K-Mart Corporation                                 116,601        2/28/03
      1973
      1998         Bi-Lo Grocery Store (Shadow)                        47,740       10/31/12    Advance Auto
      1950
------------------------------------------------------------------------------------------------------------------------------------
      1970
      1971         Rhee Brothers Inc.                                 112,060        8/31/08
      1997         CVS                                                 10,125        1/31/18
      1999         CVS                                                 10,125        1/31/20
      1962
------------------------------------------------------------------------------------------------------------------------------------
      1999         CVS                                                 10,195        1/31/20
      1999         Revco Discount Drug, Inc.                           10,125        1/31/20
      1976         CVS                                                 12,000       10/31/00    Blockbuster Video
      1999         CVS                                                 10,125        1/31/20
      1970
------------------------------------------------------------------------------------------------------------------------------------
      1998         Castle Dental                                        3,187       11/30/08    TSO
      1988         Blockbuster Video                                    5,500        7/31/01    East Coast Karate
   1955, 1966      Jordan Health & Wellness                            12,000        4/30/09    Affiliated Medical
      1997         Neozyme                                             12,005        5/31/03    Pacific Data Technologies
      1998         Men's Wearhouse                                      5,266       10/31/03    Primeco Communications
------------------------------------------------------------------------------------------------------------------------------------
      1970
      1963
      1987         Northern Tool & Equipment Company, Inc.             25,000       12/31/05    Bedrooms, Inc.
      1975         Camelback Wedding Center                             8,750        4/30/03    PNR Inc.
      1988         Cinemark U.S.A., Inc.                               24,179       10/31/08
------------------------------------------------------------------------------------------------------------------------------------
      1986         Ruby's Home Health Care                              8,350        5/31/03    A-1 American Plumbing
      1969         Calko Transport Co., Inc.                           61,022        8/31/03
   1985/ 1997      Palm Coast Data, Inc.                               42,050        4/30/16
      1965         Leisure Learning                                     9,487       12/31/02    Richmond Imaging Affiliates, L.P.
      1978         Micromatix Distributing Co.                         35,000        8/31/05    Legg Mason Wood Walker Inc.
------------------------------------------------------------------------------------------------------------------------------------
      1979         Chinatown Restaurant                                 4,971       11/30/05    Sorentino's Italian
      1955         Family Dollar                                        8,469       12/31/03    Brooks Pharmacy
      1993         Sprint                                               8,580        1/31/04    CTX Mortgage
      1971
      1957
------------------------------------------------------------------------------------------------------------------------------------
      1999         CVS                                                 10,125        6/30/19
      1998         Rite Aid of New York, Inc.                          11,180       11/30/18
      1985         Outsource International                              2,220       12/31/02    D.A.R., Inc.
      1983
      1972
------------------------------------------------------------------------------------------------------------------------------------
      1988         Liberty Mutual Insurance                             2,000        7/31/04    Hair 2 Spare
      1974         Pediatric Dentistry & Assoc., P.C.                   3,780        9/30/04    Larry Robinson
      1999         McDonald's                                           3,955        2/15/19
     1960's
     1960's
      1965

                    2nd Largest                                                           3rd Largest
                    Tenant Area    2nd Largest                                            Tenant Area         3rd Largest
                    Leased (Sq.     Lease Exp.                                            Leased (Sq.          Lease Exp.  Control
   Year Built           Ft.)          Date      3rd Largest Tenant Name                        Ft.)               Date        No.
==================================================================================================================================
      1986              4,024       12/31/09    Framin' Works                                 2,550             2/28/00       84
      1975              3,385        6/30/99    Bio-Medical Application                       2,940             7/31/99       85
   1969, 1971          36,500        2/28/09    Sure Good Food Dist.                         29,968             2/28/09       86
      1923              3,762        9/30/03    Staib & Associates                            3,750             8/31/01       87
      1999                                                                                                                    88
----------------------------------------------------------------------------------------------------------------------------------
      1996                                                                                                                    89
      1973                                                                                                                    90
      1973                                                                                                                    91
      1998              9,000       12/31/03    Family Dollar                                 8,000            12/31/07       92
      1950                                                                                                                    93
----------------------------------------------------------------------------------------------------------------------------------
      1970                                                                                                                    94
      1971                                                                                                                    95
      1997                                                                                                                    96
      1999                                                                                                                    97
      1962                                                                                                                    98
----------------------------------------------------------------------------------------------------------------------------------
      1999                                                                                                                    99
      1999                                                                                                                    100
      1976              6,000       10/31/03    Southside Medical Center                      4,800             3/31/03       101
      1999                                                                                                                    102
      1970                                                                                                                    103
----------------------------------------------------------------------------------------------------------------------------------
      1998              3,000        1/31/04    Community Bank                                2,250             8/31/08       104
      1988              3,600        5/31/01    O'Conner Piper & Flynn                        3,300            12/31/00       105
   1955, 1966           6,000        4/30/09    Debby Ledwell                                 1,680             8/31/01       106
      1997              4,213        11/3/02    J&M Varon                                     2,509            10/31/08       107
      1998              3,100       12/31/03    Collina's Italian Cafe                        2,966            10/31/03       108
----------------------------------------------------------------------------------------------------------------------------------
      1970                                                                                                                    109
      1963                                                                                                                    110
      1987             13,400        6/30/02                                                                                  111
      1975              5,867        5/31/00    State of Arizona                              3,079             6/30/02       112
      1988                                                                                                                    113
----------------------------------------------------------------------------------------------------------------------------------
      1986              5,256        9/30/04    Wheelchair Sales & Service                    3,732             3/31/03       114
      1969                                                                                                                    115
   1985/ 1997                                                                                                                 116
      1965              7,422        8/15/02    Futurewise Corp.                              6,357            11/14/01       117
      1978             11,806       10/31/99                                                                                  118
----------------------------------------------------------------------------------------------------------------------------------
      1979              3,717        1/31/04    Activmedical Denton                           3,661            12/31/03       119
      1955              7,467        5/26/00    Auto Zone                                     6,069             5/30/03       120
      1993              3,520        5/31/04    Ranger Partners                               3,300             1/31/04       121
      1971                                                                                                                    122
      1957                                                                                                                    123
----------------------------------------------------------------------------------------------------------------------------------
      1999                                                                                                                    124
      1998                                                                                                                    125
      1985              2,097        5/31/10    Dr. Harold Stinson, M.D.                      2,097             6/24/01       126
      1983                                                                                                                    127
      1972                                                                                                                    128
----------------------------------------------------------------------------------------------------------------------------------
      1988              1,920        8/31/04    Red Wing Shoes                                1,272             6/30/04       129
      1974              2,190        6/30/00    Michael Nowak Architect                       1,857             3/31/00       130
      1999                                                                                                                    131
     1960's                                                                                                                   132
     1960's                                                                                                                   133
      1965                                                                                                                    134

                                                                     Annex A-2-1

Lehman Brothers Commercial Mortgage Trust 99 - C2

                                                Original   Remaining
                                                Interest-  Interest-
                                                  Only       Only                      Cut-Off
Control                                         Periods     Period     Amortization      Date        Monthly   Balloon/ARD
  No.                 Property Name             (months)   (months)        Type       Balance ($)    P&I ($)   Balance ($)    ARD
===================================================================================================================================
   1     SunAmerica Center                                                  ARD       146,500,000   1,105,675  124,065,818  10/1/09
   2     Century City Shopping Center              11          8            ARD       128,000,000     922,580  114,306,435   7/1/08
   3     Embassy Suites Sea-Tac                                           Balloon      20,923,277     164,873   19,576,397
   4     Weberstown Mall                                                  Balloon      20,434,760     142,358   19,008,709
   5     Monmouth Executive Center                                        Balloon      16,589,041     122,732   15,547,082
   6     Shoreline Office Center                                          Balloon      15,814,826     118,443   15,190,480
   7     Capital Senior Living - Tesson Heights                           Balloon      14,934,784     117,374   12,394,766
   8     Capital Senior Living - Veranda Club                             Balloon      13,466,280     105,833   11,176,020
   9     Arizona Portfolio                                                Balloon      12,866,790      96,726   11,583,813
  10     Village Center on Seven                                          Balloon      12,463,913      92,066   10,841,458
  11     Rhode Island Avenue Shopping Center                              Balloon      11,693,282      92,128   10,648,876
  12     1011 Grandview                                                   Balloon      10,988,237      82,099    9,882,634
  13     Santa Fe Ridge                                                   Balloon      10,483,873      77,705    9,837,669
  14     Evergreen Pointe Apartments                                      Balloon      10,466,053      72,485    9,726,564
  15     Corona Market Place                                              Balloon      10,225,935      74,213    8,788,693
  16     Ralph's                                                          Balloon      10,078,855      73,772    8,740,481
  17     200 South Virginia Street                                        Balloon       9,801,933      71,136    9,398,114
  18     The Pines Apartments                                             Balloon       9,609,995      70,893    8,620,352
  19     MacArthur Properties                                             Balloon       9,183,031      65,795    8,203,017
  20     Lillibridge Health Trust                                         Balloon       9,038,937      71,585    8,567,924
  21     Hatcher Square                                                   Balloon       8,765,306      64,755    7,861,342
  22     Caton Research Center I                                          Balloon       8,690,337      64,080    7,790,444
  23     Prince of Orange Mall                                            Balloon       8,365,748      61,803    7,502,989
  24     Courtyard by Marriott - Boise                                    Balloon       8,281,186      68,803    7,009,789
  25     Johnstown Shopping Center                                        Balloon       8,244,951      63,143    7,456,864
  26     Oaks of Brittany Apartments                                      Balloon       7,913,578      54,386    7,109,309
  27     White Rock Marketplace                                           Balloon       7,889,372      58,585    7,088,476
  28     Riverview Place                                                  Balloon       7,834,077      59,804    7,388,015
  29     Cypress Run Apartments                                           Balloon       7,591,829      56,616    6,824,794
  30     Kearny Industrial Building                                       Balloon       7,189,106      53,535    6,463,792
  31     Hawk Ridge Apartments                                            Balloon       6,991,950      50,925    6,248,670
  32     Valli Hi Apartments                                              Balloon       6,988,760      51,071    6,254,332
  33     Courtyard by Marriott - Jacksonville                             Balloon       6,684,327      54,902    5,636,988
  34     Beltway West Corp Center                                         Balloon       6,543,110      49,162    5,892,924
  35     Crossroads Plaza                                                 Balloon       6,530,347      46,473    6,251,831
  36     Travelodge                                                       Balloon       6,161,192      51,440    5,223,569
  37     Oxford Center                                                    Balloon       6,084,585      45,870    5,491,921
  38     Cactus Flower                                                    Balloon       6,076,775      47,040    5,028,392
  39     4311 Wilshire Boulevard                                          Balloon       5,996,410      46,390    5,436,691
  40     East Avenue Mobile Home Park                                     Balloon       5,728,785      43,383    5,172,116
  41     Taft Office Park                                                 Balloon       5,643,842      41,892    5,067,720
  42     Capital Senior Living - Heatherwood                              Balloon       5,594,300      43,966    4,642,860
  43     Comfort - Inn Rehoboth                                           Balloon       5,295,335      44,768    4,501,383
  44     111 LaQuinta Shopping Center                                     Balloon       5,096,715      38,135    4,583,196
  45     Benson Avenue                                                    Balloon       4,844,613      35,723    4,342,948
  46     4727 Wilshire  Boulevard                                         Balloon       4,797,068      36,772    4,339,526
  47     Center at Monocacy                                               Balloon       4,644,835      34,250    4,163,857
  48     Lantern Estates Mobile Home Community                            Balloon       4,549,336      33,063    4,362,558
  49     JPH - Loan Level                                                 Balloon       4,517,118      36,226    3,781,552
  50     8520 Bluffton Road                                               Balloon       4,475,249      33,531    4,027,756
  51     Fresh Fields Shopping Center                                     Balloon       4,394,886      31,888    3,923,939
  52     Kent Business Campus                                             Balloon       4,389,118      31,249    4,199,892
  53     Park Glen Apartments                                             Balloon       4,297,032      31,133    3,833,136
  54     Washington Gardens Apartments                                    Balloon       4,293,562      32,755    3,501,949
  55     Fairfield Inn Potomac                                            Balloon       4,287,331      37,425    3,090,243
  56     Indio - Loan Level                                               Balloon       4,252,050      34,101    3,559,648
  57     Hampton Inn Gadsden                                              Balloon       4,068,670      35,907    2,944,346
  58     Summit Tower                                                     Balloon       3,988,670      28,961    3,567,114
  59     Eastside Gardens                                                 Balloon       3,915,029      30,699    3,564,673
  60     Shoppes at Three Fountains                                       Balloon       3,795,756      27,936    3,401,102
  61     Zulanis Distributors                                             Balloon       3,694,784      28,110    3,481,060
  62     Meridian Apartments                                              Balloon       3,693,741      26,533    3,291,413
  63     35 Hartwell Avenue                                               Balloon       3,495,150      27,474    3,316,659
  64     Award Metals                                                     Balloon       3,493,527      27,246    2,894,167
  65     Meadow Ridge Apartments                                          Balloon       3,297,722      23,893    2,941,710
  66     Pfizer Building                                                  Balloon       3,119,241      26,230    2,579,451


                                                       Remaining                                Scheduled
                                Original                term to                                  Maturity
                              Amortization               ARD or   Remaining  Cut-off   Cut-off    or ARD
Control             Mortgage      Term      Seasoning   Maturity   Lockout    Date      Date       Date
  No.     Maturity  Rate (%)    (months)     (months)   (months)    Months   DSCR (x)  LTV (%)    LTV (%)
=========================================================================================================
   1       10/1/29   7.9350        360          0         120         24       2.26     43.1       36.5
   2        7/1/30   7.5800        360          3         105         24       1.72     47.2       42.1
   3        6/1/04   8.2000        300          4          56         24       1.42     68.6       64.2
   4        5/1/06   7.4300        360          5          79         31       1.35     56.8       52.8
   5        9/1/06   8.0800        360          1          83         47       1.26     72.1       67.6
   6        9/1/04   8.2100        360          1          59         24       1.25     74.9       71.9
   7        9/1/09   8.2000        300          1         119         24       1.30     72.3       60.0
   8        9/1/09   8.2000        300          1         119         24       1.30     74.3       61.7
   9        9/1/09   8.2500        360          1         119         47       1.30     73.3       66.0
  10        6/1/09   7.8500        336          4         116         44       1.27     74.2       64.5
  11        9/1/09   8.7600        360          1         119         47       1.27     75.4       68.7
  12        8/1/09   8.1800        360          2         118         46       1.31     68.2       61.4
  13        7/1/06   8.0900        360          3          81         45       1.20     78.8       74.0
  14        5/1/06   7.3700        360          5          79         43       1.36     79.7       74.1
  15        6/1/11   7.8600        360          4         140         44       1.31     73.5       63.2
  16        7/1/09   7.7600        336          3         117         45       1.24     70.5       61.1
  17        6/1/04   7.8600        360          4          56         32       1.30     74.8       71.7
  18        7/1/09   8.0400        360          3         117         45       1.25     77.3       69.4
  19        9/1/08   7.6500        348          1         107         35       1.42     61.6       55.1
  20        7/1/06   8.8100        360          3          81         33       1.34     57.4       54.4
  21        8/1/09   8.0600        360          2         118         46       1.37     71.8       64.4
  22        8/1/09   8.0400        360          2         118         46       1.25     74.9       67.2
  23        8/1/09   8.0600        360          2         118         46       1.29     56.5       50.7
  24        7/1/09   8.8500        300          3         117         45       1.40     67.3       57.0
  25        9/1/09   8.4500        360          1         119         47       1.26     79.3       71.7
  26       7/31/08   7.3112        360          2         106         24       1.28     78.1       70.2
  27        7/1/09   8.1100        360          3         117         45       1.25     65.7       59.1
  28        6/1/06   8.4000        360          4          80         44       1.28     72.5       68.4
  29        8/1/09   8.1600        360          2         118         34       1.25     75.7       68.0
  30        7/1/09   8.1400        360          3         117         45       1.23     73.4       66.0
  31        8/1/09   7.9100        360          2         118         46       1.25     76.8       68.7
  32        7/1/09   7.9400        360          3         117         45       1.24     74.7       66.9
  33        7/1/09   8.7100        300          3         117         45       1.40     67.2       56.7
  34        8/1/09   8.2400        360          2         118         46       1.25     77.0       69.3
  35        5/1/04   7.6500        360          5          55         43       1.37     75.0       71.8
  36        7/1/09   8.9100        300          3         117         45       1.40     65.5       55.6
  37        5/1/09   8.2600        360          5         115         43       1.36     73.3       66.2
  38        6/1/09   7.9900        300          4         116         44       1.38     67.5       55.9
  39        9/1/09   8.5600        360          1         119         47       1.27     74.0       67.1
  40        7/1/09   8.3200        360          3         117         45       1.34     74.9       67.6
  41        8/1/09   8.1100        360          2         118         46       1.28     76.3       68.5
  42        9/1/09   8.2000        300          1         119         24       1.30     66.4       55.1
  43        9/1/09   9.0800        300          1         119         47       1.41     69.7       59.2
  44        9/1/09   8.2000        360          1         119         47       1.28     73.9       66.4
  45        8/1/09   8.0400        360          2         118         46       1.26     76.9       68.9
  46        9/1/09   8.4600        360          1         119         47       1.27     69.5       62.9
  47        8/1/09   8.0400        360          2         118         46       1.26     74.9       67.2
  48        6/1/04   7.8750        360          4          56         32       1.20     79.8       76.5
  49        6/1/09   8.4100        300          4         116         44       1.25     59.4       49.8
  50        8/1/09   8.2100        360          2         118         24       1.26     78.5       70.7
  51        8/1/09   7.8700        360          2         118         24       1.28     77.1       68.8
  52        6/1/04   7.6600        360          4          56         32       1.34     71.7       68.6
  53        9/1/09   7.8600        360          1         119         47       1.24     79.6       71.0
  54        8/1/11   8.1100        324          2         142         24       1.28     71.6       58.4
  55        8/1/09   8.5400        240          2         118         24       1.40     72.7       52.4
  56        6/1/09   8.4100        300          4         116         44       1.25     65.4       54.8
  57        9/1/09   8.7100        240          1         119         47       1.41     71.4       51.7
  58        5/1/09   7.8600        360          5         115         43       1.33     73.6       65.8
  59        7/1/09   8.7000        360          3         117         45       1.47     69.9       63.7
  60        8/1/09   8.0200        360          2         118         46       1.37     74.4       66.7
  61        7/1/06   8.3700        360          3          81         24       1.27     68.4       64.5
  62        7/1/09   7.7600        360          3         117         33       1.20     78.6       70.0
  63        8/1/04   8.4500        324          2          58         24       1.26     65.2       61.9
  64        8/1/09   8.1000        300          2         118         46       1.28     74.3       61.6
  65        9/1/09   7.8600        360          1         119         47       1.23     80.4       71.7
  66        4/1/06   7.9400        240          6          78         24       1.46     55.7       46.1

                                                                     Annex A-2-2

                                                Original   Remaining
                                                Interest-  Interest-
                                                  Only       Only                      Cut-Off
Control                                         Periods     Period     Amortization      Date        Monthly   Balloon/ARD
  No.                 Property Name             (months)   (months)        Type       Balance ($)    P&I ($)   Balance ($)    ARD
===================================================================================================================================
  67     Broadwalk                                                       Balloon        3,096,968      23,836    2,805,748
  68     Walgreens                                                   Fully Amortizing   3,000,000      24,425          NAP
  69     A-American Self Storage                                         Balloon        2,979,609      23,475    2,783,291
  70     Forest Lawn Mobile Home Park                                    Balloon        2,972,737      22,512    2,683,874
  71     CVS - Myrtle Beach                                          Fully Amortizing   2,953,926       Step*          NAP
  72     Penn Valley Mobile Home Park                                    Balloon        2,897,839      20,238    2,690,669
  73     11700 Carolina Place                                            Balloon        2,896,796      21,401    2,598,049
  74     Galleria at Manalapan                                           Balloon        2,795,978      21,154    2,523,717
  75     Farmington Mobile Home Park                                     Balloon        2,771,026      20,984    2,501,763
  76     Windsor Plaza                                                   Balloon        2,697,017      19,925    2,418,875
  77     Lexington Commons                                               Balloon        2,696,241      20,589    2,439,208
  78     Casa Serena Apartments                                          Balloon        2,664,951      19,359    2,396,434
  79     Archway Apartments                                              Balloon        2,643,086      18,439    2,338,889
  80     Park Centre Plaza                                               Balloon        2,642,389      19,095    2,360,334
  81     Wayne Forest Apartments                                         Balloon        2,593,718      18,627    2,311,993
  82     Eckerd - Virginia Beach                                     Fully Amortizing   2,552,114       Step*          NAP
  83     West Hills Plaza                                                Balloon        2,548,334      18,943    2,287,839
  84     Countryside Plaza                                               Balloon        2,542,897      18,569    2,277,345
  85     Montpelier Professional Center                                  Balloon        2,494,553      18,589    2,244,026
  86     6361 Thompson                                                   Balloon        2,397,291      17,577    2,146,010
  87     Chapman Building                                                Balloon        2,396,044      17,360    2,139,673
  88     CVS - Lancaster                                                 Balloon        2,347,053      18,653      535,787
  89     Fairfield Inn Fredericksburg                                    Balloon        2,346,102      19,145    1,972,875
  90     K-Mart                                                          Balloon        2,342,949      16,674    2,084,888
  91     Oak Gate Apartments                                             Balloon        2,294,692      16,756    2,201,560
  92     Windsor Place Shopping Center                                   Balloon        2,272,487      16,788    2,038,125
  93     Evergreen Acres Mobile Home Park                                Balloon        2,153,911      16,311    1,944,615
  94     Caledonia Mobile Home Park                                      Balloon        2,128,947      16,122    1,922,077
  95     Columbia I                                                      Balloon        2,097,667      15,468    1,880,453
  96     CVS - Marietta                                                  Balloon        2,039,176       Step*      534,035
  97     CVS - Fairfax                                                   Balloon        2,021,963       Step*      612,274
  98     Venice Way Apartments                                           Balloon        2,021,758      14,788    1,938,941
  99     CVS - Lake Wylie                                                Balloon        2,001,334       Step*      510,033
 100     CVS - Hilton Head                                           Fully Amortizing   1,992,454       Step*          NAP
 101     Windsor Square                                                  Balloon        1,972,818      14,575    1,769,362
 102     CVS - Clinton                                               Fully Amortizing   1,937,096       Step*          NAP
 103     Salisbury Mobile Home Park                                      Balloon        1,920,246      14,542    1,733,655
 104     Dowlen Shopping Center                                          Balloon        1,845,117      13,717    1,733,864
 105     Mountain Road Plaza                                             Balloon        1,844,745      13,382    1,649,388
 106     Halifax Plaza                                                   Balloon        1,798,947      14,058    1,635,026
 107     33 Journey                                                      Balloon        1,798,112      13,523    1,619,806
 108     Meyerland Commons                                               Balloon        1,795,617      12,858    1,676,701
 109     Canandaigua Mobile Home Park                                    Balloon        1,758,478      13,317    1,587,607
 110     Hondo Parkway Apartments                                        Balloon        1,757,365      13,407    1,433,356
 111     Luskin's Plaza                                                  Balloon        1,746,370      13,233    1,577,427
 112     Camelback Office Plaza                                          Balloon        1,746,042      14,519    1,478,367
 113     Cinemark                                                        Balloon        1,594,951      13,340    1,353,554
 114     Plantation Merchandise Mart                                     Balloon        1,593,872      12,307    1,317,779
 115     Ana Street Industrial                                           Balloon        1,533,520      12,391    1,284,453
 116     Palm Coast Data Building                                        Balloon        1,495,798      10,902    1,338,967
 117     2990 Richmond                                                   Balloon        1,489,237      13,189    1,083,465
 118     Knecht Avenue                                                   Balloon        1,398,445      10,312    1,253,635
 119     University Village Shopping Center                              Balloon        1,348,061      10,199    1,216,792
 120     North Main Plaza                                                Balloon        1,298,497       9,439    1,159,907
 121     7600 Pelham                                                     Balloon        1,283,261       9,881    1,163,272
 122     Concord Court Apartments                                        Balloon        1,196,940       8,423    1,061,525
 123     Manor Apartments                                                Balloon        1,138,293       8,684      928,423
 124     CVS - Cartersville                                          Fully Amortizing   1,135,932       Step*          NAP
 125     Rite Aid - Guilderland                                      Fully Amortizing   1,093,961       Step*          NAP
 126     Boulevard Shops                                                 Balloon          999,037       8,079      837,009
 127     Greenbriar on the Bayou Apartments                              Balloon          995,205       7,619      821,148
 128     Valley Ho Mobile Home Park                                      Balloon          974,602       7,380      879,899
 129     Woodford Shoppes                                                Balloon          973,685       7,504      882,839
 130     6901 South Yosemite                                             Balloon          947,521       7,070      853,094
 131     McDonald's                                                  Fully Amortizing     938,097       Step*          NAP
 132     Wesleyville Mobile Home Park                                    Balloon          733,948       5,558      662,630
 133     Pleasant Valley Mobile Home Park                                Balloon          524,248       3,970      473,306
 134     Lakeview Mobile Home Park                                       Balloon          483,307       3,660      436,343


                                                       Remaining                                Scheduled
                                Original                term to                                  Maturity
                              Amortization               ARD or   Remaining  Cut-off   Cut-off    or ARD
Control             Mortgage      Term      Seasoning   Maturity   Lockout    Date      Date       Date
  No.     Maturity  Rate (%)    (months)     (months)   (months)    Months   DSCR (x)  LTV (%)    LTV (%)
=========================================================================================================
  67        8/1/09   8.5000        360          2          118        46       1.30     67.8       61.4
  68       10/1/19   7.6400        240          0          240        48       NAP      NAP        NAP
  69        8/1/04   8.2200        300          2           58        34       1.38     74.9       69.9
  70        7/1/09   8.3200        360          3          117        45       1.27     74.3       67.1
  71        2/1/20   8.3700        245          1          244        47       NAP      NAP        NAP
  72        9/1/06   7.4800        360          1           83        47       1.25     70.3       65.3
  73        8/1/09   8.0600        360          2          118        46       1.29     70.7       63.4
  74        7/1/09   8.3100        360          3          117        33       1.36     73.6       66.4
  75        7/1/09   8.3200        360          3          117        45       1.35     74.9       67.6
  76        8/1/09   8.0600        360          2          118        46       1.30     79.3       71.1
  77        7/1/09   8.4100        360          3          117        45       1.31     72.9       65.9
  78        1/1/08   7.7300        341          2           99        26       1.23     62.7       56.4
  79        6/1/09   7.4500        360          4          116        44       1.23     79.5       70.3
  80        5/1/09   7.8100        360          5          115        43       1.32     74.4       66.5
  81        6/1/09   7.7500        360          4          116        44       1.31     72.0       64.2
  82       12/1/18   8.7600        232          2          230        24       NAP      NAP        NAP
  83        9/1/09   8.1300        360          1          119        47       1.27     72.8       65.4
  84        5/1/09   7.9200        360          5          115        43       1.38     73.4       65.7
  85        6/1/09   8.1400        360          4          116        44       1.35     74.5       67.0
  86        8/1/09   7.9800        360          2          118        24       1.27     70.5       63.1
  87        7/1/09   7.8500        360          3          117        45       1.55     68.5       61.1
  88        2/1/20   8.0200        277          1          244        47       NAP      NAP        NAP
  89        8/1/09   8.6400        300          2          118        24       1.40     71.1       59.8
  90        5/1/09   7.6500        360          5          115        43       1.28     75.6       67.3
  91        6/1/04   7.9250        360          4           56        32       1.33     77.8       74.6
  92        8/1/09   8.0600        360          2          118        46       1.33     75.7       67.9
  93        7/1/09   8.3200        360          3          117        45       1.27     61.5       55.6
  94        7/1/09   8.3200        360          3          117        45       1.27     74.7       67.4
  95        8/1/09   8.0400        360          2          118        46       1.37     72.3       64.8
  96        2/1/18   8.1700        252          1          220        47       NAP      NAP        NAP
  97        7/1/19   8.1900        277          3          237        45       NAP      NAP        NAP
  98        7/1/04   7.9500        360          3           57        45       1.23     77.8       74.6
  99        8/1/19   7.8500        272          2          238        46       NAP      NAP        NAP
  100       7/1/19   8.1000        240          3          237        93       NAP      NAP        NAP
  101       8/1/09   8.0600        360          2          118        46       1.43     73.1       65.5
  102       6/1/19   7.0600        240          4          236        44       NAP      NAP        NAP
  103       7/1/09   8.3200        360          3          117        45       1.27     74.4       67.2
  104       5/1/06   8.1100        360          5           79        43       1.31     73.8       69.4
  105       5/1/09   7.8500        360          5          115        24       1.34     69.6       62.2
  106       9/1/09   8.6700        360          1          119        24       1.30     69.2       62.9
  107       8/1/09   8.2500        360          2          118        46       1.28     70.0       63.0
  108       6/1/06   7.7200        360          4           80        44       1.36     74.8       69.9
  109       7/1/09   8.3200        360          3          117        45       1.27     73.3       66.2
  110       8/1/11   8.1100        324          2          142        24       1.27     67.6       55.1
  111       6/1/09   8.3200        360          4          116        44       1.37     72.8       65.7
  112       7/1/09   8.8600        300          3          117        45       1.40     57.2       48.5
  113       6/1/09   8.9200        300          4          116        44       1.33     63.8       54.1
  114       6/1/09   7.9600        300          4          116        44       1.40     74.1       61.3
  115       9/1/09   8.5300        300          1          119        47       1.37     56.8       47.6
  116       5/1/09   7.9000        360          5          115        43       1.34     74.8       66.9
  117       5/1/09   8.6800        240          5          115        43       1.37     45.1       32.8
  118       8/1/09   8.0400        360          2          118        46       1.28     68.2       61.2
  119       7/1/09   8.3100        360          3          117        33       1.31     67.4       60.8
  120       8/1/09   7.8900        360          2          118        46       1.39     68.3       61.0
  121       7/1/09   8.5000        360          3          117        45       1.28     74.4       67.4
  122       6/1/09   7.5400        360          4          116        44       1.29     77.2       68.5
  123       8/1/11   8.1100        324          2          142        24       1.28     63.2       51.6
  124       6/1/19   7.9800        238          2          236        46       NAP      NAP        NAP
  125      12/1/18   8.9200        232          2          230        46       NAP      NAP        NAP
  126       9/1/09   8.5400        300          1          119        47       1.42     70.9       59.4
  127       5/1/09   7.8500        300          5          115        43       1.37     79.6       65.7
  128       7/1/09   8.3200        360          3          117        45       1.27     69.6       62.8
  129       7/1/09   8.5100        360          3          117        45       1.40     67.6       61.3
  130       5/1/09   8.1500        360          5          115        43       1.31     71.5       64.4
  131       2/1/19   7.7300        235          3          232        45       NAP      NAP        NAP
  132       7/1/09   8.3200        360          3          117        45       1.27     71.6       64.6
  133       7/1/09   8.3200        360          3          117        45       1.32     74.9       67.6
  134       7/1/09   8.3200        360          3          117        45       1.27     64.4       58.2

* Refer to the sheet "Step" in the file named LB99C2.XLS contained in the back cover of the Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan

                                                                     Annex A-2-2

                                                                     Annex A-3-1

Lehman Brothers Commercial Mortgage Trust 99 - C2
Reserve Accounts (All Mortgage Loans)

                                                                                      Initial      Annual
                                                                                      Deposit    Deposit to    Annual    Current
                                                                                      Capital   Replacement  Deposit to  Balance
                                                                                    Improvement    Reserve      TILC      TILC
Control                                                                               Account      Account     Account   Account
  No.              Property Name                         Property Type                   ($)         ($)         ($)       ($)
================================================================================================================================
   1    SunAmerica Center                       Office                                      --     193,572    4,500,000*      --
   2    Century City Shopping Center            Retail - Anchored                           --          --           --       --
   3    Embassy Suites Sea-Tac                  Hotel - Full Service                     3,125     350,000           --       --
   4    Weberstown Mall                         Retail - Anchored                           --      58,716      200,004   66,669
   5    Monmouth Executive Center               Office                                  12,125      26,005       78,000  100,100
   6    Shoreline Office Center                 Office                                   2,250      13,345           --  100,000
   7    Capital Senior Living - Tesson Heights  Multi-Family - Senior Housing           33,925      55,800           --       --
   8    Capital Senior Living - Veranda Club    Multi-Family - Senior Housing           39,642      57,742           --       --
   9    Arizona Portfolio                       Retail - Anchored                      157,000      40,151      114,167       --
   10   Village Center on Seven                 Retail - Unanchored                      9,656      19,625       68,461  117,115
   11   Rhode Island Avenue Shopping Center     Retail - Anchored                       42,744      36,600       39,996    3,333
   12   1011 Grandview                          Office                                      --      18,476       80,000   13,333
   13   Santa Fe Ridge                          Multi-Family - Conventional                406      48,000           --       --
   14   Evergreen Pointe Apartments             Multi-Family - Conventional             30,437     146,916           --       --
   15   Corona Market Place                     Retail - Anchored                           --      32,544       63,984   10,664
   16   Ralph's                                 Retail - Anchored                       50,000       4,835        9,000    2,250
   17   200 South Virginia Street               Office                                 281,675      31,534       60,000   10,000
   18   The Pines Apartments                    Multi-Family - Conventional                 --      43,200           --       --
   19   MacArthur Properties                    Retail - Unanchored                         --      37,518       40,804   27,202
   20   Lillibridge Health Trust                Office                                  27,075      63,048      261,864   65,467
   21   Hatcher Square                          Retail - Anchored                        7,587      21,947       65,842   10,982
   22   Caton Research Center I                 Industrial                                  --      30,120       50,004   54,255
   23   Prince of Orange Mall                   Retail - Anchored                        4,688      29,869       89,608    7,467
   24   Courtyard by Marriott - Boise           Hotel - Limited Service                     --     160,652           --       --
   25   Johnstown Shopping Center               Retail - Anchored                           --      21,369       20,000       --
   26   Oaks of Brittany Apartments             Multi-Family - Conventional             11,219      55,660           --       --
   27   White Rock Marketplace                  Retail - Anchored                       28,950      43,440       58,896   82,429
   28   Riverview Place                         Office                                  18,150      35,894       69,999   23,376
   29   Cypress Run Apartments                  Multi-Family - Conventional                 --      40,800           --       --
   30   Kearny Industrial Building              Industrial                              35,625      35,964       65,880   10,980
   31   Hawk Ridge Apartments                   Multi-Family - Conventional                 --      29,400           --       --
   32   Valli Hi Apartments                     Multi-Family - Conventional              8,854      32,880           --       --
   33   Courtyard by Marriott - Jacksonville    Hotel - Limited Service                     --     108,000           --       --
   34   Beltway West Corp Center                Office                                      --      21,792       50,004   54,255
   35   Crossroads Plaza                        Retail - Unanchored                     41,375      16,620       80,532   26,855
   36   Travelodge                              Hotel - Full Service                    15,375      85,936           --       --
   37   Oxford Center                           Retail - Unanchored                         --       6,737       16,800    7,000
   38   Cactus Flower                           Retail - Unanchored                         --       6,372       34,452    8,613
   39   4311 Wilshire Boulevard                 Office                                   9,687      14,168       92,109       --
   40   East Avenue Mobile Home Park            Multi-Family - Manufactured Housing      3,750       8,600           --       --
   41   Taft Office Park                        Office                                   5,000      14,167       60,000   10,000
   42   Capital Senior Living - Heatherwood     Multi-Family - Senior Housing            4,363      48,600           --       --
   43   Comfort - Inn Rehoboth                  Hotel - Limited Service                  3,318     183,535           --       --
   44   111 LaQuinta Shopping Center            Retail - Anchored                           --       6,543       26,400    2,200
   45   Benson Avenue                           Industrial                                  --      43,312       33,000    5,505
   46   4727 Wilshire Boulevard                 Office                                      --      11,143       83,208       --
   47   Center at Monocacy                      Industrial                                  --      11,136       24,996    4,170
   48   Lantern Estates Mobile Home Community   Multi-Family - Manufactured Housing     57,000      13,440           --       --
   49   JPH - Loan Level                        Industrial                              40,925      37,935       59,567   19,856
   50   8520 Bluffton Road                      Industrial                             100,830      30,144       26,880   53,760
   51   Fresh Fields Shopping Center            Retail - Anchored                           --       3,998       10,660      888
   52   Kent Business Campus                    Office                                  70,937      16,328      100,000  108,333
   53   Park Glen Apartments                    Multi-Family - Conventional            136,394      31,600           --       --
   54   Washington Gardens Apartments           Multi-Family - Conventional                 --      41,517           --       --
   55   Fairfield Inn Potomac                   Hotel - Limited Service                     --      69,952           --       --
   56   Indio - Loan Level                      Industrial                              37,000      36,864       51,055   20,190
   57   Hampton Inn Gadsden                     Hotel - Limited Service                  4,713      72,439           --       --

               As of
                Date
Control       Reserve
  No.         Accounts
======================
   1          9/2/99
   2          8/5/99
   3          9/3/99
   4          9/10/99
   5          9/10/99
   6          9/7/99
   7          9/10/99
   8          9/10/99
   9          9/10/99
   10         9/10/99
   11         9/10/99
   12         9/7/99
   13         9/10/99
   14         9/10/99
   15         9/3/99
   16         9/10/99
   17         9/7/99
   18         9/10/99
   19         9/10/99
   20         9/10/99
   21         9/10/99
   22         9/10/99
   23         9/10/99
   24         9/10/99
   25         9/10/99
   26         9/10/99
   27         9/10/99
   28         9/10/99
   29         9/10/99
   30         9/10/99
   31         9/10/99
   32         9/3/99
   33         9/7/99
   34         9/10/99
   35         9/3/99
   36         9/10/99
   37         9/7/99
   38         9/3/99
   39         9/7/99
   40         9/10/99
   41         9/9/99
   42         9/10/99
   43         9/10/99
   44         9/10/99
   45         9/10/99
   46         9/7/99
   47         9/10/99
   48         9/10/99
   49         9/7/99
   50         9/3/99
   51         9/7/99
   52         9/7/99
   53         9/10/99
   54         9/10/99
   55         9/10/99
   56         9/7/99
   57         9/10/99

                                                                     Annex A-3-2

Lehman Brothers Commercial Mortgage Trust 99 - C2
Reserve Accounts (All Mortgage Loans)

                                                                                      Initial      Annual
                                                                                      Deposit    Deposit to    Annual    Current
                                                                                      Capital   Replacement  Deposit to  Balance
                                                                                    Improvement    Reserve      TILC      TILC
Control                                                                               Account      Account     Account   Account
  No.              Property Name                         Property Type                   ($)         ($)         ($)       ($)
================================================================================================================================
   58   Summit Tower                            Office                                     813       7,488       78,000   32,500
   59   Eastside Gardens                        Assisted Living                             --      15,900           --       --
   60   Shoppes at Three Fountains              Retail - Unanchored                         --          --        6,939   75,000
   61   Zulanis Distributors                    Industrial                                  --      12,684       31,725    7,931
   62   Meridian Apartments                     Multi-Family - Conventional             16,250      38,000           --       --
   63   35 Hartwell Avenue                      Industrial                                 688       5,134       37,843    6,311
   64   Award Metals                            Industrial                             331,400      20,972       41,940    3,463
   65   Meadow Ridge Apartments                 Multi-Family - Conventional             33,375      32,725           --       --
   66   Pfizer Building                         Office                                  22,385       4,600       50,000  222,122
   67   Broadwalk                               Office                                   3,000       6,869       34,347    2,862
   68   Walgreens                               CTL                                         --       2,781           --       --
   69   A-American Self Storage                 Self-Storage                                --       7,929           --       --
   70   Forest Lawn Mobile Home Park            Multi-Family - Manufactured Housing      6,250       5,200           --       --
   71   CVS - Myrtle Beach                      CTL                                      2,500       3,139           --       --
   72   Penn Valley Mobile Home Park            Multi-Family - Manufactured Housing        313       4,278           --       --
   73   11700 Carolina Place                    Retail - Unanchored                         --       2,983       10,000    1,667
   74   Galleria at Manalapan                   Retail - Unanchored                     12,763       5,736       25,680    6,419
   75   Farmington Mobile Home Park             Multi-Family - Manufactured Housing         --       5,520           --       --
   76   Windsor Plaza                           Retail - Anchored                       15,088       9,480       18,961    4,740
   77   Lexington Commons                       Retail - Unanchored                     17,287       4,619       16,692    4,179
   78   Casa Serena Apartments                  Multi-Family - Conventional             43,581      48,134           --       --
   79   Archway Apartments                      Multi-Family - Conventional             19,625      22,500           --       --
   80   Park Centre Plaza                       Office                                   6,250       8,232       51,007   21,253
   81   Wayne Forest Apartments                 Multi-Family - Conventional              5,513      27,648           --       --
   82   Eckerd - Virginia Beach                 CTL                                         --       2,681           --       --
   83   West Hills Plaza                        Retail - Anchored                       13,375       7,500       12,000    1,000
   84   Countryside Plaza                       Retail - Unanchored                     37,938      12,108       17,448    5,816
   85   Montpelier Professional Center          Office                                   8,750       5,530       18,433   86,144
   86   6361 Thompson                           Industrial                               1,125      39,390       27,942    4,662
   87   Chapman Building                        Office                                      --       6,636       27,444    2,287
   88   CVS - Lancaster                         CTL                                         --       1,721           --       --
   89   Fairfield Inn Fredericksburg            Hotel - Limited Service                    250      46,307           --       --
   90   K-Mart                                  Retail - Anchored                           --      17,496       22,500   37,669
   91   Oak Gate Apartments                     Multi-Family - Conventional              6,625      24,000           --       --
   92   Windsor Place Shopping Center           Retail - Anchored                        1,544       4,564        9,128      761
   93   Evergreen Acres Mobile Home Park        Multi-Family - Manufactured Housing      5,000       4,720           --       --
   94   Caledonia Mobile Home Park              Multi-Family - Manufactured Housing      4,500       3,880           --       --
   95   Columbia I                              Industrial                                  --      16,809       28,000    4,671
   96   CVS - Marietta                          CTL                                         --          --           --       --
   97   CVS - Fairfax                           CTL                                         --         709           --       --
   98   Venice Way Apartments                   Multi-Family - Conventional            100,000      11,760           --       --
   99   CVS - Lake Wylie                        CTL                                         --       2,957           --       --
   100  CVS - Hilton Head                       CTL                                         --       2,329           --       --
   101  Windsor Square                          Retail - Anchored                        7,437       6,163       14,381    2,397
   102  CVS - Clinton                           CTL                                         --       1,924           --       --
   103  Salisbury Mobile Home Park              Multi-Family - Manufactured Housing     11,406       7,800           --       --
   104  Dowlen Shopping Center                  Retail - Unanchored                      1,625       1,750        7,000    1,167
   105  Mountain Road Plaza                     Retail - Unanchored                     25,250       3,348       15,000    6,267
   106  Halifax Plaza                           Retail - Unanchored                      1,938       3,600       13,440       --
   107  33 Journey                              Office                                      --       1,873       16,667    1,390
   108  Meyerland Commons                       Retail - Unanchored                         --       1,436       10,130    3,377
   109  Canandaigua Mobile Home Park            Multi-Family - Manufactured Housing      3,125       4,200           --       --
   110  Hondo Parkway Apartments                Multi-Family - Conventional             14,500      13,038           --       --
   111  Luskin's Plaza                          Retail - Unanchored                      1,313       8,802       13,798    4,599
   112  Camelback Office Plaza                  Office                                  29,529      17,760       52,284    8,714
   113  Cinemark                                Retail - Unanchored                     14,135       6,424        7,164    1,792
   114  Plantation Merchandise Mart             Retail - Unanchored                         --       5,391       24,000    8,000

               As of
                Date
Control       Reserve
  No.         Accounts
======================
   58         9/7/99
   59         9/10/99
   60         9/3/99
   61         9/7/99
   62         9/10/99
   63         9/10/99
   64         9/10/99
   65         9/10/99
   66         9/7/99
   67         9/9/99
   68         9/10/99
   69         9/10/99
   70         9/10/99
   71         9/10/99
   72         9/10/99
   73         9/10/99
   74         9/10/99
   75         9/10/99
   76         9/10/99
   77         9/10/99
   78         9/3/99
   79         9/10/99
   80         9/10/99
   81         9/7/99
   82         9/10/99
   83         9/10/99
   84         9/3/99
   85         9/10/99
   86         9/10/99
   87         9/3/99
   88         9/10/99
   89         9/10/99
   90         9/10/99
   91         9/3/99
   92         9/10/99
   93         9/10/99
   94         9/10/99
   95         9/10/99
   96         9/10/99
   97         9/10/99
   98         9/3/99
   99         9/10/99
   100        9/10/99
   101        9/10/99
   102        9/10/99
   103        9/10/99
   104        9/7/99
   105        9/10/99
   106        9/3/99
   107        9/7/99
   108        9/7/99
   109        9/10/99
   110        9/10/99
   111        9/10/99
   112        9/3/99
   113        9/10/99
   114        9/10/99

                                                                     Annex A-3-3

Lehman Brothers Commercial Mortgage Trust 99 - C2
Reserve Accounts (All Mortgage Loans)

                                                                                      Initial      Annual
                                                                                      Deposit    Deposit to    Annual    Current
                                                                                      Capital   Replacement  Deposit to  Balance
                                                                                    Improvement    Reserve      TILC      TILC
Control                                                                               Account      Account     Account   Account
  No.              Property Name                         Property Type                   ($)         ($)         ($)       ($)
================================================================================================================================
   115  Ana Street Industrial                   Industrial                                  --          --           --       --
   116  Palm Coast Data Building                Industrial                                  --          --       10,000    4,166
   117  2990 Richmond                           Office                                  84,288      21,120       75,360   25,120
   118  Knecht Avenue                           Industrial                                  --          --       30,000   22,540
   119  University Village Shopping Center      Retail - Unanchored                         --       5,184       20,376    5,093
   120  North Main Plaza                        Retail - Anchored                        8,563       3,615        7,700    1,628
   121  7600 Pelham                             Office                                      --       1,540           --       --
   122  Concord Court Apartments                Multi-Family - Conventional              4,125      15,000           --       --
   123  Manor Apartments                        Multi-Family - Conventional                 --      11,527           --       --
   124  CVS - Cartersville                      CTL                                         --       7,704           --       --
   125  Rite Aid - Guilderland                  CTL                                         --       2,012           --       --
   126  Boulevard Shops                         Retail - Unanchored                      3,125       3,020       12,000    1,000
   127  Greenbriar on the Bayou Apartments      Multi-Family - Conventional              5,250      12,086           --       --
   128  Valley Ho Mobile Home Park              Multi-Family - Manufactured Housing      7,500       4,080           --       --
   129  Woodford Shoppes                        Retail - Unanchored                      7,821       2,933        7,000      583
   130  6901 South Yosemite                     Office                                   9,243       3,009       11,117    3,093
   131  McDonald's                              CTL                                         --          --           --       --
   132  Wesleyville Mobile Home Park            Multi-Family - Manufactured Housing         --       3,320           --       --
   133  Pleasant Valley Mobile Home Park        Multi-Family - Manufactured Housing      2,500       3,200           --       --
   134  Lakeview Mobile Home Park               Multi-Family - Manufactured Housing      2,250       1,987           --       --

               As of
                Date
Control       Reserve
  No.         Accounts
======================
   115        9/7/99
   116        9/10/99
   117        9/3/99
   118        9/10/99
   119        9/10/99
   120        9/10/99
   121        9/9/99
   122        9/7/99
   123        9/10/99
   124        9/10/99
   125        9/10/99
   126        9/7/99
   127        9/7/99
   128        9/10/99
   129        9/9/99
   130        9/10/99
   131        9/10/99
   132        9/10/99
   133        9/10/99
   134        9/10/99

* On January first of the next four years the Borrower will deposit either cash, a letter of credit or a guaranty in the amount of $4,500,000 for the year 2000, $2,400,000 for the year 2001, $1,500,000 for the year 2002, and
      $3,300,000 for 2003.

                                     Annex B
                          LB Commercial Mortgage Trust
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C2

                                  $892,435,000

                                  (Approximate)
                                  Pool Balance

                               [GRAPHIC OMITTED]

                    % of Initial Pool by Cut-off Date Balance

                                LEHMAN BROTHERS

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                          LB Commercial Mortgage Trust
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C2

                Credit
               Support
                         -------------------------------------
                21.00%                Class A-1
                         -------------------------------------
                21.00%                Class A-2
                         -------------------------------------
                16.75%                 Class B
                         -------------------------------------
                12.50%                 Class C
                         -------------------------------------
                11.00%                 Class D
                         -------------------------------------
                 8.38%                 Class E
                         -------------------------------------
                 7.00%                 Class F
                         -------------------------------------
                 5.75%                 Class G                      Class X
                         -------------------------------------
                 3.75%                 Class H
                         -------------------------------------
                 3.25%                 Class J
                         -------------------------------------
                 2.40%                 Class K
                         -------------------------------------
                 1.30%                 Class L
                         -------------------------------------
                 1.00%                 Class M
                         -------------------------------------
                 0.75%                 Class N
                         -------------------------------------
                  N/A                  Class P
                         -------------------------------------

=======================================================================================================
                                                                   Avg
            Original                                              Life(2)    Principal       Legal
Class       Face ($)           Rating(1)  Description    Coupon   (years)    Window(2)       Status
-------------------------------------------------------------------------------------------------------
 A-1        255,000,000         Aaa/AAA       Fixed     7.10500%    5.610    11/99-07/08      Public
-------------------------------------------------------------------------------------------------------
 A-2        450,024,000         Aaa/AAA       Fixed     7.32500%    9.528    07/08-09/09      Public
-------------------------------------------------------------------------------------------------------
  B          37,928,000          Aa2/AA       Fixed     7.42500%    9.957    09/09-10/09      Public
-------------------------------------------------------------------------------------------------------
  C          37,929,000           A2/A        Fixed     7.47000%   10.022    10/09-10/09      Public
-------------------------------------------------------------------------------------------------------
  D          13,386,000          A3/A-        Fixed     7.47000%   10.022    10/09-10/09      Public
-------------------------------------------------------------------------------------------------------
  E          23,427,000         Baa2/BBB      Fixed     7.47000%   10.022    10/09-10/09      Public
-------------------------------------------------------------------------------------------------------
  F          12,271,000        Baa3/BBB-      Fixed     7.47000%   10.022    10/09-10/09      Public
-------------------------------------------------------------------------------------------------------
  G          11,155,000           (5)         Fixed     6.72000%   10.022    10/09-10/09   Private 144A
-------------------------------------------------------------------------------------------------------
  H          17,849,000           (5)         Fixed     6.72000%   10.022    10/09-10/09   Private 144A
-------------------------------------------------------------------------------------------------------
  J           4,462,000           (5)         Fixed     6.72000%   11.230    10/09-06/11   Private 144A
-------------------------------------------------------------------------------------------------------
  K           7,586,000           (5)         Fixed     6.72000%   11.704    06/11-08/11   Private 144A
-------------------------------------------------------------------------------------------------------
  L           9,816,000           (5)         Fixed     6.72000%   12.644    08/11-11/14   Private 144A
-------------------------------------------------------------------------------------------------------
  M           2,678,000           (5)         Fixed     6.72000%   15.865    11/14-05/16   Private 144A
-------------------------------------------------------------------------------------------------------
  N           2,230,000           (5)         Fixed     6.72000%   17.168    05/16-06/17   Private 144A
-------------------------------------------------------------------------------------------------------
  P           6,694,593           (5)         Fixed     6.72000%   19.077    06/17-02/20   Private 144A
-------------------------------------------------------------------------------------------------------
  X         892,435,593(3)      Aaa/AAA   Variable I/O  0.92765%    8.662(4) 11/99-02/20      Public
=======================================================================================================
Total      $892,435,593            --          --          --        --           --            --
=======================================================================================================

(1)   Ratings by Moody's and Duff & Phelps.
(2) Assuming among other things, 0% CPR, no losses and that ARD loans pay off on their Anticipated Repayment Date.
(3)   Represents notional amount on Class X.
(4)   Represents average life of notional amount of Class X.
(5)   Not offered hereby.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

  CERTAIN OFFERING POINTS

      o Newly Originated Collateral. The collateral consists of 134 Mortgage Loans with a principal balance (as of the Cut-off Date) of approximately $892.4 million. All of the Mortgage Loans were originated by affiliates of Lehman Brothers or its approved conduit originators.

      o Call Protection. 100% of the Mortgage Loans contain call protection provisions. As of the Cut-off Date, 100.00% of the Mortgage Loans provide for initial lockout period. All but one of the Mortgage Loans (0.3%) provide for defeasance following the initial lockout period. The weighted average lockout and defeasance period for all loans is 109 months. The Mortgage Loans are generally prepayable without penalty between zero to six months from Mortgage Loan maturity or Anticipated Repayment Date ("ARD"), with a weighted average open period of 2 months.

      o     Weighted average lock-out and treasury defeasance of 9.08 years.

      o     No loan delinquent 30 days or more as of the Cut-off Date.

      o     $6,659,967 average loan balance as of the Cut-off Date.

      o 1.53x Weighted Average Debt Service Coverage Ratio ("DSCR") as of the Cut-off Date.(1)

      o     63.13% Weighted Average Loan to Value ("LTV") as of the Cut-off
            Date.(1)

      o     56.17% Weighted Average Loan to Value ("LTV") at Balloon.

      o The two largest loans contributed to the Trust, the SunAmerica Center and Century City Shopping Mall, are at 43.1% LTV, 2.26x DSCR, and 47.2% LTV, 1.72x DSCR respectively.

      o Property Type Diversification. 35.8% Retail (27.9% Anchored, and 7.9% Unanchored), 30.1% Office, 17.5% Multifamily (Conventional 10.4%, Senior Housing 3.8% and Manufactured Housing 3.3%), 6.5% Industrial, 6.5% Hotel (Limited Service 3.5% and Full Service 3.0%), 2.7% Credit Tenant Lease ("CTL"), 0.4% Assisted Living, and 0.3% Self Storage.

      o Geographic Distribution. The properties are distributed throughout 28 states and Washington D.C. California (46.1%); New York (4.4%); Texas (4.2%); Washington (4.0%); Maryland (3.9%); Florida (3.6%); Arizona (3.6%), all other states less than 3.6% each. Excluding the shadow-rated loans, the California concentration is 22.2%.

      o Monthly Investor Reporting. Updated collateral summary information will be part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy information to the extent delivered by borrowers, will be available to Certificate- holders.

      o Cash Flows will be Modeled on BLOOMBERG. (Except as otherwise indicated, percentages (%) represent the principal amount of loan or loans as of the Cut-off Date (as to each loan the "Cut-off Date Balance") compared to aggregate pool balance as of the Cut-off Date (the "Initial Pool Balance"); weighted averages are weighted using Cut-off Date Balance; loans with properties in multiple states have been allocated to certain states based upon "allocated loan amounts" or appraisal amount if the loan did not have allocated loan amounts.)

            (1) Weighted Averages for Cut-off Date LTV and DSC Ratio do not include Credit Tenant Lease Loans.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                       PRIORITY AND TIMING OF CASH FLOWS*

                                [GRAPHIC OMITTED]

                         *ASSUMING 0% CPR AND NO LOSSES

RATING AGENCIES:        Moody's Investors Service, Inc. and Duff & Phelps Credit
                        Rating Co.

TRUSTEE:                LaSalle Bank, National Association

MASTER SERVICER:        First Union National Bank

SPECIAL SERVICER:       ORIX Real Estate Capital Markets, LLC ("ORIX"). Formerly
                        Banc One Mortgage Capital Markets.

CLOSING DATE:           October 14, 1999

CUT-OFF DATE:           October 1, 1999

ERISA: Classes A-1, A-2, and X are expected to be eligible for Lehman's individual prohibited transaction exemption.

SMMEA: Classes A-1, A-2, B and X are "mortgage related securities" for purposes of SMMEA.

PAYMENT: Pays on 15th of each month or, if such date is not a business day, then the following business day, commencing November 15, 1999.

CLASS X: The Class X is comprised of multiple components, one relating to each class of Principal Balance Certificates.

OPTIONAL CALL:          1% Clean-up Call.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

MORTGAGE LOANS:         The mortgage loans were originated by an affiliate of
                        Lehman Brothers, or its approved conduit originators. As of the Cut-off Date, the Mortgage Loans have a weighted average coupon ("WAC") of 8.012% and a remaining weighted average maturity ("WAM") of 111 months
                        (assuming that the ARD loans mature on their ARD date).
                        See the Collateral Overview Tables at the end of this memo for more Mortgage Loan details.

CREDIT ENHANCEMENT:     Credit enhancement for each class of Certificates will
                        be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

DISTRIBUTIONS:          Principal and interest payments will generally be made
                        to Certificateholders in the following order:
                        1)    Interest to the A Classes and X Class pro rata,
                        2)    Principal to the A-1 Class until such class is
                              retired,*
                        3)    After the A-1 Class is retired, Principal to the
                              Class A-2 until such Class is retired,
                        4)    Interest to Class B, then Principal to Class B
                              until such Class is retired,
                        5)    Interest to Class C, then Principal to Class C
                              until such Class is retired,
                        6)    Interest to Class D, then Principal to Class D
                              until such Class is retired,
                        7)    Interest to Class E, then Principal to Class E
                              until such Class is retired,
                        8)    Interest to Class F, then Principal to Class F
                              until such Class is retired,
                        9)    Interest and Principal to the Private Classes,
                              sequentially.

                        *A-1 and A-2 Classes are pro rata if Classes B through P are retired.

REALIZED LOSSES:        Realized Losses from any Mortgage Loan will be allocated
                        in reverse sequential order (i.e. Classes P, N, M, L, K,
                        J, H, G, F, E, D, C and B, in that order). If Classes B through P have been retired by losses, Realized Losses shall be applied to the then existing A Classes pro-rata.

APPRAISAL REDUCTIONS:   With respect to certain specially serviced Mortgage
                        Loans as to which an appraisal is required; (including any Mortgage Loan that becomes 60 days delinquent), an Appraisal Reduction Amount may be created, generally in the amount, if any, by which the Stated Principal
                        Balance of such Mortgage Loan, together with unadvanced interest, unreimbursed P&I advances and certain other items, exceeds 90% of the appraised value of the related
                        Mortgaged Property. The Appraisal Reduction Amount will reduce proportionately the P&I Advance for such loan, which reduction may result in a shortfall of interest to the most subordinate class of Principal Balance
                        Certificates outstanding. The Appraisal Reduction Amount will be reduced to zero as of the date the related
                        Mortgage Loan has been brought current for a specified number of months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be paid from amounts recovered from the related borrower.

MINIMUM DENOMINATIONS:

                                    Minimum         Increments
         Classes                  Denomination      Thereafter        Delivery
--------------------------------------------------------------------------------
A-1, A-2, B, C, D, E, and F          $10,000             $1              DTC
--------------------------------------------------------------------------------
            X                       $250,000             $1              DTC

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

PREPAYMENT PREMIUMS*

=============================================================================================================================
  Prepayment
    Premium      10/1/99   10/1/00   10/1/01   10/1/02   10/1/03   10/1/04   10/1/05   10/1/06   10/1/07   10/1/08   10/1/09
=============================================================================================================================
Lock-out / Def.   100.00%   100.00%   100.00%    99.70%    99.70%    99.68%    99.68%    99.64%    99.63%   100.00%   100.00%
-----------------------------------------------------------------------------------------------------------------------------
      YM              --        --        --      0.30%     0.30%     0.32%     0.32%     0.36%       --        --        --
-----------------------------------------------------------------------------------------------------------------------------
  Sub Total:      100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%    99.63%   100.00%   100.00%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
     5%               --        --        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------------
     4%               --        --        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------------
     3%               --        --        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------------
     2%               --        --        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------------
     1%               --        --        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------------
     Open             --        --        --        --        --        --        --        --      0.37%       --        --
-----------------------------------------------------------------------------------------------------------------------------
    Total:        100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
=============================================================================================================================

* % represents % of then outstanding balance as of the date shown utilizing Cut-off Date balances.

OPEN PREPAYMENT PERIOD AT END OF LOAN (i.e. Prior to Maturity Date or ARD, as applicable):

        ================================================================
        Open Period at End                                 % of Initial
             Of Loan*            Number of Loans           Pool Balance
        ================================================================
               None                     57                     43.57%
        ----------------------------------------------------------------
             1 Month                    54                     30.70%
        ----------------------------------------------------------------
             2 Months                   4                       1.15%
        ----------------------------------------------------------------
             3 Months                   18                      8.16%
        ----------------------------------------------------------------
             6 Months                   1                      16.42%
        ----------------------------------------------------------------
              Total:                   134                    100.00%
        ================================================================

           * Weighted average open period at end of loan is 2 months.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

CREDIT TENANT LEASE LOANS:

                        Credit Tenant Lease Loans are secured by mortgages on properties which are leased (each a "Credit Tenant Lease") to a tenant which possesses (or whose parent or other affiliate which guarantees the lease obligation possesses) the rating indicated in the following table. Scheduled monthly rent payments under the Credit Tenant Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Tenant Lease Loans.

                        The Credit Tenant Lease Loans generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Credit Tenant Lease property and that, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property:

                            (i) the Tenant is obligated to continue making payments;
                            (ii) the Tenant must make an offer to purchase the applicable property subject to the Credit Tenant Lease for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Tenant Lease Loan; or
                            (iii)  the Trustee on behalf of the
                                   Certificateholders will have the benefit of certain non-cancelable credit lease enhancement policies obtained to cover certain casualty and/or condemnation risks.

     Approximately 2.7% of the Mortgage Loans are Credit Tenant Lease Loans.

CREDIT TENANT LEASE LOANS:

======================================================================================
                     Number of   Cut-off Date    Lease    Credit Rating  Credit Rating
Tenant / Guarantor     Loans      Balance ($)    Type(2)    (Moody's)       (S&P)
======================================================================================
CVS                      8        $16,428,933    NNN/NN        A3              A
--------------------------------------------------------------------------------------
Walgreen                 1          3,000,000      NN          Aa3           A+(3)
--------------------------------------------------------------------------------------
Eckerd (1)               1          2,552,114      NN          A3            BBB+
--------------------------------------------------------------------------------------
Rite Aid                 1          1,093,961      NN         Baa3           BBB-
--------------------------------------------------------------------------------------
McDonald's               1            938,097      NNN         Aa2            AA
--------------------------------------------------------------------------------------
Total:                  12        $24,013,106      --          --             --
======================================================================================

(1) Based upon the rating of Eckerd's parent, JC Penney Corporation, although it has made no explicit guaranty of Eckerd's obligations.
(2)   "NNN" means triple net lease and "NN" means double net lease.
(3)   Issuer Credit Rating.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

RESERVES:

      The below table relates only to conventional Conduit loans and excludes all CTL loans as well as the two shadow-rated loans originated by Lehman's Large Loan Program.

================================================================================
                             % of Conduit Loans
                              w/Annual Escrows   Current Balance  Annual Deposit
--------------------------------------------------------------------------------
Replacement Reserves                99.49%          $  723,802      $3,233,463
--------------------------------------------------------------------------------
Taxes                               93.84%          $4,491,590      $9,210,753
--------------------------------------------------------------------------------
Insurance                           78.17%          $  672,524      $2,344,836
--------------------------------------------------------------------------------
T1 & LC (Retail)                   100.00%          $  546,822      $1,230,941
--------------------------------------------------------------------------------
TI & LC (Office)                    98.95%          $  890,348      $1,349,843
--------------------------------------------------------------------------------
TI & LC (Industrial/Warehouse)      97.37%          $  222,460      $  518,832
================================================================================

CASH MANAGEMENT:        Mortgage Loans representing 96.70% of the Initial Pool
                        Balance employ cash management systems.

             ======================================================
                                            Mortgage Pool
             ------------------------------------------------------
             Springing Lockbox       88.14% of Initial Pool Balance
             ------------------------------------------------------
             Hard Lockbox             8.56% of Initial Pool Balance
             ------------------------------------------------------
             N/A                      3.30% of Initial Pool Balance
             ======================================================

SIGNIFICANT
MORTGAGE LOANS:         There are 2 loans with a Cut-off Date principal balance
                        in excess of $100 million. Each of the large loans has been bifurcated into an A loan and a B loan. The A loan has been deposited into the Trust and will pay principal and interest to the Trust, while the B loan has been deposited into a separate trust paying interest only until Note A is retired. Investment grade rated certificates have been issued by the B loan Trust and were privately placed. The following table provides a summary of the 2 largest loans:

====================================================================================================================
                      Property     # of      Cut-off Date                Term to     Amortization
 SunAmerica Center      Type    Properties     Balance         Coupon      ARD           Term         DSCR     LTV
====================================================================================================================
      A Loan           Office       1         $146,500,000     7.935%    10 years      30 years       2.26x    43.1%
--------------------------------------------------------------------------------------------------------------------
      B Loan*          Office       1         $ 63,500,000     7.935%    10 years         --          1.63x    61.8%
====================================================================================================================
      Total /
   Weighted Avg.:        --         1         $210,000,000     7.935%    10 years      30 years        --        --
====================================================================================================================

* Privately placed

====================================================================================================================
    Century City      Property     # of      Cut-off Date                Term to     Amortization
  Shopping Center       Type    Properties     Balance         Coupon      ARD         Term (2)       DSCR     LTV
====================================================================================================================
      A Loan           Retail       1         $128,000,000     7.580%    9 years       30 years       1.72x    47.2%
--------------------------------------------------------------------------------------------------------------------
     B Loan(1)         Retail       1          $32,000,000     7.580%    9 years          --          1.40x    58.9%
====================================================================================================================
      Total /
   Weighted Avg.:        --         1         $160,000,000     7.580%    9 years       30 years        --       --
====================================================================================================================

(1)   Privately placed.
(2)   First year interest only then 30 year amortization term.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

SunAmerica Center Loan:

================================================================================
Cut-Off Date Balance:*       $146,500,000
--------------------------------------------------------------------------------
Coupon:                      7.935%
--------------------------------------------------------------------------------
Term/Am:                     10 years / 30 years
--------------------------------------------------------------------------------
Sponsors:                    Equity Office Properties Trust and JMB Realty Corp.
--------------------------------------------------------------------------------
Tenants:                     SunAmerica, Inc.; Kaye, Scholer et. al.; Bear
                             Stearns Sercurities Co.; and Morgan Stanley
                             Dean Witter
--------------------------------------------------------------------------------
Property:                    Class A office tower
--------------------------------------------------------------------------------
Location:                    Century City submarket of Los Angeles, CA
--------------------------------------------------------------------------------
Value:                       $340,000,000
--------------------------------------------------------------------------------
LTV:*                        43.1%
--------------------------------------------------------------------------------
DSCR:*                       2.26x
--------------------------------------------------------------------------------
Lockbox:                     Springing Lockbox (if DSCR falls below 1.45x)
================================================================================

* Based upon the principal balance of the A Loan.

Century City Shopping Center Loan:

================================================================================
Cut-Off Date Balance:*       $128,000,000
--------------------------------------------------------------------------------
Coupon:                      7.580%
--------------------------------------------------------------------------------
Term/Am:                     9 years (11 months IO) / 30 years
--------------------------------------------------------------------------------
Sponsor:                     Urban Shopping Centers, Inc.
--------------------------------------------------------------------------------
Anchors:                     Bloomingdale's and Macy's
--------------------------------------------------------------------------------
1998 In-Line Sales:          $580 per square foot
--------------------------------------------------------------------------------
Cost of Occupancy:           15.1% (excluding Gelson's Market)
--------------------------------------------------------------------------------
Property:                    784,002 square foot mall consisting of twelve
                             single and multi-level interconnected buildings.
--------------------------------------------------------------------------------
Location:                    Century City submarket of Los Angeles, CA
--------------------------------------------------------------------------------
Value:                       $271,200,000
--------------------------------------------------------------------------------
LTV:*                        47.2%
--------------------------------------------------------------------------------
DSCR:*                       1.72x
--------------------------------------------------------------------------------
Lockbox:                     Springing (if DSCR falls below 1.25x)
================================================================================

*     Based on principal balance of the A Loan.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

ANTICIPATED REPAYMENT DATE LOANS:

                        Mortgage Loans representing 30.76% of the Initial Pool Balance provided that if the unamortized principal amount thereof is not repaid on a date (the "Anticipated Repayment Date") set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow generated by the Mortgaged Property (as determined in the related Mortgage) to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment on or after the Anticipated Repayment Date. For purposes of analysis and presentation, such loans are assumed to pay off at the ARD and are treated like balloon loans that mature on the ARD.

DETAILED MONTHLY INVESTOR REPORTING:

                        Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy data, to the extent delivered by the borrowers, will be available to Certificate holders through the Trustee. The following is a list of all the reports that will be available to Certificate holders:

            Name of Report                               Description (information provided)
-----------------------------------------------------------------------------------------------------------
1     Remittance Report                         Principal and interest distributions, principal balances
-----------------------------------------------------------------------------------------------------------
2     Mortgage Loan Status Report               Portfolio stratifications
-----------------------------------------------------------------------------------------------------------
3     Comparative Financial Status Report       Revenue, NOI, DSCR to the extent available
-----------------------------------------------------------------------------------------------------------
4     Delinquent Loan Status Report             Listing of delinquent mortgage loans
-----------------------------------------------------------------------------------------------------------
5     Historical Loan Modification Report       Information on modified mortgage loans
-----------------------------------------------------------------------------------------------------------
6     Historical Loss Estimate Report           Liquidation proceeds, expenses, and realized losses
-----------------------------------------------------------------------------------------------------------
7     REO Status Report                         NOI and value of REO
-----------------------------------------------------------------------------------------------------------
8     Watch List                                Listing of loans in jeopardy of becoming Specially Serviced
-----------------------------------------------------------------------------------------------------------
9     Loan Payoff Notification Report           Listing of loans where borrower has requested a pay-off statement

ADVANCING:              The Master Servicer will be obligated to make advances
                        of scheduled principal and interest payments (excluding balloon payments and subject to reduction for Appraisal
                        Reduction Amounts) and certain servicing expenses
                        ("Advances"), to the extent that such Advances are deemed to be recoverable out of collections on the related loan. If the Master Servicer fails to make a required Advance, the Trustee will be obligated to make such advances.

CONTROLLING CLASS:      A majority of Certificate holders of the Controlling
                        Class, which will generally be the most subordinate class with a Certificate Balance outstanding that is at least 25% of the initial Certificate Balance of such Class will, subject to certain limitations, be entitled to replace the Special Servicer.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

SPECIAL SERVICES        The Pooling and Servicing Agreement will generally
FLEXIBILITY             permit the Special Servicer to modify, waive or amend
                        any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard, that it is appropriate to do so and (b) among other things, such modification, waiver or amendment will not, subject to certain exceptions:

                            (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan;
                            (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period;
                            (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment, or;
                            (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

       GENERAL CHARACTERISTICS                         PROPERTY TYPES
=======================================    =====================================
                                                Property       % of Initial Pool
     Characteristics                              Types            Balance
=======================================    =====================================
   Initial Pool Balance    $892,435,594          Retail              35.8%
---------------------------------------    -------------------------------------
     Number of Loans            134              Office              30.1
---------------------------------------    -------------------------------------
        Gross WAC             8.012%          Multifamily*           17.5
---------------------------------------    -------------------------------------
       Original WAM         113 months         Industrial             6.5
---------------------------------------    -------------------------------------
      Remaining WAM         111 months            Hotel               6.5
---------------------------------------    -------------------------------------
    Avg. Loan Balance       $6,659,967             CTL                2.7
---------------------------------------    -------------------------------------
         WA DSCR*              1.53x         Assisted Living          0.4
---------------------------------------    -------------------------------------
WA Cut-off Date LTV Ratio*    63.13%          Self Storage            0.3
---------------------------------------    =====================================
   Balloon or ARD Loans       98.25%             Total:             100.00%
=======================================    =====================================

*      Excludes CTL loans                  *      Includes Manufactured Housing
                                                  and Senior Housing.

                         DEAL SUMMARY BY PROPERTY TYPE

====================================================================================================================================
                                   Aggregate        % of         Average      Gross    Rem.    WA                   WA
                           # of   Cut-off Date   Initial Pool  Cut-off Date    WAC     WAM    LTV        WA     Occupancy    Balloon
     Property Type        Loans    Balance ($)     Balance      Balance ($)    (%)    (mos)  Ratio(1)  DSCR(1)   Rate(%)(2)      %
====================================================================================================================================
Retail                      38     $319,795,423     35.8%        $8,415,669   7.840%   109    60.89%    1.48x      95.19%    100.00%
------------------------------------------------------------------------------------------------------------------------------------
     Anchored               18     $249,188,701     27.9%       $13,843,817   7.790%   109    58.03%    1.51x      95.01%    100.00%
------------------------------------------------------------------------------------------------------------------------------------
     Unanchored             20      $70,606,722      7.9%        $3,530,336   8.000%   108    70.96%    1.35x      95.81%    100.00%
------------------------------------------------------------------------------------------------------------------------------------
Office                      23     $268,938,637     30.1%       $11,692,984   8.060%   107    55.66%    1.82x      98.01%    100.00%
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                 36     $156,526,878     17.5%        $4,347,969   7.980%   109    75.09%    1.27x      93.93%    100.00%
------------------------------------------------------------------------------------------------------------------------------------
     Conventional           20      $92,934,101     10.4%        $4,646,705   7.830%   107    76.65%    1.26x      96.30%    100.00%
------------------------------------------------------------------------------------------------------------------------------------
     Senior Housing         3       $33,995,365      3.8%       $11,331,788   8.200%   119    72.13%    1.30x      89.55%    100.00%
------------------------------------------------------------------------------------------------------------------------------------
     Manuf'd Housing        13      $29,597,412      3.3%        $2,276,724   8.170%   104    73.61%    1.28x      91.51%    100.00%
------------------------------------------------------------------------------------------------------------------------------------
Industrial                  15      $58,219,491      6.5%        $3,881,299   8.180%   112    71.32%    1.26x      95.76%    100.00%
------------------------------------------------------------------------------------------------------------------------------------
Hotel                       8       $58,047,421      6.5%        $7,255,928   8.590%    95    68.62%    1.41x       N/A      100.00%
------------------------------------------------------------------------------------------------------------------------------------
     Limited Service        6       $30,962,952      3.5%        $5,160,492   8.780%   118    69.25%    1.40x       N/A      100.00%
------------------------------------------------------------------------------------------------------------------------------------
     Full Service           2       $27,084,469      3.0%       $13,542,235   8.360%    70    67.91%    1.42x       N/A      100.00%
------------------------------------------------------------------------------------------------------------------------------------
CTL                         12      $24,013,106      2.7%        $2,001,092   8.060%   236      N/A      N/A      100.00%     35.02%
------------------------------------------------------------------------------------------------------------------------------------
Assisted Living             1        $3,915,029      0.4%        $3,915,029   8.700%   117    69.91%    1.47x      94.34%    100.00%
------------------------------------------------------------------------------------------------------------------------------------
Self Storage                1        $2,979,609      0.3%        $2,979,609   8.220%    58    74.86%    1.38x      95.28%    100.00%
====================================================================================================================================
Total / Avg. / Wtd.Avg.:   134     $892,435,594    100.00%       $6,659,967   8.012%   111    63.13%    1.53x      96.03%     98.25%
====================================================================================================================================

(1)    Excludes credit tenant lease loans.
(2)    Excludes hotels.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                       LOAN SIZE DISTRIBUTION

======================================================================
Cut-off Date Balance Ranges       # of            % of Initial
            ($)                   Loans           Pool Balance
======================================================================
       0.01-2,000,000              35                 5.50%
----------------------------------------------------------------------
    2,000,001-4,000,000            42                12.98
----------------------------------------------------------------------
    4,000,001-6,000,000            19                10.22
----------------------------------------------------------------------
    6,000,001-8,000,000            13                10.14
----------------------------------------------------------------------
    8,000,001-10,000,000            9                 8.96
----------------------------------------------------------------------
   10,000,001-12,000,000            6                 7.16
----------------------------------------------------------------------
   12,000,001-14,000,000            3                 4.35
----------------------------------------------------------------------
   14,000,001-16,000,000            2                 3.45
----------------------------------------------------------------------
   16,000,001-18,000,000            1                 1.86
----------------------------------------------------------------------
   20,000,001-22,000,000            2                 4.63
----------------------------------------------------------------------
  126,000,001-128,000,000           1                14.34
----------------------------------------------------------------------
  146,000,001-148,000,000           1                16.42
======================================================================
           Total:                  134              100.00%
======================================================================

Min.: $483,307
Max.: $146,500,000
Avg.: $6,659,967

            GROSS RATE DISTRIBUTION

================================================
Gross Rate Ranges      # of       % of Initial
       (%)             Loans      Pool Balance
================================================
   7.001-7.250           1            0.22%
------------------------------------------------
   7.251-7.500           5            4.97
------------------------------------------------
   7.501-7.750          11           18.22
------------------------------------------------
   7.751-8.000          28           29.26
------------------------------------------------
   8.001-8.250          43           29.12
------------------------------------------------
   8.251-8.500          26            9.08
------------------------------------------------
   8.501-8.750          11            3.82
------------------------------------------------
   8.751-9.000           8            4.72
------------------------------------------------
   9.001-9.250           1            0.59
================================================
     Total:             134         100.00%
================================================

Min.: 7.060%
Max.: 9.080%
Wtd. Avg.:8.012%

       REMAINING TERM TO MATURITY (1)

===========================================
                # of          % of Initial
  Months        Loans         Pool Balance
===========================================
   49-60         10              8.16%
-------------------------------------------
   73-84         11              9.88
-------------------------------------------
  97-108          4             16.56
-------------------------------------------
  109-120        93             60.76
-------------------------------------------
  133-144         4              1.95
-------------------------------------------
  217-228         1              0.23
-------------------------------------------
  229-240         9              1.87
-------------------------------------------
  241-252         2              0.59
===========================================
  Total:         134           100.00%
===========================================

(1)    Assumes ARD Loans payoff on their Anticipated Repayment Date
Min.: 55 months
Max.: 244 months
Wtd. Avg.: 111 months

       REMAINING TERM TO MATURITY (1)

===========================================
                # of          % of Initial
  Months        Loans         Pool Balance
===========================================
  229-240        11               2.87%
-------------------------------------------
  241-252         2               0.56
-------------------------------------------
  265-288         3               0.71
-------------------------------------------
  289-300        20              12.71
-------------------------------------------
  313-324         4               1.20
-------------------------------------------
  325-336         2               2.53
-------------------------------------------
  337-348         2               1.33
-------------------------------------------
  349-360        90              78.09
-------------------------------------------
  Total:         134            100.00%
===========================================

(1)    Assumes ARD Loans payoff on their Anticipated Repayment Date
Min.: 230 months
Max.: 360 months
Wtd. Avg.: 345 months


                                  Page 13 of 15

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

     DEBT SERVICE COVERAGE RATIOS (DSCR)(1)

=================================================
  Cut-off Date         # of        % of Initial
 DSCR Ranges (x)       Loans       Pool Balance
=================================================
      =< 1.20            1             1.21%
-------------------------------------------------
    1.21-1.25           15             9.42
-------------------------------------------------
    1.26-1.30           48            29.80
-------------------------------------------------
    1.31-1.35           21             8.61
-------------------------------------------------
    1.36-1.40           23            12.12
-------------------------------------------------
    1.41-1.45            9             6.15
-------------------------------------------------
    1.46-1.50            2             0.81
-------------------------------------------------
    1.51-1.55            1             0.28
-------------------------------------------------
    1.71-1.75            1            14.74
-------------------------------------------------
     2.26 >=             1            16.87
=================================================
     Total:             122          100.00%
=================================================

(1)    Excludes CTL Loans
Min.: 1.20x
Max.: 2.26x
Wtd. Avg.:1.53x

           LOAN TO VALUE  RATIOS (LTV)(1)

===================================================
  Cut-Off Date           # of         % of Initial
 LTV Ranges (%)         Loans         Pool Balance
===================================================
   40.01-45.00            1              16.87%
---------------------------------------------------
   45.01-50.00            2              14.91
---------------------------------------------------
   55.01-60.00            7               5.61
---------------------------------------------------
   60.01-65.00            6               1.98
---------------------------------------------------
   65.01-70.00            25             13.44
---------------------------------------------------
   70.01-75.00            56             32.07
---------------------------------------------------
   75.01-80.00            24             14.73
---------------------------------------------------
   80.01-85.00            1               0.38
===================================================
     Total:              122            100.00%
===================================================

(1)    Excludes CTL Loans
Min.: 43.09%
Max.: 80.43%
Wtd. Avg.: 63.13%

                   OCCUPANCY RATES(1)

==========================================================
 Cut-off Date Occupancy       # of           % of Initial
       Ranges (%)             Loans          Pool Balance
==========================================================
       65.1-70.0                1               0.06%
----------------------------------------------------------
       70.1-75.0                2               0.43
----------------------------------------------------------
       75.1-80.0                1               0.09
----------------------------------------------------------
       80.1-85.0                7               5.63
----------------------------------------------------------
       85.1-90.0               11               7.24
----------------------------------------------------------
       90.1-95.0               22              11.92
----------------------------------------------------------
        95.1 >=                82              74.64
==========================================================
         Total                 126            100.00
==========================================================

(1)    Excluding Hotel Loans
Min.: 66.25%
Max.: 100.00%
Wtd. Avg.: 96.03%

         MATURITY DATE/ARD LOAN TO VALUE(1)

===================================================
 Cut-Off Date Balloon     # of        % of Initial
   LTV Ranges (%)         Loans       Pool Balance
===================================================
     30.01-35.00            1             0.17%
---------------------------------------------------
     35.01-40.00            1            16.87
---------------------------------------------------
     40.01-45.00            1            14.74
---------------------------------------------------
     45.01-50.00            4             1.26
---------------------------------------------------
     50.01-55.00            8             6.12
---------------------------------------------------
     55.01-60.00           15             8.04
---------------------------------------------------
     60.01-65.00           30            17.44
---------------------------------------------------
     65.01-70.00           46            23.93
---------------------------------------------------
     70.01-75.00           15            10.90
---------------------------------------------------
     75.01-80.00            1             0.52
===================================================
        Total              122          100.00%
===================================================

(1)    Excluding CTL Loans
Min.: 32.83%
Max.: 76.54%
Wtd. Avg.: 56.17%


                                  Page 14 of 15

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                             GEOGRAPHIC DISTRIBUTION

======================================   =======================================
                 # of     % of Initial                     # of     % of Initial
     State     roperties  Pool Balance        State     Properties  Pool Balance
======================================   =======================================
  California      31         46.15%*     Washington D.C.     1         1.31
--------------------------------------   ---------------------------------------
   New York       12          4.36          Tennessee       10         1.31
--------------------------------------   ---------------------------------------
     Texas        11          4.21            Nevada         1         1.10
--------------------------------------   ---------------------------------------
  Washington      3           4.01           Indiana         2         1.01
--------------------------------------   ---------------------------------------
   Maryland       9           3.86            Idaho          1         0.93
--------------------------------------   ---------------------------------------
    Florida       7           3.64           Alabama         2         0.74
--------------------------------------   ---------------------------------------
    Arizona       9           3.63        Massachusetts      3         0.74
--------------------------------------   ---------------------------------------
   Virginia       8           3.26           Colorado        3         0.63
--------------------------------------   ---------------------------------------
South Carolina    7           3.06           Delaware        1         0.59
--------------------------------------   ---------------------------------------
  New Jersey      3           2.98             Iowa          1         0.43
--------------------------------------   ---------------------------------------
    Georgia       8           2.69           Oklahoma        1         0.37
--------------------------------------   ---------------------------------------
   Michigan       4           2.43         Connecticut       1         0.35
--------------------------------------   ---------------------------------------
North Carolina    4           2.40         North Dakota      1         0.11
--------------------------------------   ---------------------------------------
 Pennsylvania     5           1.98        West Virginia      1         0.06
--------------------------------------   =======================================
   Missouri       1           1.67            Total:        151       100.00%
======================================   =======================================

* 22.2% of the Conduit Component of the mortgage pool is located in California.

                      =======================================
                                                % of Initial
                          Loan Type             Pool Balance
                      =======================================
                           Balloon                 67.49%
                      ---------------------------------------
                           ARD Loan                30.76
                      ---------------------------------------
                       Fully Amortizing             1.75
                      ---------------------------------------
                            Total:                100.00%
                      =======================================


                                  Page 15 of 15

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT). Page 9 of 1 THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Annex C-1-1

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class A-1 Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)                 0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ----------------      ----------------       ----------------      ----------------       ----------------
                           CBE  Modified         CBE  Modified          CBE  Modified         CBE  Modified          CBE  Modified
                         Yield  Duration       Yield  Duration        Yield  Duration       Yield  Duration        Yield  Duration
                           (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)
        99.24           7.205%      4.41      7.205%      4.41       7.205%      4.41      7.205%      4.40       7.205%      4.39
        99.28           7.177%      4.41      7.177%      4.41       7.177%      4.41      7.177%      4.41       7.177%      4.39
       100.00           7.148%      4.41      7.148%      4.41       7.148%      4.41      7.148%      4.41       7.148%      4.40
       100.04           7.120%      4.41      7.120%      4.41       7.120%      4.41      7.120%      4.41       7.120%      4.40
       100.08           7.092%      4.41      7.092%      4.41       7.092%      4.41      7.092%      4.41       7.092%      4.40
       100.12           7.064%      4.42      7.064%      4.42       7.064%      4.41      7.064%      4.41       7.063%      4.40
       100.16           7.036%      4.42      7.036%      4.42       7.036%      4.42      7.035%      4.42       7.035%      4.40
       100.20           7.007%      4.42      7.007%      4.42       7.007%      4.42      7.007%      4.42       7.007%      4.40
       100.24           6.979%      4.42      6.979%      4.42       6.979%      4.42      6.979%      4.42       6.979%      4.41
       100.28           6.951%      4.42      6.951%      4.42       6.951%      4.42      6.951%      4.42       6.951%      4.41
       101.00           6.923%      4.43      6.923%      4.43       6.923%      4.42      6.923%      4.42       6.922%      4.41
       101.04           6.896%      4.43      6.896%      4.43       6.895%      4.43      6.895%      4.43       6.894%      4.41
       101.08           6.868%      4.43      6.868%      4.43       6.868%      4.43      6.868%      4.43       6.867%      4.41

Weighted  Average
   Life (yrs.)            5.61                  5.61                   5.61                  5.61                   5.59

First Principal
Payment Date         15-Nov-99             15-Nov-99              15-Nov-99             15-Nov-99              15-Nov-99

Last Principal
Payment Date       15-Jul-2008           15-Jul-2008            15-Jul-2008           15-Jul-2008            15-Jul-2008

Annex C-1-2

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class A-2 Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)                 0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ----------------      ----------------       ----------------      ----------------       ----------------
                           CBE  Modified         CBE  Modified          CBE  Modified         CBE  Modified          CBE  Modified
                         Yield  Duration       Yield  Duration        Yield  Duration       Yield  Duration        Yield  Duration
                           (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)
        99.24           7.433%      6.65      7.433%      6.64       7.433%      6.64      7.433%      6.63       7.433%      6.60
        99.28           7.414%      6.65      7.414%      6.65       7.414%      6.64      7.414%      6.64       7.414%      6.60
       100.00           7.395%      6.65      7.395%      6.65       7.395%      6.65      7.395%      6.64       7.395%      6.61
       100.04           7.376%      6.65      7.376%      6.65       7.376%      6.65      7.376%      6.64       7.376%      6.61
       100.08           7.357%      6.66      7.357%      6.65       7.357%      6.65      7.357%      6.64       7.357%      6.61
       100.12           7.339%      6.66      7.339%      6.66       7.339%      6.65      7.339%      6.65       7.338%      6.61
       100.16           7.320%      6.66      7.320%      6.66       7.320%      6.65      7.320%      6.65       7.319%      6.62
       100.20           7.301%      6.66      7.301%      6.66       7.301%      6.66      7.301%      6.65       7.301%      6.62
       100.24           7.283%      6.67      7.283%      6.66       7.283%      6.66      7.283%      6.65       7.282%      6.62
       100.28           7.264%      6.67      7.264%      6.67       7.264%      6.66      7.264%      6.66       7.263%      6.62
       101.00           7.246%      6.67      7.246%      6.67       7.246%      6.66      7.245%      6.66       7.244%      6.63
       101.04           7.227%      6.67      7.227%      6.67       7.227%      6.67      7.227%      6.66       7.226%      6.63
       101.08           7.209%      6.68      7.209%      6.67       7.209%      6.67      7.208%      6.66       7.207%      6.63

Weighted  Average
   Life (yrs.)            9.53                  9.52                   9.51                  9.50                   9.43

First Principal
Payment Date       15-Jul-2008           15-Jul-2008            15-Jul-2008           15-Jul-2008            15-Jul-2008

Last Principal
Payment Date       15-Sep-2009           15-Sep-2009            15-Sep-2009           15-Sep-2009            15-Aug-2009

Annex C-1-3

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class B Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)                 0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ----------------      ----------------       ----------------      ----------------       ----------------
                           CBE  Modified         CBE  Modified          CBE  Modified         CBE  Modified          CBE  Modified
                         Yield  Duration       Yield  Duration        Yield  Duration       Yield  Duration        Yield  Duration
                           (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)
        99.08           7.609%      6.81      7.609%      6.80       7.609%      6.80      7.609%      6.80       7.609%      6.76
        99.12           7.590%      6.81      7.590%      6.81       7.590%      6.81      7.590%      6.81       7.591%      6.77
        99.16           7.572%      6.82      7.572%      6.81       7.572%      6.81      7.572%      6.81       7.572%      6.77
        99.20           7.554%      6.82      7.554%      6.81       7.554%      6.81      7.554%      6.81       7.554%      6.77
        99.24           7.535%      6.82      7.535%      6.81       7.535%      6.81      7.535%      6.81       7.535%      6.77
        99.28           7.517%      6.82      7.517%      6.82       7.517%      6.82      7.517%      6.82       7.517%      6.78
       100.00           7.499%      6.83      7.499%      6.82       7.499%      6.82      7.499%      6.82       7.498%      6.78
       100.04           7.480%      6.83      7.480%      6.82       7.480%      6.82      7.480%      6.82       7.480%      6.78
       100.08           7.462%      6.83      7.462%      6.82       7.462%      6.82      7.462%      6.82       7.462%      6.78
       100.12           7.444%      6.83      7.444%      6.83       7.444%      6.83      7.444%      6.83       7.443%      6.79
       100.16           7.426%      6.84      7.426%      6.83       7.426%      6.83      7.426%      6.83       7.425%      6.79
       100.20           7.408%      6.84      7.407%      6.83       7.407%      6.83      7.407%      6.83       7.407%      6.79
       100.24           7.389%      6.84      7.389%      6.83       7.389%      6.83      7.389%      6.83       7.388%      6.80

Weighted  Average
   Life (yrs.)            9.96                  9.94                   9.94                  9.94                   9.86

First Principal
Payment Date       15-Sep-2009           15-Sep-2009            15-Sep-2009           15-Sep-2009            15-Aug-2009

Last Principal
Payment Date       15-Oct-2009           15-Sep-2009            15-Sep-2009           15-Sep-2009            15-Aug-2009

Annex C-1-4

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class C Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)                 0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ----------------      ----------------       ----------------      ----------------       ----------------
                           CBE  Modified         CBE  Modified          CBE  Modified         CBE  Modified          CBE  Modified
                         Yield  Duration       Yield  Duration        Yield  Duration       Yield  Duration        Yield  Duration
                           (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)
       98.08            7.803%      6.81      7.803%      6.80       7.804%      6.78      7.804%      6.77       7.805%      6.74
       98.12            7.785%      6.81      7.785%      6.80       7.785%      6.78      7.786%      6.77       7.786%      6.75
       98.16            7.766%      6.81      7.766%      6.80       7.767%      6.79      7.767%      6.77       7.768%      6.75
       98.20            7.747%      6.81      7.747%      6.81       7.748%      6.79      7.748%      6.78       7.749%      6.75
       98.24            7.729%      6.82      7.729%      6.81       7.729%      6.79      7.730%      6.78       7.730%      6.75
       98.28            7.710%      6.82      7.710%      6.81       7.711%      6.80      7.711%      6.78       7.711%      6.76
       99.00            7.692%      6.82      7.692%      6.82       7.692%      6.80      7.692%      6.78       7.693%      6.76
       99.04            7.673%      6.82      7.673%      6.82       7.674%      6.80      7.674%      6.79       7.674%      6.76
       99.08            7.655%      6.83      7.655%      6.82       7.655%      6.80      7.655%      6.79       7.655%      6.76
       99.12            7.636%      6.83      7.636%      6.82       7.637%      6.81      7.637%      6.79       7.637%      6.77
       99.16            7.618%      6.83      7.618%      6.83       7.618%      6.81      7.618%      6.79       7.618%      6.77
       99.20            7.600%      6.83      7.600%      6.83       7.600%      6.81      7.600%      6.80       7.600%      6.77
       99.24            7.581%      6.84      7.581%      6.83       7.581%      6.81      7.581%      6.80       7.581%      6.78

Weighted  Average
   Life (yrs.)           10.02                 10.01                   9.97                  9.94                   9.89

First Principal
Payment Date       15-Oct-2009           15-Sep-2009            15-Sep-2009           15-Sep-2009            15-Aug-2009

Last Principal
Payment Date       15-Oct-2009           15-Oct-2009            15-Oct-2009           15-Sep-2009            15-Sep-2009

Annex C-1-5

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class D Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------


Price (32nds)                 0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ----------------      ----------------       ----------------      ----------------       ----------------
                           CBE  Modified         CBE  Modified          CBE  Modified         CBE  Modified          CBE  Modified
                         Yield  Duration       Yield  Duration        Yield  Duration       Yield  Duration        Yield  Duration
                           (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)
       96.16            8.068%      6.77      8.068%      6.77       8.068%      6.77      8.069%      6.74       8.070%      6.73
       96.24            8.030%      6.77      8.030%      6.77       8.030%      6.77      8.031%      6.75       8.032%      6.73
       97.00            7.992%      6.78      7.992%      6.78       7.992%      6.78      7.993%      6.75       7.994%      6.74
       97.08            7.954%      6.78      7.954%      6.78       7.954%      6.78      7.955%      6.76       7.956%      6.75
       97.16            7.916%      6.79      7.916%      6.79       7.916%      6.79      7.917%      6.77       7.918%      6.75
       97.24            7.878%      6.79      7.878%      6.79       7.878%      6.79      7.879%      6.77       7.880%      6.76
       98.00            7.841%      6.80      7.841%      6.80       7.841%      6.80      7.842%      6.78       7.842%      6.76
       98.08            7.803%      6.81      7.803%      6.81       7.803%      6.81      7.804%      6.78       7.804%      6.77
       98.16            7.766%      6.81      7.766%      6.81       7.766%      6.81      7.767%      6.79       7.767%      6.77
       98.24            7.729%      6.82      7.729%      6.82       7.729%      6.82      7.729%      6.79       7.730%      6.78
       99.00            7.692%      6.82      7.692%      6.82       7.692%      6.82      7.692%      6.80       7.692%      6.78
       99.08            7.655%      6.83      7.655%      6.83       7.655%      6.83      7.655%      6.80       7.655%      6.79
       99.16            7.618%      6.83      7.618%      6.83       7.618%      6.83      7.618%      6.81       7.618%      6.79

Weighted  Average
   Life (yrs.)           10.02                 10.02                  10.02                  9.97                   9.94

First Principal
Payment Date       15-Oct-2009           15-Oct-2009            15-Oct-2009           15-Sep-2009            15-Sep-2009

Last Principal
Payment Date       15-Oct-2009           15-Oct-2009            15-Oct-2009           15-Oct-2009            15-Sep-2009

Annex C-1-6

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class E Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)                 0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ----------------      ----------------       ----------------      ----------------       ----------------
                           CBE  Modified         CBE  Modified          CBE  Modified         CBE  Modified          CBE  Modified
                         Yield  Duration       Yield  Duration        Yield  Duration       Yield  Duration        Yield  Duration
                           (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)
       93.16            8.536%      6.70      8.536%      6.70       8.536%      6.70      8.536%      6.70       8.541%      6.66
       93.24            8.496%      6.70      8.496%      6.70       8.496%      6.70      8.496%      6.70       8.501%      6.67
       94.00            8.457%      6.71      8.457%      6.71       8.457%      6.71      8.457%      6.71       8.462%      6.67
       94.08            8.417%      6.72      8.417%      6.72       8.417%      6.72      8.417%      6.72       8.422%      6.68
       94.16            8.378%      6.72      8.378%      6.72       8.378%      6.72      8.378%      6.72       8.382%      6.68
       94.24            8.339%      6.73      8.339%      6.73       8.339%      6.73      8.339%      6.73       8.343%      6.69
       95.00            8.300%      6.73      8.300%      6.73       8.300%      6.73      8.300%      6.73       8.304%      6.70
       95.08            8.261%      6.74      8.261%      6.74       8.261%      6.74      8.261%      6.74       8.264%      6.70
       95.16            8.222%      6.74      8.222%      6.74       8.222%      6.74      8.222%      6.74       8.225%      6.71
       95.24            8.183%      6.75      8.183%      6.75       8.183%      6.75      8.183%      6.75       8.186%      6.71
       96.00            8.144%      6.76      8.144%      6.76       8.144%      6.76      8.144%      6.76       8.148%      6.72
       96.08            8.106%      6.76      8.106%      6.76       8.106%      6.76      8.106%      6.76       8.109%      6.72
       96.16            8.068%      6.77      8.068%      6.77       8.068%      6.77      8.068%      6.77       8.070%      6.73

Weighted  Average
   Life (yrs.)           10.02                 10.02                  10.02                 10.02                   9.94

First Principal
Payment Date       15-Oct-2009           15-Oct-2009            15-Oct-2009           15-Oct-2009            15-Sep-2009

Last Principal
Payment Date       15-Oct-2009           15-Oct-2009            15-Oct-2009           15-Oct-2009            15-Sep-2009

Annex C-1-7

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class F Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)                 0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ----------------      ----------------       ----------------      ----------------       ----------------
                           CBE  Modified         CBE  Modified          CBE  Modified         CBE  Modified          CBE  Modified
                         Yield  Duration       Yield  Duration        Yield  Duration       Yield  Duration        Yield  Duration
                           (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)
       88.00            9.449%      6.57      9.449%      6.57       9.449%      6.57      9.449%      6.57       9.459%      6.53
       88.08            9.406%      6.57      9.406%      6.57       9.406%      6.57      9.406%      6.57       9.416%      6.54
       88.16            9.363%      6.58      9.363%      6.58       9.363%      6.58      9.363%      6.58       9.373%      6.54
       88.24            9.320%      6.59      9.320%      6.59       9.320%      6.59      9.320%      6.59       9.330%      6.55
       89.00            9.277%      6.59      9.277%      6.59       9.277%      6.59      9.277%      6.59       9.287%      6.56
       89.08            9.235%      6.60      9.235%      6.60       9.235%      6.60      9.235%      6.60       9.244%      6.56
       89.16            9.193%      6.60      9.193%      6.60       9.193%      6.60      9.193%      6.60       9.202%      6.57
       89.24            9.150%      6.61      9.150%      6.61       9.150%      6.61      9.150%      6.61       9.159%      6.57
       90.00            9.108%      6.62      9.108%      6.62       9.108%      6.62      9.108%      6.62       9.117%      6.58
       90.08            9.067%      6.62      9.067%      6.62       9.067%      6.62      9.067%      6.62       9.075%      6.59
       90.16            9.025%      6.63      9.025%      6.63       9.025%      6.63      9.025%      6.63       9.033%      6.59
       90.24            8.983%      6.63      8.983%      6.63       8.983%      6.63      8.983%      6.63       8.991%      6.60
       91.00            8.942%      6.64      8.942%      6.64       8.942%      6.64      8.942%      6.64       8.950%      6.60

Weighted  Average
   Life (yrs.)           10.02                 10.02                  10.02                 10.02                   9.94

First Principal
Payment Date       15-Oct-2009           15-Oct-2009            15-Oct-2009           15-Oct-2009            15-Sep-2009

Last Principal
Payment Date       15-Oct-2009           15-Oct-2009            15-Oct-2009           15-Oct-2009            15-Sep-2009

Annex C-1-8

  Weighted Average Life, First Principal Payment Date, Last Principal Payment
          Date, and Pre-Tax Yield to Maturity of Class X Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)           0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------      -----------           -----------            -----------           -----------            -----------
                           CBE                   CBE                    CBE                   CBE                    CBE
                         Yield                 Yield                  Yield                 Yield                  Yield
                           (%)                   (%)                    (%)                   (%)                    (%)
       4.04            11.714%               11.707%                11.699%               11.686%                11.589%
       4.06            11.301%               11.295%                11.286%               11.273%                11.176%
       4.08            10.899%               10.892%                10.884%               10.871%                10.772%
       4.10            10.506%               10.499%                10.491%               10.477%                10.378%
       4.12            10.123%               10.116%                10.107%               10.094%                 9.993%
       4.14             9.748%                9.741%                 9.732%                9.719%                 9.617%
       4.16             9.382%                9.375%                 9.366%                9.352%                 9.250%
       4.18             9.024%                9.017%                 9.007%                8.994%                 8.891%
       4.20             8.673%                8.666%                 8.657%                8.643%                 8.540%
       4.22             8.331%                8.324%                 8.314%                8.300%                 8.196%
       4.24             7.995%                7.988%                 7.979%                7.965%                 7.860%
       4.26             7.667%                7.660%                 7.650%                7.636%                 7.530%
       4.28             7.346%                7.338%                 7.329%                7.314%                 7.208%

Weighted  Average
   Life (yrs.)            8.66                  8.66                   8.65                  8.64                   8.59

First Principal
Payment Date         15-Nov-99             15-Nov-99              15-Nov-99             15-Nov-99              15-Nov-99

Last Principal
Payment Date       15-Feb-2020           15-Feb-2020            15-Feb-2020           15-Feb-2020            15-Feb-2020

Annex C-2-1

  Percentages of the Initial Certificate Balance of the Class A-1 Certificates

                                            0% CPR During LOP, YMP or Declining Premium -
                                                       Otherwise at Indicated CPR
                                      ---------------------------------------------------------
Distribution Date                     0% CPR      25% CPR      50% CPR      75% CPR    100% CPR
Closing Date........................    100%         100%         100%         100%        100%
October 2000........................      97           97           97           97          97
October 2001........................      94           94           94           94          94
October 2002........................      90           90           90           90          90
October 2003........................      86           86           86           86          86
October 2004........................      55           55           55           55          55
October 2005........................      50           50           50           50          50
October 2006........................      13           13           13           13          13
October 2007........................       9            9            9            9           9
October 2008 and thereafter.........       0            0            0            0           0

Weighted Average Life (in years)....    5.61         5.61         5.61         5.61        5.59

Annex C-2-2

  Percentages of the Initial Certificate Balance of the Class A-2 Certificates

                                            0% CPR During LOP, YMP or Declining Premium -
                                                       Otherwise at Indicated CPR
                                      ---------------------------------------------------------
Distribution Date                     0% CPR      25% CPR      50% CPR      75% CPR    100% CPR
Closing Date........................    100%         100%         100%         100%        100%
October 2000........................     100          100          100          100         100
October 2001........................     100          100          100          100         100
October 2002........................     100          100          100          100         100
October 2003........................     100          100          100          100         100
October 2004........................     100          100          100          100         100
October 2005........................     100          100          100          100         100
October 2006........................     100          100          100          100         100
October 2007........................     100          100          100          100         100
October 2008........................      73           73           73           73          73
October 2009 and thereafter.........       0            0            0            0           0

Weighted Average Life (in years)....    9.53         9.52         9.51         9.50        9.43

Annex C-2-3

   Percentages of the Initial Certificate Balance of the Class B Certificates

                                            0% CPR During LOP, YMP or Declining Premium -
                                                       Otherwise at Indicated CPR
                                      ---------------------------------------------------------
Distribution Date                     0% CPR      25% CPR      50% CPR      75% CPR    100% CPR
Closing Date........................    100%         100%         100%         100%        100%
October 2000........................     100          100          100          100         100
October 2001........................     100          100          100          100         100
October 2002........................     100          100          100          100         100
October 2003........................     100          100          100          100         100
October 2004........................     100          100          100          100         100
October 2005........................     100          100          100          100         100
October 2006........................     100          100          100          100         100
October 2007........................     100          100          100          100         100
October 2008........................     100          100          100          100         100
October 2009 and thereafter.........       0            0            0            0           0

Weighted Average Life (in years)....    9.96         9.94         9.94         9.94        9.86

Annex C-2-4

   Percentages of the Initial Certificate Balance of the Class C Certificates

                                            0% CPR During LOP, YMP or Declining Premium -
                                                       Otherwise at Indicated CPR
                                      ---------------------------------------------------------
Distribution Date                     0% CPR      25% CPR     50% CPR      75% CPR     100% CPR
Closing Date........................    100%         100%        100%         100%         100%
October 2000........................     100          100         100          100          100
October 2001........................     100          100         100          100          100
October 2002........................     100          100         100          100          100
October 2003........................     100          100         100          100          100
October 2004........................     100          100         100          100          100
October 2005........................     100          100         100          100          100
October 2006........................     100          100         100          100          100
October 2007........................     100          100         100          100          100
October 2008........................     100          100         100          100          100
October 2009 and thereafter.........       0            0           0            0            0

Weighted Average Life (in years)....   10.02        10.01        9.97         9.94         9.89

Annex C-2-5

   Percentages of the Initial Certificate Balance of the Class D Certificates

                                            0% CPR During LOP, YMP or Declining Premium -
                                                       Otherwise at Indicated CPR
                                      ---------------------------------------------------------
Distribution Date                     0% CPR       25% CPR      50% CPR     75% CPR    100% CPR
Closing Date........................    100%          100%         100%        100%        100%
October 2000........................     100           100          100         100         100
October 2001........................     100           100          100         100         100
October 2002........................     100           100          100         100         100
October 2003........................     100           100          100         100         100
October 2004........................     100           100          100         100         100
October 2005........................     100           100          100         100         100
October 2006........................     100           100          100         100         100
October 2007........................     100           100          100         100         100
October 2008........................     100           100          100         100         100
October 2009 and thereafter.........       0             0            0           0           0

Weighted Average Life (in years)....   10.02         10.02        10.02        9.97        9.94

Annex C-2-6

   Percentages of the Initial Certificate Balance of the Class E Certificates

                                            0% CPR During LOP, YMP or Declining Premium -
                                                       Otherwise at Indicated CPR
                                      ---------------------------------------------------------
Distribution Date                     0% CPR      25% CPR      50% CPR      75% CPR    100% CPR
Closing Date........................    100%         100%         100%         100%        100%
October 2000........................     100          100          100          100         100
October 2001........................     100          100          100          100         100
October 2002........................     100          100          100          100         100
October 2003........................     100          100          100          100         100
October 2004........................     100          100          100          100         100
October 2005........................     100          100          100          100         100
October 2006........................     100          100          100          100         100
October 2007........................     100          100          100          100         100
October 2008........................     100          100          100          100         100
October 2009 and thereafter.........       0            0            0            0           0

Weighted Average Life (in years)....   10.02        10.02        10.02        10.02        9.94

Annex C-2-7

   Percentages of the Initial Certificate Balance of the Class F Certificates

                                            0% CPR During LOP, YMP or Declining Premium -
                                                       Otherwise at Indicated CPR
                                      ---------------------------------------------------------
Distribution Date                     0% CPR      25% CPR      50% CPR      75% CPR    100% CPR
Closing Date........................    100%         100%         100%         100%        100%
October 2000........................     100          100          100          100         100
October 2001........................     100          100          100          100         100
October 2002........................     100          100          100          100         100
October 2003........................     100          100          100          100         100
October 2004........................     100          100          100          100         100
October 2005........................     100          100          100          100         100
October 2006........................     100          100          100          100         100
October 2007........................     100          100          100          100         100
October 2008........................     100          100          100          100         100
October 2009 and thereafter.........       0            0            0            0           0

Weighted Average Life (in years)....   10.02        10.02        10.02        10.02        9.94

                                                                         Annex D

                      LB Commercial Mortgage Trust 1999-C2
                         DELINQUENT LOAN STATUS REPORT
                             as of ________________

==================================================================================================================================
      S4              S55          S61        S57      S58    S62 or S63   P8         P7          P37         P39         P38
----------------------------------------------------------------------------------------------------------------------------------
                                                                                 (a)          (b)          (c)        (d)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Other
                  Short Name                                              Paid    Scheduled    Total P&I     Total      Advances
  Prospectus         (When       Property                      Sq Ft or   Thru       Loan       Advances    Expenses    (Taxes &
      ID         Appropriate)      Type      City     State     Units     Date     Balance      To Date     To Date     Escrow)
----------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
----------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
==================================================================================================================================

====================================================================================================================================
      S4                                       P25      P10       P11     P58 or P73  P92 or P96  P93 or P97    P81       P 74
------------------------------------------------------------------------------------------------------------------------------------
                                (e)=a+b+c+d                                                                            (f)=P38/P81
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           Value
                                             Current   Current                LTM                                        using NOI
  Prospectus                       Total     Monthly  Interest  Maturity      NCF                 LTM DSCR   ***Cap Rate   & Cap
      ID                         Exposure      P&I      Rate      Date       Date      LTM NCF     (NCF)      Assigned     Rate
------------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
====================================================================================================================================

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To be determined etc.). It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and special servicer - to be provided by a third party.

                                                                         Annex E

                      LB Commercial Mortgage Trust 1999-C2
                       DELINQUENT LOAN MODIFICATION REPORT
                             as of ________________

====================================================================================================================================
      S4         S57     S58       P49                   P48       P7*             P7*          P50*            P50*    P25*    P25*
------------------------------------------------------------------------------------------------------------------------------------


                                                                 Balance
                                            Extention              When      Balance at the            # Mths
                                  Mod /     per Docs             Sent to     Effective Date             for
  Prospectus                    Extension      or       Effect   Special           of           Old     Rate     New     Old     New
      ID        City    State     Flag      Servicer     Date    Servicer    Rehabilitation     Rate   Change   Rate     P&I     P&I
------------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total For All Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

============================================================================================================================
                                               P11*         P11*                   P47
----------------------------------------------------------------------------------------------------------------------------
                                                                                             (2) Est.
                                                                                              Future
                                                                                             Interest
                                                                      Total #      (1)       Loss to
                                                                      Mths for  Realized     Trust $
  Prospectus                                    Old         New        Change    Loss to      (Rate
      ID                                     Maturity     Maturity     of Mod    Trust $    Reduction)        COMMENT
----------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
----------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Total For All Loans:
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current Month Only:
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================

* The information in these columns is from a particular point in time and should not change on this report once assigned. Future modifications done on the same loan are additions to the report.
(1)   Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                                                         Annex F

                      LB Commercial Mortgage Trust 1999-C2
    HISTORICAL LIQUIDATION REPORT (REO-SOLD, DISCOUNTED PAYOFF or NOTE SALE)
                             as of _________________

====================================================================================================================================
      S4            S55          S61      S57    S58       P45/P7          P75                           P45         P7       P37
                                                               (c)=b/a     (a)                 (b)       (d)        (e)       (f)
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Latest
                                                              %         Appraisal   Effect
                 Short Name                               Received         or       Date of            Net Amt               Total
  Prospectus       (When       Property                     From         Brokers   Liquida-   Sales   Received   Scheduled    P&I
      ID        Appropriate)     Type     City  State    Liquidation     Opinion     tion     Price   from Sale   Balance   Advanced
------------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

===================================================================================================================================
      S4                         P39+P38
                                   (g)       (h)      (i)=d-(f+g+h)    (k)=i-e              (m)               (n)=k+m     (o)=n/e
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Date
                                                                                   Date            Minor
                                          Servicing                    Actual      Loss    Minor    Adj     Total Loss   Loss % of
  Prospectus                      Total      Fees                      Losses     Passed   Adj to  Passed      with      Scheduled
      ID                        Expenses   Expense    Net Proceeds   Passed thru   thru    Trust    thru    Adjustment    Balance
-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

(h)   Servicing Fee Expense is the work out fee charged by the special servicer

                                                                         Annex G

                      LB Commercial Mortgage Trust 1999-C2
                                REO STATUS REPORT
                             as of ________________

==========================================================================================================================
      S4            S55          S61      S57    S58   S62 or      P7         P37        P39         P38
--------------------------------------------------------------------------------------------------------------------------
                                                       S63     (a)         (b)        (c)        (d)         (e)=a+b+c+d
--------------------------------------------------------------------------------------------------------------------------

                                                                             Total                  Other
                 Short Name                             Sq Ft   Scheduled     P&I       Total     Advances
  Prospectus       (When       Property                  or       Loan      Advances   Expenses   (Taxes &       Total
      ID        Appropriate)     Type     City  State   Units    Balance    To Date    To Date     Escrow)     Exposure
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================

=======================================================================================================================
      S4              P25        P11       P58 or P73     P93 or P97       P74                                 P75
-----------------------------------------------------------------------------------------------------------------------
                                                         (k)                        (f)=(k/j)               (g)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                Appraisal
                                                                                      Value      BPO or     Appraisal
                    Current                                                         using NOI   Internal     BPO or
  Prospectus        Monthly   Maturity      LTM NCF                     Valuation     & Cap       Value     Internal
      ID              P&I       Date          Date       LTM NOI/DSC      Date        Rate      Source**      Value
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================

=================================================================================================
      S4                             P35         P77          P82           P79
-------------------------------------------------------------------------------------------------
                (h)=(.90*g)-e
-------------------------------------------------------------------------------------------------

                                    Total
                   Loss using     Appraisal                   REO         Pending
  Prospectus       90% Appr.      Reduction    Transfer   Acquisition    Resolution
      ID           or BPO (f)      Realized      Date         Date          Date      Comments
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

=================================================================================================

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

                                                                         Annex H

                      LB Commercial Mortgage Trust 1999-C2
                               SERVICER WATCH LIST
                             as of _________________

====================================================================================================================================
     S4            S55        S61      S57    S58       P7       P8      P11         P93        P97
------------------------------------------------------------------------------------------------------------------------------------
               Short Name                           Scheduled   Paid              Preceding    Most
 Prospectus       (When     Property                   Loan     Thru   Maturity   Fiscal Yr   Recent
     ID       Appropriate)    Type    City   State   Balance    Date     Date     DSCR NCF   DSCR NCF   Comment / Action to be taken
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in descending balance order.
------------------------------------------------------------------------------------------------------------------------------------
Should not include loans that are specially serviced
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                             $
====================================================================================================================================

                                                                         Annex I

                      LB Commercial Mortgage Trust 1999-C2
                       OPERATING STATEMENT ANALYSIS REPORT
                             as of _________________

PROPERTY OVERVIEW
     Prospectus Loan ID
                                   ------------------------------------------
     Sch Bal/Paid to Date/Allocated %
                                   -------------------------------------------------------------------------------------------------
     Property Name
                                   -------------------------------------------------------------------------------------------------
     Property Type
                                   -------------------------------------------------------------------------------------------------
     Property Address, City, State
                                   -------------------------------------------------------------------------------------------------
     Net Rentable Square Feet
                                   -----------------------------
     Year Built/Year Renovated
                                   ----------------------------------------------------------------------
     Year of Operations              Underwriting     1994          1995          1996       Trailing
                                   ----------------------------------------------------------------------
     Occupancy Rate *
                                   ----------------------------------------------------------------------
     Average Rental Rate
                                   ----------------------------------------------------------------------
                                   *     Occupancy rates are year end or the ending date of the
                                         financial statement for the period.
 INCOME:                                                                                     No. of Mos.
                                                                                           --------------
     Number of Mos.                                              Prior Year   Current Yr.
                                   ----------------------------------------------------------------------------------------------
     Period Ended                   Underwriting      1994          1995          1996     97 Trailing** 1996-Base   1996-1995
                                                                                           --------------
     Statement Classification         Base Line    Normalized    Normalized    Normalized   as of / /97  Variance    Variance
                                   ----------------------------------------------------------------------------------------------
     Rental Income (Category 1)
                                   ----------------------------------------------------------------------------------------------
     Rental Income (Category 2)
                                   ----------------------------------------------------------------------------------------------
     Rental Income (Category 3)
                                   ----------------------------------------------------------------------------------------------
     Pass Through/Escalations
                                   ----------------------------------------------------------------------------------------------
     Other Income
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
  Effective Gross Income                       $0.00         $0.00         $0.00        $0.00         $0.00       %           %
                                   ----------------------------------------------------------------------------------------------
                                   Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
                                   **    Servicer will not be expected to "Normalize" these YTD numbers.

 OPERATING EXPENSES:
                                   ----------------------------------------------------------------------------------------------
     Real Estate Taxes
                                   ----------------------------------------------------------------------------------------------
     Property Insurance
                                   ----------------------------------------------------------------------------------------------
     Utilities
                                   ----------------------------------------------------------------------------------------------
     General & Administration
                                   ----------------------------------------------------------------------------------------------
     Repairs and Maintenance
                                   ----------------------------------------------------------------------------------------------
     Management Fees
                                   ----------------------------------------------------------------------------------------------
     Payroll & Benefits Expense
                                   ----------------------------------------------------------------------------------------------
     Advertising & Marketing
                                   ----------------------------------------------------------------------------------------------
     Professional Fees
                                   ----------------------------------------------------------------------------------------------
     Other Expenses
                                   ----------------------------------------------------------------------------------------------
     Ground Rent
                                   ----------------------------------------------------------------------------------------------
  Total Operating Expenses                     $0.00         $0.00         $0.00        $0.00         $0.00       %           %
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
  Operating Expense Ratio
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
  Net Operating Income                         $0.00         $0.00         $0.00        $0.00         $0.00
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
     Leasing Commissions
                                   ----------------------------------------------------------------------------------------------
     Tenant Improvements
                                   ----------------------------------------------------------------------------------------------
     Replacement Reserve
                                   ----------------------------------------------------------------------------------------------
  Total Capital Items                          $0.00         $0.00         $0.00        $0.00         $0.00               $0.00
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
  N.O.I. After Capital Items                   $0.00         $0.00         $0.00        $0.00         $0.00
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
Debt Service (per Servicer)                    $0.00         $0.00         $0.00        $0.00         $0.00
                                   ----------------------------------------------------------------------------------------------
Cash Flow after debt service                   $0.00         $0.00         $0.00        $0.00         $0.00
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
DSCR: (NOI/Debt Service)
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
(1)DSCR: (after reserves\Cap exp.)
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
   Source of Financial Data:
                                   ----------------------------------------------------------------------------------------------
                                   (ie. operating statements, financial statements, tax return, other)

Notes and  Assumptions:
================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2)Percentage rents on cashflow

Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid
3) Medicare

Income: Comment

Expense: Comment

Capital Items: Comment

(1)   Used in the Comparative Financial Status Report

                      LB Commercial Mortgage Trust 1999-C2
                   Form of NOI ADJUSTMENT WORKSHEET for "year"
                             as of _________________

                                                                         Annex J

 PROPERTY OVERVIEW
                                     -------------
      LB Control Number
                                     ---------------------------
      Current Balance/Paid to Date
                                     --------------------------------------------------------------------------------------------
      Property Name
                                     --------------------------------------------------------------------------------------------
      Property Type
                                     --------------------------------------------------------------------------------------------
      Property Address, City, State
                                     --------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------
      Year Built/Year Renovated
                                     -------------------------
      Year of Operations                 Borrower  Adjustment    Normalized
                                     -----------------------------------------
      Occupancy Rate *
                                     -----------------------------------------
      Average Rental Rate
                                     -----------------------------------------
                                     *     Occupancy rates are year end or the ending date of the financial statement for the period.
  INCOME:
      Number of Mos.Annualized          "Year"
                                     -------------------------------------------------------------------
      Period Ended                      Borrower                Adjustment                Normalized
      Statement Classification           Actual
                                     -------------------------------------------------------------------
      Rental Income (Category 1)
                                     -------------------------------------------------------------------
      Rental Income (Category 2)
                                     -------------------------------------------------------------------
      Rental Income (Category 3)
                                     -------------------------------------------------------------------
      Pass Throughs/Escalations
                                     -------------------------------------------------------------------
      Other Income
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Effective Gross Income                $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------
                                     Normalized - Full year financial statements that have been reviewed by the  Servicer.

  OPERATING EXPENSES:
                                     -------------------------------------------------------------------
      Real Estate Taxes
                                     -------------------------------------------------------------------
      Property Insurance
                                     -------------------------------------------------------------------
      Utilities
                                     -------------------------------------------------------------------
      General & Administration
                                     -------------------------------------------------------------------
      Repairs and Maintenance
                                     -------------------------------------------------------------------
      Management Fees
                                     -------------------------------------------------------------------
      Payroll & Benefits Expense
                                     -------------------------------------------------------------------
      Advertising & Marketing
                                     -------------------------------------------------------------------
      Professional Fees
                                     -------------------------------------------------------------------
      Other Expenses
                                     -------------------------------------------------------------------
      Ground Rent
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Total Operating Expenses              $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Operating Expense Ratio
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Net Operating Income                  $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
      Leasing Commissions
                                     -------------------------------------------------------------------
      Tenant Improvements
                                     -------------------------------------------------------------------
      Replacement Reserve
                                     -------------------------------------------------------------------
   Total Capital Items                   $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   N.O.I. After Capital Items            $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
Debt Service (per Servicer)              $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------
Cash Flow after debt service             $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
(1)DSCR: (NOI/Debt Service)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Source of Financial Data:
                                     -------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)

Notes and Assumptions:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1)   Used in the Comparative Financial Status Report

                                                                         Annex K

                      LB Commercial Mortgage Trust 1999-C2
                       COMPARATIVE FINANCIAL STATUS REPORT
                             as of _________________

=================================================================================================================
      S4        S57   S58                   P7        P8       P57          S72      S69     S70     S83   S84
-----------------------------------------------------------------------------------------------------------------
                                                                              Original Underwriting
                                                                                    Information
-----------------------------------------------------------------------------------------------------------------
                                                                        Basis Year
-----------------------------------------------------------------------------------------------------------------
                               Last       Current
                             Property    Allocated   Paid   Allocated    Financial
  Prospectus                  Inspect      Loan      Thru      Debt       Info as     %     Total     $    (1)
      ID       City  State     Date       Amount     Date    Service      of Date    Occ   Revenue   NCF   DSCR
-----------------------------------------------------------------------------------------------------------------
                               yy/mm                                       yy/mm
-----------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
-----------------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CSSA Property and Loan file
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Total:                                    $                  $                        WA    $         $     WA
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

=================================================================================================================

===================================================================================================================================
      S4           P65      P64     P59     P94   P95       P58      P57    P52     P92     P93      P72     P73            P66
-----------------------------------------------------------------------------------------------------------------------------------
                  2nd Preceding Annual Operating           Preceding  Annual Operating                 Most Recent Financial
                           Information                              Information                            Information
-----------------------------------------------------------------------------------------------------------------------------------
                as of _______               Normalized   as of _______              Normalized      *normalized or actual
-----------------------------------------------------------------------------------------------------------------------------------

                Financial                                Financial                                   FS
  Prospectus     Info as     %     Total     $    (1)     Info as     %    Total     $      (1)     Start  FS End    %     Total
      ID         of Date    Occ   Revenue   NCF   DSCR    of Date    Occ  Revenue   NCF    DSCR     Date    Date    Occ   Revenue
-----------------------------------------------------------------------------------------------------------------------------------
                  yy/mm                                   yy/mm                                     yy/mm   yy/mm
-----------------------------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
-----------------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CSSA Property and Loan file
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total:                       WA    $         $     WA                 WA    $        $     WA                WA            $
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

==================================================
      S4         P96   P97  (2)
--------------------------------------------------
                            Net Change

--------------------------------------------------
                             Preceding & Basis
--------------------------------------------------

                                     %
  Prospectus      $    (1)   %     Total      (1)
      ID         NCF  DSCR  Occ   Revenue    DSCR
--------------------------------------------------

--------------------------------------------------
List all properties currently in deal with or
without information largest to smallest loan
--------------------------------------------------
This report should reflect the information provided
in the CSSA Property and Loan file
--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------
Total:            $     WA    WA   $         WA
--------------------------------------------------

--------------------------------------------------

==================================================

(1) DSCR should match to Operating Statement and is normally calculated using NCF / Debt Service times the allocated loan percentage.

(2)   Net change should compare the latest year to the underwriting year

PROSPECTUS

                    STRUCTURED ASSET SECURITIES CORPORATION
                 MORTGAGE-BACKED SECURITIES, ISSUABLE IN SERIES

    This Prospectus relates to Collateralized Mortgage Obligations (the "Bonds") and Mortgage-Backed Certificates (the "Certificates," together with the Bonds, the "Securities") which may be issued from time to time in one or more series ("Series") under this Prospectus and the supplements hereto (each, a "Prospectus Supplement"). As specified in the related Prospectus Supplement, the Securities of each Series will be either Bonds issued pursuant to an Indenture and representing indebtedness of Structured Asset Securities Corporation (the "Company") or an owner trust (the "Owner Trust") established by it, or Certificates which will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Company as depositor pursuant to a Trust Agreement, as described herein. The issuer (the "Issuer") with respect to a Series of Bonds will be the Company or the Owner Trust established to issue such Bonds, and, with respect to a Series of Certificates, will be the Trust Fund established in respect of such Certificates. Capitalized terms not otherwise defined herein or the related Prospectus Supplement have the meanings specified in the Glossary attached hereto.

    The Securities will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and as described in the related Prospectus Supplement. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class ("PAC") Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities or another particular Class of Securities, if any, included in such Series of Securities. Zero Coupon Securities and Principal Only Securities will not accrue and will not be entitled to receive any interest. Payments or distributions of interest on each Class of Securities, other than Zero Coupon Securities, Principal Only Securities and Compound Interest Securities will be made on each Payment Date or Distribution Date as specified in the related Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Securities on a current basis until all Securities of the related Series having a Stated Maturity or Final Scheduled Distribution Date prior to the Stated Maturity or Final Scheduled Distribution Date of such Class of Compound Interest Securities have been paid in full or until such other date or period as may be specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. The amount of principal and interest available and payable on each Series on each Payment Date or Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on either a pro rata or a random lot basis among Securities of such Class, as specified in the related Prospectus Supplement Any Series may include one or more Classes of "Subordinate Securities," which are subordinated in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest, and may be allocated losses and shortfalls prior to the allocation thereof to all other Classes of Securities of such Series (the "Senior Securities"). Securities of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement.

    Each Series will be secured by or offer a beneficial interest in one or more types of mortgage assets ("Mortgage Assets") and other assets, including any reserve funds established with respect to such Series, insurance policies or other enhancement described in the related Prospectus Supplement. The Mortgage Assets may consist of a pool of multifamily or commercial mortgage loans or participation interests therein (collectively, "Mortgage Loans") and may include FHA Loans. Mortgage Assets may also consist of mortgage participations or pass-through certificates or collateralized mortgage obligations ("Private Mortgage-Backed Securities") issued with respect to or secured by a pool of Mortgage Loans. The Private Mortgage-Backed Securities and Mortgage Loans securing a Series will not be guaranteed or insured by any agency or instrumentality of the United States Government unless otherwise stated in the related Prospectus Supplement. Some Mortgage Loans comprising or underlying the Mortgage Assets may be delinquent or non-performing as specified in the related Prospectus Supplement. The Mortgage Assets securing a Series or comprising the Trust Fund may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. The Mortgage Loans underlying or comprising the Mortgage Assets may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loans. See "SECURITY FOR THE BONDS AND CERTIFICATES."

    Bonds of a Series constitute non-recourse obligations of the Issuer, and Certificates of a Series evidence an interest in the related Trust Fund only. Neither the Bonds or Certificates of a Series are insured or guaranteed by any governmental agency or instrumentality, by any person or entity affiliated with the Company or Issuer, or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity. The Issuer has no significant assets other than the Mortgage Assets and certain other assets pledged to secure the Bonds or in which the Certificates represent a beneficial interest. See "RISK FACTORS."

    An election may be made, with respect to any Series of Securities, to treat all or a specified portion of the assets securing such Series or comprising the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Securities is issued as a REMIC. If such an election is made, each Class of Securities of a Series will be either Regular Interest or Residual Interest, as specified in the related Prospectus Supplement. See "FEDERAL INCOME TAX CONSIDERATIONS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                                          LEHMAN BROTHERS
                                          May 26, 1999

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
PROSPECTUS SUPPLEMENT.......................................      6
ADDITIONAL INFORMATION......................................      6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............      7
SUMMARY OF TERMS............................................      8
RISK FACTORS................................................     28
DESCRIPTION OF THE SECURITIES...............................     35
      General...............................................     35
      The Bonds--General....................................     35
      The Certificates--General.............................     36
      Bearer Securities and Registered Securities...........     37
      Book-Entry Registration...............................     38
      Valuation of Mortgage Assets..........................     39
      Payments or Distributions of Interest.................     40
      Payments or Distributions of Principal................     41
      Special Redemption....................................     42
      Optional Redemption...................................     43
      Mandatory Redemption..................................     43
      Optional Termination..................................     43
      Optional Repurchase of Certificates...................     43
      Other Repurchases.....................................     43
YIELD AND PREPAYMENT CONSIDERATIONS.........................     44
      Timing of Payment or Distribution of Interest and
     Principal..............................................     44
      Principal Prepayments.................................     44
      Prepayments and Weighted Average Life.................     45
      Other Factors Affecting Weighted Average Life.........     46
SECURITY FOR THE BONDS AND CERTIFICATES.....................     48
      General...............................................     48
      Mortgage Loans........................................     48
      Private Mortgage-Backed Securities....................     52
      Substitution of Mortgage Assets.......................     54
      Collection Account....................................     54
      Other Funds or Accounts...............................     55
      Investment of Funds...................................     55
      Guaranteed Investment Contract........................     55
      Enhancement...........................................     55
SERVICING OF MORTGAGE LOANS.................................     56
      General...............................................     56
      Collection Procedures.................................     57
      Payments on Mortgage Loans; Deposits to Custodial
     Accounts...............................................     57
      Advances..............................................     58
      Maintenance of Insurance Policies and Other Servicing
     Procedures.............................................     58
      Enforcement of Due-On Sale Clauses....................     59
      Modification; Waivers.................................     59
      Servicing Compensation and Payment of Expenses........     59
      Evidence as to Compliance.............................     60
      Certain Matters Regarding the Master Servicer and
     Special Servicer.......................................     60

                                                                PAGE
                                                              --------
ENHANCEMENT.................................................     61
      General...............................................     61
      Subordinate Securities................................     61
      Cross-Support Features................................     62
      Insurance on the Mortgage Loans.......................     62
      Letter of Credit......................................     62
      Bond Guarantee Insurance..............................     63
      Reserve Funds.........................................     63
DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS..............     63
      General...............................................     64
      Hazard Insurance on the Mortgage Loans................     64
      FHA Insurance.........................................     65
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................     65
      Mortgages.............................................     65
      Interest in Real Property.............................     65
      Junior Mortgages; Rights of Senior Mortgages or
     Beneficiaries..........................................     65
      Foreclosure of Mortgage...............................     67
      Leasehold Risks.......................................     69
      Rights of Redemption..................................     70
      Environmental Matters.................................     70
      Certain Laws and Regulations..........................     72
      Leases and Rents......................................     72
      Personalty............................................     73
      Anti-Deficiency Legislation and Other Limitations on
     Lenders................................................     73
      Federal Bankruptcy and Other Laws Affecting Creditors'
     Rights.................................................     73
      Due On-Sale Clauses in Mortgage Loans.................     75
      Enforceability of Prepayment and Late Payment Fees....     76
      Equitable Limitations on Remedies.....................     76
      Applicability of Usury Laws...........................     76
      Alternative Mortgage Instruments......................     77
      Secondary Financing; Due-On-Encumbrance Provisions....     77
      Americans With Disabilities Act.......................     78
      Soldiers' and Sailors' Civil Relief Act of 1940.......     78
      Forfeitures in Drug and RICO Proceedings..............     78
THE INDENTURE...............................................     79
      Certain Covenants.....................................     79
      Modification of Indenture.............................     79
      Events of Default.....................................     80
      Authentication and Delivery of Bonds..................     82
      Satisfaction and Discharge of the Indenture...........     82
      Issuer's Annual Compliance Statement..................     82
      List of Bondholders...................................     83
      Meetings of Bondholders...............................     83
      Fiscal Year...........................................     83
      Trustee's Annual Report...............................     83
      The Trustee...........................................     83
THE TRUST AGREEMENT.........................................     84
      Assignment of Mortgage Assets.........................     84
      Repurchase of Non-Conforming Loans....................     84
      Reports to Certificateholders.........................     85
      Event of Default......................................     86

                                                                PAGE
                                                              --------
      Rights Upon Event of Default..........................     87
      The Trustee...........................................     87
      Duties of the Trustee.................................     88
      Resignation of Trustee................................     88
      Amendment of Trust Agreement..........................     88
      Voting Rights.........................................     89
      List of Certificateholders............................     89
      REMIC Administrator...................................     89
      Termination...........................................     89
THE ISSUER..................................................     90
      The Company...........................................     90
      Owner Trust...........................................     90
      Administrator.........................................     91
USE OF PROCEEDS.............................................     91
LIMITATIONS ON ISSUANCE OF BEARER SECURITIES................     92
FEDERAL INCOME TAX CONSIDERATIONS...........................     92
      General...............................................     92
      Characterization of Securities........................     93
      Taxation of Regular Interest Securities...............     94
      Sale or Exchange of Regular Interest Securities.......     98
      REMIC Expenses........................................     99
      Taxation of the REMIC.................................     99
      Taxation of Holders of Residual Interest Securities...    101
      Excess Inclusion Income...............................    102
      Restrictions on Ownership and Transfer of Residual
     Interest Securities....................................    102
      Administrative Matters................................    103
      Tax Status as a Grantor Trust.........................    103
      Miscellaneous Tax Aspects.............................    107
      Tax Treatment of Foreign Investors....................    107
STATE AND LOCAL TAX CONSIDERATIONS..........................    108
ERISA CONSIDERATIONS........................................    109
LEGAL INVESTMENT............................................    113
PLAN OF DISTRIBUTION........................................    115
LEGAL MATTERS...............................................    116
GLOSSARY....................................................    117

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series:
(a) whether such Securities are Bonds or Certificates, (b) the initial aggregate principal amount, the Bond Interest Rate or Certificate Interest Rate (or method for determining it) and authorized denominations of each Class of such Series;
(c) certain information concerning the Primary Assets securing such Series or assets comprising the Trust Fund, including the principal amount, type and characteristics of the Primary Assets securing such Bonds or assets comprising the Trust Fund on the date of issue, and, if applicable, the amount of any Reserve Funds for such Series; (d) in the case of Mortgage Assets consisting in whole or in part of Private Mortgage-Backed Securities, information concerning the issuer thereof or sponsor thereof, the PMBS Trustee, the Master Servicer, if any, and the Underlying Collateral; (e) the circumstances, if any, under which the Securities of such Series are subject to redemption prior to maturity or repurchase prior to the Final Scheduled Distribution Date; (f) the Stated Maturity of each Class of Bonds or Final Scheduled Distribution Date of the Certificates; (g) the method used to calculate the aggregate amount of principal available and required to be applied to the Securities of such Series on each Payment Date or Distribution Date, as applicable, the timing of the application of principal and the order of priority of the application of such principal to the respective classes and the allocation of the principal to be so applied;
(h) the extent of subordination of any Subordinate Securities; (i) the identity of each Class of Compound Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Subordinate Securities, Individual Investor Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities and Participating Securities included in such Series, if any, or such other type of Class of Securities; (j) the principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates, if the Mortgage Loans underlying or comprising the Mortgage Assets pledged as security for such Series or comprising the Trust Fund were prepaid at various assumed rates; (k) the Payment Dates or Distribution Dates, as applicable for the respective Classes; (l) the Assumed Reinvestment Rate, if any, and (if applicable) the percentage of Excess Cash Flow to be applied to payments of principal of the Series; (m) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Property underlying the Mortgage Assets, if applicable; (n) information with respect to any required Insurance Policies relating to any Mortgage Loans comprising Mortgage Assets or Underlying Collateral; (o) additional information with respect to any Enhancement, Guaranteed Investment Contract or other agreement relating to the Series;
(p) the plan of distribution of such Series; and (q) whether the Securities are to be issuable in registered form or bearer form or both, and if bearer securities are issued, whether bearer securities may be exchanged for registered securities and the circumstances and places for such exchange, if permitted.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Issuer and Company do not intend to send any financial reports to holders of Securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, Structured Asset Securities Corporation, 200 Vesey Street, New York, New York 10285, telephone number
(212) 526-5594.

                                SUMMARY OF TERMS

    The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the Trust Indenture (the "Trust Indenture") or Trust Agreement (the "Trust Agreement"), as applicable, and the supplemental or terms indenture or agreement with respect to such Series (the "Series Supplement") between the Company or a trust established by the Company and LaSalle National Bank, a national banking association, or Marine Midland Bank, N.A., a national banking association (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for the related Series), as trustee (the "Trustee") or a Trust and the Trustee (collectively, the Trust Indenture and any Series Supplement relating to Bonds are sometimes referred to as the "Indenture," and the Trust Agreement and any Series Supplement relating to Certificates are sometimes referred to as the "Trust Agreement").

SECURITIES OFFERED

A. THE BONDS.................................  Collateralized Mortgage Obligations (the "Bonds").
                                               The Bonds may be issued from time to time in
                                               separately secured Series pursuant to the Indenture
                                               and a related Series Supplement. Each Series will
                                               consist of one or more Classes, one or more of which
                                               may be Classes of Compound Interest Securities,
                                               Planned Amortization Class ("PAC") Securities,
                                               Variable Interest Securities, Zero Coupon Securities,
                                               Principal Only Securities, Interest Only Securities,
                                               Participating Securities, Senior Securities or
                                               Subordinate Securities. Each Class may differ in,
                                               among other things, the amounts allocated to and the
                                               priority of principal and interest payments, maturity
                                               date, Payment Dates and Bond Interest Rate.
                                               Additionally, one or more Classes may consist of
                                               Subordinate Securities which are subordinated to
                                               other Classes of Bonds with respect to the right to
                                               receive payments of principal, interest, or both, and
                                               may be allocated losses and shortfalls prior to the
                                               allocation thereof to other Classes of Bonds under
                                               the circumstances and in such amounts as described
                                               herein and in the related Prospectus Supplement.
                                               Unless otherwise specified in the related Prospectus
                                               Supplement, the Bonds of each Class will be issued in
                                               fully registered form in the minimum denominations
                                               specified in the related Prospectus Supplement. If so
                                               specified in the related Prospectus Supplement, the
                                               Bonds or certain Classes of such Bonds offered
                                               thereby may be available in book-entry form only. The
                                               Bonds may be issued in registered form or bearer form
                                               with coupons attached. Bonds in bearer form will be
                                               offered only outside the United States to non-United
                                               States persons and to offices located outside the
                                               United States of certain United States financial
                                               institutions. See "DESCRIPTION OF THE SECURITIES--The
                                               Bonds--General" and "ENHANCEMENT--Subordinate
                                               Securities."

B. THE CERTIFICATES..........................  Mortgage-Backed Certificates (the "Certificates").
                                               The Certificates are issuable from time to time in
                                               separate Series pursuant to separate Trust Agreements
                                               and a related Series Supplement. Each Certificate of
                                               a Series will evidence a

                                               beneficial ownership interest in the Trust Fund for
                                               such Series. Each Series of Certificates will consist
                                               of one or more Classes of Certificates, one or more
                                               of which may be Classes of Compound Interest
                                               Securities, PAC Securities, Variable Interest
                                               Securities, Zero Coupon Securities, Principal Only
                                               Securities, Interest Only Securities, Participating
                                               Securities, Subordinate Securities or Senior
                                               Securities. If a Series consists of multiple Classes,
                                               the respective Classes may differ with respect to the
                                               amount, percentage and timing of distributions of
                                               principal, interest or both. Additionally, one or
                                               more Classes may consist of Subordinate Securities
                                               which are subordinated to other Classes of
                                               Certificates with respect to the right to receive
                                               distributions of principal, interest, or both under
                                               the circumstances and in such amounts as described
                                               herein and in the related Prospectus Supplement. The
                                               Certificates will be issuable in fully registered
                                               form in the authorized minimum denominations and
                                               multiples thereof specified in the related Prospectus
                                               Supplement. If so specified in the related Prospectus
                                               Supplement, the Certificates or certain Classes of
                                               such Certificates offered thereby may be available in
                                               book-entry form only.

ISSUER.......................................  The Issuer with respect to a Series of Bonds will be
                                               Structured Asset Securities Corporation (the
                                               "Company") or an owner trust established by it
                                               ("Owner Trust") for the purpose of issuing one or
                                               more Series of Bonds. Each such Owner Trust will be
                                               created by an agreement (the "Deposit Trust
                                               Agreement") between the Company, acting as depositor,
                                               and a bank, trust company or other fiduciary, acting
                                               as owner trustee (the "Owner Trustee"). The Bonds
                                               will be non-recourse obligations of the Issuer. The
                                               Series Supplement for a particular Series of Bonds
                                               may permit the assets pledged to secure the related
                                               Bonds to be transferred by the Issuer to a trust or
                                               other limited purpose affiliate of the Company,
                                               subject to the obligations of the Bonds of such
                                               Series, thereby relieving the Issuer of its
                                               obligations with respect to such Bonds.

                                               The Issuer with respect to a Series of Certificates
                                               will be a trust fund (the "Trust Fund") established
                                               by the Company for the purpose of issuing one or more
                                               Series of Certificates. Such Trust Fund will be
                                               created by an agreement (the "Trust Agreement")
                                               between the Company, acting as depositor, and a bank,
                                               trust company or other fiduciary, acting as trustee
                                               (the "Trustee").

                                               The Issuer will not have, nor be expected in the
                                               future to have, any significant assets available for
                                               payments on a Series of Bonds or distributions on a
                                               Series of Certificates, other than the assets pledged
                                               as security for a specific Series of Bonds issued by
                                               it, or assets deposited into a Trust Fund, the
                                               Certificates issued by such Trust Fund as Issuer
                                               representing a

                                               beneficial ownership interest in such assets. Unless
                                               otherwise specified in the related Prospectus
                                               Supplement, (i) each Series of Bonds will be
                                               separately secured and no Series of Bonds will have
                                               any claim against or security interest in the assets
                                               pledged to secure any other Series, and (ii) no
                                               Series of Certificates will have a beneficial
                                               ownership interest in any other Series.

                                               The Company, a Delaware corporation, is a
                                               limited-purpose finance subsidiary organized for the
                                               purpose of issuing one or more Series and other
                                               similar obligations directly or through one or more
                                               Trust Funds established by it. Although all of the
                                               outstanding capital stock of the Company is owned by
                                               Lehman Commercial Paper Inc. ("LCPI"), a wholly owned
                                               subsidiary of Lehman Brothers Inc. ("Lehman
                                               Brothers"), neither LCPI nor Lehman Brothers nor any
                                               of their affiliates has guaranteed or is otherwise
                                               obligated with respect to any Series, except with
                                               respect to any representations and warranties given
                                               by any such affiliate as originator, seller or
                                               servicer of Mortgage Assets relating to a Series.

                                               The Company's principal office is located at 200
                                               Vesey Street, New York, New York 10285 and its
                                               telephone number is (212) 526-5594. See "RISK
                                               FACTORS" and "THE ISSUER."

INTEREST PAYMENTS ON THE BONDS...............  Each Class of a Series of Bonds (other than a Class of Zero Coupon Securities or Principal Only
                                               Securities) will accrue interest at the rate set
                                               forth in (or, in the case of Variable Interest
                                               Securities, as determined by the method described in)
                                               the related Prospectus Supplement (the "Bond Interest
                                               Rate"). Interest on all Bonds which bear interest,
                                               other than Compound Interest Securities, will be due
                                               and payable on the Payment Dates specified in the
                                               related Prospectus Supplement. However, failure to
                                               pay interest on a current basis may not necessarily
                                               be an Event of Default with respect to a particular
                                               Series of Bonds. Payments of interest on a Class of
                                               Variable Interest Securities will be made on the
                                               dates set forth in the related Prospectus Supplement
                                               (the "Variable Interest Payment Dates"). Interest on
                                               any Class of Compound Interest Securities will not be
                                               paid currently, but will accrue and the amount of
                                               interest so accrued will be added to the principal
                                               thereof on each Payment Date through the Accrual
                                               Termination Date specified in the related Prospectus
                                               Supplement. Following the applicable Accrual
                                               Termination Date, interest payments on such Bonds
                                               will be made on the Compound Value thereof. Interest
                                               Only Bonds may be assigned a "Notional Amount" which
                                               is used solely for convenience in expressing the
                                               calculation of interest and for certain other
                                               purposes. Unless otherwise specified in the related
                                               Prospectus Supplement, the Notional Amount will be
                                               determined at the time of issuance of such Bonds
                                               based on the principal balances or Bond Value of the
                                               Mortgage Loans

                                               attributable to the Bonds of a Series entitled to
                                               receive principal, and will be adjusted monthly over
                                               the life of the Bonds based upon adjustments to the
                                               Bond Value of such Mortgage Loans. Reference to the
                                               Notional Amount is solely for convenience in certain
                                               calculations and does not represent the right to
                                               receive any distributions allocable to principal.
                                               Zero Coupon Securities and Principal Only Securities
                                               will not accrue, and will not be entitled to receive,
                                               any interest.

                                               Each payment of interest on each Class of Bonds (or
                                               addition to principal of a Class of Compound Interest
                                               Securities) on a Payment Date will include all
                                               interest accrued during the Interest Accrual Period
                                               specified in the related Prospectus Supplement
                                               preceding such Payment Date. If the Interest Accrual
                                               Period for a Series ends on a date other than a
                                               Payment Date for such Series, the yield realized by
                                               the Holders of such Bonds may be lower than the yield
                                               that would result if the Interest Accrual Period
                                               ended on such Payment Date. Additionally, if so
                                               specified in the related Prospectus Supplement,
                                               interest accrued for an Interest Accrual Period for
                                               one or more Classes may be calculated on the
                                               assumption that principal payments (and additions to
                                               principal of the Bonds), and allocations of losses on
                                               the Mortgage Assets (if so specified in the related
                                               Prospectus Supplement), are made on the first day of
                                               the preceding Interest Accrual Period and not on the
                                               Payment Date for such preceding Interest Accrual
                                               Period when actually made or added. Such method would
                                               produce a lower effective yield than if interest were
                                               calculated on the basis of the actual principal
                                               amount outstanding. See "YIELD AND PREPAYMENT
                                               CONSIDERATIONS."

                                               With respect to any Class of Variable Interest
                                               Securities, the related Prospectus Supplement will
                                               set forth: (a) the initial Bond Interest Rate (or the
                                               manner of determining the initial Bond Interest
                                               Rate); (b) the formula, index or other method by
                                               which the Bond Interest Rate will be determined from
                                               time to time; (c) the periodic intervals at which
                                               such determination will be made; (d) the interest
                                               rate cap (the "Maximum Variable Interest Rate") or
                                               the interest rate floor (the "Minimum Variable
                                               Interest Rate") on the Bond Interest Rate, if any,
                                               for such Variable Interest Securities; and (e) the
                                               Variable Interest Period and any other terms relevant
                                               to such Class of Bonds. See "DESCRIPTION OF THE
                                               SECURITIES--Payments or Distributions of Interest."

INTEREST DISTRIBUTIONS ON THE CERTIFICATES...  Interest distributions on the Certificates of a
                                               Series (other than Certificates that are Zero Coupon
                                               Securities or Principal Only Securities) will be made
                                               from amounts available therefor on each Distribution
                                               Date at the applicable rate specified in (or
                                               determined in the manner set forth in) the related
                                               Prospectus Supplement. The interest rate on

                                               Certificates of a Series may be variable or change
                                               with changes in the mortgage rates or annual
                                               percentage rates of the Mortgage Assets included in
                                               the related Trust Fund and/ or as prepayments occur
                                               with respect to such Mortgage Assets. Zero Coupon
                                               Securities and Principal Only Securities may not be
                                               entitled to receive any interest distributions or may
                                               be entitled to receive only nominal interest
                                               distributions. Compound Interest Securities will not
                                               receive distributions of interest but accrued
                                               interest will be added to the principal balance
                                               thereof on each Distribution Date until the Accrual
                                               Termination Date. Following the Accrual Termination
                                               Date, interest distributions with respect to such
                                               Compound Interest Securities will be made on the
                                               basis of their Compound Value.

PRINCIPAL PAYMENTS ON THE BONDS..............  All payments of principal of a Series will be allocated among the Classes of such Series in the
                                               order and amounts, and will be applied either on a
                                               pro rata or a random lot basis among all Bonds of any
                                               such Class, as specified in the related Prospectus
                                               Supplement.

                                               Except with respect to Zero Coupon Securities,
                                               Compound Interest Securities and Interest Only
                                               Securities, unless specified otherwise in the related
                                               Prospectus Supplement, on each Payment Date principal
                                               payments will be made on the Bonds of each Series in
                                               an amount (the "Principal Payment Amount") as
                                               determined by a formula specified in the related
                                               Prospectus Supplement. Unless otherwise specified in
                                               the related Prospectus Supplement, if the Series of
                                               Bonds has a Class of Compound Interest Securities,
                                               additional principal payments on the Bonds will be
                                               made on each Payment Date in an amount equal to the
                                               interest accrued, but not then payable, on such Bonds
                                               for the related Interest Accrual Period. If the
                                               Series of Bonds has a Class of PAC Securities, such
                                               PAC Securities will have certain priorities of
                                               payment with respect to principal to the extent of
                                               certain targeted amounts with respect to each Payment
                                               Date, as set forth in the related Prospectus
                                               Supplement.

PRINCIPAL DISTRIBUTIONS ON THE
  CERTIFICATES...............................  Principal distributions on the Certificates of a
                                               Series will be made from amounts available therefor
                                               on each Distribution Date, unless otherwise specified
                                               in the related Prospectus Supplement, in an aggregate
                                               amount determined as set forth in the related
                                               Prospectus Supplement and will be allocated among the
                                               respective Classes of a Series of Certificates at the
                                               times, in the manner and in the priority (which may,
                                               in certain cases, include allocation by random lot)
                                               set forth in the related Prospectus Supplement.

                                               Except with respect to Zero Coupon Securities,
                                               Compound Interest Securities and Interest Only
                                               Securities, unless specified otherwise in the related
                                               Prospectus Supplement, on

                                               each Distribution Date principal payments will be
                                               made on the Certificates of each Series in the
                                               Principal Payment Amount as determined by a formula
                                               specified in the related Prospectus Supplement.
                                               Unless otherwise specified in the related Prospectus
                                               Supplement, if the Series of Certificates has a Class
                                               of Compound Interest Securities, additional principal
                                               payments on the Certificates will be made on each
                                               Distribution Date in an amount equal to the interest
                                               accrued, but not then payable, on such Certificates
                                               for the related Interest Accrual Period. If the
                                               Series of Certificates has a Class of PAC Securities,
                                               such PAC Securities will have certain priorities of
                                               distribution with respect to principal to the extent
                                               of certain targeted amounts with respect to each
                                               Distribution Date, as set forth in the related
                                               Prospectus Supplement.

ALLOCATION OF LOSSES.........................  If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date, as
                                               applicable, on which the principal balance of the
                                               Mortgage Assets is reduced due to losses on the
                                               Mortgage Assets, (i) the amount of such losses will
                                               be allocated first, to reduce the Aggregate
                                               Outstanding Principal of the Subordinate Securities
                                               or other subordination, if any, and, thereafter, to
                                               reduce the Aggregate Outstanding Principal of the
                                               remaining Securities in the priority and manner
                                               specified in such Prospectus Supplement until the
                                               Aggregate Outstanding Principal of each Class of
                                               Securities so specified has been reduced to zero or
                                               paid in full, thus reducing the amount of principal
                                               payable or distributable on each such Class of
                                               Securities or (ii) such losses may be allocated in
                                               any other manner set forth in the related Prospectus
                                               Supplement. Unless otherwise specified in the related
                                               Prospectus Supplement, such reductions of principal
                                               of a Class or Classes of Securities shall be
                                               allocated to the Holders of the Securities of such
                                               Class or Classes pro rata in the proportion which the
                                               outstanding principal of each Bond or Certificate of
                                               such Class or Classes bears to the Aggregate
                                               Outstanding Principal of all Securities of such
                                               Class. See "DESCRIPTION OF THE SECURITIES--Payments
                                               or Distributions of Principal."

STATED MATURITY OF THE BONDS.................  The "Stated Maturity" for each Class of a Series is the date specified in the related Prospectus
                                               Supplement no later than which all the Bonds of such
                                               Class will be fully paid, calculated on the basis of
                                               the assumptions set forth in the related Prospectus
                                               Supplement. However, the actual maturity of the Bonds
                                               is likely to occur earlier and may occur
                                               significantly earlier than their Stated Maturity. The
                                               rate of prepayments on the Mortgage Assets pledged as
                                               security for any Series will depend on a variety of
                                               factors, including the characteristics of the
                                               Mortgage Loans underlying or comprising the Mortgage
                                               Assets and the prevailing level of interest rates
                                               from time to time, as well as on a variety of
                                               economic, demographic, geographic, tax, legal and
                                               other factors. No assurance can be

                                               given as to the actual prepayment experience of such
                                               Mortgage Assets. See "YIELD AND PREPAYMENT
                                               CONSIDERATIONS."

FINAL SCHEDULED DISTRIBUTION DATE OF THE
  CERTIFICATES...............................  The Final Scheduled Distribution Date for each Class of Certificates of a Series is the date after which
                                               no Certificates of such Class will remain
                                               outstanding, assuming timely payments or
                                               distributions are made on the Mortgage Assets in the
                                               related Trust Fund in accordance with their terms.
                                               The Final Scheduled Distribution Date of a Class may
                                               equal the maturity date of the Mortgage Asset in the
                                               related Trust Fund which has the latest stated
                                               maturity or will be determined as described herein
                                               and in the related Prospectus Supplement.

                                               The actual maturity date of the Certificates of a
                                               Series will depend primarily upon the level of
                                               prepayments with respect to the Mortgage Loans
                                               comprising the Mortgage Assets in the related Trust
                                               Fund. The actual maturity of any Certificate is
                                               likely to occur earlier and may occur substantially
                                               earlier than its Final Scheduled Distribution Date as
                                               a result of the application of prepayments to the
                                               reduction of the principal balances of the
                                               Certificates. The rate of prepayments on the Mortgage
                                               Loans comprising Mortgage Assets in the Trust Fund
                                               for a Series will depend on a variety of factors,
                                               including certain characteristics of such Mortgage
                                               Loans and the prevailing level of interest rates from
                                               time to time, as well as on a variety of economic,
                                               demographic, tax, legal, social and other factors. No
                                               assurance can be given as to the actual prepayment
                                               experience with respect to a Series. See "RISK
                                               FACTORS" and "YIELD AND PREPAYMENT
                                               CONSIDERATIONS--Prepayments and Weighted Average"
                                               herein.

REDEMPTION OF BONDS..........................  The Bonds will be redeemable only as follows:

                                               A. SPECIAL REDEMPTION

                                               If specified in the related Prospectus Supplement,
                                               Bonds of a Series will be subject to special
                                               redemption, in whole or in part, if, as a result of
                                               principal payments on the Mortgage Assets securing
                                               such Series or low reinvestment yields or both, the
                                               Trustee determines (based on assumptions, if any,
                                               specified in the Indenture and after giving effect to
                                               the amounts, if any, available to be withdrawn from
                                               any Reserve Fund for such Series) that the amount
                                               anticipated to be available in the Collection Account
                                               for such Series on the date specified in the related
                                               Prospectus Supplement will be insufficient to meet
                                               debt service requirements on any portion of the
                                               Bonds. Any such redemption would be limited to the
                                               aggregate amount of all scheduled principal payments
                                               and prepayments on the Mortgage Assets received since
                                               the last Payment Date or Special Redemption Date,
                                               whichever is

                                               later, and may shorten the maturity of any Bond so
                                               redeemed by no more than the period between the date
                                               of such special redemption and the next Payment Date.
                                               Unless otherwise specified in the related Prospectus
                                               Supplement, special redemptions of Bonds of a Series
                                               will be made in the same priority and manner as
                                               principal payments are made on a Payment Date. Bonds
                                               subject to special redemption shall be redeemed on
                                               the applicable Special Redemption Date at 100% of
                                               their unpaid principal amount plus accrued interest
                                               on such principal to the date specified in the
                                               related Prospectus Supplement. To the extent
                                               described in the related Prospectus Supplement, Bonds
                                               of a Series may be subject to special redemption in
                                               whole or in part following certain defaults under an
                                               Enhancement Agreement or other agreement, and in
                                               certain other events at the Redemption Price. See
                                               "DESCRIPTION OF THE SECURITIES--Special Redemption."

                                               B. OPTIONAL REDEMPTION

                                               To the extent specified in the related Prospectus
                                               Supplement, one or more Classes of any Series may be
                                               redeemed in whole, or in part, at, unless otherwise
                                               specified in the related Prospectus Supplement, the
                                               Issuer's option on any Payment Date on or after the
                                               date specified in the related Prospectus Supplement
                                               and at the Redemption Price. See "DESCRIPTION OF THE
                                               SECURITIES--Optional Redemption."

                                               C. MANDATORY REDEMPTION

                                               If specified in the related Prospectus Supplement for
                                               a Series, the Bonds of one or more Classes
                                               ("Individual Investor Bonds") may be subject to
                                               mandatory redemptions by lot or by such other method
                                               set forth in the Prospectus Supplement. The related
                                               Prospectus Supplement relating to a Series of Bonds
                                               with Individual Investor Securities will set forth
                                               Class priorities, if any, and conditions with respect
                                               to redemptions. Individual Investor Securities to be
                                               redeemed shall be selected by random lot in $1,000
                                               units, after making all permitted redemptions
                                               requested by holders of Individual Investor
                                               Securities or by such other method set forth in the
                                               Prospectus Supplement. See "DESCRIPTION OF THE
                                               SECURITIES--Mandatory Redemption."

OPTIONAL TERMINATION OF TRUST FUND...........  If so specified in the related Prospectus Supplement, the Company, as depositor of the Primary Assets into
                                               the Trust Fund (acting in such capacity, and in such
                                               capacity in respect of an Owner Trust, the
                                               "Depositor"), the Servicer, or such other entity that
                                               is specified in the related Prospectus Supplement,
                                               may, at its option, cause an early termination of the
                                               related Trust Fund by repurchasing all of the Primary
                                               Assets remaining in the Trust Fund on or after a
                                               specified

                                               date, or on or after such time as the aggregate
                                               principal balance of the Certificates of any Class of
                                               the Series is less than the amount or percentage
                                               specified in the related Prospectus Supplement. See
                                               "DESCRIPTION OF THE SECURITIES--Optional
                                               Termination."

REPURCHASES OF CERTIFICATES..................  If so specified in the related Prospectus Supplement, one or more classes of the Certificates of such
                                               Series may be repurchased, in whole or in part, at
                                               the option of the Depositor, at such times and under
                                               the circumstances specified in such Prospectus
                                               Supplement and at the repurchase price set forth
                                               therein. See "DESCRIPTION OF THE SECURITIES--Optional
                                               Repurchase of Certificates" herein.

                                               If so specified in the related Prospectus Supplement,
                                               any Class of the Certificates may be subject to
                                               repurchase at the request of the holders of such
                                               Class or to mandatory repurchase by the Depositor
                                               (including by random lot). See "DESCRIPTION OF THE
                                               SECURITIES--Other Repurchases" herein.

SECURITY FOR THE BONDS,
  OR THE TRUST FUND FOR THE
  CERTIFICATES...............................  Each Series of Bonds will be separately secured by
                                               Primary Assets consisting of one or more of the
                                               assets described below, as specified in the
                                               Prospectus Supplement. The Trust Fund for a Series of
                                               Certificates will consist of one or more of the
                                               assets described below, as specified in the related
                                               Prospectus Supplement.

                                               A. MORTGAGE ASSETS

                                               The Primary Assets for a Series may consist of any
                                               combination of the following, to the extent and as
                                               specified in the related Prospectus Supplement:

                                               (1) Mortgage Loans

                                               Mortgage Assets for a Series may consist, in whole or
                                               in part, of Mortgage Loans, including participation
                                               interests therein owned by the Issuer. Some Mortgage
                                               Loans or Mortgage Loans underlying such participation
                                               interests may be delinquent or non-performing as
                                               specified in the related Prospectus Supplement. The
                                               Mortgage Assets may consist of a single Mortgage Loan
                                               or obligations of a single obligor or related
                                               obligors as specified in the related Prospectus
                                               Supplement. Mortgage Loans comprising or underlying
                                               the Mortgage Assets may be originated by or acquired
                                               from an affiliate of the Issuer and an affiliate of
                                               the Issuer may be an obligor with respect to any such
                                               Mortgage Loan. Payments on such Mortgage Loans will
                                               be collected by the Trustee or by the Servicer or
                                               Master Servicer with respect to a Series and

                                               remitted to the Trustee as described in the related
                                               Prospectus Supplement and will be available in the
                                               priority described in the related Prospectus
                                               Supplement to make payments on the Bonds of that
                                               Series. To the extent specified in the related
                                               Prospectus Supplement, Mortgage Loans owned by the
                                               Issuer will be serviced by Servicers, and, if
                                               applicable, a Master Servicer, either of which may be
                                               affiliates or shareholders of the Issuer.

                                               Mortgaged Properties securing Mortgage Loans may
                                               consist of multifamily residential rental property or
                                               cooperatively owned multifamily property consisting
                                               of five or more dwelling units, mixed
                                               multifamily/commercial property or commercial
                                               property. Mortgage Loans secured by Multifamily
                                               Property may consist of FHA Loans. Mortgage Loans
                                               may, as specified in the related Prospectus
                                               Supplement, have various payment characteristics and
                                               may consist of fixed rate loans or ARMs or Mortgage
                                               Loans having balloon or other irregular payment
                                               features. Unless otherwise specified in the related
                                               Prospectus Supplement, the Mortgage Loans will be
                                               secured by first mortgages or deeds of trust or other
                                               similar security instruments creating a first lien on
                                               Mortgaged Property. If so specified in the related
                                               Prospectus Supplement, Mortgage Loans relating to
                                               real estate projects under construction may be
                                               included in the Mortgage Assets for a Series. The
                                               related Prospectus Supplement will describe certain
                                               characteristics of the Mortgage Loans comprising the
                                               Mortgage Assets for a Series, including, without
                                               limitation, (a) the aggregate unpaid principal
                                               balance of the Mortgage Loans comprising the Mortgage
                                               Assets; (b) the weighted average Mortgage Rate on the
                                               Mortgage Loans, and, in the case of adjustable
                                               Mortgage Rates, the weighted average of the current
                                               adjustable Mortgage Rates, the minimum and maximum
                                               permitted adjustable Mortgage Rates, if any, and the
                                               weighted average thereof; (c) the average outstanding
                                               principal balance of the Mortgage Loans; (d) the
                                               weighted average remaining scheduled term to maturity
                                               of the Mortgage Loans and the range of remaining
                                               scheduled terms to maturity; (e) the range of
                                               Loan-to-Value Ratios of the Mortgage Loans; (f) the
                                               relative percentage (by principal balance as of the
                                               Cut-off Date) of Mortgage Loans that are ARMs, fixed
                                               interest rate, FHA Loans or other types of Mortgage
                                               Loans; (g) any enhancement relating to the Mortgage
                                               Assets; (h) the relative percentage (by principal
                                               balance as of the Cut-Off Date) of Mortgage Loans
                                               that are secured by Multifamily Property or
                                               Commercial Property; (i) the geographic dispersion of
                                               Mortgaged Properties securing the Mortgage Loans; and
                                               (j) the use or type of each Mortgaged Property
                                               securing a Mortgage Loan.

                                               If permitted by applicable law, the Mortgage Pool may
                                               also include Mortgaged Properties acquired by
                                               foreclosure or by deed-in-lieu of foreclosure ("REO
                                               Property"). To the extent specified in the related
                                               Prospectus Supplement, the Servicer or the Master
                                               Servicer or the Special Servicer, if any, may
                                               establish and maintain a trust account or accounts to
                                               be used in connection with REO Properties and other
                                               Mortgaged Properties being operated by it or on its
                                               behalf on behalf of the Trust Estate, by the
                                               mortgagor as debtor-in-possession or otherwise. See
                                               "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage
                                               Loans" and "SERVICING OF MORTGAGE LOANS--Maintenance
                                               of Insurance Policies and Other Servicing
                                               Procedures--Presentation of Claims; Realization Upon
                                               Defaulted Mortgage Loans."

                                               (2) Private Mortgage-Backed Securities

                                               Private Mortgage-Backed Securities may include (a)
                                               mortgage participations or pass-through certificates
                                               representing beneficial interests in certain Mortgage
                                               Loans, (b) debt obligations interest payments on
                                               which may be tax-exempt in whole or in part secured
                                               by mortgages or (c) participations or other interests
                                               in any of the foregoing. Although individual Mortgage
                                               Loans underlying a Private Mortgage-Backed Security
                                               may be insured or guaranteed by the United States or
                                               an agency or instrumentality thereof, they need not
                                               be, and the Private Mortgage-Backed Securities
                                               themselves will not be, so insured or guaranteed.
                                               Unless otherwise specified in the Prospectus
                                               Supplement relating to a Series, payments on the
                                               Private Mortgage-Backed Securities will be
                                               distributed directly to the Trustee (on behalf of the
                                               Trust Estate) as registered owner of such Private
                                               Mortgage-Backed Securities. Unless otherwise
                                               specified in the Prospectus Supplement relating to a
                                               Series, if payments with respect to interest on the
                                               underlying obligations are tax-exempt, such
                                               Prospectus Supplement will disclose the relevant
                                               federal income tax characteristics relating to the
                                               tax-exempt status of such obligations.

                                               The related Prospectus Supplement for a Series will
                                               specify, to the extent applicable, (i) the aggregate
                                               approximate principal amount and type of any Private
                                               Mortgage-Backed Securities to be included in the
                                               Trust Estate or Trust Fund for such Series; (ii)
                                               certain characteristics of the Mortgage Loans,
                                               participations or other interests which comprise the
                                               underlying assets for the Private Mortgage-Backed
                                               Securities including (A) the payment features of such
                                               Mortgage Loans, participations or other interests
                                               (i.e., whether they are fixed interest rate or
                                               adjustable rate and whether they provide for fixed
                                               level payments, negative amortization, or other
                                               payment features), (B) the approximate aggregate
                                               principal amount, if known, of the underlying
                                               Mortgage Loans, participations or

                                               other interests which are insured or guaranteed by a
                                               governmental entity, (C) the servicing fee or range
                                               of servicing fees with respect to the Mortgage Loans,
                                               and (D) the stated maturities of the Mortgage Loans,
                                               participations or other interests at origination;
                                               (iii) the maximum original term-to-stated maturity of
                                               the Private Mortgage-Backed Securities; (iv) the
                                               weighted average term-to-stated maturity of the
                                               Private Mortgage-Backed Securities; (v) the pass-
                                               through or bond rate or ranges thereof for the
                                               Private Mortgage-Backed Securities or formula
                                               therefor; (vi) the weighted average pass-through or
                                               certificate rate of the Private Mortgage-Backed
                                               Securities or formula therefor; (vii) the issuer of
                                               the Private Mortgage-Backed Securities (the "PMBS
                                               Issuer"), the Servicer or Master Servicer of the
                                               Private Mortgage-Backed Securities and the trustee of
                                               the Private Mortgage-Backed Securities (the "PMBS
                                               Trustee"); (viii) certain characteristics of credit
                                               support, if any, such as reserve funds, insurance
                                               policies, letters of credit, guarantees or
                                               overcollateralization, relating to the Mortgage Loans
                                               underlying the Private Mortgage-Backed Securities, or
                                               to such Private Mortgage-Backed Securities
                                               themselves; (ix) the terms on which underlying
                                               Mortgage Loans, participations or other interests for
                                               such Private Mortgage-Backed Securities or the
                                               Private Mortgage-Backed Securities themselves may, or
                                               are required to, be repurchased prior to maturity;
                                               and (x) the terms on which substitute Mortgage Loans,
                                               participations or other interests may be delivered to
                                               replace those initially deposited with the PMBS
                                               Trustee.

                                               (3) Determination of Asset Value

                                               If provided in the applicable Prospectus Supplement,
                                               each item of Mortgage Assets for a Series will be
                                               assigned an Asset Value. Unless otherwise specified
                                               in the related Prospectus Supplement, the aggregate
                                               of the Asset Values of the Primary Assets securing a
                                               Series of Bonds or comprising a Trust Fund will equal
                                               not less than the original Aggregate Outstanding
                                               Principal of such Series. The Asset Value of an item
                                               of Primary Assets securing any Series of Bonds or
                                               comprising a Trust Fund is intended to represent the
                                               principal amount of Securities of such Series that,
                                               based on certain assumptions stated in the related
                                               Series Supplement, can be supported by payments on
                                               such item of Primary Assets, irrespective of
                                               prepayments thereon, together with, depending on the
                                               type of Primary Assets and method used to determine
                                               its Asset Value, reinvestment earnings at the related
                                               Assumed Reinvestment Rate, if any, and amounts in any
                                               Reserve Fund established for that Series. In such a
                                               case, the related Prospectus Supplement will set
                                               forth the method or methods and related assumptions
                                               used to determine Asset Value, if such method is
                                               used, for the Primary Assets securing the

                                               related Series. See "DESCRIPTION OF THE
                                               SECURITIES--Valuation of Mortgage Assets."

                                               B. COLLECTION ACCOUNT

                                               Unless otherwise provided in the related Prospectus
                                               Supplement, all payments on the Primary Assets
                                               pledged as security for a Series or comprising the
                                               assets of a Trust Fund will be remitted to a
                                               Collection Account to be established with the
                                               Trustee, or if the Trustee is not also the Paying
                                               Agent, with the Paying Agent, for such Series. Unless
                                               otherwise provided in the related Prospectus
                                               Supplement, such payments, together with the
                                               Reinvestment Income thereon, if any, the amount of
                                               cash, if any, initially deposited in the Collection
                                               Account by the Issuer together with Reinvestment
                                               Income thereon, if any, and any amounts withdrawn
                                               from any Reserve Fund established for such Series,
                                               will be available to make payments or distributions
                                               of principal of and interest on such Series on the
                                               next Payment Date or Distribution Date, as
                                               applicable. Any funds remaining in the Collection
                                               Account for a Series immediately following a Payment
                                               Date or Distribution Date, as applicable (unless
                                               required to be deposited into one or more Reserve
                                               Funds, as described below, or applied to pay certain
                                               expenses or other payments provided for in the
                                               Indenture or Trust Agreement, as applicable) will be
                                               promptly paid as provided in the Indenture or Trust
                                               Agreement to the Issuer or, in certain circumstances,
                                               to owners of residual interests and, upon such
                                               payment, will be released from the lien of the
                                               Indenture or Trust Agreement, as applicable. See
                                               "SECURITY FOR THE BONDS AND CERTIFICATES--Collection
                                               Account."

                                               C. GUARANTEED INVESTMENT CONTRACTS AND OTHER
                                               AGREEMENTS

                                               The Issuer may obtain and deliver to the Trustee
                                               Guaranteed Investment Contracts pursuant to which
                                               moneys held in the funds and accounts established for
                                               such Series will be invested at a specified rate for
                                               the Series. The Issuer may also obtain and deliver to
                                               the Trustee certain other agreements such as interest
                                               rate swap agreements, interest rate cap or floor
                                               agreements or similar agreements issued by a bank,
                                               insurance company, savings bank, savings and loan
                                               association or other entity which reduce the effects
                                               of interest rate fluctuations on the Mortgage Assets
                                               or the Securities. The principal terms of any such
                                               Guaranteed Investment Contract or other agreement,
                                               including, without limitation, provisions relating to
                                               the timing, manner and amount of payments thereunder
                                               and provisions relating to the termination thereof,
                                               will be described in the Prospectus Supplement for
                                               the related Series. Additionally, the related
                                               Prospectus Supplement will provide certain
                                               information with

                                               respect to the issuer of such Guaranteed Investment
                                               Contract or other agreement.

ENHANCEMENT..................................  Enhancement in the form of reserve funds, subordination, overcollateralization, insurance
                                               policies, letters of credit or other types of credit
                                               support may be provided with respect to the Mortgage
                                               Assets or with respect to one or more Classes of
                                               Securities of a Series. If the Mortgage Assets are
                                               divided into separate Mortgage Groups, each securing
                                               or supporting a separate Class or Classes of a
                                               Series, credit support may be provided by a
                                               cross-support feature which requires that
                                               distributions be made with respect to Securities
                                               secured by one Mortgage Group prior to distributions
                                               to Subordinate Securities secured by another Mortgage
                                               Group within the Trust Estate or Trust Fund.

                                               The type, characteristics and amount of enhancement
                                               will be determined based on the characteristics of
                                               the Mortgage Loans underlying or comprising the
                                               Mortgage Assets and other factors and will be
                                               established on the basis of requirements of each
                                               Rating Agency rating the Securities of such Series.
                                               If so specified in the related Prospectus Supplement,
                                               any such enhancement may apply only in the event of
                                               certain types of losses or delinquencies and the
                                               protection against losses or delinquencies provided
                                               by such enhancement will be limited. See
                                               "ENHANCEMENT" and "RISK FACTORS" herein.

                                               A. SUBORDINATE SECURITIES

                                               A Series of Securities may include one or more
                                               Classes of Subordinate Securities. The rights of
                                               holders of such Subordinate Securities to receive
                                               distributions on any Payment Date or Distribution
                                               Date, as applicable, will be subordinate in right and
                                               priority to the rights of holders of Senior
                                               Securities of the Series, but only to the extent
                                               described in the related Prospectus Supplement. If so
                                               specified in the related Prospectus Supplement,
                                               subordination may apply only in the event of certain
                                               types of losses not covered by other enhancement.
                                               Unless otherwise specified in the related Prospectus
                                               Supplement, such subordination will be in lieu of
                                               providing insurance policies or other credit support
                                               with respect to losses arising from such events.
                                               Unless otherwise specified in the related Prospectus
                                               Supplement, the related Series Supplement may require
                                               a trustee that is not the Trustee to be appointed to
                                               act on behalf of holders of Subordinate Securities.

                                               The related Prospectus Supplement will set forth
                                               information concerning the amount of subordination of
                                               a Class or Classes of Subordinate Securities in a
                                               Series, the circumstances in which such subordination
                                               will be applicable, the manner, if any, in which the
                                               amount of subordination will decrease over

                                               time, the manner of funding any related Reserve Fund
                                               and the conditions under which amounts in any related
                                               Reserve Fund will be used to make distributions to
                                               holders of Senior Securities and/or to holders of
                                               Subordinate Securities or be released from the
                                               related Trust Estate or Trust Fund. If cash flows
                                               otherwise distributable to holders of Subordinate
                                               Securities secured by a Mortgage Group will be used
                                               as credit support for Senior Securities secured by
                                               another Mortgage Group within the Trust Estate or
                                               Trust Fund, the related Prospectus Supplement will
                                               specify the manner and conditions for applying such a
                                               cross-support feature. See "ENHANCEMENT--Subordinate
                                               Securities."

                                               B. INSURANCE

                                               If so specified in the related Prospectus Supplement,
                                               certain insurance policies will be required to be
                                               maintained with respect to the Mortgage Loans
                                               included in the Trust Estate or Trust Fund for a
                                               Series. Such insurance policies may include, but are
                                               not limited to, a standard hazard insurance policy
                                               or, with respect to FHA Loans, FHA Insurance. See
                                               "ENHANCEMENT" and "DESCRIPTION OF INSURANCE ON THE
                                               MORTGAGE LOANS" herein. The Prospectus Supplement for
                                               a Series will provide information concerning any such
                                               insurance policies, including (a) the types of
                                               coverage provided by each, (b) the amount of such
                                               coverage and (c) conditions to payment under each. To
                                               the extent described in the related Prospectus
                                               Supplement, certain insurance policies to be
                                               maintained with respect to the Mortgage Loans may be
                                               terminated, reduced or replaced following the
                                               occurrence of certain events affecting the authority
                                               or creditworthiness of the insurer. Additionally,
                                               such insurance policies may be terminated, reduced or
                                               replaced by the Servicer or Master Servicer, if any,
                                               provided that no rating assigned to Securities of the
                                               related Series offered hereby and by the related
                                               Prospectus Supplement is adversely affected and such
                                               insurance policies may apply only in the event of
                                               certain types of losses, all as set forth in the
                                               related Prospectus Supplement.

                                               C. LETTER OF CREDIT

                                               If so specified in the related Prospectus Supplement,
                                               credit support may be provided by one or more letters
                                               of credit. A letter of credit may provide limited
                                               protection against certain losses in addition to or
                                               in lieu of other credit support. The issuer of the
                                               letter of credit (the "L/C Bank") will be obligated
                                               to honor demands with respect to such letter of
                                               credit, to the extent of the amount available
                                               thereunder, to provide funds under the circumstances
                                               and subject to such conditions as are specified in
                                               the related Prospectus Supplement. The liability of
                                               the L/C Bank under its letter of

                                               credit may be reduced by the amount of unreimbursed
                                               payments thereunder.

                                               The maximum liability of an L/C Bank under its letter
                                               of credit will be an amount equal to a percentage
                                               specified in the related Prospectus Supplement of the
                                               initial aggregate outstanding principal balance of
                                               the Mortgage Loans in the Trust Estate or Trust Fund
                                               or one or more Classes of Securities of the related
                                               Series (the "L/C Percentage"). The maximum amount
                                               available at any time to be paid under a letter of
                                               credit will be determined in the manner specified
                                               therein and in the related Prospectus Supplement. See
                                               "ENHANCEMENT--Letter of Credit."

                                               D. BOND GUARANTEE INSURANCE

                                               If so specified in the related Prospectus Supplement,
                                               credit support for a Series may be provided by an
                                               insurance policy (the "Bond Guarantee Insurance")
                                               issued by one or more insurance companies. Such Bond
                                               Guarantee Insurance may guarantee timely
                                               distributions of interest and full distributions of
                                               principal on the basis of a schedule of principal
                                               distributions set forth in or determined in the
                                               manner specified in the related Prospectus
                                               Supplement. See "ENHANCEMENT--Bond Guarantee
                                               Insurance."

                                               E. RESERVE FUNDS

                                               The Issuer may deposit in one or more reserve funds
                                               (collectively, the "Reserve Funds") for any Series
                                               cash, Eligible Investments, demand notes or a
                                               combination thereof in the aggregate amount, if any,
                                               specified in the related Prospectus Supplement. Any
                                               Reserve Funds for a Series may also be funded over
                                               time through application of a specified amount of
                                               cash flow, to the extent described in the related
                                               Prospectus Supplement. Such a Reserve Fund may be
                                               established to increase the likelihood of the timely
                                               distributions on the Securities of such Series or to
                                               reduce the likelihood of a special redemption with
                                               respect to any Series. Reserve Funds may be
                                               established to provide protection against certain
                                               losses or delinquencies in addition to or in lieu of
                                               other credit support. Amounts on deposit in the
                                               Reserve Funds for a Series, together with (unless
                                               otherwise specified in the related Prospectus
                                               Supplement) the reinvestment income thereon, if any,
                                               will be applied for the purposes, in the manner and
                                               to the extent provided by the related Prospectus
                                               Supplement.

                                               On each Payment Date or Distribution Date, as
                                               applicable, for a Series, all amounts on deposit in
                                               any Reserve Funds for the Series in excess of the
                                               amounts required to be maintained therein by the
                                               related Indenture or Trust Agreement, as applicable,
                                               and specified in the related Prospectus Supplement
                                               may be released from the Reserve Funds and will

                                               not be available for future payments or distributions
                                               on the Securities of such Series.

                                               Additional information concerning any Reserve Funds,
                                               including whether any such Reserve Fund is a part of
                                               the Trust Estate or Trust Fund, the circumstances
                                               under which moneys therein will be applied to make
                                               distributions to Bondholders or Certificateholders,
                                               the balance required to be maintained in such Reserve
                                               Funds, the manner in which such required balance will
                                               decrease over time and the manner of funding any such
                                               Reserve Fund, will be set forth in the related
                                               Prospectus Supplement. See "ENHANCEMENT--Reserve
                                               Funds."

                                               F. OVERCOLLATERALIZATION

                                               To the extent applicable and as specified in the
                                               related Prospectus Supplement, a Series may be
                                               structured such that the outstanding principal
                                               balances or Aggregate Asset Value of the Mortgage
                                               Assets securing a Series may exceed the Aggregate
                                               Outstanding Principal of such Series, thereby
                                               resulting in overcollateralization. See "DESCRIPTION
                                               OF THE SECURITIES--Valuation of Mortgage Assets."

SERVICING AGREEMENTS.........................  Various Servicers will perform certain servicing functions with respect to any Mortgage Loans
                                               comprising Mortgage Assets or Underlying Collateral
                                               for a Series. In addition, if so specified in the
                                               related Prospectus Supplement, a Master Servicer
                                               identified in the related Prospectus Supplement may
                                               service Mortgage Loans directly or administer and
                                               supervise the performance by the Servicers of their
                                               duties and responsibilities under separate servicing
                                               agreements. Each Servicer must meet the requirements
                                               of the Master Servicer, if any, and be approved by
                                               the Issuer, and, if specified in the related
                                               Prospectus Supplement, the Master Servicer and each
                                               Servicer must be approved by either FNMA or FHLMC as
                                               a seller-servicer of mortgage loans and, in the case
                                               of FHA Loans, by HUD as an FHA mortgagee. Each
                                               Servicer will be obligated under a servicing
                                               agreement to perform customary servicing functions
                                               and may be obligated to advance funds to cover
                                               certain payments not made by the Mortgagors to the
                                               extent described herein and in the related Prospectus
                                               Supplement. The Master Servicer, if any, may, if so
                                               specified in the related Prospectus Supplement, be
                                               obligated to advance funds to cover any required
                                               Advances not made by the Servicers to the extent
                                               that, in the judgment of the Master Servicer, such
                                               Advances are recoverable under the Insurance
                                               Policies, any Enhancement or from the proceeds of
                                               liquidation of the Mortgage Loans or as provided in
                                               the related Prospectus Supplement. The related
                                               Prospectus Supplement will specify the conditions to
                                               and any limitations on such Advances and the
                                               conditions under which such Advances will be
                                               recoverable. With respect to any such Series,

                                               the Issuer may (i) enter into a standby agreement
                                               with an independent standby Servicer acceptable to
                                               each Rating Agency rating such Securities providing
                                               that such standby Servicer will assume the Servicer's
                                               or Master Servicer's obligations in the event of a
                                               default by the Master Servicer or Servicer or (ii)
                                               obtain a servicer performance bond acceptable to each
                                               Rating Agency rating such Securities that will
                                               guarantee certain of the Servicer's or Master
                                               Servicer's obligations. The Issuer will assign to the
                                               Trustee its rights under any Master Servicing
                                               Agreement and any servicing agreements so provided
                                               with respect to a Series as security for the Series.
                                               See "SERVICING OF MORTGAGE LOANS" and "SECURITY FOR
                                               THE BONDS AND CERTIFICATES--Mortgage Loans" herein.

SPECIAL SERVICER.............................  If so specified in the related Prospectus Supplement, to the extent a Mortgage Loan on or after the Closing
                                               Date meets certain criteria set forth in the related
                                               Prospectus Supplement, (i) all or a portion of the
                                               servicing responsibilities with respect to such
                                               Mortgage Loan may be transferred to a Special
                                               Servicer or (ii) the Special Servicer will provide
                                               advisory services with respect to the servicing of
                                               such Mortgage Loan. See "SERVICING OF MORTGAGE LOANS"
                                               herein.

FEDERAL INCOME TAX CONSIDERATIONS............  Unless otherwise stated in the applicable Prospectus
                                               Supplement, a real estate mortgage investment conduit
                                               (a "REMIC") election will be made with respect to
                                               each Series of Securities. Securities of such Series
                                               will be designated as "regular interests" in a REMIC
                                               ("Regular Interest Securities") or as "residual
                                               interests" in a REMIC ("Residual Interest
                                               Securities").

                                               If the applicable Prospectus Supplement so specifies
                                               with respect to a Series of Securities, the
                                               Securities of such Series will not be treated as
                                               regular or residual interests in a REMIC for federal
                                               income tax purposes but instead will be treated as
                                               (i) indebtedness of the Issuer, (ii) an undivided
                                               beneficial ownership interest in the Mortgage Loans
                                               (and the arrangement pursuant to which the Mortgage
                                               Loans will be held and the Securities will be issued
                                               will be treated as a grantor trust under Subpart E,
                                               part I of subchapter J of the Code and not as an
                                               association taxable as a corporation for federal
                                               income tax purposes); (iii) equity interests in an
                                               association that will satisfy the requirements for
                                               qualification as a real estate investment trust; (iv)
                                               interests in an entity that will be treated as a
                                               partnership for federal income tax purposes; or (v)
                                               interests in an entity or a pool of assets that will
                                               satisfy the requirements for qualification as a
                                               financial asset securitization investment trust (a
                                               "FASIT") for federal income tax purposes. Federal
                                               income tax consequences to

                                               Bondholders or Certificateholders of any such Series
                                               will be described in the applicable Prospectus
                                               Supplement.

                                               Compound Interest Securities, Interest Weighted
                                               Securities and Zero Coupon Securities will, and
                                               certain other Classes of Securities may, be issued
                                               with original issue discount that is not DE MINIMIS.
                                               In such cases, the Bondholder or Certificateholder
                                               will be required to include the original issue
                                               discount in gross income as it accrues, which may be
                                               prior to the receipt of cash attributable to such
                                               income. If a Security is issued at a premium, the
                                               holder will be entitled to make an election to
                                               amortize such premium on a constant yield method.
                                               Securities constituting regular or residual interests
                                               in a REMIC will generally represent "loans secured by
                                               an interest in real property" for domestic building
                                               and loan associations and "real estate assets" for
                                               real estate investment trusts to the extent that the
                                               underlying mortgage loans and interest thereon
                                               qualify for such treatment. Non-REMIC Securities
                                               (other than interests in grantor trusts and certain
                                               interests in a FASIT) will not qualify for such
                                               treatment.

                                               A holder of a Residual Interest Security will be
                                               required to include in its income its pro rata share
                                               of the taxable income of the REMIC. In certain
                                               circumstances, the holder of a Residual Interest
                                               Security may have REMIC taxable income or tax
                                               liability attributable to REMIC taxable income for a
                                               particular period in excess of cash distributions for
                                               such period or have an after-tax return that is less
                                               than the after-tax return on comparable debt
                                               instruments. Accordingly, a Residual Interest
                                               Security may have a negative "value". In addition, a
                                               portion (or all) of the income from a Residual
                                               Interest Security (i) is not subject to offset by
                                               losses from other activities, (ii) for a holder that
                                               is subject to tax under the Code on unrelated
                                               business taxable income, is treated as unrelated
                                               business taxable income and (iii) for a foreign
                                               holder, does not qualify for exemption from or
                                               reduction of withholding. Further, individual holders
                                               are subject to limitations on the deductibility of
                                               expenses of the REMIC. See "FEDERAL INCOME TAX
                                               CONSIDERATIONS."

ERISA CONSIDERATIONS.........................  A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of the
                                               Employee Retirement Income Security Act of 1974, as
                                               amended ("ERISA"), or Section 4975 of the Code,
                                               should carefully review with its own legal advisors
                                               whether the purchase or holding of Securities could
                                               give rise to a transaction prohibited or otherwise
                                               impermissible under ERISA or the Code. See "ERISA
                                               CONSIDERATIONS."

LEGAL INVESTMENT.............................  The related Prospectus Supplement will specify whether any Class of the Securities of the particular
                                               Series offered by this Prospectus and the related
                                               Prospectus Supplement will constitute "mortgage
                                               related securities" under the Secondary

                                               Mortgage Market Enhancement Act of 1984, as amended
                                               ("SMMEA"). Investors whose investment authority is
                                               subject to legal restrictions should consult their
                                               own legal advisors to determine whether and to what
                                               extent the Securities constitute legal investments
                                               for them. See "LEGAL INVESTMENT."

                                               The Issuer will use the net proceeds from the sale of
                                               each Series to (i) purchase Mortgage Loans and/or
                                               Private Mortgage-Backed Securities comprising the
                                               Mortgage Assets securing such Securities, (ii) repay
                                               indebtedness which has been incurred to acquire
                                               Mortgage Assets to be pledged by the Issuer as
                                               security for the Bonds or to be deposited into a
                                               Trust Fund, (iii) establish any Reserve Funds
                                               described in the related Prospectus Supplement, or
                                               (iv) pay costs of structuring, guaranteeing and
                                               issuing such Securities. If so specified in the
                                               related Prospectus Supplement, the purchase of the
                                               Mortgage Assets for a Series may be effected by an
                                               exchange of Securities with the seller of such
                                               Mortgage Assets. See "USE OF PROCEEDS."

RATINGS......................................  It will be a condition to the issuance of any
                                               Securities offered by this Prospectus and the related
                                               Prospectus Supplement that they be rated in one of
                                               the four highest applicable rating categories by at
                                               least one Rating Agency. The rating or ratings
                                               applicable to Securities of each Series will be as
                                               set forth in the related Prospectus Supplement.

                                               A security rating should be evaluated independently
                                               of similar ratings of different types of securities.
                                               A security rating does not address the effect that
                                               the rate of prepayment on Mortgage Loans comprising
                                               or underlying the Mortgage Assets or the effect that
                                               reinvestment rates may have on the yield to investors
                                               in the Securities. A rating is not a recommendation
                                               to buy, sell or hold securities and may be subject to
                                               revision or withdrawal at any time by the assigning
                                               rating organization. Each rating should be evaluated
                                               independently of any other rating. See "RISK
                                               FACTORS."

                                  RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

    LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. The market value of Securities will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Furthermore, secondary purchasers may look only to the Prospectus Supplement attached hereto and to the reports to Bondholders or Certificateholders, as applicable, delivered pursuant to the Indenture or Trust Agreement, as applicable and as described herein under the heading "DESCRIPTION OF THE SECURITIES--General," "--The Bonds--General," and "--The Certificates--General" for information concerning the Securities. Except to the extent described in the related Prospectus Supplement, Bondholders or Certificateholders, as applicable, will have no optional redemption or early termination rights, respectively. The Bonds are subject to redemption, and the Certificates are subject to early termination or repurchase, by the Issuer only under certain specified circumstances described herein and in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Special Redemption," "--Optional Redemption," "--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases." Lehman Brothers Inc. ("Lehman Brothers"), through one or more of its affiliates, and the other underwriters, if any, presently expect to make a secondary market in the Securities, but have no obligation to do so.

    LIMITED ASSETS. The Issuer will not have, nor be expected in the future to have, any significant assets available for payments on a Series of Securities other than the assets pledged as security or deposited into a Trust Fund for a specific Series. The Bonds will be non-recourse obligations of the Issuer and each Series of Bonds will be separately secured. Unless otherwise specified in the related Prospectus Supplement, no Series will have any claim against or security interest in the Primary Assets pledged to secure any other Series. If the Primary Assets securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency.

    Unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for such Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations, if any, of the Depositor with respect to the Certificates of any Series will be pursuant to certain representation and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Mortgage Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Mortgage Loans or the Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases.

    Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any Reserve Funds, may be withdrawn under certain conditions and circumstances described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be pledged to, or available for, future payment or distribution of principal of or interest on the Securities. If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

    YIELD AND PREPAYMENT CONSIDERATIONS. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets securing a Series or deposited into a Trust Fund, as the case may be, generally will result in a faster rate of principal payments on such Securities than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Loans comprising or underlying the Mortgage Assets will affect the average life of each Class secured thereby and the extent to which each such Class is paid prior to its Stated Maturity or Final Scheduled Distribution Date. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets securing any Series of Bonds or deposited into a Trust Fund, as the case may be, or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans comprising or underlying the Primary Assets securing a Series of Bonds or deposited into a Trust Fund, as the case may be. As a result, the actual maturity of or final distribution on any Class could occur significantly earlier than its Stated Maturity or Final Scheduled Distribution Date. The actual maturity of the Bonds or final distribution on the Certificates will also be affected by the extent to which Excess Cash Flow is applied to payments or distributions of principal on the Securities. A Series of Securities may include Classes of PAC Securities or other Securities with priorities of payment and, as a result, yields on other Classes of Securities of such Series may be more sensitive to prepayments on Mortgage Loans. A Series may include a Class offered at a significant premium or discount. Yields on such Class of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, in the case of a premium Class, where the amount of interest payable with respect to such Class is extremely disproportionate to principal, a holder might, in some prepayment scenarios, fail to recoup its original investment. See "YIELD AND PREPAYMENT CONSIDERATIONS."

    LIMITED NATURE OF RATING. Any rating assigned to the Securities by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that holders of such Securities will receive payments required to be made under the Indenture or Trust Agreement, as the case may be. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that investors purchasing a Security at a significant premium might fail to recoup their initial investment under certain prepayment scenarios.

    The amount of Primary Assets, including any applicable Enhancement, required to support a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience generally nor any assurance that the data derived from a large pool of mortgages will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such analysis may be based upon the value of the property underlying the Mortgage Assets. There can be no assurance that such value will accurately reflect the future value of the property and, therefore, whether or not the Securities will be paid in full.

    CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTY; OBLIGOR DEFAULT. Mortgage Loans made with respect to Multifamily or Commercial Property may entail risks of loss in the event of delinquency and foreclosure that are greater than similar risks associated with traditional single-family property. Many of the Mortgage Loans may be nonrecourse loans as to which, in the event of an obligor default, recourse may be had only against the specific Commercial or Multifamily Property and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the obligor's other assets. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. If the net operating income from the project is reduced (for example, if rental or occupancy rates decline or real estate and personal property tax rates or other operating expenses increase), the obligor's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the obligor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the Master Servicer's or the Special Servicer's, if any, control. Although the Servicer or the Master Servicer is obligated to cause standard hazard insurance to be maintained with respect to each Mortgage Loan, insurance with respect to extraordinary hazards such as earthquakes and floods is generally not required to be maintained, and insurance is not available with respect to many of the other risks listed above.

    Certain of the Mortgage Loans as of the Cut-Off Date may not be fully amortizing over their terms to maturity, and, thus, will have substantial principal balances due at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of an obligor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the obligor's equity in the related Mortgaged Property, the financial condition and operating history of the obligor and the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real estate projects generally.

    If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer, if any, will have considerable flexibility under the Special Servicing Agreement to extend and modify Mortgage Loans which are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, the Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Special Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee to the Special Servicer will increase the present value of receipts from or proceeds of Mortgage Loans which are in default or as to which a default is reasonably foreseeable. To the extent losses on such Mortgage Loans exceed levels of available enhancement, the Holders of the Bonds of a Series may experience a loss. See "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" and "ENHANCEMENT."

    ENHANCEMENT LIMITATIONS. The amount, type and nature of Insurance Policies, subordination, Bond Guarantee Insurance, letters of credit, overcollateralization, Reserve Funds and other enhancement, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans.

    In addition, if principal payments on Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related insurance policy, letters of credit or other enhancement may be exhausted before the principal of the lower priority Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later maturing Classes.

    The Prospectus Supplement for a Series will describe any Reserve Funds, Insurance Policies, letter of credit, subordination, Bond Guarantee Insurance, over collateralization or other credit support relating to the Mortgage Assets or to the Securities of such Series. Use of such Reserve Funds and payments under such Insurance Policies, Bond Guarantee Insurance, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Reserve Funds, Insurance Policies, letter of credit or other credit support may not cover all potential losses or risks; for example, Enhancement may or may not cover fraud or negligence by the Issuer, the Master Servicer or other parties. Moreover, if a form of enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. The obligations of the issuers of any credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Bonds may include a Class or multiple Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities, the amount of subordination will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances. See "DESCRIPTION OF THE SECURITIES," "SECURITY FOR THE BONDS AND CERTIFICATES" and "ENHANCEMENT."

    OVERCOLLATERALIZATION AND SUBORDINATION. To provide Bondholders and Certificateholders with a degree of protection against loss, Mortgage Assets having an Asset Value in excess of the aggregate principal amount of the Securities may be pledged to secure a Series or deposited into the related Trust Fund, as the case may be, or Excess Cash Flow may be applied to create overcollateralization. Alternatively, a Series of Securities may include one or more Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Such overcollateralization or subordination will be at amounts established by the Rating Agency rating the Series based on an assumed level of defaults, delinquencies, other losses, application of Excess Cash Flow or other factors. There can, however, be no assurance that the loss experience on the Mortgage Assets securing the Securities will not exceed such assumed levels, adversely affecting the ability of the Issuer to meet debt service or distribution requirements on the Securities.

    Although overcollateralization and subordination are intended to reduce the risk of delinquent payments or losses to holders of Senior Securities, the amount of overcollateralization or subordination, as the case may be, will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances.

    DELINQUENT AND NON-PERFORMING MORTGAGE LOANS. As set forth in the related Prospectus Supplement, the Mortgage Pool for a particular Series may include, as of the Cut-Off Date, REO Properties or Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, management of such REO Properties or servicing with respect to such Mortgage Loans will be transferred to the Special Servicer as of the Closing Date. Enhancement provided with respect to a particular Series may not cover all losses related to such delinquent or non-performing Mortgage Loans or to such REO Properties. Investors should consider the risk that the inclusion of such Mortgage Loans or such REO Properties in the Mortgage Pool may affect the rate of defaults and prepayments on such Mortgage Pool and the yield on the Securities of such Series. See "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans."

    REMEDIES FOLLOWING DEFAULT. The market value of the Mortgage Assets securing a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Bonds, there is no assurance that the market value of the Mortgage Assets securing the Series, will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Bonds. However, in certain events the Trustee may be restricted from selling the Mortgage Assets securing a Series. See "THE INDENTURE--Events of Default."

    In addition, upon an Event of Default with respect to a Series and a resulting sale of the Mortgage Assets securing such Bonds, unless otherwise specified in the related Prospectus Supplement, the proceeds of such sale will be applied, first, to the payment of certain amounts due to the Trustee, second, to the payment of accrued interest on, and then to the payment of the then Aggregate Outstanding Principal of, such Bonds (including interest on and the Aggregate Outstanding Principal of any Residual Interest Bond) (as specified in the related Prospectus Supplement), third, to the payment of the remaining Administration Fee, if any, and, fourth, to the payment of any additional amounts due the Issuer or to the holders of the Residual Interest Bonds as applicable. Consequently, in the event of any such Event of Default and sale of Mortgage Assets, any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made.

    In the event the principal of the Securities of a Series is declared due and payable, the holders of any such Securities issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred.

    ENFORCEABILITY. As specified in the related Prospectus Supplement, the Mortgages may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Such clauses are generally enforceable subject to certain exceptions.

    As specified in the related Prospectus Supplement, the Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

    To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the obligor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the obligor defaults, the license terminates and the lender is entitled to collect rents. Such assignments must usually be recorded to be perfected as security interests. In addition, some state laws require that the lender take possession of the Mortgaged Property and/or obtain a judicial appointment of a receiver before becoming entitled to collect the rents. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Anti-Deficiency Legislation and Other Limitations on Lenders."

    ENVIRONMENTAL RISKS. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was actually caused or exacerbated by the lender's agents or employees. A lender also risks such liability on and following foreclosure of the Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which sch action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Matters."

    ERISA CONSIDERATIONS. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See "ERISA CONSIDERATIONS."

    CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL INTEREST BONDS AND RESIDUAL INTEREST CERTIFICATES. Holders of Residual Interest Bonds and Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of Holders of Residual Interest Securities." Accordingly, under certain circumstances, holders of Securities which constitute Residual Interest Bonds and Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Interest Bonds and Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Bonds or Certificates of the related Series have been reduced to zero, even though holders of Residual Interest Bonds and Residual Interest Certificates have received full payment of their stated interest and principal (if any). A portion (or all) of a holder of a Residual Interest Bond's or Residual Interest Certificate's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Securities constituting Residual Interest Bonds and Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Bonds and Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Bonds and Residual Interest Certificates, the taxable income arising in a given year on a Residual Interest Bond or a Residual Interest Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Bond and Residual Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, or may be negative.

                         DESCRIPTION OF THE SECURITIES

GENERAL

    The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or Trust Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Indenture or Trust Agreement are referred to, such provisions or terms shall be as specified in the Indenture or Trust Agreement.

THE BONDS--GENERAL

    The Bonds will be issued in Series pursuant to a Trust Indenture between the Company and LaSalle National Bank (or another bank or trust company qualified under the TIA and named in the related Prospectus Supplement for a Series), as Trustee, or a Trust and the Trustee, each as supplemented by or as incorporated by reference by a Series Supplement with respect to each Series. A copy of the form of Trust Indenture has been filed with the Commission as an exhibit to the Registration Statement of which the Prospectus forms a part. A copy of the Series Supplement for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

    The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be authorized from time to time by the Issuer. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. If so specified in related Prospectus Supplement, such Subordinate Securities may be offered hereby and by the related Prospectus Supplement. Each Class of a Series will be issued in registered or bearer form, as designated in the related Prospectus Supplement for a Series, in the minimum denominations specified in the related Prospectus Supplement. See "--Bearer Securities and Registered Securities." Bonds of a Series may be issued in whole or part in book-entry form. The transfer of the Bonds may be registered and the Bonds may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange.

    Payments of principal of and interest on the Bonds which are registered securities will be made by the Trustee, or if the Trustee is not the paying agent, the Paying Agent. Payments of principal of and interest on a Series will be made on the Payment Dates specified in the related Prospectus Supplement, to Bondholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Bond Register. All payments will be made by check mailed to the Bondholder or by wire transfer to accounts maintained by such Bondholder as specified in the related Prospectus Supplement, except that final payments of principal in retirement of each Bond will be made only upon presentation and surrender of such Bond at the office of the New York Presenting Agent. Notice will be mailed to the holder of such Bond before the Payment Date on which the final principal payment in retirement of the Bond is expected to be made.

    The Trustee will include with each payment on a Bond a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Bond of each Class having the minimum denomination for Bonds of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Payment Date prior to the commencement of principal payments on a Class of Compound Interest Bonds, the aggregate unpaid principal amount of each Class of Bonds, the interest accrued since the prior Payment Date and added to the principal of a Compound Interest Bond having the minimum denomination for Bonds of such Class and the new principal balance of such Bond.

THE CERTIFICATES--GENERAL

    The Certificates will be issued in Series pursuant to separate Trust Agreements between the Depositor and LaSalle National Bank (or another bank or trust company named in the related Prospectus Supplement). A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement and the Prospectus Supplement relating to each Series of Certificates. When particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms shall be as specified in the Trust Agreement.

    Each Series of Certificates will consist of one or more Classes, one or more of which may consist of Compound Interest Securities, Variable Interest Securities, Interest Only Certificates, Principal Only Certificates, Zero Coupon Securities or Planned Amortization Class Securities ("PACs"). A Series of Certificates may also include one or more Classes of Subordinate Securities.

    Each Series will be issued in fully registered form or bearer form, in the minimum original amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See "--Bearer Securities and Registered Securities."

    Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date as set forth in the related Prospectus Supplement.

    Distributions of principal of and interest on Certificates of a Series in registered form will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and
(b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made.

    The Trustee will include with each distribution on a Certificate a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Certificate of each Class having the minimum denomination for Certificates of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Distribution Date prior to the commencement of principal payments on a Class of Compound Interest Securities, the aggregate unpaid principal amount of each Class of Certificates, the interest accrued since the prior Distribution Date and added to the principal of a Compound Interest Certificate having the minimum denomination for Certificates of such Class and the new principal balance of such Certificate. See "THE TRUST AGREEMENT--Reports to Certificateholders."

BEARER SECURITIES AND REGISTERED SECURITIES

    Unless otherwise provided with respect to a Series of Securities, the Securities will be issuable as registered securities without coupons. If so provided with respect to a Series of Securities, Securities of such Series will be issuable solely as bearer securities with coupons attached or as both registered securities and bearer securities. Any such bearer securities will be issued in accordance with U.S. tax and securities laws then applicable to the sale of such securities.

    Unless applicable law at the time of issuance of any bearer securities provides otherwise, in connection with the sale during the "restricted period" as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the Closing Date and, with respect to unsold allotments, until sold) no bearer security shall be mailed or otherwise delivered to any location in the United States (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"). A bearer security in definitive form may be delivered only if the Person entitled to receive such bearer security furnishes written certification, in the form required by the Indenture, to the effect that such bearer security is not owned by or on behalf of a United States person (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"), or, if a beneficial interest in such bearer security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the bearer security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case (i) or (ii), such financial institution agreed to comply with the requirements of
Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. See "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES."

    Registered securities of any Series (other than in book-entry form) will be exchangeable for other registered securities of the same Series and of a like aggregate principal amount and tenor but of different authorized denominations. In addition, if specified in the related Prospectus Supplement, if Securities of any Series are issuable as both registered securities and as bearer securities, at the option of the Holder, upon request confirmed in writing, and subject to the terms of the Indenture or Trust Agreement, as the case may be, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such Series will be exchangeable into registered securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any bearer security surrendered in exchange for a registered security between the relevant record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture or Trust Agreement, as the case may be. Except as provided in an applicable Prospectus Supplement, bearer securities will not be issued in exchange for registered securities. If Securities of a Series are issuable as bearer securities, the Issuer will be required to maintain a transfer agent for such Series outside the United States.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of principal of and interest on bearer securities will be payable or distributable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Issuer may designate from time to time by check or by wire transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of interest on bearer securities on any Payment Date or Distribution Date, as applicable, will be made only against surrender of the coupon relating to such

Payment Date or Distribution Date, as applicable. No payment or distribution of interest on a bearer security will be made unless on the earlier of the date of the first such payment by the Paying Agent or the delivery by the Issuer of the bearer security in definitive form (the "Certification Date"), a written certificate in the form and to the effect described above is provided to the Issuer. No payment or distribution with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment or distribution of principal of and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of the Issuer's Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

BOOK-ENTRY REGISTRATION

    If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by one or more single Securities registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in book-entry Securities (a "Securities Owner") will be entitled to receive Securities representing such person's interest in the Securities except in the event that Definitive Securities (as defined herein) are issued under the limited circumstances set forth below. Unless and until Definitive Securities are issued, it is anticipated that the only holder of book-entry Securities will be Cede & Co., as nominee of DTC. Securities Owners will not be "Holders," "Bondholders" or "Certificateholders" under the Indenture or Trust Agreement, as applicable, and Securities Owners will only be permitted to exercise the rights of Bondholders or Certificateholders, as applicable, indirectly through DTC and its Participants.

    DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Securities Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of book-entry Securities may do so only through Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securities Owner to pledge such owner's interest in a book-entry Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest in a book-entry Security, may be limited. In addition, under a book-entry format, Securities Owners may experience some delay in their receipt of principal and interest distributions with respect to the book-entry Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securities Owners.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry Securities and is required to receive and transmit principal and interest distributions and other distributions with respect to the book-entry Securities. Participants and Indirect Participants with which Securities Owners have accounts with respect to book-entry Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securities Owners. Accordingly, although Securities Owners will not possess book-entry Securities, the Rules provide a mechanism by which Securities Owners will receive distributions and will be able to transfer their interests.

    The Issuer understands that DTC will take any action permitted to be taken by a Bondholder or Certificateholder under the Indenture or Trust Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC ownership of the book-entry Securities is credited. Additionally, the Issuer understands that DTC will take such actions with respect to Securities Owners who are holders of a certain specified interest in book-entry Securities or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Securities Owners to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

    Unless otherwise specified in the related Prospectus Supplement, Securities of a Series issued initially in book-entry form only will be issued in fully registered, certificated form ("Definitive Securities") to Securities Owners, rather than to DTC, only if (i) DTC advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Securities, and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the Indenture or Trust Agreement, as applicable, Securities Owners representing a majority of the aggregate outstanding principal amount of the Securities advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Securities Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the Securities registered in the name of its nominee and instructions for registration, the Trustee will issue all, but not less than all, of the principal amount of the formerly DTC-held Securities then outstanding in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture, or Certificateholders under the Trust Agreement, as applicable.

VALUATION OF MORTGAGE ASSETS

    If stated in the applicable Prospectus Supplement, each item of Mortgage Assets securing a Series, or comprising the Trust Fund, as the case may be, will be assigned an initial Asset Value determined in the manner and subject to the assumptions specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Mortgage Assets pledged to secure a Series or comprising the Trust Fund, as the case may be, will not be less than the initial Aggregate Outstanding Principal of the related Series at the date of issuance thereof.

    With respect to the Mortgage Assets pledged to collateralize the Bonds of a Series, or comprising the Trust Fund, as the case may be, as of any date, the Aggregate Asset Value, unless otherwise specified in the related Prospectus Supplement, shall be equal to the aggregate of the Asset Values for each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate or Trust Fund, as applicable, for a Series of Securities plus the amount, if any, remaining in the Collection Account and any other Pledged Fund or Account subsequent to an initial deposit therein on the Delivery Date, together with Reinvestment Income thereon, if any, at the Assumed Reinvestment Rate, if any.

    There are a number of alternative means of determining Asset Value of the Mortgage Assets, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Assets, determinations based on the relationship between the interest rate borne by such Mortgage Assets and the Bond Interest Rate or Rates or Certificate Interest Rate or Rates for the related Classes of Securities, or based upon the aggregate outstanding principal balances of the Mortgage Assets. If applicable, the Prospectus Supplement for a Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets for such Series of Securities.

    The Assumed Reinvestment Rate, if any, for a Series will be the rate on which amounts deposited in the Collection Account will be assumed to accrue interest or a rate insured or guaranteed by means of a surety bond, Guaranteed Investment Contract, or similar arrangement. If the Assumed Reinvestment Rate is insured or guaranteed, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OR DISTRIBUTIONS OF INTEREST

    Each Class of a Series (other than a Class of Zero Coupon Securities or Principal Only Securities) will accrue interest at the rate per annum specified, or in the manner determined and set forth, in the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement). Interest on all Securities which accrue interest, other than Compound Interest Securities, will be due and payable on the Payment Dates or Distribution Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Securities. Unless otherwise specified in the related Prospectus Supplement, payment of interest on a Class of Compound Interest Securities will commence only following the Accrual Termination Date. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. Following the applicable Accrual Termination Date, interest payments will be made on such Class on the Compound Value of such Class. The Compound Value of a Class of Compound Interest Securities equals the original principal amount of the Class, plus accrued and unpaid interest added to such Class through the immediately preceding Payment Date or Distribution Date, less any principal payments previously made on that Class, and if specified in the related Prospectus Supplement, losses allocable thereto. Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the related Interest Accrual Period preceding such Payment Date or Distribution Date, which Interest Accrual Period will end on the day preceding each Payment Date or Distribution Date or such earlier date as may be specified in the related Prospectus Supplement. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Securities), and allocations of losses on the Primary Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

    To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Variable Interest Securities. The Variable Interest Rate of Variable Interest Securities will be a variable or adjustable rate, subject to a Maximum Variable Interest Rate and a Minimum Variable Interest Rate. It is the Issuer's present intention, subject to changing market conditions, that the Variable Interest Rate formula or index be based on an established financial index in the national or international financial markets. The Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable, for Variable Interest Securities will be set forth in the related Prospectus Supplement and need not be the same as the Payment Dates or Distribution Dates for other Securities in such Series, but may be either more or less frequent. Unless otherwise specified in the related Prospectus Supplement or herein, references to Payment Date or Distribution Dates include Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable. For each Class of Variable Interest Securities, the related

Prospectus Supplement will set forth the initial Bond Interest Rate or Certificate Interest Rate, as applicable, (or the method of determining it), the Variable Interest Period and the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, for each Variable Interest Period will be determined.

    Interest Only Securities or Interest Weighted Securities, among others, may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount will be determined at the time of issuance of such Securities based on the principal balances or Bond Value of the Mortgage Loans attributable to the Securities of a Series entitled to receive principal, and will be adjusted monthly over the life of the Securities based upon adjustments to the Asset Value or principal amounts of such Mortgage Loans. Reference to the Notional Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

    If so specified in the related Prospectus Supplement, if funds in the Collection Account are insufficient to make required payments of interest to Bondholders or Certificateholders on any Payment Date or Distribution Date, as applicable, amounts available for payment to the Bondholders or Certificateholders of each Class will be allocated pro rata in the proportion in which the outstanding principal balance of each Bond or Certificate bears to the aggregate outstanding principal balance of all Bonds or Certificates of such Class, except that Subordinate Bondholders or Subordinate Certificateholders, if any, will not, unless otherwise specified in the related Prospectus Supplement, receive any payments of interest on the Subordinate Bonds or Subordinate Certificates until Senior Bondholders or Senior Certificateholders receive payments of interest due them (in each case as described in the related Prospectus Supplement).

PAYMENTS OR DISTRIBUTIONS OF PRINCIPAL

    On each Payment Date or Distribution Date for a Series, the Issuer will make principal payments to the holders of the Securities of such Series on which principal is then due and payable. Payments of principal on a Series will be allocated among Classes of such Series in the order of priority and amounts specified in the related Prospectus Supplement. All payments or distributions of principal of Securities of a Class will be applied either on a pro rata or random lot basis, as specified in the related Prospectus Supplement.

    Except as specified otherwise in the related Prospectus Supplement, the total amount of principal payments or distributions required to be made on the Securities of any Series on a Payment Date or Distribution Date (the "Principal Payment Amount") will be determined as specified in the related Prospectus Supplement. If the Series of Bonds has a Class of PAC Securities, such PAC Securities will have certain priorities of payment with respect to principal to the extent of certain targeted amounts with respect to each Payment Date or Distribution Date, as set forth in the related Prospectus Supplement. There can be no assurance that the Principal Payment Amount on any Payment Date or Distribution Date will be sufficient to pay in full the PAC Amount payable on such Payment Date or Distribution Date. The failure to pay in full the PAC Amount payable on a Payment Date or Distribution Date shall not constitute an Event of Default under the Indenture or Trust Agreement.

    If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Bonds or Subordinate Certificates or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

    One or more Classes of a Series may consist of Subordinate Bonds or Subordinate Certificates. Subordinate Bonds or Subordinate Certificates may be included in a Series to provide credit support as described herein under "ENHANCEMENT" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Bonds or Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "ENHANCEMENT." If the Mortgage Assets are divided into separate Mortgage Groups securing separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Bonds or Senior Certificates secured by one Mortgage Group prior to making distributions on Subordinate Bonds or Senior Certificates secured by another Mortgage Group within the Trust Estate or Trust Fund. Subordinate Bonds or Subordinate Certificates will be offered hereby and by the related Prospectus Supplement so long as such Bonds or Certificates are rated in one of the four highest rating categories by at least one Rating Agency.

SPECIAL REDEMPTION

    If specified in the related Prospectus Supplement, the Bonds of a Series may be subject to special redemption on the day of any month specified therein if, as a result of the prepayment experience on the Mortgage Assets securing such Bonds or the low yield available for reinvestment or both, the Trustee determines (based on assumptions specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account on the date specified in the related Prospectus Supplement for such Series, is anticipated to be insufficient to pay debt service on the Bonds of such Series on such Payment Date. The principal amount of Bonds of such Series required to be so redeemed will not exceed the Principal Payment Amount otherwise required to be paid on the next Payment Date. Therefore, the primary result of such a special redemption of Bonds is payment of principal prior to the next scheduled Payment Date.

    To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Enhancement Agreement and, in certain other events, at the Redemption Price.

    All payments of principal pursuant to any special redemption will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any special redemption will be mailed by the Issuer or the Trustee prior to the Special Redemption Date. Unless otherwise specified in the related Prospectus Supplement, the Redemption Price for any Bonds so redeemed will be equal to 100% of the principal amount of such Bonds (or 100% of the Compound Value of any Compound Interest Securities) or portions thereof so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

    In the event that Mortgage Assets having an Aggregate Bond Value at least equal to the original Aggregate Outstanding Principal of a Series is not pledged and delivered to the Trustee on the related Closing Date, the Issuer will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of such Undelivered Mortgage Assets. If Mortgage Assets are not subsequently delivered within 90 days of issuance of the Bonds, the amount of such deposit corresponding to principal may be used to pay a corresponding amount of principal of the Bonds to the extent set forth, and on the Payment Dates specified, in the Prospectus Supplement.

OPTIONAL REDEMPTION

    The Issuer, or such other Person specified in the related Prospectus Supplement, may, at its option and if so specified in the related Prospectus Supplement, redeem, in whole or in part, one or more Classes of any Series on any Payment Date for such Series on or after the dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Trustee prior to the Redemption Date. In the case of a REMIC, the Issuer may effect an optional redemption only if it qualifies as a "qualified liquidation" under Section 860F of the Code. The Redemption Price for any Bond so redeemed will be equal to 100% of the outstanding principal amount of such Bond, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

MANDATORY REDEMPTION

    If specified in the related Prospectus Supplement, Bonds of one or more Classes of a Series ("Individual Investor Bonds") may be subject to mandatory redemption by lot or by such other method set forth in the Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, no Bonds of a particular Class will be redeemed until all Bonds in each Class having a higher priority of redemption have been paid in full. Residual Interest Bonds will not be redeemed except in connection with the liquidation of the applicable REMIC, in which event the Residual Interest Bonds of the applicable Series will be redeemed in full.

    Individual Investor Bonds within a Class will be selected for redemption by random lot in $1,000 units after all redemptions requested by holders of Individual Investor Bonds in the Class have been made or by such other method set forth in the Prospectus Supplement. Procedures relating to optional redemptions requested by holders of Individual Investor Bonds and to mandatory redemptions by the Issuer of Individual Investor Bonds, and the Class priorities, if any, and conditions with respect to such redemptions, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION

    If so specified in the related Prospectus Supplement for a Series, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which one or more REMIC elections have been made, the Trustee must conduct the optional termination so as to constitute a "qualified liquidation" under Section 860F of the Code. See "THE TRUST AGREEMENT--Termination."

OPTIONAL REPURCHASE OF CERTIFICATES

    If so specified in the related Prospectus Supplement for a Series, one or more Classes of the Certificates of such Series may be repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement. Notice of any such repurchase must be given by the Trustee prior to the optional repurchase date, as specified in the related Prospectus Supplement. The repurchase price for any Certificate so repurchased will be set forth in the related Prospectus Supplement.

OTHER REPURCHASES

    If so specified in the related Prospectus Supplement for a Series, any Class of the Certificates of such Series may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor. Any such redemption at the request of holders or mandatory repurchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

                      YIELD AND PREPAYMENT CONSIDERATIONS

TIMING OF PAYMENT OR DISTRIBUTION OF INTEREST AND PRINCIPAL

    Each payment or distribution of interest on the Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the Interest Accrual Period specified in the related Prospectus Supplement preceding such Payment Date or Distribution Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities) and allocations of losses on the Mortgage Assets are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date with respect to such preceding Interest Accrual Period. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during such Interest Accrual Period.

PRINCIPAL PREPAYMENTS

    The yield to maturity or final distribution on the Securities will be affected by the rate of principal payments on the Mortgage Loans (including principal prepayments resulting from both voluntary prepayments by the Mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. The rate of principal payments or distributions on the Securities will correspond to the rate of principal payments on the Mortgage Assets. Principal prepayments on the Mortgage Assets are likely to be affected by the existence of provisions prohibiting prepayment of a Mortgage Loan underlying or comprising the Mortgage Assets for a defined period of time (a "Lock-Out Period") or provisions requiring the payment of a prepayment premium in the event of a prepayment (a "Yield Maintenance Payment"), and by the extent to which the Primary Servicer is able to enforce such provisions. Mortgage Loans with a Lock-Out Period or a Yield Maintenance Payment, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-Out Periods or with lower Yield Maintenance Payments.

    If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated.

    The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal prepayment is received on the Mortgage Loans and paid on an investor's Securities, the greater the effect on such investor's yield to maturity or final distribution. The effect on an investor's yield of principal payments or distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments or distributions.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

    The Stated Maturity for a Class is the date specified in the related Prospectus Supplement, calculated on the basis of the assumptions applicable to such Series set forth therein, no later than which the entire Aggregate Outstanding Principal thereof will be fully paid.

    The rate of return on reinvestment of distributions of principal and interest on the Mortgage Assets securing a Series, the rates at which principal payments are received on such Mortgage Assets and the rate at which payments are made from any Reserve Fund or other Enhancement for such Series may affect the ultimate maturity of each Class of such Series. Prepayments on the Mortgage Assets will accelerate the rate at which principal is paid or distributed on the Securities. High reinvestment rates tend to increase the amount of Excess Cash Flow, which, to the extent applied to principal payments or distributions on the Securities, will accelerate principal payments or distributions on such Securities.

    "Weighted average life" refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for such Bonds, or deposited in the Trust Fund, as the case may be, is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

    The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, demographic, geographic, tax, legal and other factors. The rate of prepayments of housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for a Series, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgages. In this regard, it should be noted that certain Mortgage Assets pledged as security for a Series may be backed by Mortgage Loans with different interest rates and the stated pass-through or pay-through interest rate of certain Mortgage Assets may be a number of percentage points less than the underlying Mortgage Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets for a Series have actual terms to maturity of less than those assumed in calculating Stated Maturity or the Final Scheduled Distribution Date, one or more Classes of the Series may be fully paid prior to their respective Stated Maturities or the Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate, if any. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of interest rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "SECURITY FOR THE BONDS AND CERTIFICATES."

    Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

    Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR or SPA.

    The Issuer is not aware of any publicly available statistics that set forth prepayment experience or prepayment forecasts of commercial or multifamily mortgage loans over an extended period of time.

    Except with respect to Interest Only Securities, the Prospectus Supplement will contain tables setting forth the projected weighted average life of each Class of such Series and the percentage of the original principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Mortgage Loans comprising or underlying the related Mortgage Assets. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

    TYPE OF MORTGAGE LOAN. Mortgage Loans comprising or underlying the Mortgage Assets may consist of ARMs. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly below the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

    A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the Servicer, the Master Servicer or the Special Servicer, if any, may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer, the Master Servicer or the Special Servicer, if any, may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be given considerable flexibility to modify Mortgage Loans which are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification which extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities thereby lengthening the period of time elapsed from the date of issuance of a Security until each dollar of principal will be repaid or distributed to the investor.

    FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Mortgage Loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Mortgage Loans. The return to Holders of Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

    DUE ON SALE CLAUSES. Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans underlying Private Mortgage-Backed Securities and Mortgage Loans in a Mortgage Pool may include "due-on-sale" clauses which allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of the underlying Mortgaged Property. Except as otherwise described in the Prospectus Supplement for a Series, the Primary Servicer of Mortgage Loans comprising or underlying Mortgage Assets securing such Series will not exercise its right to enforce any "due-on-sale" clause applicable to the related Mortgage Loan so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. The Primary Servicer will not enforce such clause to the extent enforcement would be unlawful or would prejudice recovery under any applicable Insurance Policy. If the Primary Servicer determines not to enforce such "due-on-sale" clause, it will enter into an assumption and modification agreement with the person to whom the Mortgaged Property is to be conveyed. FHA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons.

    SINGLE MORTGAGE LOAN OR SINGLE OBLIGOR. The Mortgage Assets securing a Series may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single obligor.

                    SECURITY FOR THE BONDS AND CERTIFICATES

GENERAL

    Each Series of Bonds will be secured by a pledge by the Issuer to the Trustee of all right, title and interest of the Issuer in the Primary Assets for such Series, and each Series of Certificates will represent a beneficial interest in a Trust Fund comprised of Primary Assets transferred to the Trustee by the Depositor. The Primary Assets may include (a) Mortgage Assets directly owned by the Issuer, (b) amounts payable under the Mortgage Assets, (c) funds, instruments or securities deposited or held from time to time in any Reserve Fund, (d) funds, instruments or securities initially deposited in the Collection Account for such Series, (e) an assignment of leases and rents, if any,
(f) reinvestment income, if any, on moneys deposited in any Pledged Fund or Account, (g) Enhancement Agreements, if any, (h) Servicing Agreements, if any, related to the Mortgage Loans of such Series, and (i) other funds, instruments or securities specified as Primary Assets in the related Prospectus Supplement.

    To the extent specified in the related Prospectus Supplement, certain amounts received by the Trustee or a Servicer with respect to a Private Mortgage-Backed Security or Mortgage Loan securing a Series may not be pledged as Mortgage Assets for such Series or deposited into the Trust Fund for such Series, as the case may be, but will be payable to the seller of such Private Mortgage-Backed Security or Mortgage Loan or to a Servicer free and clear of the lien of the Indenture, or interest granted under the Trust Agreement.

    Mortgage Assets for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement:
(a) Mortgage Loans or participation interests therein and (b) Private Mortgage-Backed Securities. Mortgage Loans for a Series will be purchased by the Issuer directly or through an affiliate in the open market or in privately negotiated transactions. Private Mortgage-Backed Securities will in turn be secured by Underlying Collateral which will consist of Mortgage Loans. Participation interests pledged as Mortgage Assets for a Series may be acquired by the Issuer pursuant to a Participation Agreement or may be purchased in the open market.

    The Trustee or its agents or nominees will have possession of any Mortgage Loans constituting Mortgage Assets and will be the registered owner of any Private Mortgage-Backed Security which constitutes Mortgage Assets. The Trustee will not, unless otherwise specified in the related Prospectus Supplement, be in possession of or be the registered owner of any Underlying Collateral for any Private Mortgage-Backed Security. See "--Private Mortgage-Backed Securities" below.

    Unless otherwise specified in the related Prospectus Supplement for a Series, scheduled distributions of principal of and interest on the Mortgage Assets pledged to secure a Series or deposited into the Trust Fund for such Series, as the case may be, the amounts available to be withdrawn from any related Reserve Fund, the amount of cash, if any, initially deposited in the related Collection Account and any other Mortgage Assets pledged to secure such Series or deposited into the Trust Fund for such Series, as the case may be, together with the Reinvestment Income thereon at the Assumed Reinvestment Rate, if any, will be sufficient irrespective of the rate of prepayments on the Mortgage Assets to make required payments of interest on the Securities of such Series and to retire each Class of such Series not later than its Stated Maturity or Final Scheduled Distribution Date, as applicable. See "YIELD AND PREPAYMENT CONSIDERATIONS." The Mortgage Assets for a Series will equally and ratably secure each Class of such Series, or will represent beneficial interest in the Trust Fund, as the case may be, without priority of one Class over the other (subject to any subordination of Subordinate Securities of a Series as set forth in the related Prospectus Supplement), and the Mortgage Assets securing each Series, or comprising the Trust Fund, will serve as Mortgage Assets only for that Series.

MORTGAGE LOANS

    GENERAL. Mortgage Loans for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets, Mortgage Loans in which participation interests are conveyed to the Trustee, and Mortgage Loans underlying Private Mortgage-Backed Securities are referred to herein as the "Mortgage Loans." Some of the Mortgage Loans may have been originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to a Mortgage Loan. Mortgage Loans may, as specified in the related Prospectus Supplement, consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs or Mortgage Loans having balloon or other payment characteristics as described in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a fixed rate. Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property.

    The Mortgaged Properties may include Multifamily Property (i.e., multifamily residential rental properties or cooperatively owned properties consisting of five or more dwelling units) or Commercial Property. Multifamily Property may include mixed commercial and residential structures and may consist of property securing FHA-insured Mortgage Loans made by private lending institutions to help finance construction or substantial rehabilitation of the related multifamily rental or cooperative housing for moderate-income or displaced families. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS--Hazard Insurance on the Mortgage Loans--FHA Insurance."

    Each Mortgaged Property will be located on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the fee interest in leased land will be subject to the lien securing the related Mortgage Loan. Mortgage Loans secured by Multifamily Property or Commercial Property will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

    If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus Supplement will set forth the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. If permitted by applicable law, the Mortgage Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer, the Master Servicer or the Special Servicer, if any, may establish and maintain a trust account or accounts to be used in connection with REO Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate or the Trust Fund, as the case may be, by the mortgagor as debtor-in-possession or otherwise. See "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing Procedures--Presentation of Claims; Realization Upon Defaulted Mortgage Loans." In addition, the Mortgage Pool for a particular Series may include Mortgage Loans which consist of cash flow mortgages, installment contracts, mortgage loans with equity features or other mortgage loans described in the related Prospectus Supplement.

    The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Pool as of the Cut-Off Date, including, among other things, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Pool; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if any, and the weighted average thereof;
(c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans; (g) any Enhancement relating to the Mortgage Pool; (h) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property; (i) the geographic dispersion of Mortgaged Properties securing the Mortgage Loans; and (j) the use or type of each Mortgaged Property securing a

Mortgage Loan. The related Prospectus Supplement will also specify other characteristics of Mortgage Loans which may be included in the Mortgage Pool for a Series. If Private Mortgage-Backed Securities representing ownership interests in multiple mortgage pools constitute Mortgage Assets for a Series, the Prospectus Supplement will set forth, to the extent available, the above-specified information on an aggregate basis for the respective mortgage pools. If specific information respecting the Mortgage Loans is not known to the Issuer at the time the related Series is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the Series and to be filed with the Commission within 15 days after the initial issuance of such Series.

    If so specified in the related Prospectus Supplement, the terms of a Mortgage Loan may provide that upon the sale of the Mortgaged Property, the obligor may, in lieu of the payment in full of the amount of principal and interest then outstanding or accrued on the related Mortgage Loan, irrevocably deposit cash or other specified obligations into an account with the Trustee in an amount which, together with interest thereon, will be sufficient to make timely payments or distributions of principal and interest on the Mortgage Loan and, therefore, on the Securities according to their terms.

    The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets may affect the rate of prepayment of Securities and the risk of delinquencies, foreclosures and losses. See "RISK FACTORS" and "YIELD AND PREPAYMENT CONSIDERATIONS."

    MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES. The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement. If stated in the related Prospectus Supplement, the originator of the Mortgage Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards.

    Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Loans will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. Except as described below or in the related Prospectus Supplement, the Issuer believes that underwriting procedures used were consistent with those utilized by mortgage lenders generally during the period of origination.

    Unless otherwise specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with pre-established guidelines established by or acceptable to the loan originator for appraisers. Unless otherwise specified in the related Prospectus Supplement, the appraiser must personally inspect the property and verify that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

    No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Commercial Property or on non-traditional housing such as Multifamily Property. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Issuer to pay principal of and interest on the Securities may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Assets, thus shortening weighted average life and affecting yield to maturity. See "YIELD AND PREPAYMENT CONSIDERATIONS."

    DETERMINATION OF COMPLIANCE WITH POOL REQUIREMENTS AND UNDERWRITING PROCEDURES. As more specifically set forth in the related Prospectus Supplement, the Issuer will represent and warrant, upon pledge of the Mortgage Loans to the Trustee under the Indenture or deposit of such Mortgage Loans into the Trust Fund, as applicable, among other things, as to the accuracy of the information in the related Mortgage Loan Schedule. If specified in the related Prospectus Supplement, the originator of a Mortgage Loan may make representations and warranties with respect to such Mortgage Loan. If so specified in the related Prospectus Supplement, the Issuer will assign its rights and the seller's obligations under the agreement pursuant to which the Issuer acquired the Mortgage Assets for the related Series to the Trustee.

    If so specified in the related Prospectus Supplement, upon the discovery of the breach of certain representations or warranties made by the Issuer in respect of a Mortgage Loan that materially and adversely affects the interests of the Bondholders or Certificateholders of the related Series, the Issuer will be obligated to cause the seller of such Mortgage Loans to repurchase such Mortgage Loan or deliver a substitute conforming Mortgage Loan as described below under "Repurchase and Substitution of Non-Conforming Mortgage Loans." The Trustee will be required to enforce this obligation for the benefit of the Bondholders or Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. If so specified in the related Prospectus Supplement, the Master Servicer, if any, may be obligated to enforce such obligations rather than the Trustee.

    REPURCHASE AND SUBSTITUTION OF NON-CONFORMING MORTGAGE LOANS. The Trustee, or if so specified in the related Prospectus Supplement, a custodian, will review Mortgage Loan documents after receipt thereof. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, or if it is determined that the Issuer has breached any representation or warranty, the Trustee or the custodian shall immediately notify the Issuer and the Master Servicer, if any, and the Trustee, if the custodian. Unless otherwise specified in the related Prospectus Supplement, if the Issuer cannot cure such defect thereafter, the Issuer will be obligated to cause the seller of such Mortgage Loan to repurchase within 90 days of the execution of the related Series Supplement, or within such other period specified in the related Prospectus Supplement, the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a purchase price generally equal to the unpaid principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the unpaid principal balance of such Mortgage Loan immediately prior to foreclosure) plus accrued interest.

    Unless otherwise provided in the related Prospectus Supplement, the Issuer may, rather than cause the repurchase of the Mortgage Loan as described above, remove such Mortgage Loan from the Trust Estate (a "Deleted Mortgage Loan") or Trust Fund, as applicable, and substitute in its place one or more other Mortgage Loans (each, a "Substitute Mortgage Loan"); provided, however with respect to a Series for which no REMIC election is made, such substitution must be effected within the period specified in the related Prospectus Supplement. Any Substitute Mortgage Loan will, on the date of substitution, have the characteristics specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Bondholders, Certificateholders or the Trustee for a material defect in a Mortgage Loan document or for breach of representations and warranties with respect to any Mortgage Loan. With respect to Mortgage Loans underlying Private Mortgage-Backed Securities, the PMBS Agreement may have terms relating to the repurchase or substitution obligations which differ from those set forth above.

    The Master Servicer, if any, may also make certain warranties with respect to the Mortgage Loans comprising the Mortgage Pool for a Series. See "SERVICING OF MORTGAGE LOANS--Certain Matters Regarding the Master Servicer and Special Servicer." Upon a breach of any such warranty that materially and adversely affects the interests of Bondholders or Certificateholders of the related Series, the related Mortgage Loan will be required to be repurchased, subject to the conditions described in the preceding paragraph and in the related Prospectus Supplement. If the Master Servicer fails to repurchase such a Mortgage Loan, payments to Bondholders or Certificateholders could be reduced to the extent payments are not made on the Mortgage Loan.

    Various Servicers will provide certain customary servicing functions with respect to any Mortgage Loans pursuant to servicing agreements. Such Servicers may include affiliates of the Issuer. If so specified in the related Prospectus Supplement, a Master Servicing Agreement may be entered into between the Issuer and a Master Servicer. The Master Servicer will supervise the performance by the Servicers of their duties and responsibilities under the servicing agreements with respect to Mortgage Loans for the related Series. Alternatively, if so specified in the related Prospectus Supplement, the Master Servicer may be obligated to service Mortgage Loans directly or through one or more Servicers. In such a case, the Master Servicer will be primarily responsible for servicing of the Mortgage Loans. The specific duties to be performed by any Servicers and Master Servicer, if any, with respect to the Mortgage Loans of a particular Series will be set forth in the Prospectus Supplement to the extent they differ from the servicing obligations described herein under "SERVICING OF THE MORTGAGE LOANS." Servicers and the Master Servicer, if any, may be required to advance funds to cover delinquent payments on Mortgage Loans, to the extent specified in the related Prospectus Supplement. The Prospectus Supplement also will specify criteria to be met by each Servicer and the Master Servicer. Such criteria will be determined by the Issuer consistent with the requirements of each Rating Agency rating such Series. See "SERVICING OF MORTGAGE LOANS."

PRIVATE MORTGAGE-BACKED SECURITIES

    GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage participations and pass-through certificates, evidencing an undivided interest in a pool of Mortgage Loans, (b) debt obligations (interest payments on which may be tax-exempt in whole or in part), secured by mortgages or
(c) participations or other interests in any of the foregoing. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement, or a participation agreement or similar agreement (a "PMBS Agreement"). The seller or servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans, participations or other interest, underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the Master Servicer directly or by one or more Servicers who may be subject to the supervision of the Master Servicer. Unless otherwise specified in the Prospectus Supplement relating to a Series, if payments with respect to interest on the underlying obligations are tax-exempt, such Prospectus Supplement will disclose the relevant federal tax characteristics relating to the tax-exempt status of such obligations.

    The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") may be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Issuer. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the Servicer. The PMBS Issuer or the Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

    UNDERLYING MORTGAGE LOANS. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs, or Mortgage Loans having balloon or other special payment features. Mortgage Loans underlying the Private Mortgage-Backed Securities will be secured primarily by Multifamily Property or Commercial Property. Unless otherwise stated in the related Prospectus Supplement, the underwriting procedures set forth above will also apply to Underlying Mortgage Loans.

    ENHANCEMENT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Enhancement in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of enhancement, if any, will be a function of certain characteristics of the Mortgage Loans, participations or other interest, and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency which assigned a rating to the Private Mortgage-Backed Securities.

    ADDITIONAL INFORMATION. The Prospectus Supplement for a Series which includes Private Mortgage-Backed Securities will specify, to the extent available, (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Estate or Trust Fund, as applicable, (ii) certain characteristics of the Mortgage Loans, participations or other interests which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, participations or other interests (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, adjustable payments or other payment features), (B) the approximate aggregate principal balance, if known, of Underlying Mortgage Loans, participations or other interests insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and
(D) the minimum and maximum stated maturities of the underlying Mortgage Loans, participations or other interests at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average pass-through or bond rate of the Private Mortgage-Backed Securities or formula therefor, (v) the pass-through or bond rate or ranges thereof for the Private Mortgage-Backed Securities or formula therefor,
(vi) the PMBS Issuer, Master Servicer and the PMBS Trustee for such Private Mortgage-Backed Securities, (vii) certain characteristics of enhancement, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans, participations or other interests underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (viii) the terms on which the Underlying Mortgage Loans, participations or other interests for such Private Mortgage-Backed Securities or the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their maturity or the maturity of the Private Mortgage-Backed Securities and (ix) the terms on which Mortgage Loans, participations or other interests may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

    Unless otherwise provided in the related Prospectus Supplement, subject to the limitations set forth in the Indenture or Trust Agreement for a Series, the Issuer or Depositor may deliver to the Trustee other Mortgage Assets in substitution for any Mortgage Assets originally pledged as security for a Series, or deposited in the Trust Fund for a Series, as the case may be. Any such Substitute Mortgage Assets will have an outstanding principal balance or Asset Value (determined in a manner consistent with the Mortgage Assets for which it is substituted) that is less than or equal to the outstanding principal balance or Aggregate Asset Value of the Mortgage Assets for which it is substituted, unless otherwise specified in the related Prospectus Supplement, and will otherwise have such characteristics as shall be necessary to cause the Mortgage Assets, upon such substitution, to conform more fully to the description thereof set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (1) no substitution will be permitted which would delay the Stated Maturity or Final Scheduled Distribution Date, of any Class of Securities of the related Series, (2) no more than 40% of the Mortgage Assets (including any cash deposited on the Closing
Date) securing a Series may be substituted for, (3) only like kind Mortgage Assets may be substituted for Mortgage Assets (or, with respect to a substitution for cash deposited in any Pledged Fund or Account on the Closing Date, the Substitute Mortgage Assets must be of like kind as the Mortgage Assets securing the related Series) and (4) there can be no substitutions for Substitute Mortgage Assets. No substitution may be made (1) if such substitution would result in the Issuer becoming required to register as an "Investment Company" for purposes of the Investment Company Act of 1940, (2) if the Rating Agencies will, as a result of such substitution, downgrade the rating on the related Series of Securities or any Class thereof or (3) in the event that the Issuer has elected to be treated as a REMIC and such substitution would cause the REMIC to lose its status as a REMIC or result in a tax on "prohibited contributions" to or "prohibited transactions" of the REMIC.

    If the Issuer elects to treat the Mortgage Assets securing a Series of Bonds, or deposited into the Trust Fund, as a REMIC or an election is made to treat the arrangement by which a Series of Securities is issued as a REMIC, no Substitute Mortgage Assets may be pledged by the Issuer (a) in the case of the substitution for a "defective obligation" (within the meaning of Section 860G(a)(4)(B) of the Code), more than two years after the "Start Up Day" (as defined in Section 860G(a)(9) of the Code) of the REMIC, or (b) in the case of any other Mortgage Assets, more than three months after the Start Up Day.

COLLECTION ACCOUNT

    Unless otherwise provided in the related Series Supplement, a separate Collection Account for each Series will be established by the Trustee, or if the Trustee is not also the Paying Agent, by the Paying Agent, for receipt of all monthly principal and interest payments on the Primary Assets securing such Series and the amount of cash, if any, to be initially deposited therein by the Issuer, Reinvestment Income, if any, thereon and any amounts withdrawn from any Reserve Funds for such Series. If specified in the related Prospectus Supplement, Reinvestment Income, if any, or other gain from investments of moneys in the Collection Account will be credited to the Collection Account for such Series and any loss resulting from such investments will be charged to such Collection Account. Funds on deposit in the Collection Account will be available for application to the payment of principal of and interest on the Securities of the related Series and for certain other payments provided for in the Indenture or Trust Agreement and described in the related Prospectus Supplement. To the extent that amounts remaining on deposit in the Collection Account on each Payment Date or Distribution Date represent Excess Cash Flow not required to be applied to such payments or distributions, unless otherwise specified in the related Prospectus Supplement, such amounts may be paid as provided in the Indenture or Trust Agreement to the Issuer (or, in the case of a REMIC, to the holder of the residual interest therein).

OTHER FUNDS OR ACCOUNTS

    A Series may also be secured by certain other funds and accounts for the purpose of, among other things, (i) paying certain administrative fees and operating expenses and (ii) accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer. See "--Enhancement."

INVESTMENT OF FUNDS

    The Collection Account, Servicing Accounts and certain other funds and accounts for a Series are to be invested by the Trustee or the Paying Agent, as directed by the Issuer, in certain Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation,
(a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, (b) demand and time deposits, certificates of deposit or bankers' acceptances, (c) repurchase obligations pursuant to a written agreement with respect to (1) any security described in clause (a) above or (2) any other security issued or guaranteed by an agency or instrumentality of the United States of America, (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state, (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), (f) a Guaranteed Investment Contract, (g) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (a) above, and (h) any other demand, money market or time deposit obligation, security or investment acceptable to the Rating Agencies.

    Eligible Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Collection Account or any other Pledged Fund or Account for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of such Series. Any gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series unless otherwise specified in the related Prospectus Supplement.

GUARANTEED INVESTMENT CONTRACT

    If specified in the related Prospectus Supplement, on or prior to the Delivery Date the Issuer and the Trustee will enter into a Guaranteed Investment Contract with a guarantor acceptable to the Rating Agencies rating the Securities (the "Guarantor"), pursuant to which all distributions on the Mortgage Assets will be invested by the Trustee with the Guarantor, and the Guarantor will pay to the Trustee interest at the rate per annum set forth in such Guaranteed Investment Contract on all amounts invested. Whenever funds are required under the Indenture to be paid to Bondholders or under the Trust Agreement to be paid to the Certificateholders, the Guarantor, upon the request of the Trustee, will remit such funds to the Trustee.

ENHANCEMENT

    Enhancement may be provided with respect to a Series, or with respect to any Mortgage Loans or Private Mortgage-Backed Securities securing a Series. See "ENHANCEMENT."

                          SERVICING OF MORTGAGE LOANS

GENERAL

    The servicing obligations with respect to a particular Series may be performed by various Servicers or by the Trustee. If so specified in the related Prospectus Supplement, a Master Servicer or a Special Servicer may be appointed. The related Prospectus Supplement for each Series will describe the extent, if any, such rights, duties and obligations vary or differ with respect to such Series from those described herein.

    If so specified in the related Prospectus Supplement, pursuant to a Master Servicing Agreement or Trust Agreement, customary servicing functions with respect to Mortgage Loans which comprise Mortgage Assets for a Series, or which constitute Underlying Collateral for a Private Mortgage-Backed Security will be provided by the Master Servicer directly or by one or more Servicers subject to supervision by the Master Servicer. To the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the duties and obligations of such Special Servicer. To the extent specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the authority to sell or otherwise dispose of Mortgage Loans or the related REO Property in order to maximize the value of such Mortgage Loans or property. The entity which has primary liability for servicing Mortgage Loans directly is sometimes referred to herein as the "Primary Servicer." If the Master Servicer is not required under the Master Servicing Agreement, Trust Agreement or PMBS Agreement, as applicable, to act as Primary Servicer, then the Master Servicer, if any, will (i) administer and supervise the performance by the Servicers (who will act as Primary Servicers) of their servicing responsibilities under the Servicing Agreements, (ii) to the extent not maintained by a Primary Servicer, maintain any insurance policy required for the related Mortgage Pool and
(iii) advance funds as described below under "Advances" and in the related Prospectus Supplement. If a Master Servicer undertakes to service Mortgage Loans directly it may do so through Servicers as its agents. In such case, the Master Servicer will be responsible for all aspects of the servicing of the related Mortgage Loans notwithstanding such use of Servicers. The Master Servicer or a Servicer may be an affiliate of the Issuer. Unless otherwise specified in the related Prospectus Supplement, in the case of FHA Loans, the Master Servicer and each Servicer will be required to be approved by HUD as an FHA mortgagee. The Master Servicer will only be responsible for the duties and obligations of the Special Servicer to the extent set forth in the related Prospectus Supplement.

    To the extent applicable, Master Servicing Agreements (direct or supervisory), Servicing Agreements and Special Servicing Agreements, if any, with respect to a Series will be filed as exhibits to a Current Report on Form 8-K within 15 days following the issuance of the Securities of a Series.

    The Master Servicer will be paid a servicing fee for the performance of its services and duties under each Master Servicing Agreement, as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a servicing fee. The Special Servicer, if any, will also be entitled to a servicing fee. In addition, the Master Servicer, Special Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. If a Servicer or the Special Servicer is terminated by the Master Servicer, the servicing function of the Servicer or the Special Servicer will be either transferred to a substitute Servicer or Special Servicer, as the case may be, or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to a Servicer, under a terminated Servicing Agreement, or the Special Servicer, under the Special Servicing Agreement, if the Master Servicer elects to perform such servicing functions itself. See "--Servicing Compensation and Payment of Expenses" below.

COLLECTION PROCEDURES

    The Primary Servicer or, if so specified in the related Prospectus Supplement, the Trustee, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans.

    Unless otherwise specified in the related Prospectus Supplement, the Primary Servicer, to the extent permitted by law and the terms of the related Mortgage Loans, will establish and maintain an escrow account (the "Escrow Account") in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the Escrow Account are to be made to effect timely payment of taxes, assessments and hazard insurance premiums, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Alternatively, the terms of the related Mortgage Loan may require, upon the occurrence of a delinquency or default by the obligor, an impound account ("Impound Account") to be established and maintained and into which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited pending distribution of such items. The Primary Servicer will be responsible for the administration of the Escrow Account or the Impound Account and may be obligated to make escrow or impound advances to the relevant account when a deficiency exists therein if so specified in the related Prospectus Supplement.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CUSTODIAL ACCOUNTS

    With respect to any Series, the Master Servicer, if any, will establish an account (the "Custodial Account") in the name of the Trustee, unless otherwise specified in the related Prospectus Supplement. The Custodial Account will be established so as to comply with the standards of each Rating Agency rating the Securities of a Series. Amounts to be remitted to the Trustee shall be remitted by the Master Servicer to the Trustee from the Custodial Account for deposit in the Collection Account for the related Series.

    In those cases where a Servicer is servicing Mortgage Loans pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with the standards set forth below for the Custodial Account and that is otherwise acceptable to the Master Servicer, if any. The Servicer will be required to deposit into the Servicing Account on a daily basis (or upon identification) all mortgage related receipts received by it with respect to Mortgage Loans serviced by such Servicer subsequent to the Cut-Off Date less its servicing fee and certain other amounts specified in the Servicing Agreement. On each Servicer Remittance Date, the Servicer shall remit all funds held in the Servicing Account (other than payments due on or before the Cut-Off Date and other amounts permitted to be withdrawn from or held in the Servicing Account pursuant to the Servicing Agreement) with respect to each Mortgage Loan together with any Advances made by such Servicer for deposit to the Custodial Account, or if a Custodial Account has not been established, directly to the Collection Account. See "--Advances" below.

    If so specified in the related Prospectus Supplement, the Custodial Account and each Servicing Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending remittance to the Trustee in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Servicer will be entitled to receive any such interest or other income earned on funds in the Custodial Account or Servicing Account as additional compensation.

    The Master Servicer will deposit in the Custodial Account on a daily basis all mortgage related receipts (including amounts remitted by the Servicer) received by it subsequent to the Cut-off Date (other than payments of principal and interest due on or before the Cut-off Date).

    With respect to any other type of Mortgage Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement.

ADVANCES

    GENERAL. To the extent provided in the related Prospectus Supplement, the Primary Servicer may make periodic advances of cash ("Advances") from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent such Advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise. Neither the Master Servicer nor the Servicers will be required to make such Advances, unless otherwise specified in the related Prospectus Supplement. The Master Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount or may be limited to Advances received from Servicers. If so specified in the related Prospectus Supplement, the Master Servicer will not be obligated to make Advances until all or a specified portion of a Reserve Fund is depleted. Advances are intended to enable the Issuer to make timely payment of the scheduled principal and interest payments or distributions on the Securities of such Series, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Mortgage Loans which represent late recoveries of principal or interest respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loans, or any other source described in the related Prospectus Supplement, the Servicer or Master Servicer will be entitled to reimbursements from other funds in the Custodial Account or Servicing Account, as applicable.

    ADJUSTMENTS TO SERVICING FEE OR ADVANCES IN CONNECTION WITH PREPAID MORTGAGE LOANS. With respect to each Mortgage Pool, if an obligor makes a principal prepayment between scheduled payment dates, the obligor may be required to pay interest on the principal balance only to the date of prepayment in full. If and to the extent provided in the related Prospectus Supplement, the amount of the servicing fee may be reduced, or the Primary Servicer may be otherwise obligated to advance moneys from its own funds or any reserve maintained for such purpose, to the extent necessary to include an amount equal to a full month's interest payment at the applicable Mortgage Rate. Partial principal prepayments may be treated as having been received on the next Due Date, and, if so, no reduction in interest remitted for deposit to the Collection Account will occur. See "YIELD AND PREPAYMENT CONSIDERATIONS."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

    GENERAL. To the extent specified in the related Prospectus Supplement and the Servicing Agreement, the Primary Servicer will be required to cause to be maintained a standard hazard insurance policy with respect to each Mortgaged Property. In addition, all or a portion of the Mortgage Loans comprising a Mortgage Pool or constituting Underlying Collateral may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS."

    PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED MORTGAGE LOANS. The market value of any property obtained in foreclosure or by deed in lieu of foreclosure may be based substantially on the operating income obtained by renting the applicable property. As a default on a Mortgage Loan secured by Multifamily Property or Commercial Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property generally will be less than anticipated when such Mortgage Loan was originated. To the extent that equity does not cushion the loss in market value upon any liquidation and such loss is not covered by other credit support, a loss may be experienced by the related Bondholders or Certificateholders, as applicable.

    The Primary Servicer, on behalf of itself, the Trustee, the Bondholders or Certificateholders, as applicable, and the Issuer, will be required to present, or cause to be presented, claims with respect to any insurance policy. The Primary Servicer will be required to present claims and take such reasonable steps as are necessary to permit recovery under any FHA insurance respecting defaulted Mortgage Loans.

    The Primary Servicer may foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Primary Servicer will generally follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, subject to the express provisions of the related Servicing Agreement.

ENFORCEMENT OF DUE-ON SALE CLAUSES

    Unless otherwise specified in the related Prospectus Supplement, when any Mortgaged Property is about to be conveyed by the Mortgagor, the Primary Servicer will not exercise its rights to accelerate the maturity of such Mortgage Loan under the applicable "due-on-sale" clause, if any, so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. If such conditions are met or the Primary Servicer reasonably believes enforcement of a due-on-sale clause will not be enforceable, the Primary Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Unless otherwise specified in the related Prospectus Supplement, any fee collected in connection with an assumption will be retained as additional servicing compensation.

MODIFICATION; WAIVERS

    As set forth in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend the terms of any Mortgage Loan without the consent of the Trustee, or any Bondholder or Certificateholders, as applicable.

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Master Servicer or the Special Servicer, if any, has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Master Servicer, the Special Servicer, if any, and each Servicer will be entitled to a servicing fee in an amount specified or to be calculated in a manner described in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Special Servicer, if any, or a Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and modification fees.

    The Primary Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. The ability of the Issuer of the related Series to pay principal of and interest on the Securities will not be affected to the extent claims are paid under the related insurance policies. If claims are either not made or paid under such insurance policies or if coverage thereunder has ceased or is insufficient, the ability of the Issuer to meet debt service requirements on the related Series may be adversely affected. In addition, the Primary Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Property, such right of reimbursement being prior to the rights of the Bondholders to receive any related Insurance Proceeds or Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

    The Master Servicer and the Special Servicer, if any, will deliver to the Trustee, on or before 120 days after the end of each fiscal year of the Master Servicer and the Special Servicer, if applicable, an officer's certificate stating that (i) a review of the activities of the Master Servicer, the Special Servicer and the Servicers during the preceding calendar year and of performance under the Master Servicing Agreement, Special Servicing Agreement, if applicable, and the Servicing Agreements has been made under the supervision of such officer and (ii) the Master Servicer and the Special Servicer, if applicable, has fulfilled all its obligations under the Master Servicing Agreement and Special Servicing Agreement, if applicable, throughout such year, and, to the best of such officer's knowledge, based on such review, each Servicer has fulfilled its obligations under the related Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the Master Servicer's and the Special Servicer's, if applicable, duties and duties of the Servicers have been conducted in compliance with the provisions of the applicable agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. Copies of the annual officer's certificate and accountants' statement may be obtained without charge upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND SPECIAL SERVICER

    The Master Servicer and any Special Servicer for each Series will be specified in the related Prospectus Supplement. The Master Servicer and any Special Servicer may be an affiliate of the Issuer and may have other business relationships with the Issuer and its affiliates.

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties except with the consent of the Trustee or upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

    Unless otherwise specified in the related Prospectus Supplement, each Master Servicing Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the Bondholders or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of failure to perform its obligations in compliance with the standards of care set forth in the Master Servicing Agreement. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the rights and duties of the parties to the Master Servicing Agreement and the interests of the Bondholders, or Certificateholders thereunder. In such event, the Master Servicer will be entitled to be reimbursed for legal expenses and costs of such action out of the related Custodial Account.

                                  ENHANCEMENT

GENERAL

    For any Series, Enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, the establishment of one or more reserve funds, overcollateralization, guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement (including but not limited to insurance, letters of credit or guarantee insurance) may be structured so as to be drawn upon by more than one Series to the extent described therein.

    Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Bondholders or Certificateholders, as applicable will bear their allocable share of deficiencies. Moreover, if a form of Enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

    If Enhancement is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE SECURITIES

    If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Payment Date or Distribution Date will be subordinated to such rights of the Holders of Senior Securities to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, the amount of subordination will decrease whenever amounts otherwise payable to the Holder of Subordinate Securities are paid to the Holders of Senior Securities (including amounts withdrawn from any related Reserve Fund and paid to the Holders of Senior Securities), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the Holders of Senior Securities. Unless otherwise specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Securities.

    A Series may include one or more Classes of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right will effectively be subordinate to the rights of other Holders of Senior Securities, but will be not be limited to a specified dollar amount of subordination. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

    The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to Holders of Senior Securities and/or to Holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund. If cash flows otherwise distributable to holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured by another Mortgage Group within the Trust Estate or Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

    If the Mortgage Assets for a Series are divided into separate Mortgage Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Securities secured by one Mortgage Group prior to distributions on Subordinate Securities secured by another Mortgage Group within the Trust Estate or Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE ON THE MORTGAGE LOANS

    Credit support with respect to a Series may be provided by insurance policies that include standard hazard insurance and may, if specified in the related Prospectus Supplement, include FHA Insurance. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS."

LETTER OF CREDIT

    The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-Off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Estate or Trust Fund, as applicable. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

BOND GUARANTEE INSURANCE

    Bond guarantee insurance, if any, with respect to a Series of Bonds will be provided by one or more insurance companies. Such bond guarantee insurance will guarantee, with respect to one or more Classes of Bonds of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related

Prospectus Supplement. If so specified in the related Prospectus Supplement, the bond guarantee insurance will also guarantee against any payment made to a Bondholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the bond guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

RESERVE FUNDS

    One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

    Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments or distributions of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of special redemptions with respect to any Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Following each Payment Date or Distribution Date amounts in such Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

    Moneys deposited in any Reserve Funds will be invested in Eligible Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "SERVICING OF MORTGAGE LOANS". The Reserve Fund, if any, for a Series will not be a part of the Trust Estate or Trust Fund, as applicable, unless otherwise specified in the related Prospectus Supplement.

    Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make payments or distributions to Bondholders or Certificateholders and use of investment earnings from the Reserve Fund, if any.

                 DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS

    The following descriptions of standard hazard insurance policies and FHA insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

GENERAL

    Each Mortgaged Property will be covered by a standard hazard insurance policy, as described in the related Prospectus Supplement. The coverage under standard hazard insurance policies will be subject to conditions and limitations described in the Prospectus Supplement and under "Hazard Insurance on the Mortgage Loans" below. Certain hazard risks will, therefore, not be insured and the occurrence of such hazards could adversely affect payments or distributions to Holders. Additionally, to the extent that losses on a defaulted or foreclosed Mortgage Loan are not covered by other credit support for such Series, such losses, if any, would affect payments or distributions to Holders.

HAZARD INSURANCE ON THE MORTGAGE LOANS

    The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquake, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support may adversely affect the ability of the Issuer to make payments of principal or interest on the Bonds. When a Mortgaged Property is located in a flood area identified in the Federal Register by the Flood Emergency Management Agency, the Master Servicer or the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property.

    The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the actual cash value of the improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the actual cash value of such improvements.

    In the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, Mortgagors are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Primary Servicer, on behalf of the Trustee, Bondholders, and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties; however, the ability of the Primary Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Primary Servicer by Mortgagors.

FHA INSURANCE

    The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

MORTGAGES

    Each Mortgage Loan will be secured by a mortgage, a deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien upon, or grants a title interest in, the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The lien of the mortgage is generally subordinate to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. The priority of the lien with respect to such mortgage depends on its terms, the knowledge of the parties to the mortgage and generally on the order of recording the mortgage with the applicable public recording office.

    There are two parties to a mortgage: the mortgagor, who is the owner of the property and usually the borrower, and the mortgagee, who is the lender. In the case where the borrower is a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary at origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust has three parties: the owner of the property and usually the borrower, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to the mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the mortgage loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, the law of the state in which the related Mortgaged Property is located and, in some cases, in deed of trust transactions, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee).

INTEREST IN REAL PROPERTY

    The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES OR BENEFICIARIES

    If specified in the applicable Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Special Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. Accordingly, the Trust Fund (and therefore the Certificateholders), as the holder of the junior lien, bear (i) the risk of delay in distributions while a deficiency judgement against the borrower is obtained and (ii) the risk of loss if the deficiency judgement is not realized upon. Moreover, deficiency judgements may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

    The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, by applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

    The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

    Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

    The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE OF MORTGAGE

    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust or deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice of any other individual having an interest in the real property, including any junior lienholders. In some states there is a reinstatement period. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In other states, after acceleration of the debt, the borrower is not provided with a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity refusing affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within the state statute of limitations (which is tolled by the filing of a bankruptcy case). Similarly, in some states, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the borrower's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, and subject in some states to the right of the borrower to stay in possession during a redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender typically incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure. Furthermore, certain states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

    The holder of a junior mortgage that forecloses on any Mortgaged Property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

    If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless
(i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

    In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) would cause such property to be treated as "foreclosure property" by any REMIC in which such REO Property is held and
(ii) would, to the extent commercially reasonable and consistent with clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality property or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

LEASEHOLD RISKS

    Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in is obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

    In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code), although the enforceability of such clause has not been established.

Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

    Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the end of the third taxable year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

ENVIRONMENTAL MATTERS

    Real property pledged as security to a lender may be subject to environmental risks. For example, certain environmental liabilities may
(1) cause a diminution in the value of the Mortgaged Property; (2) limit the lender's foreclosure rights; and (3) subject the lender to liability for clean-up costs or other remedial actions. Under the laws of many states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

    The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under the laws of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

    Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

    Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

    This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), signed into law by President Clinton on September 30, 1996, which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. In addition to its application to CERCLA, the Asset Conservation Act applies to determining a lender's liability as an owner or operator of a petroleum or hazardous substance underground storage tank ("UST") under the federal Resource Conservation and Recovery Act ("RCRA").

    The secured creditor exemption does not protect a lender from liability under CERCLA in cases, among others, where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or the petroleum and hazardous substance UST provisions of RCRA. For example, under other provisions of RCRA, a past or present owner or operator of a facility may be ordered to conduct environmental property remediation in a proceeding brought by the government or by private citizens. In addition, many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.

    In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

    Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

    If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

    Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

    Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate or Trust Fund, as applicable, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and
(ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which any action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

CERTAIN LAWS AND REGULATIONS

    The Mortgaged Properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the limited alternative uses for such Mortgaged Property, result in a failure to realize the full principal amount of the Mortgage Loans.

    For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgaged Properties which are hotels or motels may present additional risk in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

LEASES AND RENTS

    Multifamily and commercial mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

PERSONALTY

    Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

    In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITORS' RIGHTS

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws (the "Bankruptcy Code") and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a bankruptcy petition acts as a stay of the enforcement of remedies (including the right of foreclosure) for collection of a debt. Also, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose the junior lien.

    In a Chapter 11 case under the Bankruptcy Code, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can also reinstate accelerated indebtedness and, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a debtor, or a debtor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell its Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

    The Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term has been interpreted under the Bankruptcy Code. It should be noted, however, that, in the case of hospitality properties, the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

    Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the Mortgagors' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the Trustee's exercise of remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

    Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the bankruptcy petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

    Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that "adequate assurance of future performance" by the assignee is provided to the lessor or contract party. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and that the assignment will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

    Under Section 365(h) of the Bankruptcy Code, if a trustee for a debtor, or a debtor as a debtor-in-possession, rejects an unexpired lease of real property as to which it is the lessor, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

    In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by a mortgagor under the related Mortgage Loan to the Trust Fund. Such payments may be protected from recovery as preferences if they are payments in the ordinary course of business made according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to the particular transaction.

    A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with the ability to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage and the claim of the mortgagee may be subordinated to the claims of unsecured creditors.

DUE ON-SALE CLAUSES IN MORTGAGE LOANS

    A note, mortgage or deed of trust relating to the Mortgage Loans generally contains a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn St. Germain Depository Institutions Act of 1982 (the "Garn Act") effective October 15, 1982 (which purports to preempt state laws which prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder) the Servicer or the Master Servicer may nevertheless be able to accelerate many of the Mortgage Loans that contain a "due-on-sale" provision upon transfer of an interest in the property subject to the Mortgage Loans, regardless of the Servicer's or the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

EQUITABLE LIMITATIONS ON REMEDIES

    In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

    In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible as Mortgage Assets unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

    Alternative mortgage instruments, including ARMs originated by non-federally chartered lenders, have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

    Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

    Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

AMERICANS WITH DISABILITIES ACT

    Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                                 THE INDENTURE

    The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, such provisions or terms are as specified in the Indenture.

CERTAIN COVENANTS

    The Issuer may not liquidate or dissolve, without the consent of the holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series. The Issuer also may not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety without the consent of holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series, and unless (a) the Person (if other than the Issuer) formed or surviving such merger or consolidation or acquiring such assets is a Person organized under the laws of the United States of America or any State and shall have expressly assumed, by supplemental indenture in form satisfactory to the Trustee, the due and punctual payment of principal of and interest on all Bonds and the performance of every applicable covenant of the Indenture to be performed, by the Issuer, (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred, and be continuing, (c) the Trustee shall have received a letter from each Rating Agency rating any outstanding Bonds to the effect that the rating issued with respect to such Bonds is confirmed notwithstanding the consummation of such transaction and (d) the Trustee shall have received from the Issuer an Officers' Certificate and an Opinion of Counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements.

    The Issuer may incur, assume, have outstanding or guarantee any indebtedness other than pursuant to the Indenture only subject to certain conditions and limitations.

MODIFICATION OF INDENTURE

    Except as set forth below, with the consent of the holders of not less than a majority of the then Aggregate Outstanding Principal of each Series or Class of such Series to be affected, the Trustee and the Issuer may amend the Indenture or execute a supplemental indenture, to add provisions to or change or eliminate any provisions of the Indenture or Trust Agreement, as applicable, relating to such Series, or modify the rights of the holders of the Bonds of that Series.

    Without the consent of the holder of each outstanding Bond affected, however, except as provided below, no such amendment or supplemental indenture shall (i) change the Stated Maturity of the principal of or any installment of principal of or interest on any Bond or reduce the principal amount thereof, the Bond Interest Rate for any Bond or the Redemption Price with respect thereto, or change the provisions of the Trust Indenture or the related Series Supplement relating to the application of the Trust Estate to payment principal of or interest on the affected Bonds, or change any place of payment where, or the coin or currency in which, any affected Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment, (ii) reduce the percentage of Aggregate Outstanding Principal of the Bonds of the affected Series or Class of such Series, the consent of the holders of which is required for the authorization of any such amendment or supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, (iii) modify or alter the provisions of the Indenture defining the term "Outstanding," (iv) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture, (v) reduce the percentage of the Aggregate Outstanding Principal of any Series (or Class of such Series), the consent of the holders of which is required to direct the Trustee to liquidate the Mortgage Assets for such Series, (vi) modify any of the provisions of the

Indenture if such modification affects the calculation of the amount of any payment of interest or principal due and payable on any Bond on any Payment Date or to affect the rights of the holders of Bonds of any Series (or Class of such Series) to the benefit of any provisions for the mandatory redemption of Bonds of such Series (or Class of such Series) contained therein or in the related Series Supplement or (vii) modify the provisions of the Indenture regarding any modifications of such Indenture requiring consent of the holders of Bonds, except to increase the percentage or number of holders required to consent to such modification of such Indenture or Trust Agreement, as applicable, or to provide that additional provisions of the Indenture cannot be modified or waived without the consent of the holder of each Bond affected thereby.

    The Issuer and the Trustee may also amend the Indenture or enter into supplemental indentures, without obtaining the consent of holders of any Series, to cure any ambiguity or to correct or supplement any provision of the Indenture or any supplemental indenture which may be defective or inconsistent with any other provision, or to make or to amend any other provisions with respect to matters or questions arising under the Indenture or any supplemental indenture, provided that such action shall not materially adversely affect the interests of the holders of the Bonds. Such amendments may also be made and such supplemental indentures may also be entered into without the consent of Bondholders or Certificateholders to set forth the terms of and security for additional Series, to evidence the succession of another person to the Issuer, to add to the conditions, limitations and restrictions on certain terms of any Series and to the covenants of the Issuer, to surrender any right or power conferred upon the Issuer, to convey, transfer, assign, mortgage or pledge any property to the Trustee, to correct or amplify the description of any property subject to the lien of the Indenture to modify the Indenture to the extent necessary to effect the Trustee's qualification under the TIA or comply with the requirements of the TIA, to provide for the issuance of Bonds of any Series, to make any amendment necessary or desirable to maintain the status of a REMIC as a REMIC and to amend the provisions of the Indenture relating to authentication and delivery of a Series with respect to which a supplemental indenture has not theretofore been authorized or to evidence and provide for the acceptance of appointment by a successor trustee.

EVENTS OF DEFAULT

    Unless otherwise stated in the related Prospectus Supplement, an "Event of Default" with respect to any Series is defined in the Indenture as being: (i) a continuing default for 5 days in the payment of interest on any Bond of such Series; (ii) a continuing default for five days in the payment of principal, when due, of any Bond of such Series; (iii) the impairment of the validity or effectiveness of the Indenture or any grant thereunder, or the subordination, termination or discharge of the lien of the Indenture with respect to such Series, or the release of any Person from any covenants or obligations under the Indenture with respect to such Series, unless otherwise expressly permitted, or the creation of any lien, charge, security interest, mortgage or other encumbrance with respect to any part of the property subject to the lien of the Indenture, or any interest in or proceeds of such property, or the failure of the lien of the Indenture to constitute a valid first priority security interest in the property subject to the lien of the Indenture and the continuation of any of such defaults for a period of 30 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the then Aggregate Outstanding Principal of such Series; (iv) a default in the observance of, or breach of, any covenant or negative covenant of the Issuer made in the Indenture, or a material breach of any representation or warranty of the Issuer made in the Indenture or in any certificate or other document delivered pursuant thereto or in connection therewith as of the time when the same shall have been made, and the continuation of any such default or breach for a period of 60 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the then Aggregate Outstanding Principal of such Series (unless the default or breach is with respect to certain covenants specified in the Indenture not requiring such continuation or notice); and (v) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. Notwithstanding the foregoing, if a Series includes a Class of Subordinate Bonds, the Series Supplement for such a Series may provide that certain defaults which relate only to such Subordinate Securities shall not constitute an Event of Default with respect to the Bonds, under certain circumstances, and may limit the rights of holders of Subordinate Securities to direct the Trustee to pursue remedies with respect to such defaults, or other Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

    Unless otherwise provided in the related Prospectus Supplement, in case an Event of Default with respect to any Series should occur and be continuing, the Trustee may and, upon the written request of the holders of at least 25% of the then Aggregate Outstanding Principal of such Series shall, declare all Bonds of such Series to be due and payable, together with accrued and unpaid interest thereon. Such declaration may under certain circumstances be rescinded by the holders of a majority of the then Aggregate Outstanding Principal of such Series.

    The Indenture provides that the Trustee shall, within 90 days after the occurrence of an Event of Default with respect to a Series, mail to the holders of such Series notice of all uncured or unwaived defaults known to it; provided that, except in the case of an Event of Default in the payment of the principal or purchase price of or interest on any Bond, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders of such Series, and provided, further, that, in the case of a default specified in clause (iv) of the first paragraph of this "Events of Default" subsection the Trustee is not required to give such notice until at least 30 days after the occurrence of such default or breach and that, in the case of any default or breach specified in clause (v) of the first paragraph of this "Events of Default" subsection, the Trustee is not required to give such notice until at least 60 days after the occurrence of such default or breach.

    An Event of Default with respect to one Series will not necessarily be an Event of Default with respect to any other Series.

    Unless otherwise provided in the related Prospectus Supplement, if following an Event of Default with respect to any Series, the Bonds of such Series have been declared to be due and payable, the Trustee may, but shall not be obligated to, in its sole discretion, refrain from liquidating the related Mortgage Assets if (i) the Trustee determines that the amounts receivable with respect to such Mortgage Assets and any Enhancement will be sufficient to pay (a) all principal of and interest on the Bonds in accordance with their terms without regard to the declaration of acceleration and (b) all sums due the Trustee and any other administrative amounts required to be paid under the Indenture and (ii) Holders of the requisite percentage of the Securities of such Series have not directed the Trustee to sell the related Mortgage Assets as so specified in the Indenture. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee is prohibited from selling the Trust Estate following certain Events of Default unless (a) the amounts receivable with respect to the Mortgage Assets and any Enhancement are not sufficient to pay in full the principal of and accrued interest on the Bonds of such Series and to pay sums due the Trustee and other administrative expenses specified in the Indenture and the Trustee obtains the consent of holders of 66 2/3% of the Aggregate Outstanding Principal of such Series or (b) the Trustee obtains the consent of 100% of the Aggregate Outstanding Principal of such Series, and subject to the provisions of the related Prospectus Supplement, the obligor under the Enhancement. Unless otherwise provided in the related Prospectus Supplement, the proceeds of a sale of Mortgage Assets will be applied to the payment of amounts due the Trustee and other administrative expenses specified in the Indenture and then distributed pro rata among the Bondholders of such Series (without regard to Class, provided that Subordinate Securities will be subordinate to Senior Securities of the Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Bonds for principal and interest at the time such proceeds are distributed by the Trustee.

    The Trustee shall not be deemed to have knowledge of any Event of Default or Default described in clauses (iv) through (vi) of the first paragraph of this "Events of Default" subsection unless an officer in the Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders of a Series, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture the holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series. In addition, the Holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) may, in certain cases, waive any default with respect to such Series, except a default in payment of principal or interest or in respect of a covenant or provision which cannot be modified without the consent of all Bondholders affected.

    Unless otherwise specified in the related Prospectus Supplement, no holder of Bonds of a Series will have the right to institute any Proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default with respect to such Series and has offered the Trustee satisfactory indemnity, (ii) the Holders of not less than 25% of the then Aggregate Outstanding Principal of such Series have made written request upon the Trustee to institute such Proceeding as Trustee and have offered satisfactory indemnity, (iii) the Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the then Aggregate Outstanding Principal of such Series; provided, however, that in the event that the Trustee receives conflicting requests and indemnities from two or more groups of Bondholders, each representing less than a majority of the Aggregate Outstanding Principal of such Series, the Trustee may in its sole discretion determine what action with respect to the Proceeding, if any, shall be taken.

AUTHENTICATION AND DELIVERY OF BONDS

    The Issuer may from time to time deliver Bonds executed by it to the Trustee and order that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such order and subject to the Issuer's compliance with certain conditions specified in the Indenture the Trustee will authenticate and deliver such Bonds as the Issuer may direct. Unless otherwise specified in the related Prospectus Supplement, the Trustee will be authorized to appoint an agent for purposes of authenticating and delivering any Series of Bonds (the "Authenticating Agent").

SATISFACTION AND DISCHARGE OF THE INDENTURE

    The Indenture will be discharged as to a Series (except with respect to certain continuing rights specified in the Indenture or Trust Agreement, as applicable), (a)(1) upon the delivery to the Trustee for cancellation of all of the Bonds of such Series other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer and discharged from such trust) as provided in of the Indenture, or
(2) at such time as all Bonds of such Series not previously cancelled by the Trustee have become, or, within one year, will become, due and payable or called for redemption and the Issuer shall have deposited with the Trustee an amount sufficient to repay all of the Bonds and (b) the Issuer shall have paid all other amounts payable under the Indenture or Trust Agreement, as applicable, with respect to such Series.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

    The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

LIST OF BONDHOLDERS

    Three or more Holders of a Series which have each owned the Bonds for at least six months may, by written application to the Trustee, request access to the list maintained by the Trustee of all holders of the same Series or of all Bonds, as specified in the request, for the purpose of communicating with other Bondholders with respect to their rights under the Indenture.

MEETINGS OF BONDHOLDERS

    Meetings of Bondholders or Certificateholders may be called at any time and from time to time to (i) give any notice to the Issuer or to the Trustee, give directions to the Trustee, consent to the waiver of any Default or Event of Default under the Indenture, or to take any other action authorized to be taken by Bondholders in connection therewith, (ii) remove the Trustee and to appoint a successor Trustee, (iii) consent to the execution of supplemental indentures or
(iv) take any other action authorized to be taken by or on behalf of the Bondholders of any specified percentage of the Aggregate Outstanding Principal of the Bonds. Such meetings may be called by the Trustee, the Issuer or by the holders of 10% in Aggregate Outstanding Principal of any such Series.

FISCAL YEAR

    The fiscal year of each Issuer ends on December 31.

TRUSTEE'S ANNUAL REPORT

    The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualification to continue as the Trustee under the Indenture any amounts advanced by it under the Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such, any release or release and substitution of property subject to the lien of the Indenture which has not been previously reported, any additional issuance of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

THE TRUSTEE

    LaSalle National Bank (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement related to a Series of Bonds) will be the Trustee under the Indenture for the Bonds. The Issuer may maintain other banking relationships in the ordinary course of business with the Trustee. If LaSalle National Bank serves as Trustee, the Trustee's "Corporate Trust Office" is 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, or at such other addressees as the Trustee may designate from time to time by notice to the Bondholders and the Issuer. If another bank or trust company serves as Trustee, the address of its Corporate Trust Office will be specified in the related Prospectus Supplement. With respect to the presentment and surrender of Bonds for final payment of principal in retirement thereof on any Payment Date, Redemption Date, Special Payment Date or Special Redemption Date and, with respect to any other presentment and surrender of such Bonds and for all other purposes, unless otherwise specified in the related Prospectus Supplement, such Bonds may be presented at the Corporate Trust Office of the Trustee or at the office of the Issuer's agent in the State of New York (the "New York Presenting Agent"), which will be specified in the related Prospectus Supplement.

                              THE TRUST AGREEMENT

    The following summaries describe certain provisions of the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms are as specified in the Trust Agreement.

ASSIGNMENT OF MORTGAGE ASSETS

    GENERAL. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

    ASSIGNMENT OF MORTGAGE LOANS. The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

    If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Trust Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

    Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify with respect to each mortgage loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an adjustable rate mortgage, the lifetime mortgage rate cap, if any, and the current index; and, if the Mortgage Loan is a loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

REPURCHASE OF NON-CONFORMING LOANS

    Unless otherwise provided in the related Prospectus Supplement, if any document in the Mortgage Loan file delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Trust Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Master Servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price generally equal to (a) the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure) and (b), accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Certificate Interest Rate (less any unreimbursed Advances respecting such Mortgage Loan).

    Unless otherwise provided in the related Prospectus Supplement, the above-described repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a Mortgage Loan document.

    The Depositor or another entity will make representations and warranties with respect to Mortgage Loans which comprise the Mortgage Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within 90 days after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Mortgage Loan, the Depositor or such entity is obligated to repurchase the affected Mortgaged Loan or, if provided in the related Prospectus Supplement, provide a Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

    The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Mortgage Loans. See "RISK FACTORS".

REPORTS TO CERTIFICATEHOLDERS

    The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

    (i) with respect to a Series, the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Servicer or by a Servicer;

    (ii) with respect to a Series, the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by a Servicer;

   (iii) the amount of servicing compensation with respect to the Mortgage Assets and paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

    (iv) the aggregate outstanding principal balance of the Mortgage Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

    (v) the aggregate outstanding principal amount of the Certificates of such series as of the Due Date, after giving effect to distributions allocated to principal reported under (i) above;

    (vi) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in
         (ii) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

   (vii) in the case of Variable Rate Securities, the Variable Interest Rate applicable to the distribution being made;

  (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds to distribute and the amounts actually distributed);

    (ix) if applicable, the number and aggregate principal balances of Mortgage Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

    (x) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which such distribution relates;

    (xi) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

   (xii) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

  (xiii) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

   (xiv) in the case of any other Enhancement described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

   (xv) in the case of any Series which includes a Subordinate Securities, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Holders of Senior Securities is less than their required distribution, the amount of the shortfall;

   (xvi) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to Certificateholders and the remaining balance of each reserve fund, if any, on such Distribution Date, after giving effect to distributions made on such date; and

  (xvii) such other information as specified in the related Trust Agreement.

    In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to
(i) through (iv), (vi), (viii) and (xvi) above for such calendar year and
(b) such information specified in the Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS--Evidence as to Compliance" herein.

EVENT OF DEFAULT

    Unless otherwise specified in the related Prospectus Supplement, events of Default under the Trust Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the

Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default remains unremedied under the Trust Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer as servicer under the Trust Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Trust Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement.

    In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of such Trust Agreement relating to the servicing of the Mortgage Loans. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Trust Agreement.

    During the continuance of any Event of Default under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

    No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Trust Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

    The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement, and such

Trustee may be LaSalle National Bank. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement.

DUTIES OF THE TRUSTEE

    The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement; provided, however, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it.

    The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in connection with the occurrence and/or continuation of an Event of Default (see "--Rights Upon Event of Default" above). The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Trust Agreement, if the Trustee becomes insolvent, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Trust Agreement is located, or (ii) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF TRUST AGREEMENT

    Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the

Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under such Trust Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not adversely affect in any material respect the interests of any Certificateholders of such Series not consenting thereto. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

    The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than set forth herein.

LIST OF CERTIFICATEHOLDERS

    Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

    No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.

REMIC ADMINISTRATOR

    With respect to any Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

    The obligations created by the Trust Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Trust Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all REO Property or (ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Mortgage Loans at that time subject to the Trust Agreement and all REO Property. The Trust Agreement for each Series permits, but does not require, the Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the Aggregate Asset Value of such Mortgage Loans plus, with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, less, in either case, related unreimbursed Advances (in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Value of such Mortgage Loans) and unreimbursed expenses (that are reimburseable pursuant to the terms of the Trust Agreement) plus, in either case, accrued interest thereon at the weighted average Mortgage Rate through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the Aggregate Asset Value of such Loans, plus accrued interest thereon at the applicable net Mortgage Rates through the last day of the month of such repurchase and (b) the aggregate fair market value of such Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the Aggregate Value of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Asset Value. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund or repurchase all or certain Classes of Certificates of a Series under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases" herein.

                                   THE ISSUER

THE COMPANY

    The Company was incorporated in the State of Delaware on January 2, 1987. The principal office of the Company is located at 200 Vesey Street, New York, New York 10285. Its telephone number is (212) 526-5594.

    The Certificate of Incorporation of the Company provides that the Company may not conduct any activities other than those related to the issue and sale of one or more Series and to serve as depositor of one or more trusts that may issue and sell Bonds or Certificates. The Certificate of Incorporation of the Company provides that any Securities, except for subordinated Securities, issued by the Company must be rated in one of the three highest categories available by any Rating Agency rating the Series. Pursuant to the terms of the Indenture or Trust Agreement, as applicable, the Company may not issue any Securities which would result in the lowering of the then current ratings of the outstanding Securities of any Series.

    The Series Supplement for a particular Series may permit the Primary Assets pledged to secure the related Series of Bonds to be transferred by the Issuer to a trust, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

OWNER TRUST

    Each owner trust established to act as Issuer of a Series of bonds (each, an "Owner Trust") will be created pursuant to a deposit trust agreement (the "Deposit Trust Agreement") between the Company which will act as Depositor and the bank, trust company or other fiduciary named in the related Prospectus Supplement which will act solely in its fiduciary capacity as Owner Trustee. Under the terms of each Deposit Trust Agreement, the Company will convey to the Owner Trustee Mortgage Assets and other Primary Assets to secure one or more Series in return for certificates or other instruments evidencing beneficial ownership of the Owner Trust and the net proceeds of the sale of the Bonds. The Company may in turn sell or assign the certificates of beneficial interest to another entity or entities, including affiliates of the Company.

    The Owner Trust will pledge the Mortgage Assets and other Primary Assets to the Trustee under the related Indenture as security for a Series. The Trustee will hold such Mortgage Assets as security only for that Series, and Holders of the Bonds of such Series will be entitled to the equal and proportionate benefits of such security, subject to the express subordination of certain Classes thereof, as if the same had been granted by a corporate issuer.

    Each Deposit Trust Agreement will provide that the related Trust may not conduct any activities other than those related to the issuance and sale of the particular Series. No Deposit Trust Agreement will be subject to amendment without the prior written consent of the Owner Trustee, the holders representing a majority of the beneficial interest of the Owner Trust and the Trustee, except that the holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series must consent to any amendment of, among other provisions, the limitation on activities of the Owner Trust and the provision regarding amendments to the Deposit Trust Agreement. The holders of the beneficial interests in an Owner Trust which issues a Series will not be liable for payment of principal of or interest on the Bonds and each holder of Bonds of such Series will be deemed to have released such beneficial owners from any such liability.

ADMINISTRATOR

    Unless otherwise specified in the related Prospectus Supplement, it is expected that the Issuer will enter into an administration agreement with an administrator acceptable to the Rating Agencies rating the applicable Series of Securities (the "Administrator") pursuant to which advisory, administrative, accounting and clerical services will be provided to the Issuer with respect to the Securities. The Trustee or the Master Servicer may serve as the Securities Administrator. In addition, under the Indenture or Trust Agreement, as applicable, the Issuer is responsible for certain administrative and accounting matters relating to the Securities. It is intended that the Administrator will perform these services on behalf of the Issuer, and amounts payable with respect to such services, unless otherwise provided in the related Prospectus Supplement, will be subordinate to the Issuer's obligations to pay principal and interest to the Bondholders or Certificateholders (including any Residual Interest Bondholders or Residual Interest Certificateholders) but, unless otherwise specified in the related Prospectus Supplement, will be senior to the Issuer's obligation to pay any Excess Cash Flow to the Residual Interest Bondholders or Residual Interest Certificateholders.

                                USE OF PROCEEDS

    The Issuer will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets securing each Series simultaneously with the issuance and sale of such Securities. The proceeds may also be used to repay indebtedness which has been incurred to acquire Mortgage Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the Seller of such Mortgage Assets.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    Any bearer securities will be issued in compliance with United States federal tax laws and regulations applicable at the time of issuance. Under current law, bearer securities may not be offered or sold during the restricted period, or delivered in definitive form in connection with a sale during the restricted period (as defined under "DESCRIPTION OF THE SECURITIES--Bearer Securities and Registered Securities"), in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling bearer securities during the restricted period (a "Distributor") pursuant to a written contract with the Issuer or with another Distributor, that purchases bearer securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a bearer security may be made during the restricted period to a United States person who acquired and holds the bearer security on the certification date through a foreign branch of a United States financial institution that agrees to comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling bearer securities during the restricted period must agree not to offer or sell bearer securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling bearer securities are aware of these restrictions.

    Bearer securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

    As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary and the opinion of counsel to which the summary refers below, are based are subject to change, and such a change could apply retroactively. No rulings have been or will be sought from the IRS on these matters.

    The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Securities are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of the Securities.

CHARACTERIZATION OF SECURITIES

    Unless otherwise stated in the applicable Prospectus Supplement, a REMIC election will be made with respect to each Series of Securities. In such a case, special counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Indenture or Trust Agreement, as applicable, are complied with and the statutory and regulatory requirements are satisfied. Securities of such Series will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

    If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer; (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust;
(iv) interests in an entity that will be treated as a partnership for federal income tax purposes, or (v) interests in an entity or a pool of assets that will satisfy the requirements for qualification as a financial asset securitization investment trust (a "FASIT") for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement or Indenture with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

    Except to the extent the related Prospectus Supplement specifies otherwise, if a REMIC election is made with respect to a Series of Securities,
(i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code
Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans . . . secured by an interest in real property which is . . . residential real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Code
Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then Securities will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. In general, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

    It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

TAXATION OF REGULAR INTEREST SECURITIES

    INTEREST AND ACQUISITION DISCOUNT. Securities that qualify as regular interests in a REMIC ("Regular Interest Securities") are generally treated as indebtedness for federal income tax purposes. Stated interest on a Regular Interest Security will be taxable as ordinary income using the accrual method of accounting, regardless of the Bondholder's or Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Interest Securities that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Securities.

    Compound Interest Securities, Interest Weighted Securities, and Zero Coupon Securities will, and other Securities constituting Regular Interest Securities may, be issued with "original issue discount" ("OID") within the meaning of Code
Section 1273. Rules governing original issue discount are set forth in sections 1271-1275 of the Code and the Treasury regulations thereunder (the "OID Regulations"). Treasury regulations (the "Contingent Regulations") governing the treatment of contingent payment obligations also have been adopted. As described more fully below, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and
(ii) the Prepayment Assumptions. Under Section 1272(a)(6) of the Code, special rules apply to the computation of OID on instruments, such as the Regular Interest Securities, on which principal is prepaid based on prepayments of the underlying assets. Neither the OID Regulations nor the Contingent Regulations contain rules applicable to instruments governed by Section 1272(a)(6). Although technically not applicable to prepayable securities, the Contingent Regulations may represent a possible method to be applied in calculating OID on certain Classes of Certificates. Until the Treasury Department issues guidance to the contrary, the Servicer or other person responsible for computing the amount of original issue discount to be reported to a Regular Interest Securityholder each taxable year (the "Tax Administrator") intends to base its computations on Code
Section 1272(a)(6), the OID Regulations and the Contingent Regulations as described below. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the Regular Interest Securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Security and its issue price. A holder of a Regular Interest Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Security will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code, generally less than 0.25% of the stated redemption price at maturity of the Regular Interest Security multiplied by the weighted average maturity of the Regular Interest Security. For this purpose, the weighted average maturity of the Regular Interest Security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest Security and the denominator of which is the stated redemption price at maturity of the Regular Interest Security. The schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Interest Securities (the "Prepayment Assumption") relating to the Regular Interest Securities. The Prepayment Assumption with respect to a Series of Regular Interest Securities will be set forth in the applicable Prospectus Supplement. However, the amount of any DE MINIMIS OID must be included in income as principal payments are received on a Regular Interest Security, in the proportion that each such payment bears to the original principal balance of the Security.

    The issue price of a Regular Interest Security of a Class will generally be the initial offering price at which a substantial amount of the Securities in the Class are sold, and will be treated by the Issuer as including, in addition, the amount paid by the Bondholder or Certificateholder for accrued interest that relates to a period prior to the Closing Date of such Regular Interest Security. Under the OID Regulations, the stated redemption price at maturity is the sum of all payments on the Security other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Security and a single fixed rate, or certain variable rates of interest, that is unconditionally payable at least annually. See "--Variable Rate Securities" below. In the case of the Compound Interest Securities, Interest Weighted Securities and certain of the other Regular Interest Securities, none of the payments under the instrument will be considered "qualified stated interest," and thus the aggregate amount of all payments will be included in the stated redemption price. For example, any securities upon which interest can be deferred and added to principal ("Deferred Interest Securities") will not be "qualified stated interest." In addition, because Securities Owners are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest on all Regular Interest Securities may not be "unconditionally payable." In that case, all of the yield on a Regular Interest Security will be taxed as OID, but interest would not then be includable in income again when received. Unless otherwise specified in the related Prospectus Supplement, the Issuer intends to take the position for income tax information reporting purposes that interest on the Regular Interest Securities is "unconditionally payable."

    The holder of a Regular Interest Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Security, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt instrument, subject to Section 1272(a)(6) of the Code, such as a Regular Interest Security, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, OID is computed by taking into account the Prepayment Assumption. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Interest Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Security, over (ii) an "adjusted issue price" of the Regular Interest Security at the beginning of the accrual period. The adjusted issue price of a Regular Interest Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Security in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. Although original issue discount will be reported to Bondholders or Certificateholders based on the Prepayment Assumption, no representation is made to Bondholders or Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

    Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Regular Interest Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

    Certain Series of Securities may be structured to include two or more REMICs, one or more of which (each, an "Upper Tier REMIC") hold regular interests ("Lower Tier Interests") in other REMICs (each, a "Lower Tier REMIC"). Under the OID Regulations, OID on all of the Lower Tier Interests issued by a single Lower Tier REMIC that are held by a second REMIC will be calculated by treating all of such Lower Tier Interests as a single debt instrument.

    A holder of a Regular Interest Security, which acquires the Regular Interest Security for an amount that exceeds its stated redemption price, will not include any original issue discount in gross income. A subsequent holder of a Regular Interest Security which acquires the Regular Interest Security for an amount that is less than its stated redemption price, will be required to include original issue discount in gross income, but such a holder who purchases such Regular Interest Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Regular Interest Security's issue price) to offset such original issue discount by comparable economic accruals of offsetting portions of such excess.

    INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to Regular Interest Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC ("Interest Weighted Securities"). Absent guidance to the contrary, the Issuer intends to take the position that all of the income derived from Interest Weighted Securities is treated as OID and that the amount and rate of accrual of such OID should be calculated in the same manner as for a Compound Interest Security. Those calculations could result in an income accrual for a period below zero (a "Negative Adjustment"). The legislative history to the relevant Code provisions indicates, and the relevant Code provisions appear to provide that any such Negative Adjustment may not be taken as current loss or deduction, but may only be carried forward to offset future accruals of positive OID. Thus, in the absence of such accruals of positive OID, it appears that any losses resulting from a Negative Adjustment must be carried forward until disposition or retirement of the debt obligation, and may give rise to a capital loss at that time. However it is possible that income derived from an Interest Weighted Security that had a principal balance might be calculated as if the Interest Weighted Security were a bond purchased at a premium equal to the excess of the price paid by such holder for the Interest Weighted Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it had in effect an election under
Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below.

    VARIABLE RATE REGULAR SECURITIES. The REMIC regulations (the "REMIC Regulations") permit REMICs to issue regular interests bearing a variety of variable rates including rates based on (i) "qualified floating rates" or
(ii) a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC (a "Variable Rate Security"). Under the OID Regulations, interest is treated as payable at a variable rate if, generally,
(i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a singled fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.

    Under the OID Regulations, the amount and accrual of OID on a Variable Rate Security that qualifies for treatment under the rules applicable to variable rate debt instruments (a "VRDI Security") is determined, in general, by converting the VRDI Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described above to the hypothetical fixed rate security. A VRDI Security providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A VRDI Security providing for an objective rate or rates is converted to a hypothetical fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the instrument. Such hypothetical fixed rate securities are assumed to have terms identical to those provided under the related VRDI Securities, except for the substitution of fixed rates for the qualified floating rates, objective rates, or qualified inverse floating rate as described above. In the case of a VRDI Security that does not provide for the payment of interest at least annually, appropriate adjustments to the OID accruals and the qualified stated interest payments are made in each accrual period to the extent that the interest actually accrued or paid during the accrual period is greater or less than the interest assumed to be accrued or paid under the hypothetical fixed rate security.

    Regular Interest Securities of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ("Weighted Average Securities"). Under the OID Regulations, it appears that Weighted Average Securities bear interest at an "objective rate."

    Due to the complexity of these rules and the variety of Variable Rate Securities that may be offered hereunder, the precise application of these rules to any Variable Rate Securities offered hereunder will be discussed in the related Prospectus Supplement, based on the specific characteristics of each such security.

    EFFECT OF DEFAULTS AND DELINQUENCIES. Each holder of a Regular Interest Security will be required to accrue interest and original issue discount on such Security without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Interest Security could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Interest Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of such loss, ultimately will not be paid, the law is unclear with respect to the timing and character of such losses or reduction in income.

    Under Section 166 of the Code, both corporate and noncorporate holders of Regular Interest Securities that hold such Securities in connection with a trade of business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Interest Securities become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Regular Interest Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Regular Interest Security becomes wholly worthless (that is, until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

    MARKET DISCOUNT AND PREMIUM. A purchaser of a Regular Interest Security may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Security, or upon sale or exchange of the Regular Interest Security. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in the ratio of (a) in the case of a Regular Interest Security not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of a Regular Interest Security originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid. A holder of a Regular Interest Security having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Security. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

    A holder who purchases a Regular Interest Security (other than an Interest Weighted Security, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC regular interests have been issued, applicable legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Security will be calculated using the prepayment assumption used in pricing such Regular Interest Security. If a holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Regular Interest Security should consult their tax advisers regarding the election to amortize premium and the method to be employed.

    ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD. A holder of a debt instrument such as a Regular Interest Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, DE MINIMIS original issue discount, market discount and DE MINIMIS market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF REGULAR INTEREST SECURITIES

    A Regular Bondholder's or Regular Certificateholder's tax basis in its Regular Interest Securities is the price such holder pays for a Security, plus amounts of original issue discount and market discount included in income and reduced by any payments received (other than qualified periodic interest payments), any amortized premium, and any prior losses. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Securities, measured by the difference between the amount realized and the Regular Interest Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Security is held as a capital asset. If, however, a Regular Bondholder or Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The Taxpayer Relief Act of 1997 (the "1997 Act") has generally reduced capital gains tax rates for non-corporate taxpayers, who should consult their tax advisors regarding the consequences to them of the 1997 Act. There is no such discrepancy in tax rates on capital gains and ordinary income in the case of corporations.

REMIC EXPENSES

    As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities or the REMIC residual interest. In the case of a "single class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Bondholder or Certificateholder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Bondholder or Certificateholder exceed 2% of such Bondholder's or Certificateholder's adjusted gross income and will not be deductible in computing alternative minimum taxable income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1991, $100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code
Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Moreover, such expenses are disallowed entirely as deductions for purposes of the Alternative Minimum Tax. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

    Unless otherwise disclosed in the related Prospectus Supplement, REMICs issuing securities offered hereunder will not be treated as "single class" REMICs under these rules.

TAXATION OF THE REMIC

    GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. The regular interests are generally taxable as debt of the REMIC.

    CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, income from amortization of premium on Regular Interest Securities issued at a premium and income from write-off of Regular Interest Securities, and (ii) deductions, including stated interest and original issue discount accrued on a Regular Interest Security, amortization of any premium with respect to loans, losses on Mortgage Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with the Residual Interest Securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. See "--REMIC Expenses" above.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Start Up Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount on such loans will be equivalent to the method under which holders of Regular Interest Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the Regular Interest Securities in the same manner that the holders of the Securities include such discount in income, but without regard to the DE MINIMIS rules. See "--Taxation of Regular Interest Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

    INCOME FROM FORECLOSURE PROPERTY. To the extent that the Lower Tier REMIC derives income from Foreclosed Properties that is treated as "net income from foreclosure property," that income will be subject to taxation at the highest corporate tax rate. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and net income from the property that would not be treated as "rents from real property" or other certain other qualifying income for a real estate investment trust. A trust agreement or indenture may permit the Servicer to operate a Foreclosed Property in a manner that produces income subject to the foregoing tax if certain conditions are satisfied. In addition, if the operation of the Foreclosed Property is treated as a trade or business carried on by the REMIC, then unless the property is operated through an independent contractor, the income from the foreclosed property will be subject to tax on "net income from foreclosure property" at a rate of 100%. Accordingly, operation of Foreclosed Properties generally will be required to be conducted through an independent contractor.

    PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from other prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Start Up Day. Unless chargeable to the servicer or trustee under the applicable Trust Agreement or Indenture, such taxes will be paid out of the assets of the REMIC and, unless otherwise specified in the related Prospectus Supplement, will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    The Holder of a Security representing a REMIC residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

    The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument, or may be negative. Consequently, a Residual Interest Security may have a negative "value".

    LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Residual Bondholders or Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

    DISTRIBUTIONS. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

    MARK-TO-MARKET RULES. A Residual Interest Security is not treated as a security and thus may not be marked to market under Treasury regulations that generally require a securities dealer to mark to market securities held for sale to customers.

    SALE OR EXCHANGE. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Bondholder's or Certificateholder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Bondholder or Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSION INCOME

    The portion of a Residual Bondholder's or Residual Certificateholder's REMIC taxable income consisting of "excess exclusion" income may not be offset by other deductions or losses, including net operating losses, on such Bondholder's or Certificateholder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Bondholder's or Residual Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Bondholder or Certificateholder's. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty and is not eligible for treatment as "portfolio interest."

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Start Up Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES

    As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the Indenture or Trust Agreement, as applicable, will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Issuer an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

    If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its share of the excess inclusion income of the REMIC allocable to such Disqualified Organization.

    Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors" below.

ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding. The holder of the Residual Interest Security holding the largest percentage interest will be designated as "tax matters person" of the related REMIC for purposes of any such proceeding.

TAX STATUS AS A GRANTOR TRUST

    GENERAL. If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead, special tax counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a "grantor" or "fixed investment" trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

    Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer, and any other service providers. In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

    DISCOUNT OR PREMIUM ON PASS-THROUGH CERTIFICATES. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, to the extent that the Mortgage Loans underlying a series have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

    The treatment of any discount will depend on whether the discount represents original issue discount or market discount. Under Legislation enacted in 1997,
Section 1272(a)(6) of the Code requires in the case of a pool of Mortgage Loans with original issue discount in excess of a prescribed DE MINIMIS amount, that a holder of a Certificate report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, based on a prepayment assumption, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. It is unclear when such prepayment assumption is determined or adjusted. Original issue discount with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory DE MINIMIS exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any original issue discount in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price, the subsequent holder will be entitled to offset the original issue discount with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any original issue discount will be reduced or eliminated.

    Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed DE MINIMISamount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue, using a prepayment assumption, in a manner to be provided in Treasury regulations. The relevant legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or
(b) in the case of Mortgage Loans originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

    Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

    A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above), which rules now appear to require the use of a prepayment assumption, will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

    Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificated ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.

Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations, and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. Legislation enacted in 1997 extends this treatment to instruments such as the Stripped Certificates. The Cash Flow Bond Method will consequently be used in preparing information reports as to the income accruing on such Certificates, and it is expected that original issue discount will be reported on that basis. In applying the calculation to a class of Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation, in the case of a Class of Certificates that has no right, or a nominal right, to receive principal, and as includable in the stated redemption price at maturity. In the case of a "stripped bond" which is entitled to a significant amount of principal, the Trustee intends to take the position that interest payments are "qualified stated interest." The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip or similar Certificates, the Internal Revenue Service could assert that original issue discount must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

    Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

    A Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), may be taxed as a contingent payment instrument.

    POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the OID Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

    Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

    CHARACTER AS QUALIFYING MORTGAGE LOANS. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case to the extent the underlying Mortgage Loans qualify for such treatments. However, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. In addition, it is possible that various reserve funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

    SALE OF CERTIFICATES. As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

    BACKUP WITHHOLDING. A Bondholder or Certificateholder, other than a Residual Bondholder or Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Issuer with its taxpayer identification number ("TIN"); (ii) furnishes the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Issuer or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders or Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The Issuer will report to the Securityholders and to the Internal Revenue Service for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

    Under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of the obligation to withhold federal income tax from such interest payments. These provisions supersede the generally applicable provisions of the Code that would otherwise require the Issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and original issue discount paid to Nonresidents.

    It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder that is a Nonresident if such holder owns 10% or more of one or more underlying mortgagors or if the holder is a controlled foreign corporation that is related to one or more mortgagors.

    Interest and original issue discount of Bondholders or Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Bondholder or Certificateholders. In such case, however, they will generally be subject to the regular United States income tax.

    Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusion Income."

                       STATE AND LOCAL TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSIDERATIONS," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Bonds or Certificates. In particular, potential investors in Residual Interest Securities should consult their tax advisers regarding the taxation of the Residual Interest Securities in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") subject to ERISA and persons who have certain specified relationships to such Plans ("Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans and other retirement arrangements, such as individual retirement accounts and Keogh plans, that are subject to Section 4975 of the Code.

    The Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, because of their activities or the activities of their respective affiliates, may be considered to be or may become Parties in Interest with respect to certain Plans. If the Securities are acquired by a Plan with respect to which the Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, is a Party in Interest, such transaction might be considered to violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified plan asset manager"; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; or any other available exemption. Accordingly, prior to making an investment in the Securities, investing Plans should determine whether the Issuer is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Security if the Issuer, the Master Servicer, if any, the Servicer, the Trustee, the provider of Enhancement, if any, or an affiliate thereof is a fiduciary with respect to such assets.

    The Certificates of a Series will, and the Bonds of a Series could, be treated as "equity" for purposes of ERISA. Under regulations issued by the Department of Labor ("DOL") (the "Plan Asset Regulations"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. One such exception applies if the class of "equity" interests in question is (i) held by 100 or more investors who are independent of the Issuer and each other, (ii) freely transferable, and
(iii) sold as part of an offering pursuant to (a) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (b) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, another exception provides that if at all times less than 25% of the value of all classes of equity interests in the Issuer are held by "benefit plan investors" (which is defined as including plans subject to ERISA, individual retirement accounts, certain plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of plan investment in such entities), the investing Plan's assets will not include any of the underlying assets of the Issuer.

    If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations and the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement (e.g., affiliates of the Issuer), and Securities of such Series are acquired by a Plan with respect to which the obligor or related obligors are Parties in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as those described above or any other available exemption. Accordingly, prior to making an investment in Securities of such Series, a Plan investor should determine whether such obligor or related obligors are Parties in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of the statutory or administrative exemptions.

    If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations and the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of multiple Mortgage Loans or obligations of multiple unrelated obligors as specified in the related Prospectus Supplement, an investing Plan may not be able to determine whether any of the obligors is a Party in Interest with respect to such Plan. In that event, prior to making an investment in Securities of such Series, such Plan investor should determine whether one or more statutory or administrative exemptions is applicable.

    Furthermore, in either of the cases above, if the Issuer were deemed to hold plan assets by reason of a Plan's investment in a Security, the persons providing services with respect to the assets of the Issuer, including the Mortgage Loans, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transactions provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

    Even if the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series, an additional exemption may also be available if the Issuer is a trust. The DOL granted to Shearson Lehman
Hutton, Inc. an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The obligations covered by the Exemption include obligations such as the Mortgage Assets. The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met. The Prospectus Supplement will specify whether the Exemption will apply with respect to any particular series.

    Among the conditions which must be satisfied for the Exemption to apply are the following:

        1. The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        2. The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

        3. The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, a Division of the McGraw Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

        4. The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

        5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

        6. The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

           The trust also must meet the following requirements:

               (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

               (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of certificates; and

               (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

    Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;
(ii) such fiduciary (or its affiliate) is an obligor with respect to five
(5) percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Securities does not exceed twenty-five
(25) percent of all of the Securities outstanding after the acquisition; and
(iv) no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, the Master Servicer, if any, the Special Servicer, if any, any obligor with respect to obligations included in a Trust constituting more than five
(5) percent of the aggregate unamortized principal balance of the assets in a Trust, provider of Enhancement, if any, or any affiliate of such parties (the "Restricted Group").

    There can be no assurance that the Securities will not be treated as equity interests in the Issuer for purposes of the Plan Asset Regulations. Moreover, if the Securities are treated as equity interests for purposes of ERISA, it should be assumed, unless the Prospectus Supplement provides otherwise, that none of the exceptions set forth in the Plan Asset Regulations will apply to the purchase of Securities offered hereby.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state, or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

    The sale of Securities to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

    The Prospectus Supplement for each Series of Securities will specify which, if any, of the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Securities not qualifying as "mortgage related securities" ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

    Those Classes of Securities that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series representing interests in, or secured by, a Trust Fund consisting of Mortgage Loans or Private Mortgage-Backed Securities, provided that such Mortgage Loans (or the Mortgage Loans underlying the Private Mortgage-Backed Securities) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Securities satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in, or secured by, a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to
Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Securities. Accordingly, the investors affected by such legislation will be authorized to invest in Securities qualifying as "mortgage related securities" only to the extent provided in such legislation. However, enactment by a state of any such legislative restrictions will not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" that was made, and will not require the sale or disposition of any securities that were acquired prior to enactment of such state legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, PROVIDED THAT, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to NUMEROUS OBLIGORS." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in certain "mortgage related securities" other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 3a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Securities.

    All depository institutions considering an investment in the Securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Securities, as certain Series or Classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain Classes of Securities as "mortgage related securities," no representations are made as to the proper characterization of the Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

    Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overriden in any jurisdiction.

                              PLAN OF DISTRIBUTION

    The Issuer may sell the Securities offered hereby through Lehman Brothers, as agent or as underwriter, or through underwriting syndicates represented by Lehman Brothers (collectively, the "Underwriters") or by one or more other underwriters, in each case, to be specified in the related Prospectus Supplement. The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

    The Underwriters will be obligated, subject to certain conditions, to purchase all of the Securities described in the Prospectus Supplement relating to a Series if any such Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If specified in the related Prospectus Supplement, a Series may be offered in whole or in part in exchange for the Mortgage Assets that would be pledged to secure such Series. In such event, the Prospectus Supplement will specify the amount of compensation to be paid to the Underwriters and expenses, if any, in connection with such distribution. If so indicated in the Prospectus Supplement, the Issuer will authorize Underwriters or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase the Securities on such terms and subject to such conditions as so specified.

    The Issuer may also sell the Securities offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Issuer may effect such transactions by selling Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Issuer and any purchasers of Securities for whom they may act as agents.

    If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

    Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters of such other person or persons specified in such Prospectus Supplement. The consideration for such purchase may be cash or Mortgage Assets. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an

"underwriter" within the meaning of the Securities Act and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

    The place and time of delivery for the Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Securities offered hereby will be passed upon for the Issuer and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York, Cadwalader, Wickersham & Taft, New York, New York, Sidley & Austin, New York, New York or Thacher Proffitt & Wood, New York, New York.

                                    GLOSSARY

    The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Indenture or Trust Agreement, as applicable, and the Indenture or Trust Agreement, as applicable, generally provides a more complete definition of certain of the terms. Reference should be made to the Indenture or Trust Agreement, as applicable, for a more complete definition of such terms.

    "Accrual Date" means, with respect to any Series, the date upon which interest begins accruing on the Securities of the Series, as specified in the related Prospectus Supplement.

    "Accrual Payment Amount" means, with respect to any Payment Date or Distribution Date for a Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Securities of such Series during the Interest Accrual Period relating to such Payment Date or Distribution Date and which is not then required to be paid.

    "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Payment Date or Distribution Date on which all Securities of the related Series with Stated Maturities or Final Scheduled Termination Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

    "Administration Agreement" means, with respect to a Series, an agreement pursuant to which the Administrator agrees to perform certain ministerial, administrative, accounting and clerical duties on behalf of the Issuer with respect to such Series.

    "Administration Fee" means the fee specified as such in the Administration Agreement.

    "Advances" means, unless otherwise specified in a Prospectus Supplement, cash advances with respect to delinquent payments of principal and interest on any Mortgage Loan made by the Primary Servicer from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent that such advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise.

    "Aggregate Asset Value" means, with respect to any Series, the aggregate amount obtained by adding the Asset Value of each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate for such Series, plus the Asset Value, as determined in the related Series Supplement, of any cash remaining in the Collection Account or any other Pledged Fund or Account subsequent to an initial deposit therein by the Issuer.

    "Aggregate Outstanding Principal" means, with respect to any Series or Class thereof, the principal amount of all Securities of such Series or Class outstanding at the date of determination, including, in respect of any Class of Compound Interest Securities of such Series (or other Class of Securities on which interest accrues and is added to the outstanding principal amount thereof), the Compound Value (or accreted value) of such Securities through the Payment Date or Distribution Date immediately preceding the date of determination.

    "Appraised Value" means, unless otherwise specified in a Prospectus Supplement, the lesser of the appraised value determined in an appraisal obtained at origination or the sales price of a Mortgaged Property.

    "ARM," "ARM Loan," or "Adjustable Rate Mortgage Loan" means a Mortgage which provides for adjustment from time to time to the Mortgage Rate in accordance with an approved index.

    "Asset Value" means, unless specified otherwise in the related Prospectus Supplement, with respect to each Private Mortgage-Backed Security or Mortgage Loan or other Mortgage Assets included in the Trust Estate or Trust Fund for a Series, its Scheduled Principal Balance. In addition, the related Series

Supplement shall set forth, for purposes of calculating the Asset Value of Mortgage Assets, the dates on which the scheduled principal and interest payments with respect to such Mortgage Assets are assumed to be deposited in the Collection Account. The Asset Value of any cash deposited in any Pledged Fund or Account shall be as set forth in the related Series Supplement.

    "Assumed Deposit Date" means the date specified therefor in the Series Supplement for a Series, upon which distributions on the Primary Assets are assumed to be deposited in the Collection Account for purposes of calculating Reinvestment Income thereon.

    "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement or the related Guaranteed Investment Contract for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in Pledged Funds and Accounts for the Series.

    "BIF" means Bank Insurance Fund.

    "Bondholder" means the Person in whose name a Bond is registered in the Bond Register.

    "Bond Interest Rate" means the interest rate on the outstanding principal amount of a Bond payable on the applicable Payment Date for such Bond, as specified in the related Prospectus Supplement.

    "Bond Register" means the register maintained pursuant to the Trust Indenture for a Series, providing for the registration of the Bonds of a Series and the transfers and exchanges thereof.

    "Bonds" means Collateralized Mortgage Obligations sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

    "Business Day" means, with respect to any Series that does not include any Class of Variable Interest Securities, any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, or in the cities in which the Corporate Trust Office or, if applicable, the offices of the Servicer or the Special Servicer, are then located, are authorized or obligated by law or executive order to be closed, and with respect to any Series that includes any Class of Variable Interest Securities, a day that is not a Saturday or Sunday, and that is not a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in either London or New York City or in the city in which the Corporate Trust Office is then located.

    "Cash Liquidation" means as to any defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Master Servicer or Servicer, as applicable, expects to be finally recoverable.

    "CERCLA" means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

    "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register.

    "Certificate Interest Rate" means the per annum interest rate on the outstanding principal amount of a Certificate payable on the applicable Distribution Date for such Certificate, as specified in the related Prospectus Supplement.

    "Certificate Register" means the register maintained pursuant to the Trust Agreement for a Series, providing for the registration of the Certificates of a Series and the transfers and exchanges thereof.

    "Certificates" means the Mortgage-Backed Certificates sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

    "Class" means a class of Securities of a Series.

    "Closing Date" means, with respect to a Series, the date specified in the related Series Supplement as the date on which Securities of such Series are first issued.

    "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

    "Collection Account" means, with respect to a Series, the account designated as such and created pursuant to the Trust Indenture or Trust Agreement, as applicable.

    "Commercial Property" means any property securing a Mortgage Loan that used for commercial purposes.

    "Commission" means the Securities and Exchange Commission.

    "Company" means Structured Asset Securities Corporation.

    "Compound Interest Security" means any Security of a Series on which interest accrues and is added to the principal of such Security periodically, but with respect to which no interest or principal shall be payable except during the period or periods specified in the related Prospectus Supplement.

    "Compound Value" means, with respect to a Class of Compound Interest Securities, as of any determination date, the original principal amount of such Class, plus all accrued and unpaid interest, if any, previously added to the principal thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities and by any losses allocated to such Class.

    "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental or quasi-governmental authority other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan.

    "Corporate Trust Office" means the corporate trust office of the Trustee.

    "Covered Trust" means a Trust Estate or Trust Fund covered by a form of credit support.

    "CPR" means the Constant Prepayment Rate prepayment model.

    "Custodial Account" means an account established by a Master Servicer, a Servicer, or a Special Servicer in the name of the Trustee for the deposit on a daily basis of all Mortgage Loan related receipts received by it subsequent to the Cut-Off Date.

    "Custodian" means any bank, savings and loan association, trust company or other entity appointed to hold documentation with respect to any Mortgage Loans.

    "Cut-Off Date" means, with respect to a Series, the date specified in the related Series Supplement on which, as of the close of business on such date, the Mortgage Loans securing or included in such Series are sold to a Trust or subject to the lien of the Indenture.

    "Deferred Interest" means the excess resulting when the amount of interest required to be paid by a Mortgagor on a Mortgage Loan on any Due Date for such Mortgage Loan is less than the amount of interest accrued on the Scheduled Principal Balance thereof, to the extent such excess is added to the Scheduled Principal Balance of such Mortgage Loan.

    "Deferred Interest Securities" means Bonds or Certificates on which interest accrued during an Interest Accrual Period may be added to the principal amount of such Bonds or Certificates rather than being paid in cash on the related Distribution Date.

    "Definitive Securities" means the Bonds or the Certificates for a Series when and if issued in definitive form to the Securities Owners of such Series or their nominees.

    "Deleted Mortgage Loan" means a Mortgage Loan removed from the Trust Estate or Trust Fund in order to substitute a Substitute Mortgage Loan.

    "Delivery Date" means with respect to a Series, the date specified in the related Prospectus Supplement as the date on which the Securities of such Series are to be delivered to the original purchasers thereof.

    "Depositor" means the Company (i) when acting in such capacity under a Deposit Trust Agreement to deposit Primary Assets into an Owner Trust relating to a Series of Bonds, or (ii) when acting in such capacity under a Trust Agreement to deposit Primary Assets into a Trust Fund relating to a Series of Certificates.

    "Deposit Trust Agreement" means a deposit trust agreement between the Company and an Owner Trustee pursuant to which an Owner Trust is created and Primary Assets are deposited therein.

    "Designated Interest Accrual Date" means, as specified in the related Prospectus Supplement, (a) the day preceding a Redemption Date or Special Redemption Date as the date through which accrued interest is paid upon redemption or special redemption, or (b) the date through which accrued interest is paid upon the occurrence of an Event of Default.

    "Determination Date" means the date specified in the related Prospectus Supplement.

    "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

    "Distribution Date" means the date on which distributions of principal of and interest on Certificates of a Series will be made.

    "DOL" means Department of Labor.

    "Due Date" means each date on which a payment is due and payable on any Mortgage Assets.

    "Due Period" means, unless other specified in the related Prospectus Supplement, for each Payment Date or Distribution Date, as applicable, the period beginning on the second day of the month preceding the month in which such Payment Date or Distribution Date, as applicable, occurs and ending on the first day of the month in which such Payment Date or Distribution Date, as applicable, occurs.

    "Eligible Investments" means any one or more of the obligations or securities described herein under "SECURITY FOR THE BONDS AND
CERTIFICATES--Investment of Funds."

    "Enhancement" means the Enhancement for a Series, if any, specified in the related Prospectus Supplement.

    "Enhancement Agreement" means the agreement or instrument pursuant to which any Enhancement is issued or the terms of any Enhancement are set forth.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA Plans" means qualified employee benefit plans established under ERISA or the Code.

    "Escrow Account" means an escrow account established and maintained by the Primary Servicer in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited.

    "Event of Default" unless otherwise specified in the Prospectus Supplement shall have the meaning set forth herein under "THE INDENTURE AND TRUST AGREEMENT--Events of Default."

    "Excess Cash Flow" shall have the meaning set forth in the related Prospectus Supplement.

    "Exchange Act" means the Securities Exchange Act of 1934.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FHA" means the Federal Housing Administration, a division of HUD. "FHA Loan" means a fixed-rate mortgage loan insured by the FHA. "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "FNMA" means the Federal National Mortgage Association.

    "Final Scheduled Distribution Date" means the Distribution Date on which principal of and interest on a Series of Certificates is scheduled to be paid in full.

    "First Mandatory Principal Distribution Date" means the date specified in the related Prospectus Supplement as the Distribution Date on which the Issuer must begin paying installments of principal of the Certificates of the related Series or Class if the Issuer has not already begun making such distributions.

    "First Mandatory Principal Payment Date" means the date specified in the related Prospectus Supplement as the Payment Date on which the Issuer must begin paying installments of principal of the Bonds of the related Series or Class if the Issuer has not already begun making such payments.

    "First PAC Paydown Date" means the date on which the initial PAC Principal Payment is applied to the PAC Bonds, as set forth in the related Prospectus Supplement.

    "Garn-St. Germain Act" means the Garn-St. Germain Depository Institutions Act of 1982.

    "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, convey, assign, transfer, create and grant a lien upon and a security interest in and right of setoff against, deposit, set over and confirm.

    "Guaranteed Investment Contract" means a guaranteed investment contract providing for the investment of all distributions on the Mortgage Assets guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

    "Guarantor" means a guarantor acceptable to the Rating Agencies rating the Securities.

    "Highest Bond Interest Rate" means, unless specified otherwise in the related Prospectus Supplement, with respect to any Series of Bonds, the highest Bond Interest Rate borne by outstanding Bonds of the Series.

    "Highest Certificate Interest Rate" means, unless otherwise specified in the related Prospectus Supplement, with respect to any Series of Certificates, the highest Certificate Interest Rate borne by outstanding Certificates of a Series.

    "Holder" means a Bondholder or Certificateholder, as applicable.

    "Housing Act" means the National Housing Act of 1934, as amended.

    "HUD" means the United States Department of Housing and Urban Development.

    "Indenture" means, with respect to any Series of Bonds, collectively the Trust Indenture and any related Series Supplement.

    "Individual Investor Bonds" means each of the Bonds of a Class identified as such in the related Prospectus Supplement.

    "Individual Investor Certificates" means each of the Certificates of a Class identified as such in the related Prospectus Supplement.

    "Insurance Policies" means hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

    "Insurance Proceeds" means amounts received by the Trustee from the Master Servicer or a Servicer in connection with sums paid or payable under any insurance policies, to the extent not applied to the restoration or repair of the Mortgaged Property.

    "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Series, during which interest accrues on Securities of the related Series or Class with respect to any Payment Date, Distribution Date, Redemption Date, or Special Redemption Date.

    "Interest Only Securities" means a Security entitled to receive payments of interest only based upon the Notional Amount of the Security.

    "Interest Weighted Securities" means, with respect to Certificates issued by a grantor Trust, Certificates that embody only interest payments on the underlying Mortgage Loans or which consist in whole or in part of stripped coupons or, in the case of a regular interest in a REMIC, which qualify as such pursuant to Section 860G(a)(1)(B)(ii) of the Code.

    "IRS" means the Internal Revenue Service.

    "Issuer" means the Company Owner Trust, or a separate trust established by the Company as issuer of a Series of Securities.

    "L/C Bank" means the issuer of the letter of credit.

    "LCPI" means Lehman Commercial Paper Inc.

    "Lehman Brothers" means Lehman Brothers Inc.

    "Liquidation Proceeds" means amounts (other than Insurance Proceeds) received and retained in connection with liquidation of defaulted Mortgage Loans whether through foreclosure or otherwise, net of related liquidation expenses and certain other expenses.

    "Loan-to-Value Ratio" means, as of any date of determination, the ratio of the then outstanding principal amount to the lesser of the appraised value and the purchase price of the Mortgaged Property at the time of origination.

    "Master Servicer" means, with respect to a Series secured by Mortgage Loans or Private Mortgage-Backed Securities, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Mortgage Loans comprising Mortgage Assets or Underlying Collateral for that Series, or the successors or assigns of such Person.

    "Master Servicing Agreement" means the Master Servicing Agreement between the Issuer and the Master Servicer, if any, specified in the related Prospectus Supplement.

    "Maximum Variable Interest Rate" means the interest rate cap on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

    "Minimum Variable Interest Rate" means the interest rate floor on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

    "Mortgage" means a mortgage, deed of trust or other security instrument evidencing the lien on the Mortgaged Property.

    "Mortgage Assets" means the Mortgage Loans, including participation interests therein, REO Property and Private Mortgage-Backed Securities which are Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates; an item of Mortgage Assets refers to a specific Mortgage Loan, REO Property or Private Mortgage-Backed Security.

    "Mortgaged Properties" means the real properties on which liens are created pursuant to Mortgages for purposes of securing the Mortgage Loans.

    "Mortgage Loan Group" means groups of Mortgage Assets.

    "Mortgage Loan" means a mortgage loan or participation interest therein that is owned by the Issuer and constitutes a part of the Mortgage Assets for a Series, or that is Underlying Collateral for a Private Mortgage-Backed Security that constitutes a part of the Mortgage Assets for a Series.

    "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor with respect to a Mortgage Loan.

    "Mortgage Pool" means, with respect to a Series, the pool of Mortgage Loans.

    "Mortgage Rate" means, with respect to each Mortgage Loan, the annual interest rate required to be paid by the Mortgagor under the terms of the related Mortgage Note.

    "Mortgagor" means the Person indebted under the Mortgage Note relating to a Mortgage Loan.

    "Multifamily Property" means any property securing a Mortgage Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

    "New York Presenting Agent" means the Issuer's agent in the State of New
York.

    "Nonresidents" means a nonresident alien individual, foreign partnership or foreign corporation.

    "OID" means "original issue discount" within the meaning of section 1273 of the Code.

    "OTS" means the Office of the Thrift Supervision.

    "Owner Trust" means the trust fund established by the Company pursuant to a Deposit Trust Agreement to hold Primary Assets and issue a Series of Bonds.

    "Owner Trustee" means the bank or trust company named in the Prospectus Supplement related to a Series of Bonds, not in its individual capacity but solely as trustee pursuant to a Deposit Trust Agreement, and its successors and assigns.

    "PAC" means Planned Amortization Class Securities.

    "PAC Amount" means the scheduled amounts of principal payments to be applied on each Payment Date or Distribution Date to the PAC Securities, as set forth in the related Prospectus Supplement.

    "PAC Security" or "Planned Amortization Class Security" means a Security on which the Principal Amortization Amount in an amount equal to the PAC Principal Payment or PAC Principal Distribution will be applied to such Securities commencing on the First PAC Paydown Date, and each Payment Date or Distribution Dates thereafter.

    "PAC Paydown Date" means the date on which each PAC Amount is applied to the PAC Securities as set forth in the related Prospectus Supplement.

    "PAC Principal Payment" means, with respect to a particular Payment Date, the scheduled PAC Amount, if any, for such Payment Date less any principal payments made on the PAC Securities due to a special redemption subsequent to the preceding Payment Date.

    "Participating Securities" means a Security entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

    "Participation Agreement" means the agreement through which participation interests in a Series will be acquired.

    "Pass-Through Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is no separation of the principal and interest payments on the underlying Mortgage Loans.

    "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in the Indenture or Trust Agreement, as applicable and is authorized and appointed pursuant to the Indenture or Trust Agreement, as applicable by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

    "Payment Date" means the date on which payments of principal of and interest on the Bonds will be made.

    "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

    "Pledged Fund or Account" means any fund or account, including, without limitation, the Collection Account or any Reserve Fund established with respect to, and Granted as security for, a Series.

    "PMBS Agreement" means the pooling and servicing agreement, indenture or similar agreement pursuant to which Private Mortgage-Backed Securities have been issued.

    "PMBS Issuer" means the issuer of the Private Mortgage-Backed Securities.

    "PMBS Trustee" means the trustee of the Private Mortgage-Backed Securities.

    "Policy Statement" means the supervisory policy statement adopted by the Federal Financial Institution Examination Council.

    "Prepayment Assumption" means the anticipated rate of prepayments assumed in pricing the Securities.

    "Prepayment Period" means, if specified in any Prospectus Supplement with respect to any Series, the calendar month preceding the month in which the related Payment Date occurs.

    "Primary Assets" means that portion of the Trust Estate pledged to secure a Series of Bonds, or comprising the Trust Fund relating to a Series of Certificates.

    "Primary Servicer" means the entity which has primary liability for servicing Mortgage Loans directly.

    "Principal Balance" means, unless otherwise specified in a Prospectus Supplement, with respect to any Mortgage Loan or related REO Property, for any Due Date and the Due Period with respect thereto, the principal balance of such Mortgage Loan (or, in the case of REO Property, of the related Mortgage Loan on the last date on which a payment was made thereon) outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination minus the sum of (a) the principal portion of the Scheduled Payment due on or prior to such Due Date, but only if received from or on behalf of the Mortgagor, (b) all Principal Prepayments, and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period for the Master Servicer or Servicer, as applicable, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and which is realized during such Prepayment Period.

    "Principal Determination Date" means the day specified in the related Prospectus Supplement.

    "Principal Payment Amount" means, with respect to any Payment Date or Distribution Date related to a particular Series, the amount that is specified in the related Prospectus Supplement.

    "Principal Payment Dates" means, with respect to a Class, the dates specified in the related Prospectus Supplement on which principal of the Securities of such Class is to be paid.

    "Principal Only Securities" means a Security entitled to receive payments of principal only.

    "Principal Prepayment" means, with respect to any Private Mortgage-Backed Security or Mortgage Loan, any payment of principal on such Private Mortgage-Backed Security or Mortgage Loan in excess of the Scheduled Payment, resulting from prepayment, partial prepayment, (other than Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) with respect to the Mortgage Loan or Mortgage Loans underlying such Private Mortgage-Backed Security but not including any Scheduled Payment received prior to the Due Period in which it was scheduled to be paid.

    "Private Mortgage-Backed Security" means a mortgage participation or other interest, pass-through certificate or collateralized mortgage obligation.

    "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

    "PTE" means Prohibited Transactions Exemption.

    "Rating Agency" means a nationally recognized statistical rating agency.

    "Realized Losses" means, unless otherwise specified in a Prospectus Supplement, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to (i) the Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest at the applicable Mortgage Rate, from the date as to which interest was last paid up to the Due Date in the period in which such Cash Liquidation or REO Disposition has occurred on the Principal Balance of such Mortgage Loan outstanding during each Due Period that accrued interest was not paid, minus (iii) Liquidation Proceeds received during the month in which such Cash Liquidation or REO Disposition occurred, net of related expenses, including but not limited to, amounts that are payable to a Master Servicer, Servicer, or Special Servicer, as applicable, with respect to such Mortgage Loan and (iv) any other amounts applied as a recovery of principal or interest on the Mortgage Loan.

    "Redemption Date" means, with respect to any Series, the Payment Date specified by the Issuer for the redemption of Bonds of such Series pursuant to the Indenture.

    "Redemption Price" means, with respect to any Bond of a Series or Class to be redeemed, an amount equal to the percentage specified in the related Prospectus Supplement of the principal amount (or of the Compound Value of any Compound Interest Security) of such Security so redeemed, together with accrued and unpaid interest thereon at the applicable Bond Interest Rate to the Designated Interest Accrual Date for such Series.

    "Regular Bondholder" means a Holder of a Regular Interest Bond.

    "Regular Certificateholder" means a Holder of a Regular Interest
Certificate.

    "Regular Interest Bonds" means Classes of Bonds constituting regular interests in a REMIC.

    "Regular Interest Certificates" means Classes of Certificates constituting regular interests in a REMIC.

    "Regular Interest Securities" means Regular Interest Bonds, Regular Interest Certificates or Uncertificated Regular Interests, as applicable.

    "Reinvestment Income" means any interest or other earnings on Pledged Funds or Accounts that are part of the Primary Assets for a Series.

    "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at
Section 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder.

    "REMIC Regulations" means final Treasury regulations under Sections 860A through 860G of the Code or related provisions.

    "REO Disposition" means the receipt by the Master Servicer, Servicer, or Special Servicer, as applicable, of Liquidation Proceeds, Insurance Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of the REO Property.

    "REO Property" means Mortgaged Properties the beneficial interest in which has been acquired by a Trust Fund or by a Trustee on behalf of Bondholders by foreclosure, by deed-in-lieu of foreclosure or otherwise.

    "Reserve Fund" means, with respect to a Series, any reserve fund described in the applicable Prospectus Supplement, including a Subordination Reserve Fund.

    "Reserve Funds" means, collectively, more than one reserve fund.

    "Residual Bondholder" means the Holder of a Residual Interest Bond.

    "Residual Certificateholder" means the Holder of a Residual Interest Certificate.

    "Residual Interest Bonds" means Classes of Bonds constituting the residual interest in a REMIC.

    "Residual Interest Certificates" means Classes of Certificates constituting residual interests in a REMIC.

    "Residual Interest Securities" means Residual Interest Bonds or Residual Interest Certificates, as applicable.

    "SAIF" means Savings Association Insurance Fund.

    "Scheduled Payments" means the scheduled payments of principal and interest to be made by the Mortgagor on a Mortgage Loan in accordance with the terms of the related Mortgage Note, as modified by any permitted modification of a Mortgage Note.

    "Scheduled Principal Balance" means the principal balance of a Mortgage Loan outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination, minus the sum of
(a) the principal portion of all Scheduled Payments due on or prior to such Due Date, irrespective of any delinquency in payment by the Mortgagor, (b) all Principal Prepayments and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer, or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and that is realized during such Prepayment Period.

    "Securities" means Bonds of Certificates.

    "Securities Owners" means the owners of the beneficial interests in a Series of Bonds or Certificates.

    "Senior Securities" means a Class of Securities which are senior in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to certain other Classes of Securities of such Series.

    "Series" means a separate series of Bonds sold pursuant to this Prospectus and the related Prospectus Supplement.

    "Series Supplement" means the supplemental indenture to or terms indenture incorporating by reference the Trust Indenture or Trust Agreement, as applicable, between the Issuer of a Series of Securities and the Trustee relating to such Series of Securities.

    "Servicer" means, for any Mortgage Loan, the Person approved by the Issuer and by the Master Servicer, if any, as servicer of such Mortgage Loan, which Person shall also be a FNMA or FHLMC-approved seller and servicer.

    "Servicer Remittance Date" means with respect to each Mortgage Loan, the date on which the Servicer shall remit all funds held in the Servicing Account together with any Advances made by such Servicer for deposit to the Collection Account.

    "Servicing Account" means an account established by a Servicer which complies with the standards set forth herein for a Custodial Account.

    "Servicing Agreements" means the Master Servicing Agreement, Servicing Agreement and Special Servicing Agreement, if any.

    "Servicing Fee" means for any Series, the aggregate fees paid to the Trustee, Master Servicer or other similar fees.

    "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

    "SPA" means the Standard Prepayment Assumption prepayment model.

    "Special Redemption Date" means, with respect to a Series, the date each month (other than any month in which a Payment Date occurs) on which Bonds of that Series may be redeemed pursuant to the Trust Indenture or the related Series Supplement; such date shall be the same day of the month as the day on which the Payment Date for the Bonds of that Series occurs.

    "Special Servicer" means a special servicer identified in the related Prospectus Supplement appointed to perform the activities set forth in the related Prospectus Supplement.

    "Start Up Day" means the "startup day" of the REMIC as defined in section 860G(a)(9) of the Code.

    "Stated Maturity" means the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, calculated on the basis of the assumptions set forth in the related Prospectus Supplement.

    "Stripped Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is considered to be a separate ownership of the payments of principal and interest on the underlying Mortgage Loans. "Subordinate Securities" means a Class of Securities which are subordinate in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to Senior Classes of Securities of such Series.

    "Substitute Mortgage Asset" means any Mortgage Asset that is Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates in lieu of any Mortgage Assets then pledged as security.

    "Substitute Mortgage Loan" means a Mortgage Loan substituted for one or more Deleted Mortgage Loans in the Trust Estate or Trust Fund.

    "TIN" means Taxpayer Identification Number.

    "Trust Agreement" means the trust agreement between the Company and a Trustee pursuant to which a Series of Certificates is issued.

    "Trust Estate" means, with respect to any Series of Bonds, all money, instruments, securities and other property, including all proceeds thereof, which are subject or intended to be subject to the lien of the Indenture for the benefit of the Series as of any particular time (including, without limitation, all property and interests Granted to the Trustee pursuant to the Series Supplement for such Series).

    "Trust Fund" means the trust fund established pursuant to a Trust Agreement into which Primary Assets are deposited for the purpose of issuing a Series of Certificates.

    "Trust Indenture" means the trust indenture between the Company and the Trustee or a Trust and the Trustee pursuant to which a Series of Bonds are issued.

    "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 and rules and regulations promulgated by the Commission with respect thereto.

    "Trustee" means LaSalle National Bank or another bank or trust company named as trustee in the Prospectus Supplement for a series of Securities and, in the case of a series of Bonds, qualified under the TIA.

    "Unavailable Amount" means, with respect to a Series, the amount, if any, remaining in the related Collection Account on a related Payment Date that represents (1) payments of scheduled payments of principal of and interest on the Mortgage Assets due subsequent to the Principal Determination Date immediately preceding the related Payment Date or Distribution Date, (2) the amount of all related prepayments received or deemed received subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date, or (3) any investment income that has accrued subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date.

    "Uncertificated Regular Interest" means a regular interest in a REMIC that is not represented by a physical Certificate.

    "Undelivered Mortgage Assets" means Mortgage Assets that are not pledged and delivered to the Trustee on the related Closing Date.

    "Underlying Collateral" means, with respect to a Private Mortgage-Backed Security, the underlying Mortgage Loans.

    "Underwriters" means, collectively, Lehman Brothers, as agent or as underwriter, or underwriting syndicates represented by Lehman Brothers.

    "VRDI Security" means a Regular Interest Security that qualifies as a "variable rate debt instrument" under Section 1.7275-5 of the Treasury Regulations.

    "Variable Interest Distribution Date" means, with respect to a Class of Variable Interest Securities issued as part of a Series of Certificates, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Distribution Dates may be monthly, quarterly, semi-annual or annual.

    "Variable Interest Payment Date" means, with respect to any Class of Variable Interest Securities issued as part of a Series of Bonds, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Payment Dates may be monthly, quarterly, semi-annual or annual.

    "Variable Interest Period" means, with respect to any Class of Variable Interest Securities, the period commencing immediately subsequent to the preceding Variable Interest Period (or, in the case of the Variable Interest Period applicable to the first Variable Interest Payment Date with respect to such Class of Variable Interest Securities, commencing on the Accrual Date for such Class) and ending on the date specified in the related Prospectus Supplement, during which such Class of Variable Interest Securities shall accrue interest, payable on the immediately succeeding Variable Interest Payment Date or Variable Interest Distribution Date, at the Bond Interest Rate or Certificate Interest Rate determined on the immediately preceding Determination Date.

    "Variable Interest Rate" means the interest rate in respect of a Variable Interest Security.

    "Variable Interest Security" means a Security on which interest accrues at a Bond Interest Rate or Certificate Interest Rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

    "Weighted Average Securities" means Regular Interest Securities that bear interest at a rate based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related trust.

    "Zero Coupon Bonds" means a Security entitled to receive payments or distributions of Principal only. "1986 Act" means the Tax Reform Act of 1986, as amended.

"LB99C2.XLS" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annexes A-1, A-2 and A-3, as well as certain Mortgage Loan and Mortgaged Property information shown in this prospectus supplement.

    To open the file, insert the diskette into your floppy drive. Copy the file "LB99C2 .XLS" to your hard drive or network drive. Open the file "LB99C2.XLS" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled, "Annex A-1", "Annex A-2", "Annex A-3", "Step Schedule", "CSSA_Loan" or "CSSA_PROP", respectively.

------------------------

*   Microsoft Excel is a registered trademark of Microsoft Corporation.

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                               TABLE OF CONTENTS

                                                 PAGE
                                               --------
                 PROSPECTUS SUPPLEMENT
Important Notice about the Information
  Contained in this Prospectus Supplement,
  the Accompanying Prospectus and the Related
  Registration Statement.....................     S-3
Forward-Looking Statements...................     S-3
Summary of Prospectus Supplement.............     S-4
Risk Factors.................................    S-23
Description of the Mortgage Pool.............    S-40
Servicing of the Mortgage Loans..............    S-66
Description of the Offered Certificates......    S-90
Yield and Maturity Considerations............   S-117
Use of Proceeds..............................   S-124
Federal Income Tax Consequences..............   S-124
Certain ERISA Considerations.................   S-128
Legal Investment.............................   S-131
Method of Distribution.......................   S-132
Legal Matters................................   S-133
Ratings......................................   S-133
ANNEX A-1--Certain Characteristics of the
  Mortgage Loans.............................   A-1-1
ANNEX A-2--Certain Monetary Terms of the
  Mortgage Loans.............................   A-2-1
ANNEX A-3--Certain Information Regarding
  Reserves...................................   A-3-1
ANNEX B--Term Sheet..........................     B-1
ANNEX C-1--Price/Yield Tables................   C-1-1
ANNEX C-2--Decrement Tables..................   C-2-1
ANNEX D--Form of Delinquent Loan Status
  Report.....................................     D-1
ANNEX E--Form of Historical Loan Modification
  Report.....................................     E-1
ANNEX F--Form of Historical Liquidation
  Report.....................................     F-1
ANNEX G--Form of REO Status Report...........     G-1
ANNEX H--Form of Servicer Watch List.........     H-1
ANNEX I--Form of Operating Statement Analysis
  Report.....................................     I-1
ANNEX J--Form of NOI Adjustment Worksheet....     J-1
ANNEX K--Form of Comparative Financial Status
  Report.....................................     K-1

                 PROSPECTUS
Prospectus Supplement........................       6
Additional Information.......................       6
Incorporation of Certain Documents by
  Reference..................................       7
Summary of Terms.............................       8
Risk Factors.................................      28
Description of the Securities................      35
Yield and Prepayment Considerations..........      44
Security for the Bonds and Certificates......      48
Servicing of Mortgage Loans..................      56
Enhancement..................................      61
Description of Insurance on the Mortgage
  Loans......................................      63
Certain Legal Aspects of Mortgage Loans......      65
The Indenture................................      79
The Trust Agreement..........................      84
The Issuer...................................      90
Use of Proceeds..............................      91
Limitations on Issuance of Bearer
  Securities.................................      92
Federal Income Tax Considerations............      92
State and Local Tax Considerations...........     108
ERISA Considerations.........................     109
Legal Investment.............................     113
Plan of Distribution.........................     115
Legal Matters................................     116
Glossary.....................................     117

UNTIL JANUARY 14, 2000 ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $829,965,000

                                 (APPROXIMATE)

                             LB COMMERCIAL MORTGAGE
                                 TRUST 1999-C2

                             CLASS A-1, CLASS A-2,
                           CLASS B, CLASS C, CLASS D,
                          CLASS E, CLASS F AND CLASS X

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2

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                             PROSPECTUS SUPPLEMENT
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                                LEHMAN BROTHERS
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